UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Birner Dental Management Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1777 South Harrison Street, Suite 1400
Denver, Colorado 80210

November 19, 2018

To our shareholders:

Birner Dental Management Services, Inc. has entered into an agreement to be acquired by way of a merger. If the proposed merger is completed, Birner Dental Management Services, Inc. will become a wholly owned subsidiary of Mid-Atlantic Dental Services Holdings, LLC and each share of our common stock will be converted into the right to receive $10.62 in cash and a contingent value right that would entitle the holder thereof to receive up to $0.13 per share that may become payable after 18 months, in each case, without interest and less any applicable withholding taxes.

Our board of directors unanimously approved the merger agreement and has called a special meeting of our shareholders at which shareholders will have the opportunity to consider and vote upon a proposal to approve the merger agreement and the merger. Shareholder approval is one of several conditions to the proposed merger. Our board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered at the special meeting, including approval of the merger agreement and the merger. The attached notice of special meeting includes further details about the special meeting, which will be held at the offices of Faegre Baker Daniels LLP, located at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203 at 9:00 a.m. Mountain Standard Time on Thursday, December 20, 2018.

You’re invited to attend the special meeting in person but, whether or not you plan to attend, please vote your shares as promptly as possible. Depending on how you hold your shares, you’ll find voting instructions on page 16 of the enclosed proxy statement and on the enclosed proxy or voting instruction card. Your vote is very important, because the merger cannot be completed unless the holders of a majority of the votes eligible to be cast by the holders of our outstanding common stock and Series A convertible preferred stock vote in favor of the proposal to approve the merger and the merger agreement. A failure to vote your shares of our common stock or Series A convertible preferred stock on the proposal to approve the merger and the merger agreement will have the same effect as a vote against the proposal.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement, and the merger. A copy of the merger agreement is attached as Appendix A. I encourage you to read the proxy statement, including its appendices and the documents incorporated by reference, carefully and in its entirety.

If you have any questions or need assistance in voting your shares, please contact Kalle Ahl by telephone at (212) 836-9614 or by email at kahl@equityny.com.

Thank you for your continued support.

Sincerely,

/s/ Frederic W.J. Birner

Frederic W.J. Birner
Chief Executive Officer and Director

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated November 19, 2018 and is first being mailed to shareholders on or about November 20, 2018.

1777 South Harrison Street, Suite 1400
Denver, Colorado 80210

BIRNER DENTAL MANAGEMENT SERVICES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held
 December 20, 2018

TO THE SHAREHOLDERS OF BIRNER DENTAL MANAGEMENT SERVICES, INC.:

You are cordially invited to attend a special meeting of shareholders, to be held at the offices of Faegre Baker Daniels LLP, 1700 Lincoln Street, Suite 3200, Denver, Colorado, 80203 at 9:00 a.m. Mountain Standard Time on December 20, 2018. The purpose of the special meeting is to consider and vote upon the following proposals:

1.	Merger Proposal. To approve the merger (as defined below) and the Agreement and Plan of Merger, dated as of October 3, 2018 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Birner Dental Management Services, Inc., Mid-Atlantic Dental Services Holdings, LLC, and Bronco Acquisition, Inc., pursuant to which Bronco Acquisition, Inc. would be merged (which we refer to as the “merger”) with and into Birner Dental Management Services, Inc. and Birner Dental Management Services, Inc. would become a wholly owned subsidiary of Mid-Atlantic Dental Services Holdings, LLC.
2.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger and the merger agreement at the time of the special meeting.

Accompanying this notice of special meeting of shareholders is a proxy statement, which describes these proposals in more detail, and a form of proxy, which allows you to vote on these proposals. Please carefully review these materials, including the information incorporated by reference into the proxy statement.

We welcome you to attend the special meeting, but whether or not you plan to attend, please submit your completed proxy via phone, mail or internet as soon as possible. Proxies are revocable and will not affect your right to vote in person in the event you revoke the proxy and attend the special meeting. Instructions on how to vote are found in the section titled “The Special Meeting—How to Cast your Vote” on page 16. Our board of directors unanimously recommends our shareholders vote “FOR” each of these proposals.

Only shareholders of record as shown on our books at the close of business on November 13, 2018 will be entitled to vote at the special meeting. On all matters to be voted on at the special meeting, each holder of common stock is entitled to one vote per share and each holder of Series A convertible preferred stock is entitled to 100,000 votes per share.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Dennis N. Genty
Dated:	November 19, 2018 Denver, Colorado	Dennis N. Genty Chief Financial Officer and Secretary

BIRNER DENTAL MANAGEMENT SERVICES, INC. PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS to be held December 20, 2018 The date of this Proxy Statement is November 19, 2018

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PREFACE

ABOUT THIS PROXY STATEMENT

This document is being sent by Birner Dental Management Services, Inc., a Colorado corporation, which we refer to as “we,” “us,” “our,” “Birner Dental,” or the “company,” and our board of directors to solicit proxies from our holders of common stock and Series A convertible preferred stock to vote their shares at the special meeting of our shareholders to be held at 9:00 a.m. Mountain Standard Time on Thursday, December 20, 2018. At the special meeting, our shareholders will be asked, among other things, to approve the Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the “merger agreement,” entered into on October 3, 2018, by and among Birner Dental, Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company, which we refer to as “Mid-Atlantic Dental” or “Parent,” and Bronco Acquisition, Inc., which we refer to as “Merger Sub.” Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Birner Dental, with Birner Dental continuing as the surviving corporation and becoming a wholly owned subsidiary of Mid-Atlantic Dental, which we refer to as the “merger.”

The merger agreement permits a party to assign the merger agreement in certain circumstances, as described under “The Merger Agreement—Assignment” on page 65. References in this proxy statement to a party to the merger agreement are also to its permitted successors and assigns.

For a description of the company and some of the other parties involved in the transactions described in this proxy statement, please see “Parties” on page 18.

ADDITIONAL INFORMATION

We have elected to “incorporate by reference” certain information into this proxy statement, which means that we are disclosing important information to you by referring you to certain other documents that we have filed separately with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and certain other documents that we may file with the SEC after the date of this proxy statement but prior to the special meeting. Because these documents contain important information and may subsequently amend this proxy statement, you should monitor and review our SEC filings until the special meeting is completed. References to this proxy statement are meant to include not only the main body of this proxy statement, but also the accompanying notice of special meeting and proxy card, each of the appendices, and the information incorporated by reference. See “Where You Can Find More Information” on page 78.

We have not authorized anyone to provide any information other than what is contained in or incorporated by reference in this proxy statement, and take no responsibility for any information others may give you. See “Miscellaneous—Legal and Cautionary Disclosures—Other Information Not Authorized by Birner Dental” on page 76.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements related to our financial projections, the consequences of the outcome of the proposals to be considered and voted upon at the special meeting, the completion of the merger, or the consequences thereof. Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:

(1)	Risks related to the consummation of the merger, including the risks that:
a.	The merger may not be consummated within the anticipated time period, or at all.
b.	We may fail to obtain shareholder approval of the merger agreement.
c.	Other conditions to the consummation of the merger under the merger agreement may not be satisfied.

d.	All or part of the financing to be obtained by Mid-Atlantic Dental may become unavailable.
e.	The significant limitations on remedies contained in the merger agreement may limit or entirely prevent us from specifically enforcing Mid-Atlantic Dental’s obligations under the merger agreement or recovering damages for any breach by Mid-Atlantic Dental.
(2)	The effects that any termination of the merger agreement may have on us and our business, including the risks that:
a.	Our stock price may decline significantly if the merger is not completed.
b.	The merger agreement may be terminated in circumstances requiring us to pay Mid-Atlantic Dental a termination fee of $2 million or reimburse them for their reasonable out-of-pocket expenses of up to $1.25 million.
c.	The circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger.
(3)	The effects that the announcement or pendency of the merger may have on us and our business, including the risks that:
a.	Our business, operating results or stock price may suffer.
b.	Our current plans and operations may be disrupted.
c.	Our ability to retain or recruit key employees may be adversely affected.
d.	Our business relationships (including customers, professional corporations and suppliers) may be adversely affected.
e.	Our management’s or other employees’ attention may be diverted from other important matters.
(4)	The effect of limitations that the merger agreement places on our ability to operate our business, return capital to shareholders or engage in alternative transactions.
(5)	The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others.
(6)	The risk that the merger and related transactions may involve unexpected costs, liabilities or delays.
(7)	Other economic, business, competitive, legal, regulatory, and/or tax factors.
(8)	The risks described from time to time in our reports filed with the SEC under the heading “Risk Factors,” including Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC.

All forward-looking statements are qualified by, and should be considered together with, these cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.

Except as required by applicable law, we undertake no obligation to update forward-looking statements (whether as a result of new information, future events or otherwise). However, we do advise you to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

DATE OF MAILING

We expect that this proxy statement, the related form of proxy, and notice of special meeting will first be sent to shareholders on or about November 20, 2018.

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PROXY STATEMENT SUMMARY

Below is a summary of certain of the information included in this proxy statement that we consider most significant. This summary does not address all of the material topics covered by this proxy statement, nor does it include all of the material information provided by this proxy statement on any topic. Please refer to the complete proxy statement for additional information and before you vote.

THE SPECIAL MEETING

Time:	9:00 a.m. Mountain Standard Time

Date:	Thursday, December 20, 2018

Place:	Faegre Baker Daniels LLP, 1700 Lincolm Street, Suite 3200, Denver, Colorado 80203

Record Date:	November 13, 2018

Voting Eligibility:
Shareholders as of the close of business on the record date are entitled to vote at the special meeting. Each shareholder as of the record date will be entitled to one vote per share of our common stock and 100,000 votes per share of our Series A convertible preferred stock held by such shareholder as of the record date on all matters to be voted on at the special meeting. As of the close of business on the record date for the special meeting, there were 1,880,761 shares of our common stock outstanding and expected to be entitled to vote at the special meeting and 11 shares of our Series A convertible preferred stock outstanding and expected to be entitled to vote at the special meeting.

Admission:
Only shareholders and authorized guests may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank, broker, or other nominee), you must also provide proof of share ownership, such as a letter from your bank, broker or other nominee or a recent brokerage statement.

PROPOSALS UNDER CONSIDERATION

The following table summarizes each of the proposals to be considered and voted upon at the special meeting, including for each the vote required for approval, the voting recommendation of our board of directors, and the page number in this proxy statement where you can begin to find more information.

No.	Proposal	Voting Requirement	Voting Recommendation	See Page
1	Merger Proposal. To approve the merger and the Agreement and Plan of Merger, dated as of October 3, 2018, by and among Birner Dental Management Services, Inc., Mid-Atlantic Dental Services Holdings, LLC, and Bronco Acquisition, Inc., pursuant to which Merger Sub would be merged with and into Birner Dental and Birner Dental would become a wholly owned subsidiary of Mid-Atlantic Dental, which we refer to as the “merger proposal.”	A majority of the votes eligible to be cast by the holders of our outstanding common stock and Series A convertible preferred stock as of the record date, voting together as a single class	FOR	70

No.	Proposal	Voting Requirement	Voting Recommendation	See Page
2	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger and the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”	A majority of the votes eligible to be cast by the holders of shares of our common stock and Series A convertible preferred stock represented at the special meeting, in person or by proxy, and entitled to vote at the special meeting.	FOR	71

THE PARTIES

Birner Dental Management Services, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “Birner Dental,” or the “company”) is a Colorado corporation. We are a dental service organization that services dental practice networks in Colorado, New Mexico and Arizona. We currently service 68 affiliated dental offices that provide comprehensive services including general dentistry, hygiene, orthodontics, pediatric dentistry and oral surgery.

Mid-Atlantic Dental Services Holdings, LLC (referred to in this proxy statement as “Mid-Atlantic Dental” or “Parent”) is a Delaware limited liability company. Mid-Atlantic Dental is a regional dental support organization supporting dental practices in four states in the northeastern United States.

Bronco Acquisition, Inc. (referred to in this proxy statement as “Merger Sub”) is a wholly owned subsidiary of Mid-Atlantic Dental formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

For more information about these parties, see “Parties” on page 18 .

The merger agreement permits a party to assign the merger agreement in certain circumstances, as described under “The Merger Agreement—Assignment” on page 65. For example, Mid-Atlantic Dental is generally permitted to assign the merger agreement to a wholly owned subsidiary or parent. References in this proxy statement to a party to the merger agreement are also to its permitted successors and assigns.

THE MERGER PROPOSAL

We are asking you to approve a proposal to approve the merger and the merger agreement and thereby adopt the merger agreement as a plan of merger. The merger agreement provides, among other things, that at the effective time of the merger, Merger Sub will be merged with and into Birner Dental. Birner Dental will continue as the surviving corporation in the merger. As a result of the merger, Birner Dental will be delisted from the OTCQX Market and deregistered under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” and will become a wholly owned subsidiary of Mid-Atlantic Dental. See “The Merger—The Merger and Its Effects” on page 20 and “The Merger Agreement—Structure and Corporate Effects of the Merger” on page 48.

A copy of the merger agreement is attached as Appendix A. For a discussion of certain terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 48. For a discussion of certain other considerations related to the merger, see the section entitled “The Merger” on page 48. For a discussion of the merger proposal see “The Merger Proposal (Proposal #1)” on page 70. The following subsections of this summary highlight certain information contained in these sections.

THE MERGER

Effects of the Merger on our Common Stock; Merger Consideration

As a result of the merger, each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $10.62 in cash, without interest and less any applicable withholding taxes, which we refer to as the “cash consideration,” and a contingent value right that would entitle the holder thereof to receive up to $0.13 per share that may become payable after 18 months, which we refer to as a “CVR,” except for (1) any shares subject to vesting, repurchase or other lapse of restrictions, (2) any shares owned by the company or any shares that are directly or indirectly owned by Mid-Atlantic Dental or any of its subsidiaries(other than, in each case, shares of our common stock held on behalf of third paries), which, collectively, we refer to as the “cancelled shares,” and (3) any dissenting shares (as described under “The Merger Agreement—Effect of the Merger on Our Common Stock” on page 48). We refer to the cash consideration and the CVRs as the “merger consideration.” The shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the merger consideration. See “The Merger—The Merger and Its Effects” on page 20 and “The Merger Agreement—Effect of the Merger on Our Common Stock” on page 48.

Contingent Value Rights Agreement

The merger agreement provides that at the effective time we will enter into a contingent value rights agreement in the form attached to this proxy statement as Appendix C, which we refer to as the “CVR agreement.” Under the contingent value rights agreement, our shareholders can receive additional merger consideration of up to $0.13 per share. There is no assurance our shareholders will receive any additional merger consideration under the CVR agreement or from the CVRs. See “Contingent Value Rights Agreement” on page 68.

Payment for Common Stock in the Merger

Promptly after the effective time of the merger, Mid-Atlantic Dental will cause a paying agent to mail or otherwise provide notice to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) the appropriate transmittal materials (including a letter of transmittal) and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon surrender of certificates or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, completed and executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares, and such certificates or book-entry shares will be cancelled. Do not send in your certificates now. See “The Merger Agreement—Payment for Common Stock in the Merger” on page 48.

Birner Dental without the Merger

If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the OTCQX Market and registered under the Exchange Act. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, and market conditions. See “The Merger—Birner Dental Without the Merger” on page 20.

Material United States Federal Income Tax Consequences

The exchange of our common stock for cash and CVRs pursuant to the merger will generally be a taxable transaction to U.S. holders (as defined under “The Merger—Material U.S. Federal Income Tax Consequences” on page 20) for United States federal income tax purposes. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” on page 42.

TIMING OF THE MERGER AND RELATED CONTINGENCIES

Timing of the Merger

The closing of the merger is to take place on the third business day after conditions set forth in the merger agreement are satisfied or waived. We currently expect to complete the merger in mid-January 2019. However, we cannot predict the exact timing of completion of the merger. We sometimes refer to the date on which the closing occurs as the “closing date.” See “The Merger Agreement—Timing of the Merger” on page 48.

Conditions to Completion of the Merger

The respective obligations of us, Mid-Atlantic Dental, and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the approval of the merger and the merger agreement by our shareholders, the absence of any legal prohibitions to the consummation of the merger, the accuracy of the representations and warranties of the parties, a lack of a material adverse effect on the company and compliance by the parties with their respective obligations under the merger agreement. For a description of these conditions, see “The Merger Agreement—Conditions to Completion of the Merger” on page 60.

Financing of the Merger

We anticipate that the total amount of funds necessary to consummate the merger and the related transactions will be funded by financing to be provided by an affiliate of Mid-Atlantic Dental, which has agreed to fund Mid-Atlantic Dental with $45 million for the purpose of consummating the merger, subject to the terms and conditions set forth in the subscription agreement entered into by such fund and Mid-Atlantic Dental. The merger is not conditioned upon receipt of financing by Mid-Atlantic Dental. See “The Merger—Financing of the Merger” on page 40.

Regulatory Approvals

The consummation of the merger is not conditioned on any antitrust or competition law regulatory filings in the United States or in any other jurisdiction.

For more information about regulatory approvals relating to the merger, see “The Merger—Regulatory Approvals” on page 42.

OUR BOARD’S RECOMMENDATION AND RELATED CONSIDERATIONS

Board Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal, which we refer to as the “board recommendation.” In making the board recommendation, our board of directors considered a number of factors potentially weighing in favor of the merger, and also considered and balanced against these factors a number of uncertainties, risks, restrictions and other factors potentially weighing against the merger. For a summary of the reasons for our board of directors’ recommendation in favor of the merger, see “The Merger—Reasons for our Board’s Recommendation in Favor of the Merger” on page 28.

Additional information about the process leading to our board of directors’ approval of the merger and the execution of the merger agreement can be found under “The Merger—Background to the Merger” on page 21.

Opinion of Our Financial Advisor

Cain Brothers, a division of KeyBanc Capital Markets Inc., which we refer to as “Cain Brothers,” rendered an oral opinion to our board of directors, which was subsequently confirmed in a written opinion dated as of October 2, 2018, as to the fairness, from a financial point of view, to the holders of our common stock as of the date of the opinion and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by Cain Brothers, of the consideration per share of our common stock to be received by those shareholders in the merger pursuant to the merger agreement.

The full text of the written opinion of Cain Brothers, dated October 2, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix D. Cain Brothers provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. Cain Brothers’ opinion was directed to the board of directors, in its capacity as the board of directors of the company, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of our common stock of the consideration to be received by those shareholders in the merger pursuant to the merger agreement. It does not constitute a recommendation as to how any shareholder should vote with respect to the merger or any other matter, and does not in any manner address the price at which our common stock will trade at any time. In connection with Cain Brothers’ services as the company’s financial advisor in connection with the merger, the company will pay Cain

Brothers an aggregate fee, based on merger consideration of $10.62 in cash, without interest and less any applicable withholding taxes, for each share of our common stock, of approximately $1.06 million, $250,000 of which was payable upon the delivery of Cain Brothers’ fairness opinion.

See “The Merger—Opinion of Our Financial Advisor” on page 32.

“Go-Shop” Period and “Window-Shop Period”

The merger agreement provides that we are permitted, from the date of the merger agreement and continuing until 11:59 p.m. Eastern Daylight Saving Time on October 31, 2018, which we refer to as the “go-shop period”, to directly or indirectly (1) solicit, initiate, encourage or facilitate, including by the making of a public announcement, the submission to us of any takeover proposal or any proposal or inquiry that would reasonably be expected to lead to any takeover proposal, (2) initiate, participate or continue to participate in any discussion or negotiations regarding any takeover proposals or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal, (3) provide any information in connection with any takeover proposal and any inquiry, proposal or offer that would reasonably be expected to lead to a takeover proposal, and (4) otherwise cooperate with, assist, participate in and facilitate any such inquiry, proposal, discussion or negotiation or any effort or attempt to make any takeover proposal.

Beginning at 12:00 a.m. Eastern Daylight Saving Time on November 1, 2018 until the earlier of the effective time and the termination of the merger agreement, which we refer to as the “window-shop period”, we will not be permitted to engage in the activities permitted during the go-shop period that are described above. However, during the window-shop period, we will be permitted to enter into and participate in discussions or negotiations with a third party in response to a bona fide written takeover proposal made after the execution of the merger agreement and that does not result from a breach of the restrictions of the window-shop period. We may furnish information to such third party and participate in such discussions or negotiations if our board of directors has determined in good faith, after consultation with outside legal counsel and our financial advisor, that such takeover proposal would result in a superior proposal and failure to take action would be inconsistent with our board of directors’ fiduciary duties under applicable law.

For more information on the go-shop period, see “The Merger Agreement—Go-Shop; Window-Shop; Acquisition Proposals; Change in Recommendation” on page 56.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote for the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. These interests are summarized under “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 41. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by the shareholders of the company.

Support Agreements

Frederic W.J. Birner and Palm Active Dental, LLC, Palm Global Small Cap Master Fund LP, Palm Management (US) LLC, Palm Active Partners Management, LLC, and Palm Active Dental II, LP (collectively, the “Palm entities”), entered into Voting and Support Agreements dated October 3, 2018 with Parent, which were amended and restated on October 24, 2018 (as amended, the “support agreements”). Copies of the support agreements are attached to this proxy statement as Appendix B. Mr. Birner is our Chief Executive Officer and a member of our board of directors. Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve on our board of directors as designees of the Palm entities. In the support agreements, Mr. Birner and the Palm entities have agreed, among other things, to vote an aggregate of 37.5% of the outstanding voting shares of the company in favor of the adoption and approval of the merger agreement and the merger and the other transactions cotemplated by the merger agreement, against any change in the company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement. See the section entitled “Support Agreements” on page 66.

CERTAIN OTHER TERMS OF THE MERGER AGREEMENT

The merger agreement contains a range of representations and warranties, covenants, and additional agreements. Certain of these terms are summarized below, and additional detail is provided in the section entitled “The Merger Agreement” on page 48. A copy of the merger agreement is attached as Appendix A. We encourage you to read the merger agreement carefully in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger by the mutual written consent of us and Mid-Atlantic Dental. Subject to certain conditions and exceptions, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

•	by either us or Mid-Atlantic Dental, if:
○	the merger is not completed by 5:00 p.m., Eastern Standard Time, on February 28, 2019 (which we refer to as the “end date”);
○	a final and nonappealable order, injunction, judgment or law is in effect permanently restraining, enjoining or otherwise prohibiting the merger; or
○	our shareholders do not approve the merger agreement when a final vote is taken on the merger proposal at the special meeting.
•	by us:
○	if (1) there is any inaccuracy in Mid-Atlantic Dental or Merger Sub’s representations and warranties, or if Mid-Atlantic Dental or Merger Sub has breached or failed to perform any of its covenants or agreements in the merger agreement, (2) such inaccuracy, breach or failure would result in the failure of certain closing conditions, and (3) such inaccuracy, breach or failure is not capable of being cured prior to the end date or, if curable, is not cured within the earlier of 30 days of written notice to Mid-Atlantic Dental of such inaccuracy, breach or failure or the end date;
○	to accept a superior proposal that did not result from a breach of the restrictions of the go-shop period or the window-shop period and enter into a definitive agreement providing for such superior proposal immediately following or concurrently with the termination of the merger agreement and the payment of any applicable termination fee; or
○	if, (1) all of the mutual conditions precedent to the merger and the conditions to Mid-Atlantic Dental and Merger Sub’s obligations to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing but which are then capable of being satisfied at the closing on such date) under the merger agreement, (2) we have delivered irrevocable written notice to Mid-Atlantic Dental that our obligations to effect the merger have been satisfied or waived, and that we stand ready, willing and able to consummate the merger at such time, and (3) Mid-Atlantic Dental and Merger Sub fail to consummate the merger by the time the closing should have occurred in accordance with the merger agreement.
•	by Mid-Atlantic Dental, if:
○	(1) there is any inaccuracy in our representations and warranties, or if we have breached or failed to perform any of our covenants or agreements in the merger agreement, (2) such inaccuracy, breach or failure would give rise to the failure of certain closing conditions, and (3) such inaccuracy, breach or failure is not capable of being cured prior to the end date or, if curable, is not cured within the earlier of 30 days of written notice to us of such inaccuracy, breach or failure or the end date; or
○	(1) our board of directors makes an adverse recommendation change, (2) we enter into a definitive agreement providing for such superior proposal, (3) we materially breach the restrictions of the go-shop period or the window-shop period, or (4) we fail to timely file this proxy statement or convene the special meeting.

For more information on the circumstances in which the merger agreement may be terminated, and the effects of any such termination, see “The Merger Agreement—Termination” on page 62.

Termination Fees

We have agreed to pay Mid-Atlantic Dental a termination fee in an amount equal to $2.0 million, if the merger agreement is terminated in certain circumstances, including:

(1)	if the company terminates the merger agreement because the company enters into a definitive agreement regarding a superior proposal approved by the company’s board of directors;
(2)	if Mid-Atlantic Dental terminates the merger agreement because (1) the company’s board of directors made a change regarding the recommendation to the company’s shareholders to adopt the merger agreement, (2) the company entered into a definitive agreement relating to a superior proposal, (3) the company or any of its subsidiaries materially breached the go-shop or window-shop provisions in the merger agreement, or (4) the company or any of its subsidiaries committed a willful and material breach of the merger agreement resulting in the failure of the company to convene a special meeting of company’s shareholders relating to the transaction prior to the third business day next preceding the end date; or
(3)	if (1) the merger agreement is terminated by the company or Mid-Atlantic Dental for the failure to close before the end date or for the failure to obtain shareholder approval, or the merger agreement is terminated by Mid-Atlantic Dental for the company’s material, uncured breach of the merger agreement, (2) after the date of the merger agreement but before such termination, a takeover proposal is made to the company or any of its subsidiaries or becomes publicly known and, in each case, is not publicly withdrawn on a bona fide basis, and (3) within 12 months after the termination, the company or any of its subsidiaries enters into a definitive agreement providing for any transaction contemplated by any takeover proposal (regardless of when made) and such takeover proposal is subsequently consummated.

The termination fee that will be payable by the company to Mid-Atlantic Dental will instead be $1.25 million rather than $2.0 million if Mid-Atlantic Dental terminates the merger agreement because the company’s board of directors made a change regarding the recommendation to the company’s shareholders to adopt the merger agreement, or Mid-Atlantic Dental or the company terminates the merger agreement in connection with the company entering into a definitive agreement regarding a superior proposal approved by the company’s board of directors, in each case, prior to the end of the go-shop period or in connection with the company entering into a definitive agreement with a party from whom the company received a bona fide written takeover proposal during the go-shop period that (a) the company’s board of directors determined during the go-shop period constituted or was reasonably likely to result in a superior proposal and (b) remains pending as of the start of the window-shop period.

If we terminate the merger agreement because of failure to obtain shareholder approval, we will be required to concurrently reimburse Mid-Atlantic Dental for all reasonable and documented out-of-pocket expenses incurred by Mid-Atlantic Dental or Merger Sub in connection with the merger agreement and the transactions contemplated by the merger agreement up to $1.25 million.

Mid-Atlantic Dental will be required to pay us a termination fee of $2 million, if the merger agreement is terminated in certain circumstances, including if Mid-Atlantic Dental fails to consummate the merger when required to do so and we are not then in material breach of the merger agreement.

Limitation on Remedies

The merger agreement provides that our right to terminate the merger agreement and the payment of the termination fee by Mid-Atlantic Dental is our sole and exclusive remedy and that of our shareholders, directors, officers, employees, agents or affiliates, against Mid-Atlantic Dental, Merger Sub, any of their financing sources, and their respective partners, shareholders, members, manager, officers, directors, employees, agents, or affiliates. Mid-Atlantic Dental and Merger Sub are not liable for monetary damages in excess of $2 million.

The merger agreement provides that except in connection with fraud or willful misconduct, a willful and material breach of the merger agreement, or a breach of certain covenants relating to using reasonable best efforts to consummate the merger by us, the right of Mid-Atlantic Dental and Merger Sub to terminate the merger agreement and the payment by us of the termination fee and Mid-Atlantic Dental’s reasonable and documented out-of-pocket expenses is their sole and exclusive remedy and that of their shareholders, directors, officers, employees, agents, or affiliates, against us and our shareholders, officers, directors, employees, agents, and affiliates.

For more information on the limitations on remedies in connection with the merger, see “The Merger Agreement—Limitations on Remedies” on page 64.

DISSENTERS’ RIGHTS

If the merger agreement is approved by our shareholders at the special meeting and the merger is consummated, any of our shareholders who do not vote in favor of the merger agreement and who otherwise strictly comply with Article 113 of the Colorado Business Corporation Act, which we refer to as the “CBCA,” will be entitled to demand payment for their shares and an appraisal of the value of those shares. The rights of dissenting shareholders under the CBCA are discussed under “Dissenters’ Rights” on page 44. Any exercise of dissenters’ rights must be in accordance with the procedures set forth in Article 113 of the CBCA, which article is attached as Appendix E to this proxy statement.

QUESTIONS AND ANSWERS

Below are brief answers to some of the key questions that we anticipate you might have. These questions do not address all the material topics covered by this proxy statement, nor do the answers include all the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.

Q:	Why am I receiving this document?
A:	On October 3, 2018, Birner Dental entered into a definitive agreement providing for Birner Dental to be acquired by way of a merger and become a wholly owned subsidiary of Mid-Atlantic Dental. You are receiving this document in connection with the solicitation of proxies by our board of directors in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting. In addition, this document is our formal notice to you of your dissenters’ rights under Colorado law.
Q:	What is a proxy?
A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “form of proxy” or “proxy card.” Our board of directors has designated each of Joshua Horowitz and Frederic Birner, and each of them with full power of substitution, as proxies for the special meeting.
Q:	When and where is the special meeting?
A:	The special meeting will be held at the offices of Faegre Baker Daniels LLP at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203, on December 20, 2018, at 9:00 a.m. Mountain Standard Time.

In certain circumstances, the special meeting could be adjourned to another time or place. All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

Q:	Who can vote at the special meeting?
A:	Only holders of record of our common stock and Series A convertible preferred stock as of the close of business on November 13, 2018, the record date for the special meeting, are entitled to receive these proxy materials and to vote their shares at the special meeting. As of the close of business on the record date, there were (i) 1,880,761 shares of our common stock outstanding and entitled to vote at the special meeting, held by approximately 162 holders of record, and (ii) 11 shares of our Series A convertible preferred stock outstanding and entitled to vote at the special meeting, held by three holders of record. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting. Each share of our Series A convertible preferred stock issued and outstanding as of the record date will be entitled to 100,000 votes per share of preferred stock on each matter submitted to a vote at the special meeting.
Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “shareholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank, or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee.

Q:	What matters will be voted on at the special meeting?
A:	You will be asked to consider and vote on the following proposals:
•	to approve the merger agreement (which we describe in greater detail on page 48); and
•	to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting (which we describe in greater detail on page 15).
Q:	What is the proposed merger and what effects will it have on Birner Dental?
A:	The proposed merger is the acquisition of Birner Dental by Mid-Atlantic Dental pursuant to the merger agreement. If the merger proposal is approved by the holders of our common stock and Series A convertible preferred stock and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into Birner Dental, and Birner Dental will continue as the surviving corporation. As a result of the merger, Birner Dental will become a wholly owned subsidiary of Mid-Atlantic Dental. We would de-list our common stock from the OTCQX Market and de-register our common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.
Q:	What happens if the merger is not completed?
A:	If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company, the common stock will continue to be listed and traded on the OTCQX Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may receive payment from or be required to pay to Mid-Atlantic Dental a termination fee or expense reimbursement upon the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees” on page 63.

Q:	What will I receive if the merger is completed?
A:	Upon completion of the merger, you will be entitled to receive (i) $10.62 in cash, without interest and less any applicable withholding taxes, and (ii) one CVR that would entitle you to receive up to $0.13 in cash at the end of an 18-month period, for each share of our common stock that you own. There is no assurance our shareholders will receive any additional merger consideration under the CVR agreement or from the CVRs.

For example, if you own 100 shares of our common stock, you will receive $1,062.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes. In addition, you would be eligible to receive up to $13.00 from your CVRs. Following the merger, you will not own shares in the surviving corporation.

Q:	How does the merger consideration compare to the market price of Birner Dental common stock prior to the public announcement of the merger agreement?
A:	The merger consideration represents a premium of (1) approximately 105% to our closing stock price on October 3, 2018, the last trading day before the public announcement of the merger agreement.
Q:	What will the holders of Birner Dental equity awards, such as options and restricted stock units, receive in the merger?
A:	Until the effective time of the merger, equity awards will continue to be subject to vesting, exercise or forfeiture in accordance with their terms. At the effective time of the merger, all of our then-outstanding equity awards will be treated as summarized below and as described in more detail under “The Merger Agreement—Treatment of Birner Dental Equity Awards” on page 49. These payments will be made shortly following the effective time of the merger, without interest and subject to any applicable withholding tax.

Stock Options. At the effective time of the merger, each then-outstanding unexercised option to acquire shares of our common stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of $10.62 over the exercise price per share of our common stock subject to such option multiplied by the number of shares of our common stock subject to such option. Such “in the money” options will also receive one CVR per share of common stock subject to such option.

So-called “underwater” or “out of the money” options, where the exercise price per share of our common stock subject to such options is more than or equal to $10.62, will be cancelled without consideration and will not receive CVRs.

Restricted Stock. Each then-outstanding share of restricted stock subject solely to time-based vesting, repurchase or other lapse of restrictions will be cancelled in exchange for (i) an amount in cash equal to $10.62 (subject to any applicable withholding tax), and (ii) one CVR.

Q:	When do you expect the merger to be completed?
A:	We are working toward completing the merger as soon as possible after the date of the special meeting, and currently expect to consummate the merger during the first quarter of 2019. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including approval of the merger agreement by our shareholders. See “The Merger Agreement—Timing of the Merger” on page 48 and “The Merger Agreement—Conditions to Completion of the Merger” on page 60.
Q:	Am I entitled to appraisal or dissenters’ rights under Colorado law?
A:	Yes. As a holder of our common stock, you are entitled to exercise dissenters’ rights under the Colorado Business Corporation Act in connection with the merger if you take certain actions and meet certain conditions. See “The Merger—Dissenters’ Rights” on page 44.
Q:	Will I be subject to U.S. federal income tax upon the exchange of Birner Dental common stock for cash pursuant to the merger?
A:	Generally, yes, if you are a U.S. holder. The exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder pursuant to the merger plus the amount used to satisfy any applicable withholding taxes and (2) such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may apply to the cash payment made pursuant to the merger unless the U.S. holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” on page 42.

This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.

Q:	How do I attend the special meeting?
A:	To attend the special meeting, you will need to present valid photo identification, such as a driver’s license or passport, and proof of ownership of our common stock. If you hold your shares in street name (i.e., through a bank, broker, or other nominee), you must also provide proof of share ownership as of the record date, such as a letter from your bank, broker or other nominee or a recent brokerage statement, to attend the meeting. If you are not a holder of record as of the record date, you will be permitted to vote at the meeting only if you have a valid legal proxy from a holder of record as of the record date.

You may not bring weapons, cameras, recording equipment, electronic devices, large bags, briefcases or packages to the special meeting. You and your belongings may be subject to search prior to your admittance to the meeting. We may implement additional security procedures. If you do not comply with these procedures, you will not be admitted to the special meeting.

Q:	What vote of Birner Dental shareholders is required to approve the merger and the merger agreement?
A:	Approval of the merger and the merger agreement requires that shareholders holding a majority of the votes eligible to be cast by the holders of shares of our common stock and Series A convertible preferred stock, outstanding at the close of business on the record date for the special meeting vote “FOR” the merger proposal. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Each share of Series A convertible preferred stock is entitled to 100,000 votes on each matter to be voted upon at the special meeting. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct such broker, bank or other nominee how to vote your shares, such failure to instruct your broker, bank or other nominee will have the same effect as a vote “AGAINST” the merger proposal.
Q:	How does Birner Dental’s board of directors recommend that I vote?
A:	Our board of directors unanimously recommends that our shareholders vote “FOR” each of the proposals.

For a discussion of the factors that our board of directors considered in determining to recommend the approval of the merger agreement, please see the section entitled “The Merger—Reasons for our Board’s Recommendation in Favor of the Merger” on page 28. In addition, in considering the recommendations of our board of directors, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of our shareholders generally. For a discussion of these interests, please see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 41.

Q:	How do Birner Dental’s directors and officers intend to vote?
A:	We currently expect that our directors and officers will vote their shares in favor of the merger proposal, although they have no obligation to do so, except as set forth in the support agreements.
Q:	Have any shareholders already agreed to vote “FOR” approval of the merger agreement?
A:	Yes. Frederic W.J. Birner and the Palm entities have entered into support agreements with the Parent. Mr. Birner is our Chief Executive Officer and a Director. Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve on our board of directors as designees of the Palm entities. In the support agreements, Mr. Birner and the Palm entities have agreed, among other things, to vote an aggregate of 37.5% of the outstanding voting shares of the company in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against any change in the company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the merger agreement. See the section entitled “Support Agreements” on page 66.
Q:	What do I need to do now? How do I vote my shares of Birner Dental common stock?
A:	We urge you to read this entire document carefully, including its appendices and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. You’ll find voting instructions on page 16 of this proxy statement or on the enclosed proxy card. You can vote your shares in person or by proxy over the internet, by telephone or by mail.
Q:	Can I revoke my proxy?
A:	Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Eastern Standard Time on ,20 ; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a record shareholder (or a beneficial owner with a legal proxy from the record shareholder), attend the meeting in person and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, please revoke your prior proxy in the same way you initially submitted it—that is, by internet, telephone or mail.

Q:	Will my shares of Birner Dental common stock held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A:	No. Because any shares of our common stock you may hold in “street name” will be deemed to be held by a different shareholder (that is, your bank, broker or other nominee) than any shares of our common stock you hold of record, any shares of our common stock held in “street name” will not be combined for voting purposes with shares of our common stock you hold of record. Similarly, if you own shares of our common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of our common stock because they are held in a different form of record ownership. Shares of our common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card. Shares of our common stock held in an individual retirement account must be voted under the rules governing the account. This means that, to ensure all your shares are voted at the special meeting, you should read carefully any proxy materials received and follow the instructions included therewith.
Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:	If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.
Q:	What happens if I sell my shares of Birner Dental common stock before completion of the merger?
A:	To receive the merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for shareholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of our common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration. We urge you to vote even if you have subsequently transferred your shares.

Q:	Should I send in my stock certificates or other evidence of ownership now?
A:	No. If the merger is completed, the paying agent will send information to our shareholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Birner Dental stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.
Q:	Where can I find the voting results of the special meeting?
A:	We intend to announce preliminary voting results at the special meeting and publish results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” on page 78.
Q:	Where can I find more information about Birner Dental?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” on page 78.

Q:	Who can help answer my other questions?
A:	If you have more questions about the merger or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact us by telephone at (303) 691-0680 or by email at dgenty@perfectteeth.com.

THE SPECIAL MEETING

THE SPECIAL MEETING

Date, Time, Place

We will hold a special meeting of shareholders, at the offices of Faegre Baker Daniels LLP, located at 1700 Lincoln Street, Suite 3200, Denver, Colorado 80203, at 9:00 a.m. Mountain Standard Time on Thursday, December 20, 2018.

Purpose

The purpose of the special meeting is to consider and vote upon the following proposals:

1.	Merger Proposal. To approve the Agreement and Plan of Merger, dated as of October 3, 2018 (as it may be amended from time to time), by and among Birner Dental, Mid-Atlantic Dental and Merger Sub, pursuant to which Birner Dental would be acquired by way of a merger and become a wholly owned subsidiary of Mid-Atlantic Dental. For more information on this proposal, see “The Merger Proposal (Proposal #1)” on page 70.
2.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting. For more information on this proposal, see “The Adjournment Proposal (Proposal #2)” on page 71.

Our board of directors unanimously recommends our shareholders vote “FOR” each of these proposals.

Other Business

Our management knows of no other matters to be presented at the special meeting. Applicable Colorado law and our bylaws prohibit the transaction at the special meeting of any business that is not stated in the notice of special meeting.

Admission

Only shareholders and authorized guests may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification).

If you hold your shares in street name (i.e., through a bank, broker or other nominee), you must also provide proof of share ownership as of the record date, such as a letter from your bank, broker or other nominee or a recent brokerage statement, to attend the meeting.

Security Procedures

Please do not bring weapons, cameras, recording equipment, electronic devices, large bags, briefcases or packages to the special meeting. You and your belongings may be subject to search prior to your admittance to the meeting. We may implement additional security procedures. If you do not comply with these procedures, you will not be admitted to the special meeting.

Adjournment

Although it is not currently expected, we may adjourn the special meeting one or more times, including if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting. The meeting may be adjourned either (1) by our chairperson without a vote of our shareholders or (2) pursuant to a vote of our shareholders on the adjournment proposal.

All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

RECORD DATE – WHO CAN VOTE – SHARES OUTSTANDING

Our board of directors has fixed November 13 , 2018 as the record date for the special meeting. Shareholders of record as shown on our books at the close of business on the record date will be entitled to vote at the special meeting. Persons who were not shareholders on the record date will not be eligible to vote.

At the close of business on the record date, there were 1,880,761 shares of our common stock and 11 shares of our Series A convertible preferred stock issued and outstanding.

HOW TO CAST YOUR VOTE

Your vote is important! Please cast your vote as soon as possible, using the instructions on the enclosed proxy card.

Our board of directors unanimously recommends that you vote “FOR” each of the proposals.

Instructions for voting your shares depend on how you hold them and whether you wish to vote in-person or by proxy:

•	Shareholders of record, who hold shares registered in their own name, can vote by signing, dating, and returning the enclosed proxy card in the postage-paid return envelope, or by telephone or via the internet, following the easy instructions shown on the enclosed proxy card.
•	Beneficial owners, who own shares through a bank, broker, or other nominee, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.
•	If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the special meeting. Even if you plan to attend the special meeting in person, please cast your vote as soon as possible by using the proxy card.

If you have any questions or need assistance voting, please contact Kalle Ahl by telephone at (212) 836-9614 or by email at kahl@equityny.com.

Proxies will be voted as directed therein. If you sign and return the enclosed proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted “FOR” the merger proposal and “FOR” the adjournment proposal.

REVOKING YOUR PROXY

Any shareholder giving a proxy may revoke it any time prior to its use at the special meeting (1) by giving written notice of such revocation to our corporate secretary or any one of our other officers, (2) by submitting a timely, later dated written proxy (or voting instruction form if you hold shares through a broker, bank or other nominee), or (3) providing timely subsequent telephone or internet voting instructions.

Personal attendance at the special meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a later dated proxy is delivered to an officer before the revoked or superseded proxy is used at the special meeting.

VOTING INTENTIONS OF OUR DIRECTORS AND OFFICERS AND CERTAIN SHAREHOLDERS

Frederic W.J. Birner and the Palm entities entered into support agreements with the Parent. Mr. Birner is our Chief Executive Officer and a director. Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve on our board of directors as designees of the Palm entities. In the support agreements, Mr. Birner and the Palm entities have agreed, among other things, to vote an aggregate of 37.5% of the outstanding voting shares of the company in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement. See the section entitled “Support Agreements” on page 66.

VOTING PROCEDURES AND TECHNICALITIES

Votes per Share

Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Each share of Series A convertible preferred stock is entitled to 100,000 votes on each matter to be voted upon at the special meeting. The Series A convertible preferred stock votes together with the common stock as a single class. Holders of our common stock and Series A convertible preferred stock are not entitled to cumulative voting rights.

Quorum

A “quorum” is the minimum number of shareholders who must be present at the special meeting for business to be conducted. The holders of at least 1,490,381 votes of our common stock and Series A convertible preferred stock (which represents a majority of the votes eligible to be cast at the special meeting) will be a quorum for a vote to be taken on the merger proposal.

If a quorum is present when the special meeting is convened, the shareholders present may continue to transact business until adjournment, even if the withdrawal of shareholders originally present leaves less than a quorum.

Abstentions

If a shareholder indicates on their proxy that they wish to abstain from voting, including banks, brokers, or other nominees holding their customers’ shares who cause abstentions to be recorded, these shares are considered present and entitled to vote at the special meeting and those shares will count toward determining whether a quorum is present at the meeting. An abstention will have the same effect as a vote against the merger proposal and the adjournment proposal.

Broker Non-Votes

If a shareholder who holds their shares through a bank, broker, or other nominee does not give instructions to the bank, broker, or other nominee as to how to vote the shares, the bank, broker, or other nominee has authority under applicable stock exchange to vote those shares for or against “routine” proposals. However, banks, brokers, and other nominees without discretionary authority cannot vote on their customers’ behalf on “non-routine” proposals. All the proposals to be considered at the special meeting are “non-routine.”

If a bank, broker, or other nominee does not receive voting instructions as to a non-routine proposal and does not have discretionary authority to vote on the proposal, a “broker non-vote” may occur. Shares that are subject to broker non-votes are considered not entitled to vote, and therefore will not count toward determining whether a quorum is present at the meeting and will be ignored for purposes of determining the outcome of any vote on the adjournment proposal. However, a broker non-vote will have the same effect as a vote against the merger proposal.

SOLICITATION OF PROXIES

Our board of directors is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock and Series A convertible preferred stock. Proxies may be solicited by mail, personal interview, email, telephone, or via the internet, without additional compensation, by certain of our directors, officers, and employees.

PARTIES

BIRNER DENTAL

Birner Dental Management Services, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “Birner Dental,” or the “company”) is a Colorado corporation. We incorporated in 1995.

We are a dental service organization devoted to servicing geographically dense dental practice networks in select markets, currently including Colorado, New Mexico and Arizona. With 47 affiliated dental practices (“Offices”) in Colorado and 11 in New Mexico, the company believes that its affiliated Offices comprise one of the largest providers of dental care in Colorado and New Mexico. In addition, the company has ten affiliated Offices in Arizona. As of November 13, 2018, the company provided business services to 66 Offices, of which 35 were acquired and 31 were developed internally. The company provides a solution to the needs of dentists, patients and third-party payors by allowing the company’s affiliated dentists to provide high-quality, efficient dental care in patient-friendly, family practice settings. Dentists practicing at the various locations provide comprehensive general dentistry services, and the company offers specialty dental services through affiliated specialists at some of its locations.

Our common stock is currently listed on the OTCQX Market under the ticker symbol “BDMS.” For more information about our common stock, see “Market Prices and Dividend Data” on page 74.

The members of our board of directors are:

•	Joshua S. Horowitz, Interim Chairman
•	Frederic W.J. Birner
•	Thomas D. Wolf
•	Bradley Tirpak
•	John Climaco
•	Gregory Fulton
•	Burton J. Rubin

Our executive officers are:

•	Frederic W.J. Birner, Chief Executive Officer
•	Dennis N. Genty, Chief Financial Officer

Our principal executive offices are located at 1777 S. Harrison Street, Suite 1400, Denver, CO 80210, and our telephone number is +1 (303) 691-0680. Our investor website is www.perfectteeth.com/about/investor-relations. The information contained on, or accessible through, our website is not incorporated into this proxy statement. More information about the company, our board of directors, and our executive officers is available as described under “Where You Can Find More Information” on page 78.

MID-ATLANTIC DENTAL

Mid-Atlantic Dental Services Holdings, LLC (referred to in this proxy statement as “Mid-Atlantic Dental” or “Parent”) is a Delaware limited liability company. It was originally incorporated in Delaware in 2015.

Mid-Atlantic Dental is the parent company of Mid-Atlantic Dental Partners, which offers dentists a dental support organization model that supports dental professionals by providing marketing, financial, practice information and other business services so dentists can focus on delivering the highest quality care to their patients.

Mid-Atlantic Dental’s principal executive offices are located at 630 West Germantown Pike, Suite 120, Plymouth Meeting, PA 19462, and its telephone number is +1 (484) 455-4550. Its website is www.mid-atlanticdental.com. The information contained on, or accessible through, Mid-Atlantic Dental’s website is not incorporated into this proxy statement.

MERGER SUB

Bronco Acquisition, Inc. (referred to in this proxy statement as “Merger Sub”) is a Delaware corporation and a wholly owned subsidiary of Mid-Atlantic Dental. Merger Sub was formed on September 28, 2018 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and it currently has no other business or operations. Upon completion of the merger, Merger Sub will cease to exist and Birner Dental will continue as the surviving corporation.

Merger Sub’s principal executive offices are located at 630 West Germantown Pike, Suite 120, Plymouth Meeting, PA 19462, and its telephone number is +1 (484) 455-4550.

THE MERGER

THE MERGER AND ITS EFFECTS

If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Birner Dental, and the separate corporate existence of Merger Sub will cease. Birner Dental will be the surviving corporation in the merger and will continue its corporate existence as a Colorado corporation and a wholly owned subsidiary of Mid-Atlantic Dental.

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each share of our common stock issued and outstanding immediately before the effective time of the merger (other than cancelled shares, dissenting shares and shares subject to vesting, repurchase or other lapse of restrictions) will be converted into the right to receive (i) $10.62 in cash, without interest and less any applicable withholding taxes, and (ii) one CVR, which would entitle you to receive up to $0.13 in cash at the end of an 18-month period, for each share of our common stock that you own. At the effective time of the merger, our current shareholders will cease to have ownership interests in the company or rights as its shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

Our common stock is currently registered under the Exchange Act and is quoted on the OTCQX Market under the symbol “BDMS.” As a result of the merger, Birner Dental will cease to be a publicly traded company and will be a wholly owned subsidiary of Mid-Atlantic Dental. Following the consummation of the merger, our common stock will be delisted from the OTCQX Market and deregistered under the Exchange Act, and Birner Dental will no longer be required to file periodic reports with the SEC with respect to our common stock, in each case in accordance with applicable law, rules and regulations.

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

BIRNER DENTAL WITHOUT THE MERGER

If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on the OTCQX Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, and market conditions and our declining financial performance in recent years (that consisted of losses and related defaults under our bank loan agreement with Guaranty Bank and Trust Company (the “bank”) that caused us to restructure our debt and sell $5 million of notes and shares of Series A convertible preferred stock in December 2017 and sell an additional $468,000 of notes and shares of Series A convertible preferred stock in August 2018 to regain compliance with, and avoid a default under, an EBITDA covenant in our bank loan agreement,) and the potential for future defaults that could require additional infusions of capital, which may not be available, and actions our bank could take in response to future uncured defaults. If the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. From time to time, if the merger is not consummated, our board of directors will evaluate and review our business operations, properties, dividend policy, and capitalization and, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize shareholder value. If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects, or results of operations will not be adversely impacted.

If the merger agreement is terminated, under specified circumstances, we may receive from or be required to pay Mid-Atlantic Dental a termination fee or expense reimbursement, as described under “The Merger Agreement—Termination Fees” on page 63.

BACKGROUND TO THE MERGER

The following chronology summarizes certain key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among our board of directors, members of our management, or our representatives and other parties.

During the past several years, as part of our ongoing strategic planning process, our board of directors and management regularly reviewed and assessed, among other things, our long-term strategic goals and opportunities, competitive environment, and short- and long-term performance in light of our strategic plan, with the goal of enhancing shareholder value. This included a publicly announced process to consider strategic alternatives that commenced in April 2016 and included the engagement of a financial advisor, discussions with several potential acquirers, and negotiations with one party that had made proposals to acquire the company that terminated in late 2016. The company continued the process until March 2017, when our board of directors decided to facilitate a renewed focus on improving our results of operations, and discontinued the strategic review process. Mid-Atlantic did not participate in this prior strategic review process.

In December 2017, as part of a debt restructuring and capital infusion by Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP (the “Palm investors”), required to cure events of default under the company’s loan agreement with the bank, two members, Joshua Horowitz and Bradley Tirpak, were added to our board and two incumbent directors resigned. With the addition of these two new directors to our board, the entire board and management undertook a renewed evaluation during the first quarter of 2018 of our short- and long-term strategic goals and opportunities, the competitive environment, and developed a strategic plan with the goal of improving our financial performance and enhancing shareholder value. These goals included improved recruitment and retention of dentists and improving dentist productivity, targeted technology improvements and capital expenditures including converting additional offices to digital radiography, migration of dental records to the cloud, improvements to our website to attract and retain new patients, improved accounts receivable and collections processes and reduction of expenses including through office closures and staff reductions. Some of these goals, such as improvements to our website and certain technology improvements, have been achieved while others are in progress.

In May 2018, our board received an unsolicited proposal from a third party to acquire an unspecified number of our managed dental practices in Colorado. Our board of directors reviewed and rejected this proposal because it did not believe selling offices piecemeal would maximize shareholder value.

Later in May 2018, a representative of a third party (“Company A”) contacted the company regarding a potential purchase of the company by Company A. On May 29, 2018, Mr. Horowitz had a conversation with a representative of Company A to discuss Company A’s interest in the company. On June 19, 2018, we received an unsolicited non-binding proposal to acquire our company from Company A for a price ranging from $9.00 to $11.00 per share. The proposal sought a 30-day exclusivity period as a condition to Company A’s willingness to proceed. At a regularly scheduled meeting of our board of directors that followed our 2018 annual meeting of shareholders on June 20, 2018, in response to demands from certain shareholders our board appointed Mr. Horowitz as our interim chairman of the board, reaplacing Mr. Birner, who remained a director. In addition, at the June 20 meeting, our board conducted an initial review of the proposal from Company A and authorized management to respond to Company A that our board would review and respond to the proposal. A representative of Faegre Baker Daniels LLP (“FaegreBD”), our outside legal counsel, attended the board meeting.

On June 15, 2018, Messrs. Horowitz and Tirpak from Birner Dental and Andrew Goldman, a representative of Mid-Atlantic Dental, had a telphone call regarding a potential transaction, including by way of a merger.

On June 21, 2018, at our board of director’s direction, management responded to Company A that our board would review and respond to Company A’s proposal. On June 26, 2018, our board of directors met to review the Company A proposal. Frederic Birner, our Chief Executive Officer and a board member, and Dennis Genty, our Chief Financial Officer (together, “senior management”), attended the meeting. A representative of FaegreBD also attended the meeting. At the meeting, our board discussed whether to undertake a sale process. Although it did not conclude that it would engage in a sale process at the meeting, our board of directors instructed Mr. Horowitz to contact potential financial advisors that could assist our board in a strategic review, including our board’s evaluation of, and response to, the Company A proposal. During the meeting, the FaegreBD representative reviewed with our board its fiduciary duties in the context of a potential strategic transaction and other matters related to a sale process, including the formation of a special committee of our board. Our board of directors directed Messrs. Horowitz and Birner to contact Company A to discuss further Company A’s interest in a potential transaction to purchase the company.

On June 27, 2018, our board of directors received another letter from Company A providing additional information about Company A and asking for a response from our board of directors regarding its review of Company A’s proposal. Also, on June 27, 2018, at the direction of our board of directors, Mr. Horowitz contacted Company A to arrange a teleconference with representatives of Company A to discuss Company A’s interest in a potential transaction to purchase the company and the Company A proposal. On June 29, 2018, Messrs. Horowitz and Birner held the teleconference with representatives of Company A.

Beginning on June 30, 2018, Mr. Horowitz contacted potential financial advisors at the direction of our board of directors.

During July 2018 until our engagement of Cain Brothers as independent financial advisor to our board of directors (discussed in greater detail below) on July 24, 2018, Mr. Horowitz and other members of our board of directors had discussions with and solicited proposals from potential financial advisors, including Cain Brothers, to assist our board with its strategic review.

On July 3, 2018, Mr. Horowitz sent a letter to Company A following up on the June 29, 2018 conference call that asked Company A to provide more detail regarding its proposal and asking the diligence items Company A would require.

On July 5, 2018, we received an unsolicited, non-binding, proposal to acquire the company from Mid-Atlantic Dental for $10.00 per share, in cash, based on 2,874,761 shares outstanding on a fully diluted basis (representing an enterprise value that we determined to be $33.1 million and $9.81 per share based on the number of our shares outstanding on a fully diluted basis). The proposal requested a 45-day exclusivity period for Mid-Atlantic Dental to conduct a due diligence review of the company and negotiate with the company a definitive merger agreement. The proposal also contemplated a customary “go-shop” period of undefined length and stated that there would not be any financing contingencies.

On July 9, 2018, Company A sent a letter to our board of directors responding to our July 3, 2018 letter with additional details regarding its proposal and including a diligence request list.

On July 11, 2018, our board of directors met to discuss further Company A’s proposal and to consider the Mid-Atlantic Dental proposal. Senior Management and a representative of FaegreBD also attended the meeting. Our board of directors agreed to provide Company A and Mid-Atlantic Dental certain non-public information as requested by those parties, subject to execution by the parties of satisfactory confidentiality agreements. Our board also agreed to advise Company A and Mid-Atlantic Dental that it was in the process of selecting a financial advisor and was unable to offer either party exclusivity. On July 11, 2018, Mr. Horowitz sent a letter to each of Mid-Atlantic Dental and Company A with this information and a draft confidentiality agreement.

On July 12, 2018, we received comments from Company A on the draft confidentiality agreement, to which we responded on July 13, 2018. On July 13, 2018, we signed a confidentiality agreement with Company A.

On July 13, 2018, Mr. Horowitz had a telephone call with Andrew Goldman, a representative of Mid-Atlantic Dental, and Mitchell Goldman, Mid-Atlantic’s Chief Executive Officer, to discuss the nature of Mid-Atlantic Dental’s interest in a potential acquisition of the company.

At the July 16, 2018 board meeting, our board appointed Burton J. Rubin to the board, replacing Paul Valuck, who had resigned from the board at that meeting. Mr. Rubin constituted an appointee of the Palm investors pursuant to its rights to appoint an additional director if the company did not meet certain financial covenants under the December 2017 investment documents. Mr. Valuck resigned to open a vacancy for Mr. Rubin.

On July 17, 2018, Mr. Horowitz had a telephone call with Andrew Goldman to discuss further the nature of Mid-Atlantic’s interest in us and Mid-Atlantic’s participation in a sale process.

On July 17, 2018, Mr. Horowitz received an email from a representative of a third party (“Company B”) expressing an interest in acquiring the company and stating that an indication of interest would be forthcoming.

On July 18, 2018 and July 20, 2018, Mr. Horowitz had telephone calls with Andrew Goldman to discuss the draft confidentiality agreement. On July 20, 2018, we signed a confidentiality agreement with Mid-Atlantic Dental.

On July 19, 2018, Company B submitted an indication of interest to us that indicated an enterprise value for the company ranging from $21 million to $25 million. Mr. Horowitz engaged in communications with representatives of Company B to clarify Company B’s offer. Following such discussions, we estimated that Company B’s offer ranged from approximately $5.53 to $6.86 per share.

Also on July 19, 2019, our board of directors and senior management met to discuss the status of several matters pertaining to the strategic review process, including the status of confidentiality agreements with interested parties and establishment of a data room. Our board of directors and Senior Management discussed management’s projections and business plan. Following a review of this information, our board of directors did not view the projections and plan as sufficient to preclude our board from engaging in discussions with potential purchasers of the company due to, among other things, the risks associated with achieving the projections and successfully executing the business plan. Our board approved the engagement of Cain Brothers as our financial advisor in connection with a potential transaction and authorized Mr. Horowitz to negotiate the final terms of an engagement agreement with Cain Brothers. Our board of directors also established a Special Transactions Committee comprised of Messrs. Horowitz, Rubin, and Wolf to assist the board in evaluating potential transactions. The board of directors selected those persons because Mr. Horowitz served as the company’s interim chairman of the board and had significant strategic transaction experience, Mr. Rubin had substantial experience in selling dental service organizations, and Mr. Wolf was a long-time independent board member with substantial financial experience.

On July 23, 2018, Mr. Horowitz advised Mid-Atlantic Dental, Company A and Company B that we intended to engage Cain Brothers. On July 24, 2018, we signed an engagement agreement with Cain Brothers to serve as independent financial advisor to our board of directors.

On July 25, 2018, our board of directors held a meeting, pursuant to which Mr. Horowitz updated our board of directors regarding discussions with Mid-Atlantic Dental, Company A, and Company B. Senior management, representatives of Cain Brothers and a representative of FaegreBD also attended the meeting. The Cain Brothers representatives gave an overview of a potential strategic review process, alternative approaches to conducting a process, and the timing for such process. Our board of directors approved a charter for the Special Transactions Committee that authorized the committee to, among other things, review, evaluate in conjunction with our management and financial and other advisors, and respond to, third-party proposals to acquire the company, assess, examine, and advise our board regarding any and all alternatives to any particular transaction that may be available to the company to enhance shareholder value (including, without limitation, soliciting competing bids from third parties) and, if determined by the Special Transactions Committee to be appropriate, to recommend a transaction or other course of action to our board that is in our best interest and that of our shareholders.

Beginning on July 25, 2018 and continuing into September 2018, at the direction of our board of directors, Cain Brothers contacted strategic and financial acquirers to assess their interest in acquiring us. A total of 14 companies were contacted, including Company A, Company B and Mid-Atlantic Dental. A total of 11 parties, including Company A, Company B, Company C, and Mid-Atlantic Dental, signed confidentiality agreements with us.

Representatives of Cain Brothers had introductory discussions with Mid-Atlantic Dental and Company A on July 25, 2018 and July 26, 2018, respectively.

In August 2018 and September 2018, we provided the parties that entered into confidentiality agreements, including Mid-Atlantic Dental, Company A and Company B, with access to an electronic data room containing a confidential information presentation that provided an overview of our business, operations, and financial performance, a financial summary of historical performance, a financial forecast prepared by our management and various due diligence information and documents.

In August 2018 and September 2018, certain of the parties that entered into confidentiality agreements, including Mid-Atlantic Dental, conducted a due diligence review of us. These parties submitted due diligence requests, to which our management team and Cain Brothers responded, and conducted telephone calls with Cain Brothers and our management team. Cain Brothers regularly communicated with Mr. Horowitz, acting on behalf of the Special

Transactions Committee, during this time to update Mr. Horowitz and the Special Transactions Committee on developments in the strategic process and due diligence activities. The Special Transactions Committee, in turn, and our senior management, updated our board of directors during board meetings, including board meetings held August 2, 2018, August 9, 2018, August 22, 2018, August 29, 2018, and September 5, 2018. Mid-Atlantic Dental also met in person and by telephone with Senior Management and other select members of our management team. More specifically, with respect to the diligence activities of Mid-Atlantic Dental:

•	On August 14, 2018, representatives of Cain Brothers discussed with Andrew Goldman, a representative of Mid-Atlantic Dental, the timing of when due diligence information would be made available via electronic data room.
•	On August 15, 2018, Mid-Atlantic Dental received access to initial diligence information. Twelve individuals representing Mid-Atlantic Dental gained data room access, including Andrew Goldman, Mitchell Goldman, Mid-Atlantic Dental’s chief financial officer and chief operating officer, Mid-Atlantic Dental’s outside legal counsel Duane Morris LLP (“Duane Morris”), and an accounting firm engaged by Mid-Atlantic Dental to conduct a quality of earnings review.
•	On August 16, 2018, representatives of Mid-Atlantic Dental, including Mitchell Goldman, Andrew Goldman and Mid-Atlantic Dental’s financial advisor Houlihan Lokey, participated on a call with Cain Brothers to discuss management’s financial model. Later that day, Mid-Atlantic Dental provided Cain Brothers with an initial operational due diligence request list.
•	On August 17, 2018, Cain Brothers returned to Mid-Atlantic Dental a completed set of the initial operational due diligence requests received on August 16, 2018.
•	On August 20, 2018, a call was held among the same participants from Mid-Atlantic Dental as the August 16, 2018 call and our Senior Management to enable Mid-Atlantic Dental to ask follow-up questions regarding the assumptions in the company’s financial model. Andrew Goldman provided Cain Brothers with two additional follow-up diligence questions, to which Cain Brothers responded later that day.
•	On August 21, 2018, at Mid-Atlantic Dental’s request, Cain Brothers provided data room access to a representative of Mid-Atlantic Dental, who had been hired by Mid-Atlantic Dental as an M&A advisor.
•	On August 27, 2018, representatives of our company, Mid-Atlantic Dental, and Cain Brothers held an in-person half-day diligence meeting in Denver, Colorado. Our attendees included Senior Management, our treasurer, and our hygiene director. Attendees for Mid-Atlantic Dental included Mitchell Goldman and Mid-Atlantic Dental’s chief financial officer, chief operating officer and M&A advisor. Topics discussed included an update on our second quarter performance, July 2018 financial results, day-to-day operations, new initiatives and finance and accounting procedures. That evening, all attendees had dinner together at which they discussed various matters regarding the potential transaction, including key open diligence items.
•	On August 28, 2018, Senior Management accompanied Mitchell Goldman and other Mid-Atlantic Dental representatives on in-person visits of several of our affiliated dental offices.
•	On August 30, 2018, a Cain Brothers representative had a telephone conference with representatives of Company A where Company A informed Cain Brothers that it had determined not to pursue further a transaction with us.
•	On August 31, 2018, Andrew Goldman provided Cain Brothers with an email introduction to the accounting firm engaged to conduct a quality of earnings review along with a follow up due diligence request list covering financial, operational and legal questions.
•	On September 4, 2018, the accounting firm hired by Mid-Atlantic Dental to conduct a quality of earnings review provided Cain Brothers with a template for its review.

•	On September 6, 2018, a half-day meeting occurred at our offices in Denver, Colorado. Attendees included Senior Management, our treasurer, representatives of the accounting firm hired by Mid-Atlantic Dental to conduct a quality of earnings review and a Cain Brothers representative. Topics covered at the meeting included various financial matters related to revenue recognition, our balance sheet and risk management.

As disclosed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, at June 30, 2018, we were not in compliance with a required EBITDA covenant under our loan agreement with the bank. On August 15, 2018, we sold to an affiliate of the Palm investors convertible senior subordinated secured notes in the aggregate principal amount of $467,000 together with one attached share of Series A Convertible Preferred Stock for $1,000 per share to enable us to regain compliance with the EBITDA covenant as permitted under the loan agreement.

On August 15, 2018, a representative of Cain Brothers discussed with representatives of Company B about an acquisition of the company. The representatives of Company B expressed continued interest and asked to receive a confidentiality agreement for execution.

On August 17, 2018, the company and Company B entered into a confidentiality agreement. Later that day, representatives of Company B were provided access to the virtual data room. Representatives of Cain Brothers spoke with representatives of Company B to discuss the sale process Cain Brothers was running on behalf of the company.

On August 22, 2018, representatives of Cain Brothers had a follow-up teleconference with Company B regarding Company B’s due diligence review process.

On August 22, 2018, our board of directors held a meeting that was attended by representatives from Cain Brothers, Senior Management and a representative from FaegreBD. The Cain Brothers representatives gave our board of directors an update on the strategic review process, including a summary regarding the parties that were contacted and any discussions with those parties, the status of the diligence process, and anticipated timing for offers.

On August 28, 2018, a representative of Cain Brothers spoke to a representative of Company B regarding its interest in acquiring the company. The representative of Company B informed the representative of Cain Brothers that following its due diligence review its remained at a $21-$25 million enterprise value for the company. On September 5, 2018, our board of directors held a meeting that was attended by Senior Management and a representative of FaegreBD. Mr. Horowitz updated our board of directors on the strategic review process, including Mid-Atlantic Dental’s engagement of the accounting firm to conduct a due diligence-related financial review of us and meetings that were scheduled between Mid-Atlantic Dental representatives and our management team.

On September 7, 2018, following a telephone call from Mitchell Goldman to Mr. Horowitz, Mid-Atlantic Dental submitted to the Special Transaction Committee a non-binding Letter of Intent (“LOI”) to acquire our capital stock for an enterprise value of $36.0 million (representing an equity value of $30.4 million and a per share price of $9.87, as determined by us based on the number of fully diluted shares of common stock). Mid-Atlantic Dental’s submission also included a draft merger agreement and exclusivity agreement under which Mid-Atlantic Dental requested an exclusivity period, expiring at 5:00 p.m. EDT on September 24, 2018, to complete its legal due diligence and negotiate a purchase agreement. Similar to its July 5, 2018 proposal, the LOI stated that there would not be any financing contingencies. The draft merger agreement contemplated a 15-day “go-shop” period and requested agreements from holders of 37.5% of our equity to support the transaction. The draft merger agreement also included a termination fee of $2 million payable by us if we terminated the agreement and entered into an alternative transaction (for a superior proposal and $1.5 million if we terminated the agreement and entered into an alternative transaction for a superior proposal with a party with which we were dealing during the go-shop period) and a reverse termination fee of $2 million payable by Mid-Atlantic Dental if it did not close the transaction despite all of our conditions to closing having been fulfilled.

On September 8, 2018, Mr. Horowitz sent the LOI and related documents to our board of directors. On September 10, 2018, the Special Transactions Committee met to consider the Mid-Atlantic Dental proposal and the LOI. Representatives from Cain Brothers and FaegreBD attended the meeting. Following this discussion, the Special Transactions Committee rejected the proposal as inadequate and instructed Cain Brothers to approach

Mid-Atlantic Dental to increase its price to $12.00 per share and determine whether Mid-Atlantic Dental had any flexibility on its request for exclusivity. On September 11, 2018, a representative from Cain Brothers contacted Mid-Atlantic Dental to convey the Special Transaction Committee’s position.

On September 10, 2018, a representative of Cain Brothers spoke with a representative of Company C about the acquisition opportunity involving the company. The representative of Company C expressed interest and asked to receive a confidentiality agreement for execution.

On September 11, 2018, the company and Company C entered into a confidentiality agreement. Later that day, representatives of Company C were provided access to the virtual data room.

On September 12, 2018, our board of directors held a meeting at which Mr. Horowitz updated the board on the September 10, 2018 meeting of the Special Transactions Committee, the response to Mid-Atlantic Dental as a result of that meeting and other aspects of the strategic review process. Senior Management and a representative from FaegreBD attended the meeting and briefed our board on the material terms of the draft merger agreement.

On September 13, 2018, Mid-Atlantic Dental increased its proposal to $10.50 per share, which we determined equated to an enterprise value of $38 million and an equity value of $32.4 million. Mid-Atlantic Dental also renewed its request for exclusivity. On the afternoon of September 13, 2018, the Special Transactions Committee met to consider this proposal. Representatives of Cain Brothers and FaegreBD attended the meeting. The Special Transactions Committee rejected the proposal and directed Cain Brothers to approach Mid-Atlantic Dental to increase its price to $10.75 per share. Later on September 13, 2018, a Cain Brothers representative and Mr. Horowitz communicated the Special Transactions Committee’s position to Mid-Atlantic Dental.

On September 15, 2018, Mid-Atlantic Dental provided a revised proposal of up to $10.75 per share consisting of $10.62 per share in cash plus a contingent value right equal to up to $0.13 per share. Mid-Atlantic Dental stated that its proposal was based on 3,026,921 shares outstanding on a fully diluted basis. Without attributing any value to the CVR, the cash portion of the consideration equated to a total enterprise value of $38.4 million and an equity value of $32.8 million. Mid-Atlantic Dental also requested an exclusivity period through September 26, 2018.

On September 16, 2018, our board of directors met to discuss the latest Mid-Atlantic Dental proposal. Senior Management and representatives of Cain Brothers and FaegreBD attended the meeting. The Cain Brothers representatives discussed the strategic review process, including the status of discussions with other potentially interested parties, diligence activities of Mid-Atlantic Dental and other interested parties, and the negotiations with Mid-Atlantic Dental since September 7, 2018. Following discussion, our board of directors unanimously agreed to allow Mid-Atlantic Dental to conduct confirmatory due diligence under an exclusivity period and negotiate a merger agreement.

On September 17, 2018, the company entered into an exclusivity agreement with Mid-Atlantic Dental with an expiration of 12:01 a.m. EDT on September 26, 2018. From September 17, 2018 to September 28, 2018, Mid-Atlantic Dental continued conducting its due diligence review. Among other things, Mid-Atlantic Dental and its advisors, including a consulting firm engaged by Mid-Atlantic Dental, conducted extensive healthcare regulatory diligence and a review of dental records under an amended nondisclosure agreement covering personal health information. On September 19, 2018 and September 20, 2018, Mid-Atlantic Dental’s chief financial officer met in Denver with Mr. Genty and our treasurer to conduct confirmatory finance and accounting diligence.

On September 19, 2018, Cain Brothers received a new unsolicited preliminary non-binding indication of interest from Company C that indicated an offer to acquire the common shares of the company for an enterprise value of $35.0 to $37.0 million. To adhere to the terms of the exclusivity agreement with Mid-Atlantic Dental and at the direction of the Special Transactions Committee, Cain Brothers disclosed the receipt of the indication of interest from Company C to Mid-Atlantic Dental on September 21, 2018.

On September 21, 2018, FaegreBD provided to Duane Morris comments to the draft merger agreement received from Mid-Atlantic Dental. From September 22, 2018 through October 2, 2018, FaegreBD and Duane Morris and representatives of our company including Cain Brothers and representatives of Mid-Atlantic Dental negotiated the terms and conditions of the merger agreement and other legal documentation in connection with the merger, including the CVR agreement. An initial call between FaegreBD and Duane Morris to discuss FaegreBD’s comments on the merger agreement occurred on September 23, 2018. Several drafts of the merger agreement were exchanged between September 21, 2018 and October 2, 2018. Among the material terms in the merger agreement that we negotiated with Mid-Atlantic Dental were the definition of “material adverse effect,” the duration of the go-shop period, the amount of our termination fees, limitations on liability after termination of the merger agreement, and the scope of covenants governing the conduct of our business during the period between signing and closing the merger agreement. Mid-Atlantic Dental initially proposed a 15-day go-shop period. We requested a 35-day go-shop period. Mid-Atlantic Dental countered with a 21-day go shop period and the parties agreed to a 28-day go-shop period. Mid-Atlantic Dental initially proposed a $2 million termination fee with a $1.5 million termination fee if we enter into an agreement with a party identified during the go-shop period. The parties agreed to a $1.25 million termination fee if we entered into an agreement with a party identified during the go-shop period. In addition, the parties to the support agreements negotiated those agreements.

On September 25, 2018, we and Mid-Atlantic Dental entered into an agreement to extend the exclusivity agreement through 11:59 pm EDT on September 28, 2018, with an automatic extension of the exclusivity period until 9:30 am EDT on October 1, 2018 if Mid-Atlantic Dental certified to us in writing by 6:00 pm EDT on September 28, 2018 that it had concluded its due diligence review in connection with the transaction.

On September 26, 2018, FaegreBD and Duane Morris had a call to discuss the draft merger agreement. That evening, the Special Transactions Committee, our Senior Management, Cain Brothers, and FaegreBD convened to review the status of the merger agreement negotiations and outstanding due diligence requests.

On September 28, 2018, representatives of Cain Brothers spoke with Andrew Goldman and Duane Morris regarding outstanding legal due diligence. Prior to 6:00 pm EDT on September 28, 2016, Mid-Atlantic Dental certified to us in writing that it had concluded its due diligence review in connection with the transaction. Over the weekend of September 29-30, 2018, we and Mid-Atlantic Dental and our and their advisors continued negotiations of the merger agreement and related documents including the CVR agreement and support agreements. On the morning of October 1, 2018, the parties extended the exclusivity agreement through 6:00 pm EDT on October 3, 2018.

On October 1, 2018, FaegreBD distributed to our board of directors and Senior Management substantially final versions of the merger agreement, the CVR agreement, the support agreements, and information from Cain Brothers and FaegreBD relating to the proposed merger, including, among other things, a summary of the strategic process undertaken by Cain, negotiations with Mid-Atlantic and discussions with other parties, certain financial analyses of the merger consideration prepared by Cain Brothers and a summary of the material terms of the merger agreement prepared by FaegreBD.

On October 2, 2018, our board of directors held a meeting along with Senior Management and representatives of Cain Brothers and FaegreBD. At the meeting, among other things:

•	Our board of directors engaged in extensive discussions of our historical and projected financial performance, operating initiatives and strategic plans, and assessed the likelihood of, and risks associated with, achieving our short-term and long-term objectives.
•	Representatives of Cain Brothers reviewed with our board of directors Cain Brothers’ financial analysis of the merger consideration and delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated October 2, 2018, to our board of directors that, as of that date and based upon and subject to factors and assumptions set forth therein, the merger consideration to be paid to the holders of shares of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.
•	Representatives of FaegreBD presented a summary of the material terms of the merger agreement.
•	Representatives of FaegreBD reviewed with the directors their fiduciary duties under Colorado law in connection with their consideration of the merger.

Following consideration of these matters and discussion of the proposed merger agreement and the transactions contemplated thereby:

•	The compensation committee of our board unanimously approved the acceleration and cash-out of our equity awards, as contemplated by the merger agreement.

•	The Special Transactions Committee unanimously recommended to our board that the board approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement.
•	Our board of directors unanimously (1) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement, (2) declared the merger agreement, the merger, and the other transactions contemplated by the merger agreement to be advisable, and in the best interests of our company and our shareholders; (3) directed that the approval of the merger agreement be submitted to a vote at a meeting of our shareholders; and (4) recommended to our shareholders that they approve the merger agreement.

From October 2 through close of the markets on October 3, 2018, we and our advisors and those of Mid-Atlantic Dental negotiated the final terms of the merger agreement, the CVR agreement, and the support agreements and finalized those agreements. In addition, on October 3, 2018, we completed an amendment to our loan agreement with the bank that, among other things, defers until the earlier of closing or termination of the merger agreement or February 28, 2019 the payment of certain amounts that may be otherwise due under the bank credit facility consisting of required principal curtailments and potential cure payments related to failure to achieve certain financial covenants under the credit facility.

We and Mid-Atlantic Dental executed the merger agreement after close of the markets on October 3, 2018, and we and Mid-Atlantic Dental issued a joint press release later in the afternoon on October 3, 2018 announcing the parties’ entry into the merger agreement. Our closing stock price on October 3, 2018 was $5.25 per share.

On October 3 and 4, 2018, Cain Brothers contacted Company A, Company B, Company C and all of the other parties previously contacted to notify them of the transaction and to explain the provisions of the go-shop with the aim of a securing a higher bid for the shareholders of the Company. On October 3, 2018, a representative of Company B indicated that they were not willing to increase their valuation of the company.

On October 12, 2018, a representative of Cain Brothers discussed with a representative of Company C its level of interest in an acquisition of the company. The representative of Company C indicated that Company C would not bid above the previously offered per share range.

On October 24, 2018, Mid-Atlantic Dental entered into amended and restated support agreements with Frederic W.J. Birner and the Palm entities to correct certain typographical errors therein.

On October 31, 2018, the go-shop period expired. During the go-shop period, Cain Brothers communicated with 23 parties to assess their interest in making a superior offer to acquire us. Three of those parties entered into confidentiality agreements with us and were granted access to our electronic data room. We received no offers to acquire us during the go-shop period. See “The Merger Agreement—Go-Shop; Window Shop; Acquisition Proposals; Change in Recommendation” on page 56.

REASONS FOR OUR BOARD’S RECOMMENDATION IN FAVOR OF THE MERGER

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, our board of directors consulted with our executive management team, our outside financial advisor, Cain Brothers, and our outside legal counsel, FaegreBD.

In recommending that our shareholders vote in favor of the merger proposal, our board of directors also considered several factors potentially weighing in favor of the merger, including the following (which are not presented in order of relative importance):

•	The belief of our board of directors, after a review of our current and historical financial condition, results of operations, prospects, business strategy, management team, competitive position, and the broader industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our common stock, that the value offered to our shareholders under the merger agreement is more favorable to our shareholders than the potential value that might have resulted from the possible alternatives to the merger, including continuing execution of our current and planned strategies as an independent public company.
•	The risks and uncertainties inherent in our ability to execute on our strategic plan and achieve management’s related financial projections, including the risks and uncertainties described in the section entitled “risk factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2017.

•	The challenges and risks that we have faced, and would likely continue to face, if we remained an independent company, including:
○	our declining financial performance in recent years that consisted of losses and related defaults under our bank loan agreement that caused us to restructure our debt and sell $5 million of notes and shares of Series A convertible preferred stock in December 2017 and sell an additional $468,000 of notes and shares of Series A convertible preferred stock in August 2018 to regain compliance with, and avoid a default under, an EBITDA covenant in our bank loan agreement, and the potential for future defaults that could require additional infusions of capital, which may not be available, and actions our bank could take in response to future uncured defaults;
○	the possibility that it could take a significant period of time, if ever, and involve substantial risk, before the trading price of our common stock might reach $10.75 per share, as adjusted for the time value of money, in light of our continuing negative operating and financial performance trends;
○	the increasingly competitive landscape in our markets;
○	increased need for significant investment in technology;
○	our board of directors' belief that the limited trading market for our common stock negatively impacts the ability of our shareholders to obtain liquidity through market sales; and
○	the additional costs and burdens involved with being a public company.
•	The relationship of the merger consideration to the trading ranges our common stock and the potential trading range of the common stock absent announcement of the merger agreement, and the possibility that absent such announcement it could take a considerable period of time before our common stock would trade at a price in excess of the merger consideration on a present-value basis, including considering the fact that the merger consideration constitutes:
○	a premium of approximately 105% over the closing price of our common stock on October 3, 2018, the date the merger agreement was executed; and
○	a premium of 75% over the volume-weighted average price per share of our common stock over the one-year period ended on October 3, 2018.
•	Our board of directors’ belief that the merger consideration was the best price reasonably attainable for our shareholders, considering:
○	the improvement in the merger consideration proposed by Mid-Atlantic Dental from $9.81 per share at the time of its initial indication of interest on July 5, 2018 to $10.75 per share when it delivered its last proposal on September 16, 2018; and
○	our board of directors’ belief, based on the nature of the negotiations, that the price to be paid by Mid-Atlantic Dental is the highest price per share that Mid-Atlantic Dental was willing to pay and that the terms and conditions of the merger agreement were, in our board of directors’ view, the most favorable to us and our shareholders to which Mid-Atlantic Dental was willing to agree; and
○	our board of directors’ belief, following consultation with our financial advisor and based upon the results of the comprehensive market check conducted by our financial advisor from July through September 2018 and the go-shop process conducted by our financial advisor following the signing of the merger agreement, that Mid-Atlantic Dental would be the potential buyer candidate most likely to offer the best combination of value and closing certainty to our shareholders and that it was reasonably unlikely that any other party, individually or in consortium with other parties, would be willing to acquire us at a higher price.
•	The fact that $10.62 per share in cash merger consideration will provide certainty of value and liquidity to our shareholders.
•	The fact that the contingent value right provides an opportunity for additional cash consideration to our shareholders.

•	The oral opinion, provided to our board at its meeting on October 2, 2018 by representatives of Cain Brothers and subsequently confirmed in writing, that, as of that date, the $10.62 in cash per share of our common stock to be paid to our shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders, based upon and subject to the qualifications, assumptions, and other matters considered in connection with the preparation of such opinion. The opinion of Cain Brothers is more fully described below under “Opinion of Our Financial Advisor” on page 32, and full text of their written opinion is attached hereto as Appendix C.
•	The likelihood that the merger would be completed based on, among other things:
○	our board of directors’ belief that there were not likely to be significant antitrust or other regulatory impediments to the closing;
○	the agreement of Mid-Atlantic Dental to use reasonable best efforts to take, all actions necessary, proper, or advisable to consummate the merger as promptly as reasonably practicable, subject to certain exceptions;
○	our board of directors’ belief that the outside date provisions of the merger agreement allow for sufficient time to complete the merger;
○	the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in our business between announcement and closing of the merger will provide a basis for Mid-Atlantic Dental to refuse to consummate the merger;
○	our board of directors’ perception that Mid-Atlantic Dental is willing to devote the resources necessary to complete the merger in an expeditious manner based upon, among other things, the business reputation and capabilities of Mid-Atlantic Dental and the provisions of the merger agreement requiring Mid-Atlantic Dental to pay us a termination fee of $2 million if the merger agreement is terminated in certain circumstances following Mid-Atlantic Dental’s failure to consummate the merger when required to do so;
○	the fact that there is no financing condition to the completion of the merger in the merger agreement;
○	the representation of Mid-Atlantic Dental that it has, through a combination of committed financing and existing cash and cash equivalents, all funds necessary for the payment of the aggregate merger consideration; and
○	the receipt of equity subscription agreements, the terms thereof and the reputation of the parties providing the commitment, which increase the likelihood of the financing being available.
•	Our board of directors’ views that the terms of the merger agreement would not preclude or unreasonably restrict a superior offer from another party, considering:
○	our board of directors’ right under the merger agreement, during the go-shop period to solicit additional acquisition proposals and to provide non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person;
○	our board of directors’ right under the merger agreement, during the go-shop period and thereafter, to respond to third parties submitting unsolicited acquisition proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, if our board of directors, prior to taking any such actions, determines in good faith (after consultation with its financial advisor and legal counsel) that (i) the failure to take such action is reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and (ii) the competing proposal either constitutes a superior proposal or is reasonably likely to constitute a superior proposal;

○	our ability to terminate the merger agreement to enter into an alternative acquisition agreement that our board of directors determines to be a superior proposal, subject to certain conditions, including Mid-Atlantic Dental’s matching right and payment of a termination fee to Mid-Atlantic; and
○	our board of directors’ belief that the termination fees of $2 million, or approximately 4.9% of the enterprise value of our company, and $1.25 million, or approximately 3.1% of the enterprise value of our company, if we terminate the merger agreement to enter into a merger agreement with a party identified during the go-shop period, are reasonable in light of, among other things, the benefits of the merger to our shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers.
•	The other terms of the merger agreement.
•	The fact that the merger is subject to approval by our shareholders, and our board of directors’ right, under certain circumstances, to withhold, withdraw, rescind or adversely modify its recommendation that our shareholders approve the merger agreement.
•	The availability of dissenters’ rights to our shareholders who comply with specified procedures under Colorado law.

In its deliberations concerning the merger and the other transactions contemplated by the merger agreement, our board of directors also considered and balanced against the factors potentially weighing in favor of the merger several uncertainties, risks, restrictions, and other factors potentially weighing against the merger, including the following (not necessarily in order of relative importance):

•	The fact that the merger would preclude our shareholders from having the opportunity to realize the potential long-term value of successful execution as an independent public company or to otherwise participate in any future earnings or growth or in any future appreciation in value of shares of our common stock.
•	The fact that receipt of the all-cash merger consideration would be taxable to those of our shareholders that are treated as U.S. holders for U.S. federal income tax purposes.
•	The fact that, under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:
○	the possibility that the termination fee payable by us to Mid-Atlantic Dental upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although our board of directors believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring us; and
○	if the merger is not consummated, we will generally be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby.
•	The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire our company after the go-shop period.
•	The significant costs involved in connection with entering into and completing the merger agreement and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations.
•	The potential harm that the announcement and pendency of the merger, or the failure to complete the merger, may cause to our relationships with our managed dental practices, employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and patients.

•	The restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise or taking other actions with respect to our operations during the pendency of the merger, whether or not the merger is completed, and the resultant potential negative effect on us if the merger is not consummated.
•	The terms of the merger agreement that significantly limit our remedies if Mid-Atlantic Dental fails to complete the merger when required to do so, whether because of a failure of its financing or otherwise.
•	The fact that the market price of our common stock could be affected by many factors, including: (1) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting us; (2) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider us to be an unattractive acquisition candidate; and (3) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.
•	The fact that certain members of our board of directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our shareholders.

After considering all of the factors set forth above, as well as others, our board of directors concluded that the risks, uncertainties, restrictions, and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our shareholders.

The foregoing discussion of factors considered by our board of directors is not intended to be exhaustive, but summarizes the material factors considered by our board of directors. In light of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our board of directors applied his own personal business judgment to the process and may have given different weight to different factors. Our board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Our board of directors based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our executive management team, financial advisor, and legal counsel. It should be noted that this explanation of the reasoning of our board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth under “Preface—Forward-Looking Statements.”

OPINION OF OUR FINANCIAL ADVISOR

We retained Cain Brothers, a division of KeyBanc Capital Markets Inc., to act as our financial advisor in connection with the merger. In selecting Cain Brothers, we considered, among other things, Cain Brothers’ qualifications, expertise, reputation and knowledge of the business and affairs of the Company and the industry in which the Company operates.

On October 1, 2018, Cain Brothers rendered an oral opinion to our board of directors, which was subsequently confirmed in a written opinion dated as of October 2, 2018, as to the fairness, from a financial point of view, to the holders of our common stock as of that date, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by Cain Brothers, of the consideration per share of our common stock to be received by those shareholders in the merger pursuant to the merger agreement.

The full text of Cain Brothers’ written opinion, dated as of October 2, 2018, is attached as Appendix D. You should read Cain Brothers’ opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Cain Brothers in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. Cain Brothers’ opinion was directed to the board of directors, in its capacity as the board of directors of the company, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of our common stock of the consideration to be received by those shareholders in the merger pursuant to the merger agreement. It does not constitute a recommendation as to how any shareholder should vote with respect to the merger or any other matter, and does not in any manner address the price at which our common stock will trade at any time.

In connection with rendering its opinion, Cain Brothers, among other things:

•	reviewed a draft of the merger agreement and the CVR agreement, each circulated on or around September 28, 2018, which Cain Brothers understood to be in substantially final form;
•	reviewed certain publicly available information concerning the company, including the Annual Reports on Form 10-K of the company for each of the years in the three-year period ended December 31, 2017, and the Quarterly Reports on Form 10-Q of the company for the quarters ended March 31, 2018 and June 30, 2018;
•	reviewed certain other internal information, primarily financial in nature, including projections, concerning our business and operations;
•	reviewed certain publicly available information concerning the trading of, and the trading market for, our common stock;
•	reviewed certain publicly available information concerning Mid-Atlantic and its financing sources;
•	reviewed certain publicly available information with respect to certain other publicly traded companies that Cain Brothers believed to be comparable to the company and the trading markets for certain other companies’ securities;
•	reviewed certain publicly available information concerning the nature and terms of certain other transactions that Cain Brothers considered relevant to its inquiry;
•	met with certain officers and employees of the company to discuss the business and prospects of the company, as well as other matters considered relevant to its inquiry; and
•	considered such other data and information as Cain Brothers judged necessary to render its opinion.

In its review and analysis and in arriving at its opinion, Cain Brothers assumed and relied on the accuracy and completeness of all of the financial and other information provided to or otherwise discussed with Cain Brothers or publicly available, and Cain Brothers relied upon the representations and warranties of the company, Mid-Atlantic and Merger Sub contained in the merger agreement. Cain Brothers was not engaged to, and did not independently attempt to, verify any of such information. Cain Brothers also relied upon information provided by management of the company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to Cain Brothers, and, with our consent, Cain Brothers assumed that the projections were reasonably prepared and reflect the best currently available estimates and judgments of the company. Cain Brothers was not engaged to assess the reasonableness or achievability of the projections or the assumptions on which they were based, and Cain Brothers expressed no view as to such projections or assumptions. In addition, Cain Brothers did not conduct a physical inspection or appraisal of any of the assets, properties or facilities of the company, and Cain Brothers was not furnished with any such evaluation or appraisal. Cain Brothers also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the company or the merger.

Cain Brothers was not asked to, nor did Cain Brothers, offer any opinion as to the material terms of the merger agreement or the form of the merger. In rendering its opinion, Cain Brothers assumed, with the company’s consent, that the final executed form of the merger agreement would not differ in any material respect from the draft that Cain Brothers examined, and that the conditions to the merger as set forth in the merger agreement will be satisfied and that the merger will be consummated on a timely basis in the manner contemplated by the merger agreement. Cain Brothers’ solicitation of third party interest in a transaction involving the company prior to the rendering of its opinion was limited at the company’s direction, including in connection with the exclusivity obligation to which the company is bound and in light of the “go shop” provision that was included in the merger agreement.

Cain Brothers’ opinion was based on economic and market conditions and other circumstances existing on, and information made available to Cain Brothers as of, October 2, 2018 and does not address any matters subsequent to such date. In addition, Cain Brothers’ opinion was limited to the fairness, as of October 2, 2018, from a financial point of view, of the consideration to be received by the holders of the company’s common stock pursuant to the merger agreement and does not address the company’s underlying business decision to effect the merger or any other terms of the merger. Although subsequent developments may affect Cain Brothers’ opinion, Cain Brothers’ does not have any obligation to update, revise or reaffirm its opinion. Cain Brothers’ opinion was approved by a fairness committee of KBCM.

The following is a summary of the material financial analyses performed by Cain Brothers in arriving at its opinion. Cain Brothers’ opinion was only one of many factors considered by the board of directors in evaluating the merger. Neither Cain Brothers’ opinion nor its financial analyses were determinative of the merger consideration or of the views of our board of directors or our management with respect to the merger consideration or the merger. None of the analyses performed by Cain Brothers were necessarily assigned a greater significance by Cain Brothers than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Cain Brothers. The summary text describing each financial analysis does not constitute a complete description of Cain Brothers’ financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Cain Brothers. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Cain Brothers with respect to any of the analyses performed by it in connection with its opinion. Rather, Cain Brothers made its determination as to the fairness, from a financial point of view, to our shareholders of the merger consideration to be received by those shareholders in the merger pursuant to the merger agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Analysis of Selected Precedent Transactions

Cain Brothers performed an analysis of selected precedent transactions involving group dental practices, which we refer to as “DSOs,” and practice management / multi-site health care providers that Cain Brothers determined, based on its professional judgment and experience, were comparable to the merger. The precedent transactions included 29 transactions total, including eight transactions involving DSOs and 21 transactions involving other physician practice management / multi-site healthcare companies. As used in this summary, (1) “EBITDA” refers to earnings before interest, taxes, depreciation and amortization, adjusted to exclude nonrecurring and other similar items and one-time charges and (2) “EV” refers to aggregate enterprise value, calculated as equity value, plus book value of total debt, including underfunded pension liability, plus non-controlling interest (as appropriate for the company being analyzed), less cash, cash equivalents and marketable securities.

Cain Brothers focused on EV to EBITDA and EBITDA margin for the 12 month, which we refer to as “LTM,” period prior to the public announcement of each respective transaction, which we refer to in the tables below as “EV / LTM EBITDA” and “EBITDA Margin,” respectively, for each of these transactions for comparison purposes. The overall median EV / LTM EBITDA for the 29 transactions analyzed was 9.7x. For comparison purposes, Cain Brothers utilized the information regarding the company’s estimated fiscal 2018 results, as provided to Cain Brothers by the company’s management and can be found under “The Merger—Certain Prospective Financial Information” on page 39.

The follow table sets forth the analysis for the eight transactions involving DSOs:

Announced	Target	Acquirer	EV ($mm)	EV / LTM EBITDA	EBITDA Margin
March 2015	Aspen Dental Management, Inc.	American Securities LLC	950.0	12.0x	NA
November 2012	Heartland Dental, LLC	Teachers’ Private Capital	1,277.7	11.0x	NA
October 2012	Western Dental Services, Inc.	Court Square Capital Partners L.P.	550.0	8.6x	NA
November 2011	American Dental Partners, Inc.	JLL Partners	392.0	8.0x	16.9%
April 2011	Midwest Dental, Inc.	FFL Partners, LLC	150.0	10.0x	NA
December 2010	ReachOut Healthcare America Ltd.	Morgan Stanley Private Equity	175.0	9.4x	NA
November 2010	Smile Brands Group Inc.	Welsh, Carson, Anderson & Stowe LP	762.0	10.6x	NA
August 2010	Aspen Dental Management, Inc.	Ares Management LLC; Leonard Green & Partners	547.5	9.0x	23.4%
Median				9.7x	20.2%
Note:	NA means Not applicable (not publicly disclosed or known to Cain Brothers).

This analysis indicated the following implied share price and equity value, in each case, based on the company’s estimated full year 2018 EBITDA:

Implied Share Price	Implied Enterprise Value ($mm)
$2.21	$17.3

The follow table sets forth the analysis for the 21 transactions involving other physician practice management / multi-site healthcare companies:

Announced	Target	Acquirer	EV ($mm)	EV / LTM EBITDA	EBITDA Margin
June 2018	Envision Healthcare Corporation	KKR & Co. L.P.	10,418.0	9.7x	13.4%
April 2018	Sound Inpatient Physicians, Inc.	Summit Partners LLP	2,150.0	19.5x	7.4%
December 2017	DaVita Medical Holdings, LLC	UnitedHealth Group	4,900.0	13.2x	NA
October 2017	Synergy Radiology Associates	MEDNAX, Inc.	101.1	8.0x	17.9%
September 2017	Jefferson Radiology & Imaging Associates	MEDNAX, Inc.	67.4	8.0x	17.9%
August 2017	Radiology Associates of South Florida	MEDNAX, Inc.	78.6	8.0x	17.9%
July 2017	OB Hospitalist Group, LLC	Gryphon Investors	625.0	13.9x	NA
May 2017	Medical Solutions L.L.C.	TPG Growth	500.0	10.1x	NA
January 2017	Radiology Alliance & Infinity Management	MEDNAX, Inc.	74.1	8.0x	18.1%
January 2017	Surgical Care Affiliates, Inc.	Optum, Inc.	4,169.0	12.3x	26.8%
December 2016	Alliance Healthcare Services, Inc.	Fujian Thaihot Investment Co., Ltd.	801.1	6.2x	25.2%
October 2016	TeamHealth Holdings, Inc.	The Blackstone Group L.P.	6,029.8	12.9x	10.7%
June 2016	Envision Healthcare Holdings, Inc.	AmSurg Corp.	7,940.7	12.6x	11.1%
March 2016	Emergency Physicians Medical Group	EmCare Inc.	120.0	5.2x	16.5%
August 2015	IPC Healthcare, Inc.	TeamHealth Holdings, Inc.	1,642.8	20.1x	11.4%
July 2015	Questcare Medical Services	EmCare Inc.	135.0	5.1x	16.5%
May 2015	Virtual Radiologic Corporation	MEDNAX, Inc.	500.0	11.1x	24.3%
January 2015	VISTA Staffing Solutions, Inc.	EmCare Inc.	123.0	9.8x	9.2%
January 2015	Scottsdale Emergency Associates	EmCare Inc.	380.0	7.7x	16.5%
June 2014	Phoenix Physicians, LLC	EmCare Inc.	170.0	8.3x	16.5%
May 2014	Sheridan Healthcare, Inc.	AmSurg Corp.	2,344.6	12.2x	20.5%
Median				9.8x	16.5%
Note:	NA means Not applicable (not publicly disclosed or known to Cain Brothers).

This analysis indicated the following implied share price and equity value, in each case, based on the company’s estimated full year 2018 EBITDA:

Implied Share Price	Implied Enterprise Value ($mm)
$2.30	$17.5

No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the company or directly comparable to the merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the companies to which the company is being compared. In evaluating the selected precedent transactions, Cain Brothers made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the company’s control, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the company or the industry or the financial markets in general.

Analysis of Comparable Publicly Traded Companies

Cain Brothers reviewed and compared certain publicly available financial data, ratios and trading multiples for comparable publicly traded multi-site medical service group practices (there are no publicly traded dental companies other than the company) that Cain Brothers determined, based on its professional judgment and experience, were comparable to the company’s current operations for purposes of this analysis. Financial data of the selected companies were based on publicly available information such as public filings and third party equity research reports. Cain Brothers reviewed data, including EV as a multiple of LTM and estimated calendar year 2018 Adjusted EBITDA based on S&P Capital IQ, Wall Street analyst research and press releases, of the company and each of the following selected publicly traded multi-site medical service group practices, the operations of which Cain Brothers deemed similar for purposes of this analysis, based on its professional judgement and experience. The multiples for each of the selected companies were calculated using their respective closing prices on October 1, 2018 and were based on the most recent publicly available information and S&P Capital IQ, Wall Street analyst research and press release estimates.

With respect to the company’s comparable companies, the information Cain Brothers presented to our board of directors included multiples of EV to EBITDA for LTM and 2018, which we refer to in the table below as “EV / LTM EBITDA” and “EV / 2018E EBITDA,” respectively. For comparison purposes, Cain Brothers utilized the information regarding the company’s estimated fiscal 2018 results, as provided to Cain Brothers by the company’s management and can be found under “The Merger—Certain Prospective Financial Information” on page 39. Due to size, liquidity, end market, and geographic concentration, Cain Brothers applied a 30% discount to the median results of the aforementioned multiples.

The following table reflects the results of this analysis:

Company	EV / LTM EBITDA	EV / 2018E EBITDA
Apollo Medical Holdings, Inc.	13.3x	14.0x
MEDNAX, Inc.	10.0x	10.3x
American Renal Associates Holdings	13.9x	14.0x
DaVita Inc.	10.3x	11.3x
Hanger, Inc.	10.8x	10.3x
RadNet, Inc.	9.1x	9.1x
Surgery Partners, Inc.	20.8x	17.6x
U.S. Physical Therapy, Inc.	27.8x	26.6x
Median	12.1x	12.6x
Median (includes a 30% size and comparability discount.)		8.8x

This analysis indicated the following implied share price and equity value of the company:

Implied Share Price(1)	Implied Enterprise Value ($mm)
$1.39	$15.8
(1)	Reflects implied share price at the 30% size and comparability discount

No company utilized in the selected publicly traded companies analysis is identical to the company. In evaluating selected publicly traded companies, Cain Brothers made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the company’s control, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the company or the industry or the financial markets in general.

Discounted Cash Flow Analysis

Cain Brothers performed a discounted cash flow analysis of the company, which was performed to demonstrate an illustrative indication of the implied present value of the company on a share price basis. The illustrative discounted cash flow analysis of the company was based on the company’s estimated fiscal 2018 results and projections provided by the company’s management for fiscal years 2019 through 2022. Cain Brothers calculated terminal values for the company by applying the growth rate in perpetuity method, which reflects GDP growth of 1.0% to 2.0%. The cash flows and terminal values were then discounted to present value as of December 31, 2018 using discount rates ranging from 19.0% to 22.0%.

This analysis indicated the following per share equity value reference range for the company’s common shares:

Per Share Equity Value Reference Range(1)
$4.89 - $6.59
(1)	Assumed 10,812 new shares issued from exercisable options

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of the company’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Premium Paid Analysis

Cain Brothers reviewed publicly available data for 124 transactions dating back to 2014 involving U.S. publicly traded companies in which the seller was categorized as a “Healthcare” company by ThomsonOne. For the purposes of this analysis, Cain Brothers excluded transactions in which the premium exceeded 1,000%.

For each of the target companies involved in the reviewed transactions, Cain Brothers examined the closing stock price one day, one week and four weeks prior to announcement of the transaction in order to calculate the premium paid by the acquiror over the target’s closing stock price at those points in time. Cain Brothers then determined the median percentage premiums observed for the reviewed transactions (i.e., the 124 transactions dating back to 2014 as referenced above) for each of the examined time periods, as set forth in the chart below.

Precedent Transaction Premium	1 Day	1 Week	4 Weeks
Median	37.4%	35.6%	44.2%

For purposes of its fairness analysis, Cain Brothers noted that one day premium to share prices for the 25th percentile and 75th percentile transactions in this referenced data set were 15.7% and 63.9%, respectively. Applying these percentages to the company’s share price of $5.25 immediately prior to the announcement of the transaction implied a fair range of $6.07 per share to $8.60 per share.

No transaction utilized in the premiums paid analysis is identical to the merger. In selecting the precedent transactions, Cain Brothers made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond the company’s control, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the company or the industry or the financial markets in general. Mathematical analysis of comparable transaction data (such as determining medians) in isolation from other analyses is not an effective method of evaluating transactions.

Historical Stock Trading Analysis

Cain Brothers also reviewed the trading range of the company’s common stock prices (lowest to highest) over the preceding 52 weeks prior to October 1, 2018, including the trading volume during the last three months prior to October 1, 2018. This range went from $4.00 per share (on November 10, 2017) to $9.50 per share (on January 2, 2018).

Miscellaneous

In connection with Cain Brothers’ services as the company’s financial advisor in connection with the merger, the company will pay Cain Brothers an aggregate fee, based on merger consideration of $10.62 in cash, without interest and less any applicable withholding taxes, for each share of our common stock, of approximately $1.06 million, $250,000 of which was payable upon the delivery of Cain Brothers’ fairness opinion. In addition, the company has agreed to reimburse Cain Brothers for certain of its expenses and to indemnify Cain Brothers and related persons against various potential liabilities, including certain liabilities that may arise in connection with Cain Brothers’ engagement.

In the ordinary course of its business, Cain Brothers may actively trade securities of the company for our own account and for Cain Brothers’ own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN PROSPECTIVE FINANCIAL INFORMATION

The company does not as a matter of course make public financial projections or estimates as to future revenues, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with their consideration of the merger, certain forward-looking financial information prepared by the company’s management including estimated fiscal 2018 results and projections for fiscal years 2019 through 2022, was provided to Cain Brothers, which we refer to as the “projections,” in addition to the company’s actual results during the trailing twelve months ended August 31, 2018. We have included the projections in this proxy statement to give our shareholders access to certain nonpublic information considered by the board of directors and Cain Brothers for purposes of considering and evaluating the merger, but not to influence the decision of shareholders whether to vote for or against the approval of the merger agreement and the merger. The inclusion of this information should not be regarded as an indication that the board of directors, Cain Brothers or any other recipient of this information considered, or now considers, this information to be material or a reliable prediction of future results.

The projections are subjective in many respects. Although presented with numerical specificity, the projections reflect and are based on numerous assumptions and estimates with respect to industry performance, general business, economic, political, market and financial conditions, competitive uncertainties and other matters, all of which are difficult to predict and beyond our control. As a result, there can be no assurance that these projections will be realized or that actual results will not be significantly higher or lower than projected. The projections are forward-looking statements and should be read with caution. See “Legal and Cautionary Disclosures” on page 76. The projections reflect assumptions as to certain business matters that are subject to change.

The projections were prepared to assist the board of directors in evaluating the merger and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. The company’s independent registered public accounting firm has not examined or compiled any of the projections, expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them. The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the company contained in the company’s public filings. Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the projections set forth below. No one has made or makes any representation to any shareholder regarding the information included in these projections. The projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the projections do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context. Except as may be required by applicable securities laws, the company does not intend to update, or otherwise revise, the projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

For the foregoing reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of specific portions of the projections in this proxy statement should not be regarded as an indication that the projections are an accurate prediction of future events, and they should not be relied on as such.

The following table is a summary of the projections and the company’s actual results during the trailing twelve months ended August 31, 2018:

	TTM Aug-‘18	FY2018E	FY2019P	FY2020P	FY2021P	FY2022P
Dental Practice Revenue, Net	$60,183,335	$60,893,160	$67,642,990	$72,692,291	$76,414,063	$80,023,616
% Growth	1.2%	2.4%	11.1%	7.5%	5.1%	4.7%
Direct Costs:	26,636,991	26,413,269	28,704,340	30,926,621	32,530,354	34,044,609
Gross Profit	$33,546,344	$34,479,891	$38,938,650	$41,765,670	$43,883,709	$45,979,007
% Margin	55.7%	56.6%	57.6%	57.5%	57.4%	57.5%
Total Office-Level Expenses	28,729,453	28,961,133	30,711,879	31,839,945	32,839,896	33,842,817
Adjusted Office-Level EBITDA	$4,816,891	$5,518,758	$8,226,771	$9,925,725	$11,043,813	$12,136,191
% Margin	8.0%	9.1%	12.2%	13.7%	14.5%	15.2%
Total Corporate Expenses	3,766,309	3,733,887	3,797,149	3,916,588	4,039,601	4,166,295
Adjusted Corporate EBITDA	$1,050,582	$1,784,870	$4,429,622	$6,009,137	$7,004,211	$7,969,895
% Margin	1.7%	2.9%	6.5%	8.3%	9.2%	10.0%

In preparing the projections, the company’s management assumed the successful implementation of multiple operational initiatives to drive improved efficiencies and that would result in significant improvements in the financial performance of the company, including:

•	provider productivity improvements (productivity per doctor days);
•	hygiene productivity improvements (productivity per hygienist); and
•	increase in the number of Invisalign procedures.

Additionally, the projections reflect the impact of recent headcount reductions implemented in August 2018.

FINANCING OF THE MERGER

We anticipate that the total amount of funds necessary to consummate the merger and the related transactions (including the funds needed to pay our shareholders the amounts due to them under the merger agreement, make payments in respect of our outstanding equity awards, repay our existing indebtedness and to pay related fees and expenses) will be funded through financing to be provided by an affiliate of Mid-Atlantic Dental, which has agreed to fund Mid-Atlantic Dental with $45 million for the purpose of consummating the merger, subject to the terms and conditions set forth in a subscription agreement, which we refer to as the “subscription agreement.” The merger is not conditioned upon receipt of financing by Mid-Atlantic Dental.

Birner Dental is an express third-party beneficiary of the subscription agreement to, in accordance with the terms and conditions of the merger agreement, enforce the obligations of the parties thereto, including the funding of the financing commitment to Mid-Atlantic Dental.

The obligations to fund the financing under the equity commitment letter will terminate if Mid-Atlantic Dental doesn’t deliver a drawdown notice in connection with the closing of the merger on or before February 28, 2019.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

When considering the recommendation of our board of directors that you vote for the proposal to approve the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved by our shareholders.

Our executive officers are:

•	Frederic W.J. Birner, Chief Executive Officer and Director
•	Dennis N. Genty, Chief Financial Officer and Secretary

Agreements with Executive Officers

No executive officer of the company has entered into an agreement with Mid-Atlantic Dental or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into such agreements with Mid-Atlantic Dental, Merger Sub, or any of their respective affiliates.

Under the merger agreement, the equity-based awards held by our directors and executive officers under our equity incentive plans will be treated as described in “The Merger Agreement—Treatment of Birner Dental Equity Awards” starting on page 49.

No amounts are payable to each of our named executive officers in settlement of their outstanding equity awards. Three of our current directors, Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak, each have 2,000 shares of restricted stock awards, which will vest upon closing of the merger. Three of our current directors, John M. Climaco, Gregory G. Fulton, and Thomas D. Wolf, each have 3,000 shares of restricted stock awards, which will vest upon closing of the merger.

Payments to Company Executives upon Termination Following Change in Control

Employment, Severance, and Retention Agreements

We have no employment, severance, or retention agreements with our executive officers.

Quantification of Payments and Benefits to Named Executive Officers

No named executive officer will receive any payments or benefits upon closing of the merger other than amounts the officers were already entitled to receive or that were vested as of October 3, 2018, or amounts under contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of the salaried employees of the company.

Insurance and Indemnification of Directors and Executive Officers

See “The Merger Agreement—Indemnification and Insurance,” starting on page 59, for a summary of the obligations of Mid-Atlantic Dental and the surviving corporation with respect to insurance indemnification of directors and executive officers after the effective time of the merger.

Support Agreements

Frederic W.J. Birner and the Palm entities entered into support agreements. Mr. Birner is our Chief Executive Officer and a Director. Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve on our board of directors as designees of the Palm entities. In the support agreements, Mr. Birner and the Palm entities have agreed, among other things, to vote an aggregate of 37.5% of the outstanding voting shares of the company in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreementt, against any change in the company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the merger agreement. See “Support Agreements” on page 66.

REGULATORY APPROVALS

We and Mid-Atlantic Dental have agreed to use each of our respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the merger agreement and applicable laws to consummate and make effective the merger and other transactions contemplated by the merger agreement as promptly as practicable, including efforts needed to prepare and file all documentation to effect all necessary notices, reports and filings to obtain as promptly as practicable, all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity. Applicable law or the terms and conditions of certain of our licenses and permits may impose requirements to notify or obtain approval of the applicable regulator in connection with the merger. However, the merger is not conditioned upon making or obtaining any such notices or approvals.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders of our common stock whose shares are exchanged for cash and CVRs pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “tax code,” applicable U.S. Treasury Regulations promulgated under the tax code, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, which we refer to as the “IRS,” each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. We have not sought, and no ruling will be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the tax code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or non-U.S. currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, U.S. expatriates or former citizens or long term residents of the United States, S corporations, or other pass-through entities, or investors in such S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in Mid-Atlantic Dental immediately after the merger, U.S. holders who acquired their shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan or other compensation arrangements, and dissenters (as defined under “Dissenters’ Rights” below)).

If a partnership (including for this purpose any entity or arrangement treated as a partnership or flow-through entity for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

This summary of U.S. federal income tax consequences is intended only as a general summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and is not tax advice. Holders of our stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, and tax consequences under state, local, non-U.S. or other tax laws, including tax treaties.

Tax Consequences of the Merger

The receipt of cash and CVRs by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

The amount of gain or loss a stockholder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty.

Because of the CVRs, the receipt of the per share merger consideration may be treated as either a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. It is the position of the IRS, reflected by Treasury Regulations, that only in “rare and extraordinary cases” is the value of property so uncertain that open transaction treatment is available. Birner Dental intends to take the position, and the following discussion assumes, that the merger will be treated as a “closed transaction” for U.S. federal income tax purposes.

Because the U.S. federal income tax treatment of the CVRs is unclear, Birner Dental urges you to consult your tax advisor with respect to the proper characterization of the receipt of the CVRs. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash and CVRs in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received, the fair market value of the CVRs as of the date of the consummation of the merger plus the amount used to satisfy any applicable withholding taxes and (2) the U.S. holder’s adjusted tax basis in such shares. Birner Dental is not obtaining a ruling or a valuation of the fair market value of the CVRs as of the date of the consummation of the merger and intends to take the position that the fair market value of the CVRs as of the date of the consummation of the merger is $0.00. You should consult your tax advisor if you intend to take a position that the fair market value of the CVRs as of the date of the consummation of the merger is anything other than $0.00.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.

The installment method of reporting any gain attributable to the receipt of a CVR will not be available because Birner Dental common stock is traded on an established securities market.

A U.S. holder's initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the consummation of the merger. The holding period of the CVRs will begin on the day following the date of the consummation of the merger.

There is no direct authority with respect to the treatment of payments similar to a payment in respect of the CVRs. You should therefore consult your tax advisor as to the taxation of such a payment. Subject to the discussion below of Section 483 of the tax code, a payment with respect to each CVR would likely be treated as a non-taxable return of a U.S. holder's adjusted tax basis in the CVR to the extent thereof. A payment in excess of such amount may be treated as: (i) payment with respect to a sale of a capital asset; (ii) income taxed at ordinary rates; or (iii) dividends. Subject to the discussion of Section 483 of the tax code below, a U.S. holder whose adjusted tax basis exceeds the amount of the payment (if any) with respect to the CVR such U.S. holder receives likely would recognize a loss equal to such excess. Such loss may be capital or ordinary.

Although not entirely clear, it is possible that a portion of the payment, if any, in respect of a CVR will be characterized as interest under Section 483 of the tax code. The interest amount will equal the excess of the amount received over its present value at the consummation of the merger, calculated using the applicable federal rate as the discount rate. If Section 483 of the tax code applies, the U.S. holder of a CVR must include in its taxable income interest pursuant to Section 483 of the tax code using such U.S. holder's regular method of accounting for U.S. federal income tax purposes. If Section 483 of the tax code applies, the portion of the payment received that is not treated as interest likely will be treated as “principal” and applied against the U.S. holder's adjusted tax basis in the CVR, with any amount in excess of basis taxable to the holder as capital gain. To the extent that the ultimate amount paid with respect to the CVR that is treated as principal is less than the U.S. holder's tax basis in the CVR, the U.S. holder will likely treat the difference as capital loss.

As discussed above, the U.S. federal income tax treatment of the CVRs is unclear, and it is possible that the IRS might successfully assert that payments with respect to, or sales or other dispositions of, the CVRs should be treated other than described above. If such a position were sustained, all or part of the CVR payment (or payment in exchange for a CVR) could be treated as ordinary income and could be required to be included in income prior to receipt.

Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, you are urged to consult your tax advisors concerning the tax consequences resulting from the receipt of the CVRs in the merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of our common stock pursuant to the merger generally will be subject to information reporting and backup withholding at the applicable rate. A U.S. holder can avoid backup withholding if it provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

DISSENTERS’ RIGHTS

The following is a summary of certain material terms of Article 113 of the CBCA. The summary is not complete and must be read together with the actual statutory provisions, copies of which are attached as Appendix E. We encourage you to read Article 113 carefully in its entirety because the rights and obligations of the company and our shareholders are governed by the express terms of these statutory provisions and other applicable law, and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about these statutory provisions that is important to you.

Applicability

As a Colorado corporation, Birner Dental is governed by the CBCA. The CBCA provides a shareholder who is entitled to vote and who objects to a merger with the right to dissent from such action and instead obtain payment for the “fair value” of his or her shares of our common stock. This right is set forth in Article 113 of the CBCA.

Exercising Dissenters’ Rights

Any shareholder contemplating an attempt to assert and exercise dissenters’ rights in connection with the merger should review carefully the provisions of Article 113 of the CBCA (which is attached as Appendix E), particularly the specific procedural steps required to perfect such rights. Dissenters’ rights are lost if the procedural requirements of Article 113 are not fully and precisely satisfied.

In view of the complexity of these statutory provisions, any shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors.

Right to Dissent

Our shareholders are entitled to dissent from the merger and obtain payment of the fair value of their shares if and when the merger is consummated. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 113 of the CBCA, a shareholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Under Section 7-113-103(1) of the CBCA, a record shareholder may assert dissenters’ rights as to fewer than all shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.

Section 7-113-103(2) of the CBCA provides that a beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

We will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to Birner Dental that the beneficial shareholder and record shareholder has asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights

The notice accompanying this proxy statement states that shareholders of Birner Dental are entitled to assert dissenters’ rights under Article 113 of the CBCA. A shareholder who wishes to assert dissenters’ rights shall: (a) cause us to receive before the vote is taken on the merger at the special meeting, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the merger is effectuated; and (b) not vote the shares in favor of the merger. A shareholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 113 of the CBCA.

Dissenters’ Notice

If the merger and the merger agreement is approved at the special meeting, we will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by us will be given no later than 10 days after the effective date of the merger and will: (a) state that the merger agreement was approved and state the effective date or proposed effective date of the merger, (b) set forth an address at which Birner Dental will receive payment demands and the address of a place where certificates must be deposited, (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (d) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made, (e) set the date by which we must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given, (f) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders each such beneficial shareholder must certify to us that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights, and (g) be accompanied by a copy of Article 113 of the CBCA.

Procedure to Demand Payment

A shareholder who is given a dissenters’ notice to assert dissenters’ rights will, in accordance with the terms of the dissenters’ notice, (a) cause us to receive a payment demand (which may be a demand form supplied by us and duly completed or other acceptable writing) and (b) deposit the shareholder’s stock certificates. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares until the effective date of the merger, and has only the right to receive payment for the shares after the effective date of the merger. A demand for payment and deposit of certificates is irrevocable except that if the effective date of the merger does not occur within 60 days after the date set by us by which it must receive the payment demand, we will return the deposited certificates and release the transfer restrictions imposed. If the effective date occurs more than 60 days after the date set by us by which it must receive the payment demand, then we will send a new dissenters’ notice. A shareholder who does not demand payment and deposit his or her share certificates as required by the date or dates set forth in the dissenters’ notice will not be entitled to demand payment for his, her or its shares under Article 113 of the CBCA, and he, she or it will receive cash consideration for each of his, her or its shares the same as received by non-dissenting shareholders.

Payment

At the effective date of the merger or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph our estimate of the fair value of the dissenter’s shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of our most recent fiscal year or, an audited income statement for that year, and an audited statement of changes in shareholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements will be unaudited. Payment will also be accompanied by a statement of our estimate of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment and a copy of Article 113 of the CBCA. With respect to a dissenter who acquired beneficial ownership of his, her or its shares after our first announcement of the terms of the transaction on October 3, 2018, or who does not certify that his, her or its shares were acquired before that date, we may, in lieu of making the payment described above, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

If Dissenter is Dissatisfied with Offer

If a dissenter disagrees with our payment or offer, such dissenter (1) may give us notice in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or (2) reject our offer and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) we fail to make payment within 60 days after the date we set by which it must receive the payment demand or (c) we do not return deposited certificates and release transfer restrictions if the effective date is more than 60 days after the date we set by which the payment demand must be received by the shareholder asserting dissenters’ rights. A dissenter waives the right to demand payment under this paragraph unless he or she causes us to receive the notice referenced in this paragraph within 30 days after we make or offer payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her shares in an amount equal to the amount we paid or offered.

Judicial Appraisal of Shares

If a demand for payment made by a dissenter as set forth above is unresolved, we may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the 60-day period, we shall pay to each dissenter whose demand remains unresolved the amount demanded. Birner Dental must commence any proceeding described above in the District Court of the City and County of Denver, Colorado. We shall make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, to exceed the amount we paid, or for the fair value, plus interest, of a dissenters’ shares for which we elected to withhold payment.

Court and Counsel Fees

The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against us and in favor of the dissenters if the court finds that we did not substantially comply with our obligations under Article 113, or (b) against either us or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 113 of the CBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

THE MERGER AGREEMENT

The following is a summary of certain material terms of the merger agreement. The summary is not complete and must be read together with the actual merger agreement, a copy of which is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the merger agreement that is important to you.

Please note that the representations, warranties, covenants, and agreements in the merger agreement were made only for purposes of the merger agreement and may not represent the actual state of facts. See “Legal and Cautionary Disclosures—Context for Assertions Embodied in Agreements” on page 76.

STRUCTURE AND CORPORATE EFFECTS OF THE MERGER

At the effective time of the merger, Merger Sub will merge with and into Birner Dental, and the separate corporate existence of Merger Sub will cease. Birner Dental will be the surviving corporation in the merger and will continue its corporate existence as a Colorado corporation and a wholly owned subsidiary of Mid-Atlantic Dental.

At the effective time of the merger, the articles of incorporation of the company will be amended and restated in their entirety. Also, at the effective time of the merger, the bylaws of the company will be amended and restated in their entirety.

At the effective time of the merger, the individuals holding positions as directors of Merger Sub immediately before the effective time of the merger will become the directors of the surviving corporation, and the individuals holding positions as officers of the company immediately before the effective time of the merger will continue as the officers of the surviving corporation, in each case until their resignation or removal or their respective successors are duly elected and qualified.

TIMING OF THE MERGER

The closing of the merger is to take place on the third business day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions). These conditions are described under “Conditions to Completion of the Merger” on page 60). We and Mid-Atlantic Dental may mutually agree on another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the closing date.

On the closing date, we will file a statement of merger with the Secretary of State of the State of Colorado and a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the articles of merger are filed or at such later date or time as may be agreed by us and Mid-Atlantic Dental and specified in the statement of merger and certificate of merger.

As of the date of the filing of this proxy statement, we expect to complete the merger in mid-January 2019. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside of our control or the control of Mid-Atlantic Dental may delay the completion of the merger or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

EFFECT OF THE MERGER ON OUR COMMON STOCK

Each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive (i) $10.62 in cash, without interest and less any applicable withholding taxes (the ”cash consideration”) and (ii) one contractual contingent value right representing the right to receive a contingent payment in cash, without interest and less any applicable withholding taxes (the “CVR,” and together with the cash consideration, the “merger consideration”), except for (1) any shares held in our treasury, owned by Mid-Atlantic Dental, any of its wholly owned subsidiaries, other than, in each case, shares of common stock held on behalf of third parties) (all of which we refer to as cancelled shares), (2) any dissenting shares or (3) any shares subject to vesting, repurchase or other lapse of restrictions. At the effective time of the merger, the shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the merger consideration.

Any shares subject to vesting, repurchase or other lapse of restrictions will be treated as described under “Treatment of Birner Dental Equity Awards” on page 49.

At the effective time of the merger, each cancelled share will be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.

In this proxy statement, we use the term “dissenting shares” to describe shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by a company shareholder who (1) has not voted in favor of approval of the merger agreement (or consented thereto in writing), (2) has demanded and perfected such holder’s right to dissent from the merger and to be paid the fair value of such shares in accordance with the provisions of Article 113 of the Colorado Business Corporation Act, and (3) as of the effective time of the merger, has not effectively withdrawn or lost such dissenters’ rights. At the effective time of the merger, any dissenting shares will not be converted into or represent the right to receive the merger consideration, but if such shareholder complies in all respects with the provisions of Article 113 of the Colorado Business Corporation Act, such shareholder will be entitled to the payment of the fair value of such dissenting shares determined in accordance with the provisions of Article 113 of the Colorado Business Corporation Act (including interest determined in accordance with the provisions of Article 113 of the Colorado Business Corporation Act). However, if any such shareholder fails to perfect or otherwise waives, withdraws or loses the right to dissent under such statutory provisions, or if a court of competent jurisdiction determines that such holder is not entitled, to demand or receive the fair value of such shares of our common stock under the applicable provisions of the Colorado Business Corporation Act, then the right of such shareholder to be paid the fair value of such holder’s dissenting shares will cease and such dissenting shares will be deemed to have been converted as of the effective time of the merger into, and to have become exchangeable solely for the right to receive, the merger consideration, without interest thereon and subject to any applicable withholding taxes. For more information regarding dissenters’ rights, see “The Merger—Dissenters’ Rights” on page 44.

At the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

TREATMENT OF BIRNER DENTAL EQUITY AWARDS

Stock Options. At the effective time of the merger, each unexercised option to acquire shares of our common stock outstanding immediately prior to the effective time of the merger, whether vested or unvested, will automatically vest and accelerate in full and be cancelled with the holder becoming entitled to receive (a) a cash payment, without interest, equal to the product of (1) the excess, if any, of $10.62 over the exercise price per share of our common stock subject to such option multiplied by (2) the number of shares of our common stock subject to such option immediately prior to the effective time of the merger (subject to any applicable withholding tax) and (b) if the exercise price per share of our common stock subject to such option is less than the $10.62, a number of CVRs equal to the total number of shares of our common stock subject to such options. So-called “underwater” or out-of-the-money options, where the exercise price is greater than or equal to $10.62, will be cancelled without consideration.

Restricted Shares. At the effective time of the merger, each restricted share of common stock outstanding immediately prior to the effective time of the merger will be cancelled with the holder becoming entitled to receive a (a) cash payment, without interest, equal to $10.62 and (b) one CVR, in each case, less applicable withholding taxes.

PAYMENT FOR COMMON STOCK IN THE MERGER

At or prior to the effective time of the merger, Mid-Atlantic Dental will deposit cash in U.S. dollars sufficient to pay the aggregate cash consideration with American Stock Transfer & Trust Company, LLC. or another reputable bank or trust company reasonably acceptable to us, which we refer to as the “paying agent,” in trust for the benefit of the holders of our common stock. Mid-Atlantic Dental will also enter into an agreement with the paying agent in a form reasonably satisfactory to us.

Promptly after the effective time of the merger, Mid-Atlantic Dental will cause the paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) the appropriate transmittal materials (including a letter of transmittal) and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates and, if required, the posting of a bond) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, completed and executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares, and such certificates and book-entry shares will be cancelled.

REPRESENTATIONS AND WARRANTIES; MATERIAL ADVERSE EFFECT

The merger agreement contains representations and warranties of ours, subject to certain exceptions in the merger agreement, in the confidential disclosure letter delivered to Mid-Atlantic Dental in connection with the merger agreement and in certain of our public filings, as to, among other things:

•	organization, good standing, and qualification to do business with respect to us and the professional corporations for which we provide management, administrative, business, marketing or other support services (the “professional corporations”) in each of their jurisdictions of organization;
•	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;
•	capitalization and ownership of the professional corporations;
•	absence of preemptive or similar rights or debt securities that give their holders the right to vote with our shareholders;
•	corporate authority to enter into the merger agreement and the enforceability of the merger agreement against us;
•	resolutions adopted by our board of directors declaring the merger agreement, the merger, and the transactions contemplated by the merger agreement to be fair, approving the merger agreement, the merger, and the transactions contemplated by the merger agreement, and containing their recommendation that our shareholders approve the merger agreement;
•	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;
•	our SEC filings, financial statements and the absence of undisclosed liabilities or obligations;
•	internal disclosure controls and procedures;
•	undisclosed liabilities;
•	compliance with laws;
•	compliance with environmental laws and regulations;
•	employee benefit matters;
•	the absence of certain events, including changes having, or which would reasonably be expected to have, a material adverse effect, since December 31, 2017;
•	investigations and litigation matters;
•	tax matters;
•	employment and labor matters;
•	intellectual property matters;
•	material contracts;
•	supplies and fixed assets;
•	real property matters;

•	suppliers and payors;
•	healthcare regulatory matters;
•	data privacy matters;
•	insurance matters;
•	dental maintenance organizations;
•	broker’s or advisor’s fees;
•	state takeover statutes; and
•	disclaimers of other representations and warranties.

The merger agreement also contains representations and warranties of Mid-Atlantic Dental and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:

•	organization, good standing, and authority to do business with respect to each of Mid-Atlantic Dental and Merger Sub in its respective jurisdiction of organization;
•	corporate authority to enter into the merger agreement and the enforceability of the merger agreement against Mid-Atlantic Dental and Merger Sub;
•	absence of violations or conflicts with Mid-Atlantic Dental or Merger Sub’s governing documents;
•	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery, and performance of the merger agreement;
•	broker’s or advisor’s fees;
•	the availability of funds, taking into account funds available to Mid-Atlantic Dental from the financing, to consummate the merger and pay related fees;
•	the authorized capital stock of Merger Sub;
•	no vote of Parent required; and
•	investigations and litigation matters.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to either us or Mid-Atlantic Dental, as discussed below.

For purposes of the merger agreement, a “material adverse effect” with respect to us means any effect, change, event, occurrence, circumstance, condition, state of facts, or development that, (1) individually or in the aggregate with all other effects, changes, events, occurrences, circumstances, conditions, states of facts, or developments has had or would reasonably be expected to have a material adverse effect on the business, prospects, financial condition, or results of operations of us and our subsidiaries, taken as a whole; (2) would reasonably be expected to prevent or materially delay or impair the persons or the transactions contemplated by the merger agreement or the consummation of the merger or any of the other transactions contemplated by the merger agreement, the support agreements or CVR agreement; (3) any governmental entity of competent jurisdiction enacts, issues, promulgates, or enters any injunction or law that enjoins, prohibits, makes illegal, materially restrains or materially impairs our ability or that of any of our subsidiaries or any of the professional corporations to conduct its operations in the States of Arizona, Colorado or New Mexico; (4) any termination of the employment or engagement of the dentists, dental hygienists, dental assistants, hygiene assistants or other healthcare providers who work for the professional corporations whose aggregate annualized production represented 10% or more of the trailing 12 month net revenues of the company and its subsidiaries, on a consolidated basis; (5) one or more of the professional corporations or one or more dentists who work for the professional corporations whose aggregate annualized production represented 10% or more of the trailing 12 month net revenues of the company and its subsidiaries, on a consolidated basis, become ineligible or unable to obtain professional liability insurance at market rate or any licenses required under applicable law in connection with the practice of dentistry or the provision of dental hygiene services, (6) we, any of our subsidiaries or any of the professional corporations is excluded, debarred, terminated or suspended from participation in any government reimbursement program, or any other change in or termination of any third-party payor programs with any of the professional corporations which accounts, or would reasonably be expected to account, for $6 million or more of our net revenues, (7) one or more of the management agreements, which individually or in the aggregate, accounted for 10% or more of the trailing 12 month net revenues of the company and its subsidiaries, on a consolidated basis, terminates, expires, or is invalidated or the breach or illegality thereof is alleged by any professional corporation or owner thereof, and (8) individually or in the aggregate with all other effects, results, or would reasonably be expected to result, in a decrease in the 10% or more of the trailing 12 month net revenues of the company and its subsidiaries, on a consolidated basis, or loss or other liability to the company, any of its subsidiaries or any of the professional corporations equal to or greater than 10% or more of the trailing 12 month net revenues of the company and its subsidiaries, on a consolidated basis.

However, no effect, change, event, occurrence, circumstance, condition, state of facts, or development that relates to, arises out of or results from the following will (either alone or in combination) constitute, or be taken into account in determining whether there has been, a material adverse effect under clauses (1) or (2) above (except, in the case of the items described in bullets 3, 4, 5, 6, and 9 below, to the extent such condition has had a disproportionate effect on us compared to other similarly situated companies in the industry in which we operate in which case only the incremental materially disproportionate impact or impacts may be taken into account to determine whether there has been, or there is reasonably expected to be, a material adverse effect):

•	changes in our stock price or trading volume, in and of itself;
•	any failure by us to meet, or changes to, published revenue, earnings or other financial projections, or any failure by us to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this bullet and in the previous bullet do not in any way prevent or otherwise affect a determination that any effect, change, event, occurrence, circumstance, condition, state of facts, or development underlying such failures has resulted in, or contributed to, a material adverse effect under clauses (1) or (2) above),
•	changes in general business, economic or political conditions in the United States or any other country or region in the world,
•	changes in conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in and of itself,
•	changes in general conditions in an industry in which the company and its subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world,
•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, or other natural disasters or acts of God or weather conditions in the United States or any other country or region in the world in which a facility or any substantial group of employees of the company and its subsidiaries is located, or any escalation of the foregoing,
•	the execution or announcement of the merger agreement or the pendency or consummation of the transactions contemplated hereby,
•	(A) any action taken, or failure to take action, in each case to which Mid-Atlantic Dental expressly has in writing approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, the merger agreement, or (C) the failure to take any action prohibited by this merger agreement,
•	changes or proposed changes in generally accepted accounting principles or other accounting standards (or the enforcement or interpretation thereof), in and of themselves,
•	any litigation or proceedings brought or threatened relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement or any demand for appraisal or the fair value of any shares of our common stock pursuant to the Colorado Business Corporation Act in connection herewith, and

•	any matters expressly set forth in our disclosure schedule to the merger agreement, excluding any material worsening with respect to any matter disclosed therein;

For purposes of the merger agreement, a “material adverse effect” with respect to Mid-Atlantic Dental means any change, effect, event, occurrence, circumstance, condition, state of facts, or development that, individually or taken together with all other effects, changes, events, occurrences, circumstances, conditions, state of facts, or developments, would reasonably be expected to prevent, materially impede or materially delay the consummation by Mid-Atlantic Dental of the merger or any of the other transactions contemplated by the merger agreement, support agreements or CVR agreement or the ability of Mid-Atlantic Dental to perform its obligations under the merger agreement.

CONDUCT OF THE BUSINESS PENDING THE MERGER

The merger agreement provides that, during the pre-closing period until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law or judgment, with the prior written consent of Mid-Atlantic Dental s, or as required under the merger agreement, we will, and will cause each of our subsidiaries and each of our professional corporations to, subject to compliance with certain other restrictions, conduct our business in the ordinary course, consistent with past practice, and use our reasonable best efforts to:

•	preserve intact our intellectual property, third-party payor programs, licensure, certifications, accreditations, and our business organization, equipment and assets;
•	keep available the services of our directors, managers, officers, employees, and the dentists and dental hygienists employed by the professional corporations, and
•	maintain satisfactory relationships with our customers, lenders, suppliers, licensors, licensees, distributors, third-party payors and others having business relationships with us, the professional corporations, or the dentists or dental hygienists employed by the professional corporations.

The merger agreement also provides that, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement in accordance with its terms and the effective time, except as required by applicable law or judgment, with the prior written consent of Mid-Atlantic Dental, or as required or permitted under the merger agreement, we will not, and will cause our subsidiaries and each of the professional corporations not to, subject in each case to certain specified exceptions:

•	amend its organizational documents or otherwise take any action to exempt any person from any provision of its organizational documents;
•	split, combine or reclassify any of its capital stock, voting securities or other equity interests;
•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of any professional corporation’s capital stock, or any other securities or obligations into or exchangeable for any shares of any professional corporation’s capital stock;
•	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible into or exchangeable for any shares of its capital stock (subject to certain exceptions);
•	grant, amend or otherwise modify the terms of, any company equity awards or other equity-based awards or interests, or grant any individual, corporation, or other entity any right to acquire any shares of its capital stock;
•	issue or sell, transfer, mortgage, encumber or otherwise dispose of any equity interests in us, any of our subsidiaries or any of the professional corporations, or securities convertible or exchangeable into, or exercisable for, any such equity interests, or any options, warrants, or other rights of any kind to acquire any such equity interests (except pursuant to the due exercise, vesting and/or settlement of company equity awards in accordance with their terms) or enter into any agreement, understanding or arrangement with respect to the sale or voting of our capital stock or equity interests;

•	adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, restructuring, recapitalization or other reorganization or consolidation, other than the merger;
•	incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities or make any loans, capital contributions to, or investments in, any other person other than amounts of revolving loan indebtedness borrowed in the ordinary course of business consistent with past practice under our loan agreement, not to exceed $500,000, to be used solely in connection with operational expenses incurred in the ordinary course of business consistent with past practice;
•	(A) enter into any contract which (i) would be considered, if entered into prior to the date of the merger agreement, a “Company Material Contract” or (ii) contains a change in control provision in favor of the other party to the contract or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the merger and the transactions contemplated by the merger agreement, or (B) cancel, modify or waive any material debts or claims we hold or waive any material rights thereunder (subject to certain exceptions);
•	(A) enter into any lease that (i) involves annual payments or consideration in excess of $25,000, or (ii) contains a change in control provision in favor of the other party to the lease or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the merger and the transactions contemplated hereby, or (B) except with respect to expiration of the applicable lease in accordance with its terms or renewals on materially the same terms in the ordinary course of business, consistent with past practice, amend, modify, terminate or renew any lease or cancel, modify or waive any material debts or claims held by us or waive any material rights under a lease;
•	except as otherwise permitted or required by the merger agreement, prepay, redeem, repurchase, defease, cancel or otherwise terminate any of our indebtedness for borrowed money or that of the professional corporations;
•	sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of $25,000 individually or $250,000 in the aggregate to any person (subject to certain exceptions);
•	create or incur any encumbrance on any of our assets, any assets of our subsidiaries or any assets of the professional corporations having a value in excess of $25,000 individually or $250,000 in the aggregate;
•	except as set forth in the disclosure schedules provided to Mid-Atlantic Dental and consistent therewith, make or authorize any capital expenditure in excess of $100,000 in the aggregate;
•	terminate, amend, or modify any support agreement or waive any of our rights or obligations or those of any shareholder under any support agreement;
•	acquire any assets or any other person or business of any other person or make any investment in any person;
•	(1) become a party to, establish, adopt, amend or terminate any benefit plan, (2) grant or increase in any manner the compensation, consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any current or former employee, officer, director or consultant or those of the professional corporations, (3) grant any new awards, or amend or modify the terms of any outstanding awards, under any benefit plan, (4) take any action to accelerate any rights, benefits, vesting or lapsing restrictions or payments of compensation or benefits under any benefit plan, (5) accelerate the time of funding or payment of, or increase the amount required to fund, any benefit plan, or fund any rabbi trust or similar arrangement associated with or intended to satisfy liabilities under any benefit plan, (6) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (7) forgive any loans or issue any loans, to any of our employees, those of our subsidiaries or those of the professional corporations, (8) hire any employee at the level of director or above or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000, or (9) terminate the employment of (A) any employee at the level of director or above, other than for cause, or (B) more than 100 employees at any “single site of employment” (as defined under the WARN Act) (each, subject to certain exceptions);

•	become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;
•	recognize or certify any union or labor organization, works council or other employee representative body as the bargaining representative for any of our employees or those of the professional corporations;
•	amend, modify, terminate, cancel, or let lapse any of our material insurance policies (or reinsurance policies), professional liability or self-insurance programs, those of our subsidiaries or those of the professional corporations in effect as of the date of the merger (subject to certain exceptions);
•	fail to order, maintain, and manage levels of inventory consistent with the levels we ordered, maintained, and managed in the ordinary course of business, consistent with past practice, including failure to maintain sufficient inventory for satisfaction of customer orders on hand;
•	settle, release, waive or compromise any lawsuit or other proceeding in excess of an amount of (A) in the case of any lawsuit or other proceeding that is handled by the company’s general liability insurance carrier, the amount covered by such insurance, or (B) in the case of any other lawsuit or other proceeding and the amount not covered by insurance in clause (A), $100,000 individually or $250,000 in the aggregate, or which would reasonably be expected to (1) prevent or impair the consummation of the transactions contemplated by the merger agreement, including the merger, (2) have a material negative impact on our operations, any or our subsidiaries or any of the professional corporations, or (3) involve any criminal liability, any admission of material wrongdoing or any material wrongful conduct by us, our subsidiaries or any of the professional corporations or our or their respective officers, directors, or other representatives;
•	implement or adopt any change in our financial accounting principles or our methods, other than as may be required by GAAP or applicable law or any interpretation or enforcement thereof;
•	(1) make, change, amend or revoke any tax election, (2) change any method of tax accounting or tax accounting period, (3) file any amended tax return with respect to any tax, (4) settle or compromise any material tax proceeding or enter into any closing agreement relating to any tax, (5) surrender any right to claim a tax refund, (6) change the entity classification of the company, any of its subsidiaries or any of the professional corporations, (7) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, (8) fail to pay any tax as such tax becomes due and payable (including any estimated tax), (9) prepare and file any tax return in a manner inconsistent with past practice, (10) incur any liability for taxes outside the ordinary course of business or (11) take any action that would reasonably be expected to have a materially adverse impact on our tax position or that of any of the professional corporations;
•	adopt or implement any shareholder rights plan or similar arrangement;
•	amend or fail to comply with the privacy and security policies, or alter the operation or security of any IT assets owned, used or held for use in the operation of our business, that of our subsidiaries or that of the professional corporations;
•	grant, extend, waive, or modify any material rights in or to, or sell, assign, lease, transfer, let lapse, abandon or otherwise dispose of, any of our intellectual property, other than entry into non-exclusive licenses in the ordinary course of business, consistent with past practice;
•	fail to maintain policies and procedures designed to ensure compliance with healthcare laws, third party payor programs, the Foreign Corrupt Practices Act of 1977 and other anti-bribery laws or fail to observe and abide by such policies;

•	amend or modify any permit, grants or licenses, among others, in any material respect, or cancel, surrender, terminate or allow any permit, grants or licenses, among others, to lapse or expire or otherwise fail to maintain and preserve our relationship with any governmental entity or third-party payor;
•	waive, release, assign, settle, or compromise any claims (including claims for overpayments) or litigation with any third-party payor or amend or revise in any way any third-party payor programs;
•	take any action or omit to take any action that is reasonably likely to result in any of the conditions to the merger set forth in the merger agreement not being satisfied or that would reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by the merger agreement, including the merger;
•	enter into any new line of business in any geographic area not related to the practice of dentistry or the provision of dental hygiene services or the provision of management, administrative, business, marketing or other support therefor; or
•	authorize, commit or agree to take any of the foregoing actions.

GO-SHOP; WINDOW-SHOP; ACQUISITION PROPOSALS; CHANGE IN RECOMMENDATION

During the period beginning on the date of the merger agreement and continuing until 11:59 p.m. (Eastern Daylight Saving Time) on October 31, 2018, which we refer to as the “go-shop period,” we and our representatives were permitted to:

(i)	solicit, initiate, encourage or facilitate, including by the making of a public announcement, the submission to us of any takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal;
(ii)	initiate or participate or continue to participate in any discussion or negotiations regarding any takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal;
(iii)	provide any information in connection with any acquisition proposal or any proposal or offer or any inquiry, proposal, or offer that would reasonably be expected to lead to an acquisition proposal; and
(iv)	otherwise cooperate with, assist, participate in and facilitate any such inquiry, proposal, discussion or negotiation or any effort or attempt to make any takeover proposal.

Beginning at 12:00 a.m. (Eastern Daylight Saving Time) on November 1, 2018 until the earlier of the effective time and the termination of the merger agreement, which we refer to as the “window-shop period,” we and our representative must cease and may not:

(i)	directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal;
(ii)	directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any person regarding, or furnish to any person information in connection with any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal; however we are permitted, in response to any takeover proposal that is not made in violation of the merger agreement, to make contact solely to seek clarification of the terms and conditions of the takeover proposal;
(iii)	other than a confidentiality agreement described below, enter into any agreement (or agreement in principle) or arrangement with respect to any takeover proposal; or
(iv)	agree, authorize, or commit to do any of the foregoing.

At the beginning of the window-shop period, we were required to immediately cease and cause to be terminated all discussions or negotiations previously conducted with respect to any takeover proposal or any inquiry or proposal that could reasonably be expected to lead to a takeover proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted.

However, prior to obtaining shareholder approval of the proposal to adopt the merger agreement, in response to a bona fide written acquisition proposal that (a) did not result from a material breach of our obligations during the window-shop period, and (b) our board of directors determines in good faith, after consulting with its outside legal counsel and financial advisor, that such acquisition proposal (A) if the merger agreement were not amended or an alternative transaction with Mid-American Dental were not entered into, would constitute a superior proposal and (B) that the failure to take action would be inconsistent with the directors’ fiduciary duties under applicable law, we may:

(i)	furnish information about us to the person making such takeover proposal (and such person’s representatives) pursuant to a confidentiality agreement; and
(ii)	conduct, engage or otherwise participate in discussions regarding the terms of such takeover proposal and the negotiation of such terms with, and only with, the person making such takeover proposal (and such person’s representatives).

Except as permitted by the terms of the merger agreement described below, we have agreed that the board of directors and each committee of the board of directors will not:

(i)	withdraw (or modify or qualify in any manner adverse to Mid-Atlantic Dental or Merger Sub), or propose publicly to withdraw (or modify or qualify in any manner adverse to Mid-Atlantic Dental or Merger Sub), our board of directors’ recommendation that our shareholders approve the merger agreement at the shareholders’ meeting, which we sometimes refer to as the “company recommendation”;
(ii)	fail to include the company recommendation in this proxy statement;
(iii)	at any time following the public announcement of a takeover proposal (not constituting a tender or exchange offer as contemplated by clause (iv) below), fail to reaffirm its approval or recommendation of the merger agreement and the merger as promptly as practicable after receipt of any written request to do so from Mid-Atlantic Dental;
(iv)	fail to recommend, within five business days after the commencement of a tender or exchange offer for outstanding shares of our common stock (other than by Mid-Atlantic Dental or its affiliate), rejection of such tender offer or exchange offer by the Company’s shareholders; or
(v)	agree, authorize, or commit to do any of the foregoing (any action in these paragraphs (i)-(v) being referred to as a “recommendation change”), or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the company or any of its affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than confidentiality agreements) relating to a takeover proposal (each, an “acquisition agreement”).

Notwithstanding the foregoing, prior to obtaining shareholder approval of the proposal to adopt the merger agreement, our board of directors may make a recommendation change, terminate the merger agreement, and concurrently pay the applicable termination fee if:

(i)	we receive a bona fide written takeover proposal that did not result from a breach of our obligations under the merger agreement that has not been withdrawn, and
(ii)	our board of directors (or a committee thereof) has determined in good faith, after consultation with outside counsel and our financial advisor, that such takeover proposal constitutes a superior proposal;

provided, however, that

(i)	we may not make a recommendation change or terminate the merger agreement pursuant to circumstance 8 under “Termination” on page 62 unless and until we give Mid-Atlantic Dental written notice that our board of directors intends to convene a meeting to consider making, and to vote in respect of making, a recommendation change, together with a reasonably detailed description of the superior proposal at least four business days in advance of convening such meeting of our board of directors and formally voting thereat. We sometimes refer to the four-business day period as the “superior proposal notice period”;

(ii)	during the pendency of the superior proposal notice period, if requested by Mid-Atlantic Dental, our board of directors must authorize and instruct its representatives to negotiate in good faith with Mid-Atlantic Dental and its representatives to revise the merger agreement so as to enable our board of directors (or a committee thereof) to determine in good faith, after consultation with outside counsel and our financial advisor, that after giving effect to the modifications to this agreement contemplated by such proposed binding amendment, such takeover proposal would no longer constitute a company superior proposal; and
(iii)	at the expiration of the superior proposal notice period, and at such meeting of our board of directors (or a committee thereof), our board of directors (or a committee thereof), after having taken into account the revisions to the merger agreement proposed by and negotiated with Mid-Atlantic Dental in the manner and form referred to in clause (ii) above, determines in good faith, after consultation with outside counsel and our financial advisor, that a failure to make a recommendation change and to terminate the merger agreement pursuant to circumstance 8 under “Termination” on page 62 would be inconsistent with the fiduciary duties of our board of directors under applicable law.

After compliance with clauses (i) through (iii) above with respect to any two superior proposals, (a) we have no further obligations under those clauses, and (b) our board of directors and the committees thereof are no longer required to comply with those clauses with respect to any other superior proposal.

A “takeover proposal” means any proposal or offer relating to (i) the acquisition by any third party of any equity interest, and/or any convertible security or other instrument, which equity interest, and/or convertible security or other instrument assuming the full conversion thereof, represents an aggregate of 20% or more of our capital stock (by vote or by value), (ii) any merger, consolidation or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any of our subsidiaries, any professional corporation or any of our affiliates) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of us and our subsidiaries, on a consolidated basis, (iii) the acquisition by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of us and our subsidiaries, on a consolidated basis, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in the acquisition by any third party of any equity interest, and/or any convertible security or other instrument, which equity interest, and/or convertible security or other instrument assuming the full conversion thereof, represents an aggregate of 20% or more of our capital stock (by vote or by value), (v) any merger, consolidation, or other similar transaction involving the company pursuant to which the shareholders of the company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction, or (vi) any combination of the foregoing.

A “superior proposal” means a bona fide written takeover proposal (with all of the references to 20% included in the definition of takeover proposal increased to 75%) received after the date of the merger agreement that did not result from any breach of the merger agreement, that our board of directors (or a committee thereof) determines in good faith, after consultation with our financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such takeover proposal and the merger agreement that our board of directors (or a committee thereof) deems relevant, including financing, regulatory approvals, identity of the person or group making the takeover proposal, breakup fee provisions, that would, if consummated, result in a transaction that (i) is more favorable to the holders of our common stock from a financial point of view than the transactions provided for in the merger agreement, and (ii) is reasonably likely to be consummated in accordance with its terms.

COMPANY SHAREHOLDERS’ MEETING

Subject to the relevant provisions of the merger agreement, including our board of directors’ right to change its recommendation in favor of the merger and our right to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, as described in the section entitled “Go-Shop; Window-Shop; Acquisition Proposals; Change in Recommendation” on page 56 we have agreed to (1) convene and hold the special meeting as promptly as practicable following the mailing of the proxy statement to our shareholders (but in any event within 60 days or such other date as we and Mid-Atlantic Dental shall agree in writing (which consent is not to be unreasonably withheld, conditioned or delayed) after the date the SEC staff advises us that it has no further comments on this proxy statement or that we may file and commence mailing this proxy statement

(and if such day is not a business day, on the first business day subsequent to such day)), (2) recommend that our shareholders vote to approve the merger agreement, and (3) solicit, and use our reasonable best efforts to obtain, from our shareholders proxies in favor of the approval of the merger and the merger agreement. The approval of the merger agreement and related transactions will be the only matter (other than procedural matters) that we may propose to be acted on by you at the special meeting, unless other items are proposed and consented to by Mid-Atlantic Dental.

EMPLOYEE MATTERS

The merger agreement provides for the following treatment with respect to the employees of the company or its subsidiaries who continue to be employed by Mid-Atlantic Dental, the surviving corporation or any of their respective subsidiaries after the effective time of the merger, whom we refer to as “company employees”:

•	From and after the effective time of the merger through the first anniversary of the effective time, Mid-Atlantic Dental will or will cause the surviving corporation to provide the following to company employees:
○	annual base salary or wage rate and target short term annual cash bonus opportunity that are no less favorable in the aggregate to what was provided immediately prior to the effective time of the merger; and
○	employee benefits (excluding equity-based compensation) that are no less favorable in the aggregate to those provided immediately prior to the effective time of the merger.

These agreements were included for the sole benefit of the parties to the merger agreement and do not create any third-party beneficiary or other rights in favor of any other person, including any of our current or former employees. Mid-Atlantic Dental will generally be permitted to amend, terminate, and/or modify employee benefit plans after closing and to terminate the employee or service of any employee or service provider at any time and for any or no reason.

INDEMNIFICATION AND INSURANCE

Mid-Atlantic Dental has agreed to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the effective time of the merger covering our directors and officers currently covered by our officers’ and directors’ liability insurance policies. The new policy will be no less favorable than our policies currently in effect with respect to coverage, deductibles and amounts and will last for six years following the effective time of the merger. The price will not exceed 300% of the amount per annum we paid for our current policies.

From and after the effective time of the merger and for a period of six years thereafter, each of Mid-Atlantic Dental and the surviving corporation (and any successor corporation) will, subject to certain requirements, indemnify and hold harmless, and provide advancement of expenses to, each of our directors and officers in respect of acts or omissions in their capacity as a director or officer of the company or as an officer, director, employee, fiduciary or agent of another enterprise if the indemnified party was serving in such capacity at our request, to the fullest extent permitted by applicable law or provided under our articles of incorporation or bylaws in effect on the date of the merger agreement.

EFFORTS TO COMPLETE THE MERGER

We, Mid-Atlantic Dental, and Merger Sub have each agreed to use our respective reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper, or advisable under the merger agreement and applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement.

These reasonable best efforts include taking certain steps to secure necessary consents, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party to consummate and make effective the merger and the other transactions contemplated by the merger agreement.

COORDINATION ON LITIGATION

We have agreed to promptly advise Mid-Atlantic Dental and keep Mid-Atlantic Dental informed on a reasonably current basis of any developments regarding any shareholder litigation or other litigation brought or threatened against us or our directors, officers, or representatives relating to the merger agreement, the merger, or any of the other transactions contemplated by the merger agreement (other than any negotiations or proceedings in connection with, arising out of or otherwise related to a demand for appraisal under Article 113 of the Colorado Business Corporation Act), which we refer to as the “transaction litigation.” We will be entitled to control the defense or settlement of any transaction litigation brought against us or our representatives, but we agreed to give Mid-Atlantic Dental the opportunity to participate, at its sole expense, in the defense or settlement of any such litigation and the merger agreement prohibits us from compromising, settling, or coming to a settlement arrangement regarding any transaction litigation without Mid-Atlantic Dental’s written consent.

OTHER COVENANTS AND AGREEMENTS

The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, and exemptions of dispositions of our securities in connection with the merger under Rule 16b-3 of the Exchange Act.

CONDITIONS TO COMPLETION OF THE MERGER

Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the approval of the merger agreement by our shareholders; and
•	the absence of any injunction issued by any court of competent jurisdiction or law that would enjoin, prohibit, make illegal, materially restrain, or materially impair the consummation of the merger.

Our obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the effective time of the merger of the following additional conditions:

•	the accuracy in all material respects of the representations and warranties of Mid-Atlantic Dental and Merger Sub both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true and correct on and as of that earlier date);
•	Mid-Atlantic Dental and Merger Sub having performed and complied in all material respects with their obligations required to be performed or complied with under the merger agreement at or prior to the effective time; and
•	Mid-Atlantic Dental and Merger Sub having delivered to us a certificate, dated as of the closing date and signed by an officer, certifying to the satisfaction of the foregoing conditions.

The obligations of Mid-Atlantic Dental and Merger Sub to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the effective time of the merger of the following additional conditions:

•	the accuracy of the representations and warranties of the company, subject to the following standards:
○	being true and correct in all material respects both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true on and as of that earlier date), with regard to our representations and warranties regarding our organization, indebtedness, authorization to enter into the merger agreement, absence of material adverse effect, opinion of financial advisor, finders or brokers, dental maintenance organizations, fees and expenses and state takeover statutes;
○	being true and correct in all respects except for inaccuracies that are de minimis both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true on and as of that earlier date), with regard to our outstanding capitalization; and
○	with regard to all other representations and warranties, being true and correct in all respects both at and as of the date of the merger agreement and at and as of the closing date (except for any such representations and warranties expressly made as of an earlier date, which representations and warranties must be true on and as of that earlier date), other than as have not (alone or in the aggregate with other failures of our representations and warranties to be true and correct) had or would not reasonably be expected to have a material adverse effect (disregarding any qualifications based on the word “material” in any representations and warranties).

•	our having performed and complied in all material respects with our obligations required to be performed or complied with under the merger agreement at or prior to the closing;
•	our having delivered to Mid-Atlantic Dental and Merger Sub a certificate, dated as of the closing date and signed by our chief executive officer or chief financial officer, certifying to the satisfaction of the foregoing conditions;
•	all of the capital stock or other equity interests in the profession corporations having been transferred to those persons designated in writing by Mid-Atlantic Dental (the “PC equity transfers”), and we have delivered to Mid-Atlantic Dental stock powers (each executed in blank) and all such other transfer, assignment and release documentation which Mid-Atlantic Dental may have reasonably requested in order to effectuate the PC equity transfers;
•	our having delivered to Mid-Atlantic Dental written evidence of the receipt of all consents and approvals and filings necessary to consummate the PC equity transfer in a form satisfactory to Mid-Atlantic Dental;
•	the notes we issued to the Palm entities in 2017 and 2018 having been repaid in full or converted in full into shares of our common stock;
•	all outstanding shares of our Series A convertible preferred stock having been converted into Series B convertible preferred stock, all of which having been converted into our common stock;
•	the amount of revolving loan indebtedness under our loan agreement being less than $25,000;
•	our having delivered to Mid-Atlantic Dental and Merger Sub a properly executed certificate that states that the shares of our common stock do not constitute “United States real property interests” under Section 897(c) of the Internal Revenue Code; and
•	the absence, since the date of the merger agreement, of a fact, circumstance, effect, change, event or development that has had, or would reasonably be expected to have a material adverse effect.

EXPENSES

In general, all fees and expenses incurred in connection with the merger, the merger agreement, and all related transactions shall be paid by the party incurring such fees or expenses, whether or not the merger or any of the other related transactions are consummated. Except with respect to any applicable stock transfer or other similar taxes due upon the surrender of certain share certificates or book-entry shares, all transfer, documentary, sales, use, stamp, registration and other similar taxes imposed on us with respect to the transactions contemplated under the merger agreement will be borne by Mid-Atlantic Dental or the surviving corporation and, prior to the effective time, we will cooperate with Mid-Atlantic Dental in preparing, executing and filing any applicable tax returns with respect to such taxes.

TERMINATION

In general, the merger agreement may be terminated at any time prior to the effective time of the merger (1) by the mutual written consent of us and Mid-Atlantic Dental or (2) by written notice of either us or Mid-Atlantic Dental in certain circumstances as summarized in the table below:

If this circumstance occurs		Then the merger agreement may be terminated by
1.	If the merger is not completed by 5:00 p.m., Eastern Standard Time on February 28, 2019
Either us or Mid-Atlantic Dental, except this termination right is not available to a party whose breach of any representation, warranty, covenant, or agreement in the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before such date

2.	If a final and nonappealable order, injunction, judgment, or ruling is in effect enjoining or otherwise prohibiting the merger
Either us or Mid-Atlantic Dental, except this termination right is not available to a party whose breach of any representation, warranty, covenant, or agreement in the merger agreement has been the cause of, or resulted in, such order, injunction, judgment or ruling

3.	If our shareholders do not approve the merger agreement when a final vote is taken on the merger proposal at the special meeting	Either us or Mid-Atlantic Dental

4.
If (a) there is a breach or inaccuracy in Mid-Atlantic Dental or Merger Sub’s representations and warranties, or if Mid-Atlantic Dental or Merger Sub has failed to perform any of its covenants or agreements in the merger agreement, (b) such breach, inaccuracy or failure would give rise to the failure of certain closing conditions, and (c) such breach, inaccuracy or failure is not capable of being cured prior to the outside date or, if curable, is not cured within the earlier of 30 days of written notice to Mid-Atlantic Dental of such breach, inaccuracy or failure or the outside date
Us, except this termination right is not available to us at any time when we are in material breach of any of our covenants or other agreements in the merger agreement

5.
If (a) there is a breach or inaccuracy in our representations and warranties, or if we have failed to perform any of our covenants or agreements in the merger agreement, (b) such breach, inaccuracy or failure would give rise to the failure of certain closing conditions, and (c) such breach, inaccuracy or failure, is not capable of being cured prior to the outside date or, if curable, is not cured within the earlier of 30 days of written notice to us of such breach, inaccuracy or failure or the outside date
Mid-Atlantic Dental, except this termination right is not available to Mid-Atlantic Dental at any time when it is in material breach of any of its covenants or other agreements in the merger agreement

If this circumstance occurs	Then the merger agreement may be terminated by
6.
If, (a) all of the mutual conditions precedent to the merger and the conditions to Mid-Atlantic Dental and Merger Sub’s obligations to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing but which are then capable of being satisfied at the closing on such date) under the merger agreement, (b) we have confirmed to Mid-Atlantic Dental in writing that our obligations to effect the merger have been satisfied or waived, and that we stand ready, willing and able to consummate the merger at such time, (c) we have given Mid-Atlantic Dental written notice that (a) and (b) have occurred; (d) Mid-Atlantic Dental and Merger Sub fail to consummate the merger within three business days of such notice
Us, except this termination right is not available to us if we are in material breach of any of our representations, warranties, covenants or o agreements in the merger agreement

7.
If (i) our board of directors makes a recommendation change (as described above under “Go-Shop; Window-Shop; Acquisition Proposals; Change in Recommendation” on page 56), (ii) we enter into an acquisition agreement relating to a superior proposal, (iii) we have materially breached the go-shop or window-shop provisions in the merger agreement, or (iv) we committed a willful and material breach of the merger agreement resulting in our failure to convene a shareholders’ meeting before February 25, 2019

Mid-Atlantic Dental, except this termination right is not available to Mid-Atlantic Dental if it is in material breach of any representation, warranty or covenant made by it in the merger agreement that caused us to fail to hold the shareholders’ meeting by February 25, 2019

8.
If our board of directors authorizes us to enter into a definitive acquisition agreement relating to a superior proposal in accordance with the merger agreement, we enter into the acquisition agreement, and pay the applicable termination fee
Us, except this termination is not available to us if we have committed a material breach of the go-shop or window-shop provisions in the merger agreement

If the merger agreement is terminated as described above, the merger agreement will become void and of no effect, without any obligation or liability of any party to any other party, except for certain specified provisions of the merger agreement that survive such termination, and subject to the limitations set forth in the provisions of the merger agreement related to termination fees, and non-recourse for non-parties, nothing in the merger agreement will relieve any party from liability for any intentional and material breach of the merger agreement by such party of any of its representations, warranties, covenants or agreements set forth in the merger agreement prior to such termination.

TERMINATION FEES

In certain circumstances, we or Mid-Atlantic Dental may be obligated to pay the other a fee in connection with the termination of the merger agreement.

We will be required to pay Mid-Atlantic Dental a termination fee in an amount equal to $2.0 million, if the merger agreement is terminated in certain circumstances, including:

•	if the company terminates the merger agreement because the company enters into a definitive agreement regarding a superior proposal approved by the company’s board of directors (i.e., circumstance 8 in the table above under “Termination” on page 62);
•	if Mid-Atlantic Dental terminates the merger agreement because (i) the company’s board of directors made a change regarding the recommendation to the company’s shareholders to adopt the merger agreement, (ii) the company entered into a definitive agreement relating to a superior proposal, (iii) the company or any of its subsidiaries materially breached the go-shop or window-shop provisions in the merger agreement, or (iv) the company or any of its subsidiaries committed a willful and material breach of the merger agreement resulting in the failure of the company to convene a special meeting of the company’s shareholders relating to the transaction prior to the third business day next preceding the end date (i.e., circumstance 7 in the table above under “Termination” on page 62);

•	if (1) the merger agreement is terminated by the company or Mid-Atlantic Dental for the failure to close before the outside date (i.e., circumstance 1 in the table above under “Termination” on page 62) or for the failure to obtain shareholder approval (i.e., circumstance 3 in the table above under “Termination” on page 62), or the merger agreement is terminated by Mid-Atlantic Dental for the company’s material, uncured breach of the merger agreement (i.e., circumstance 5 in the table above under “Termination” on page 62), (2) after the date the merger agreement but before such termination, a takeover proposal is made to the company or any of its subsidiaries or becomes publicly known and, in each case, is not publicly withdrawn on a bona fide basis at least 10 business days prior to our shareholders’ meeting, and (3) within 12 months after the termination, the company or any of its subsidiaries enters into a definitive agreement providing for any transaction contemplated by any takeover proposal (regardless of when made) and such takeover proposal is subsequently consummated.

If Mid-Atlantic Dental terminates the merger agreement under clause (i) of circumstance 7 in the table above under “Termination” on page 62 or Mid-Atlantic Dental or the company terminates the merger agreement under clause (ii) of circumstance 7 in the table above under “Termination” on page 62, in each case, prior to the end of the go-shop period or in connection with the company entering into a definitive agreement with a party from whom the company received a bona fide written takeover proposal during the go-shop period that (a) the company’s board of directors determined during the go-shop period constituted or was reasonably likely to result in a superior proposal and (b) remains pending as of the start of the window-shop period, then the termination fee is instead an amount equal to $1.25 million.

If we terminate the merger agreement because of failure to obtain shareholder approval (i.e., circumstance 3 in the table above under “Termination” on page 62), we will be required to concurrently reimburse Mid-Atlantic Dental for all reasonable and documented out-of-pocket expenses incurred by Mid-Atlantic Dental or Merger Sub in connection with the merger agreement and the transactions contemplated by the merger agreement up to $1.25 million.

Mid-Atlantic Dental will be required to pay us a termination fee in an amount equal to $2 million, if the merger agreement is terminated in certain circumstances, including if Mid-Atlantic Dental fails to close the merger when required to do so and we are not then in material breach of the merger agreement (i.e., circumstance 6 in the table above under “Termination” on page 62).

LIMITATIONS ON REMEDIES

The merger agreement provides that our right to terminate the merger agreement and the payment of the termination fee by Mid-Atlantic Dental (as described above under “Termination Fees” on page 63) is our sole and exclusive remedy and that of our shareholders, directors, officers, employees, agents or affiliates, against Mid-Atlantic Dental, Merger Sub, any of their financing sources, and their respective partners, shareholders, members, manager, officers, directors, employees, agents, or affiliates. Mid-Atlantic Dental and Merger Sub are not liable for monetary damages in excess of $2.0 million.

The merger agreement provides that except in connection with fraud or willful misconduct, a willful and material breach of the merger agreement, or a breach of certain covenants relating to using reasonable best efforts to consummate the merger by us, the right of Mid-Atlantic Dental and Merger Sub to terminate the merger agreement and the payment by us of the termination fee (as described above under “Termination Fees” on page 63) and Mid-Atlantic Dental’s reasonable and documented out-of-pocket expenses is their sole and exclusive remedy and that of their shareholders, directors, officers, employees, agents, or affiliates, against us and our shareholders, officers, directors, employees, agents, and affiliates.

ASSIGNMENT

Except as provided in the following sentence, the merger agreement may not be assigned, in whole or in part, by operation of law or otherwise, by any of the parties to the merger agreement without the prior written consent of the other parties to the merger agreement.

Mid-Atlantic Dental and Merger Sub may assign the merger agreement to a wholly-owned subsidiary of Mid-Atlantic Dental so long as such assignment would not reasonably be expected to affect the obligations of the investors under the subscription agreements or to prevent or materially impede the ability of Mid-Atlantic Dental or Merger Sub to consummate the transactions contemplated by the merger agreement.

No assignment by any party to the merger agreement will relieve such party of any of its obligations under the merger agreement.

AMENDMENT AND MODIFICATION

The merger agreement may be amended at any time prior to the effective time of the merger by an instrument in writing signed on behalf of each of Mid-Atlantic Dental, Merger Sub, and us.

GOVERNING LAW

The merger agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof.

SUPPORT AGREEMENTS

The following is a summary of certain material terms of the support agreements. The summary is not complete and must be read together with the actual support agreements, copies of which are attached as Appendix B. We encourage you to read the support agreements carefully and in their entirety because the rights and obligations of the parties are governed by the express terms of the support agreements and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the support agreements that is important to you.

Please note that the representations, warranties, covenants and agreements in the support agreements were made only for purposes of the support agreements, and may not represent the actual state of facts. See “Miscellaneous—Legal and Cautionary Disclosures—Context for Assertions Embodied in Agreements” on page 76.

PARTIES AND BACKGROUND

Frederic W.J. Birner and Palm Active Dental, LLC, Palm Global Small Cap Master Fund LP, Palm Management (US) LLC, Palm Active Partners Management, LLC, and Palm Active Dental II, LP, which we collectively refer to as the “Palm entities”, entered into Voting and Support Agreements dated October 3, 2018 with Parent, which were amended and restated on October 24, 2018 to correct certain typographical errors therein and which, as amended we refer to as the “support agreements”. Mr. Birner is our Chief Executive Officer and a Director. Joshua S. Horowitz, Burton J. Rubin, and Bradley M. Tirpak serve on our board of directors as designees of the Palm entities.

The support agreements expressly do not limit or restrict Mr. Birner, Mr. Horowitz, Mr. Rubin, or Mr. Tirpak from taking any action in their capacity as director or officer of the company.

VOTING

Pursuant to the support agreements, each of Mr. Birner and the Palm entities have agreed to vote an aggregate of 37.5% of the outstanding voting shares of the company in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against any change in the company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement.

WAIVER OF DISSENTERS’ RIGHTS

Each of Mr. Birner and the Palm entities has irrevocably and unconditionally waived any rights of appraisal, dissenters’ rights, or similar rights that such shareholder may have in connection with the merger.

OTHER OBLIGATIONS

Each of Mr. Birner and the Palm entities has also agreed in the support agreements not to:

•	take or permit any other action that would reasonably be expected to prevent or materially restrict, disable or delay the consummation by Mr. Birner or a Palm entity, as applicable, the transactions contemplated by the support agreements or otherwise adversely affect the performance by Mr. Birner or a Palm entity, as applicable, of their obligations under the support agreements;
•	deposit or permit the deposit of any of the shares beneficially owned by Mr. Birner or a Palm entity, as applicable, into a voting trust or enter into a voting arrangement or similar agreement, commitment or understanding with respect to any of the shares beneficially owned by Mr. Birner or a Palm entity, as applicable; or
•	(1) solicit, initiate, encourage or facilitate the submission or announcement of any inquiries or proposals that would reasonably be expected to lead to any takeover proposal, (2) initiate or participate in any discussions or negotiations with respect to any inquiry or proposal that would reasonably be expected to lead to a takeover proposal, (3) furnish any information concerning us related to, or to any person or group in connection with, any proposals or inquiries that would reasonably be expected to lead to a takeover proposal, (4) approve, recommend, declare advisable or enter into any takeover proposal; (5) otherwise cooperate with, assist, participate in and facilitate any such efforts or attempts to make a takeover proposal; or (6) agree to or propose publicly to do any of the foregoing.

TERMINATION

Each support agreement will remain in effect until the earliest of (1) the termination of the merger agreement in accordance with its terms, (2) the effective time of the merger, (3) the termination of such support agreement with mutual written consent of Mid-Atlantic Dental and Mr. Birner or the Palm entities, as applicable and (4) the date on which the parties to the merger agreement enter into a material amendment thereto without the prior written consent of Mr. Birner or the Palm entities, as applicable.

CONTINGENT VALUE RIGHTS AGREEMENT

The following is a summary of certain material terms of the contingent value rights agreement. The summary is not complete and must be read together with the actual contingent value rights agreement, a copy of which is attached as Appendix C. We encourage you to read the contingent value rights agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the contingent value rights agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the contingent value rights agreement that is important to you.

Please note that the representations, warranties, covenants, and agreements in the contingent value rights agreement were made only for purposes of the contingent value rights agreement and may not represent the actual state of facts. See “Legal and Cautionary Disclosures—Context for Assertions Embodied in Agreements” on page 76.

PARTIES AND BACKGROUND

In the merger agreement, we agreed at or prior to the effective time of the merger to enter into the contingent value rights agreement among us, Mid-Atlantic Dental, and , as the rights agent. Each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive (i) the cash consideration and (ii) one CVR under the contingent value rights agreement, in each case, without interest and less any applicable withholding taxes, except for (1) any shares subject to vesting, repurchase or other lapse of restrictions, (2) any shares owned by the company or any shares that are directly or indirectly owned by Mid-Atlantic Dental or any of its subsidiaries, (other than, in each case, shares of our common stock held on behalf of third parties) and (3) any dissenting shares. See “The Merger Agreement—Effect of the Merger on our Common Stock” on page 48.

ISSUANCE OF CVRs

As provided in the merger agreement, each holder of our common stock, stock options, and restricted stock awards shall receive one CVR for (i) each share of our common stock issued and outstanding immediately prior to the effective time that is converted into the right to receive the cash consideration under the merger agreement, (ii) each share of common stock underlying each option that is not out-of-the-money (without regard to vesting) that is outstanding and unexercised under our stock plans immediately prior to the effective time that is converted into the right to receive a cash payment under the merger agreement; and (iii) each restricted share outstanding under our stock plans as of immediately prior to the effective time that is converted into the right to receive a cash payment under the merger agreement. The CVRs will not be evidenced by a certificate or other instrument. The rights agent will keep a register of the CVRs.

TRANSFER OF CVRs

The CVRs may only be transferred:

(i)	upon death of a holder, by will or intestacy;
(ii)	pursuant to a court order;
(iii)	by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee;
(iv)	by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;
(v)	in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by the Depository Trust Company; or
(vi)	to Mid-Atlantic Dental or any of its affiliates.

PAYMENT OF CVR PAYMENT AMOUNTS

The “CVR payment” means an amount per CVR, rounded to the nearest one, one hundredth of one cent, equal to (i) $0.13, less (ii) the per CVR permitted expenses amount. The “per CVR permitted expenses amount”

means an amount, as calculated in good faith by Mid-Atlantic Dental in its sole discretion as of the 18 month anniversary of the effective time, which we sometimes refer to as the “CVR payment date,” rounded to the nearest one, one hundredth of one cent, equal to (A) the aggregate of all permitted expenses incurred or reasonably expected to be incurred after the date of the merger agreement by Mid-Atlantic Dental or its affiliates (including the surviving corporation) and us and our affiliates; divided by (B) the total number of CVRs outstanding as of the CVR payment date. “Permitted expenses” means any direct, out-of-pocket costs and expenses, net of any recoveries under insurance policies, arising out of, relating to or concerning litigation or other proceeding brought or threatened against us in connection with or relating to the merger agreement, the merger or the other transactions contemplated by the merger agreement.

If the CVR payment is a positive amount as of the CVR payment date, Parent shall, within 10 business days following the CVR payment date, deposit with rights agent, the aggregate amount necessary to pay the CVR payment amount to each holder. There is no assurance our shareholders will receive any additional merger consideration under the CVR agreement or from the CVRs.

THE MERGER PROPOSAL (PROPOSAL #1)

The information below regarding the merger proposal should be read together with the rest of this Proxy Statement, especially “The Special Meeting” on page 15, “The Merger” on page 20, “The Merger Agreement” on page 48, and the copy of the merger agreement attached as Appendix A.

VOTE ON APPROVAL OF THE MERGER AND THE MERGER AGREEMENT

We are asking you to approve a proposal to approve the merger and the merger agreement and thereby adopt the merger agreement as a plan of merger and approve the transactions contemplated thereby. A copy of the merger agreement is attached as Appendix A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 48. For a discussion of other considerations related to the merger, see the section entitled “The Merger” on page 20.

VOTE REQUIRED FOR APPROVAL

To be approved, the merger proposal must receive the affirmative vote of a majority of the votes eligible to be cast by the holders of the shares of our common stock and Series A convertible preferred stock outstanding as of the record date, voting together as a single class. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Each share of Series A convertible preferred stock is entitled to 100,000 votes on each matter to be voted upon at the special meeting. Abstentions, broker non-votes, and shares not present will all have the effect of a vote against this proposal.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal. For a summary of the reasons for our board of directors’ recommendation, see “The Merger—Reasons for our Board’s Recommendation in Favor of the Merger” on page 28.

THE ADJOURNMENT PROPOSAL (PROPOSAL #2)

The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting—Adjournment” on page 15.

VOTE ON ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES

We are asking our shareholders to approve adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting. The adjournment proposal is in addition to, and not in lieu of, the authority of our chairperson to adjourn the meeting without a vote of shareholders in appropriate circumstances.

If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the merger and the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the merger and the merger agreement such that the proposal to approve the merger and the merger agreement would be defeated, we could adjourn the special meeting without a vote on the approval of the merger and the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

VOTE REQUIRED FOR APPROVAL

For the adjournment proposal to be approved, the proposal must receive the affirmative vote of a majority of the votes eligible to be cast by the holders of shares of our common stock and Series A convertible preferred stock represented at the special meeting, in person or by proxy, and entitled to vote at the special meeting. Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Each share of Series A convertible preferred stock is entitled to 100,000 votes on each matter to be voted upon at the special meeting.

An abstention will have the effect of a vote against this proposal, but a broker non-vote or a failure to vote shares will have no effect on this proposal.

BOARD RECOMMENDATION

Our board of directors unanimously recommends that you vote “FOR” approval of the adjournment proposal.

In making its recommendation, our board of directors considered a variety of factors including:

•	In certain circumstances, an adjournment of the special meeting may be the most efficient way to obtain the shareholder approval necessary for the consummation of the merger, which our board of directors believes is in the best interests of our company and our shareholders, as described under “The Merger—Reasons for our Board’s Recommendation in Favor of the Merger” on page 28.
•	If defeat of the merger proposal appears likely, an adjournment could be used to ensure that our shareholders have had an adequate opportunity to consider the consequences of the vote, particularly given the adverse effects that defeat of the merger proposal could have on our company, including as described under “The Merger—Birner Dental Without the Merger” on page 20.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table provides information as of November 19, 2018 (except as otherwise noted below), concerning the beneficial ownership of our common stock by (1) our named executive officers, (2) each of our directors, (3) all directors and current executive officers as a group, and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock. Based on information furnished by such shareholders and Schedules 13D and 13G, as applicable, filed with the SEC, we believe that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated.

An aggregate of 2,980,761 votes of our common stock and Series A convertible preferred stock are eligible to vote at the special meeting.

Unless otherwise indicated below in the footnotes to the table, (1) no director or executive officer has pledged as security any shares shown as beneficially owned, and (2) the address of each officer and director is c/o Birner Dental Management Services, Inc., 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Named Executive Officers and Directors
Frederic W.J. Birner(3)	401,655	19.7%
Dennis N. Genty(4)	155,820	8.0%
John M. Climaco(5)	4,000		*
Gregory G. Fulton(6)	15,000		*
Joshua S. Horowitz(7)	1,095,600	36.6	%(8)
Burton J. Rubin(9)	2,000		*
Bradley M. Tirpak(10)	1,095,600	36.6	%(11)
Thomas D. Wolf(12)	71,984	3.8%
All Current Executive Officers and Directors as a Group (Eight Persons)(13)	1,748,059	54.9%
5% Owners
Palm Management (US) LLC(14)	1,093,600	36.5	%(15)
Mark A. Birner(16)	388,956	20.5%
Lee Schlessman(17)	169,629	8.9%
Bradley L. Radoff(18)	104,800	5.5%
*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or convertible securities currently exercisable or convertible or exercisable or convertible within 60 days of November 19, 2018 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.
(2)	Percentage of ownership for each beneficial owner except Mr. Horowitz, Mr. Tirpak and Palm Management (US) LLC (“Palm Management”) is based on 1,900,761 shares of common stock outstanding at November 19, 2018 plus any options currently exercisable or exercisable within 60 days of November 19, 2018, computed separately for each beneficial owner using information provided in the following footnotes. For each of Mr. Horowitz, Mr. Tirpak and Palm Management, percentage of ownership includes an additional 1,093,600 shares. See Notes 7, 10 and 14 below.
(3)	Includes 137,500 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of November 19, 2018. Mr. Birner will have the power to vote 264,155 shares of our common stock at the special meeting. Pursuant to the Support Agreement executed by Mr. Birner, Mr. Birner has agreed to cast an aggregate of 204,987 shares of our common stock in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against any change in the Company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement.
(4)	Includes 37,500 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of November 19, 2018. Mr. Genty will have the power to vote 118,320 shares of our common stock at the special meeting.
(5)	Includes 2,000 shares of restricted common stock that will vest on June 20, 2019 and 1,000 shares of restricted common stock that will vest on June 20, 2020. Mr. Climaco will have the power to vote 4,000 shares of our common stock at the special meeting.
(6)	Includes 2,000 shares of restricted common stock that will vest on June 20, 2019 and 1,000 shares of restricted common stock that will vest on June 20, 2020. Mr. Fulton will have the power to vote 15,000 shares of our common stock at the special meeting.

(7)	Based on a Schedule 13D/A filed on September 5, 2018, a Schedule 13D/A filed on October 5, 2018 and a Schedule 13D/A filed on October 25, 2018 (collectively, the “Palm 13D”) by Palm Management, Palm Global Small Cap Master Fund LP (“Palm Global”), Palm Active Dental, LLC (“PAD”), Palm Active Dental II, LP (“PAD II”), Palm Active Partners Management, LLC (“Palm Active”), Bradley C. Palmer, Bradley M. Tirpak and Joshua S. Horowitz (collectively, the “Palm Parties”). Mr. Horowitz’s beneficial interest includes 600,000 shares beneficially owned by Palm Management and Palm Global and 493,600 shares beneficially owned by Palm Active. Due to his position as managing director of Palm Management, which is the investment manager of Palm Global, Mr. Horowitz may be deemed to have shared voting and dispositive power over 600,000 shares. Due to his position with Palm Active, he may be deemed to have shared voting and dispositive power over 493,600 shares. Such 1,093,600 shares are not currently outstanding and are issuable upon conversion of the notes issued to the Palm Parties and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. Such 1,093,600 shares do not include dividends in the form of common stock to which the Palm Parties are entitled. Based on the Palm 13D, Mr. Horowitz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 1,000 shares of restricted common stock that will vest on June 20, 2019 and 1,000 shares of restricted common stock that will vest on June 20, 2020. Mr. Horowitz will have the sole power to vote 2,000 shares of our common stock at the special meeting. Additionally, Mr. Horowitz shares voting control with respect to the Palm Votes.
(8)	Percentage of ownership is based on 1,900,761 shares of common stock outstanding at November 19, 2018 plus 1,093,600 shares of common stock beneficially owned by the Palm Parties. See Note 7 above.
(9)	Includes 1,000 shares of restricted common stock that will vest on July 25, 2019 and 1,000 shares of restricted common stock that will vest on July 25, 2020. Mr. Rubin will have the sole power to vote 2,000 shares of our common stock at the special meeting.
(10)	Based on the Palm 13D, Mr. Tirpak’s beneficial interest includes 600,000 shares beneficially owned by Palm Management and Palm Global and 493,600 shares beneficially owned by Palm Active. Due to his position with Palm Management and Palm Global, Mr. Tirpak may be deemed to have shared voting and dispositive power over 600,000 shares. Due to his position with Palm Active, he may be deemed to have shared voting and dispositive power over 493,600 shares. Such 1,093,600 shares are not currently outstanding and are issuable upon conversion of the notes issued to the Palm Parties and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. Such 1,093,600 shares do not include dividends in the form of common stock to which the Palm Parties are entitled. Based on the Palm 13D, Mr. Tirpak disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 1,000 shares of restricted common stock that will vest on June 20, 2019 and 1,000 shares of restricted common stock that will vest on June 20, 2020. Mr. Tirpak will have the sole power to vote 2,000 shares of our common stock at the special meeting. Additionally, Mr. Tirpak shares voting control with respect to the Palm Votes.
(11)	Percentage of ownership is based on 1,900,761 shares of common stock outstanding at November 19, 2018 plus 1,093,600 shares of common stock beneficially owned by the Palm Parties. See Note 10 above.
(12)	Includes 12,667 shares of common stock that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of November 19, 2018, 2,000 shares of restricted stock that will vest on June 20, 2019 and 1,000 shares of restricted stock that will vest on June 20, 2020. Mr. Wolf will have the power to vote 59,317 shares of our common stock at the special meeting.
(13)	Includes 187,667 shares of common stock issuable upon the exercise of options held by all executive officers and directors as a group that are currently exercisable or exercisable within 60 days of November 19, 2018, 15,000 shares of restricted stock that will vest as described in Notes 5, 6, 7, 9, 10 and 12 above plus shares of common stock beneficially owned by the Palm Parties.
(14)	Based on the Palm 13D, Palm Management and Palm Global have shared voting and dispositive power over 600,000 shares, PAD has shared voting and dispositive power over 400,000 shares, Palm Active has shared voting and dispositive power over 493,600 shares, PAD II has shared voting and dispositive power over 93,600 shares, and Bradley C. Palmer has shared voting and dispositive power over 1,093,600 shares. Such shares are not currently outstanding and are issuable upon conversion of the notes issued to the Palm Parties and Series A Convertible Preferred Stock, which are convertible into Series B Convertible Preferred Stock, which in turn is convertible into our common stock, at the option of the holder. Such 1,093,600 shares do not include dividends in the form of common stock to which the Palm Parties are entitled. Based on the Palm 13D, each of Mr. Palmer, Mr. Horowitz and Mr. Tirpak disclaim beneficial ownership of the 1,093,600 shares except to the extent of his pecuniary interest therein. The address of the Palm Parties is 19 West Elm Street, Greenwich, Connecticut 06830. The Palm entities will have 1,100,000 votes at the special meeting as a result of their ownership of 11 shares of Series A Convertible Preferred Stock (collectively, the “Palm Votes”). Pursuant to the Support Agreement executed by the Palm entities, the Palm entities have agreed to cast an aggregate of 920,299 votes in favor of the adoption and approval of the merger agreement and the merger and the other transactions contemplated by the merger agreement, against any change in the Company’s board of directors, against the approval of any alternative acquisition proposal or the adoption of any agreement relating to any alternative acquisition proposal, and against other proposals relating to matters that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the other transactions contemplated by the merger agreement.
(15)	Percentage of ownership is based on 1,900,761 shares of common stock outstanding at November 19, 2018 plus shares of common stock beneficially owned by the Palm Parties. See Note 14 above.
(16)	Based on a Schedule 13D/A filed on May 12, 2017 by the Digirad Shareholder Group, Mark Birner had sole voting and dispositive power over 388,956 shares and his address is 2325 E. 7th Avenue Parkway, Denver, Colorado 80206. Mr. Birner will have the power to vote 388,956 shares of our common stock at the special meeting.
(17)	Based on a Schedule 13D filed on March 9, 2017 by the Digirad Shareholder Group (the “Digirad 13D”), Mr. Schlessman beneficially owned 104,026 shares, and it excluded from Mr. Schlessman’s beneficial ownership 3,737 shares owned by Mr. Schlessman’s sister through a trust and 81,044 shares owned in the aggregate by Mr. Schlessman’s children both directly and indirectly through certain trusts. Based on the Digirad 13D, the address for Mr. Schlessman is 1555 Blake Street, Suite 400, Denver, Colorado 80202. Mr. Schlessman will have the power to vote 169,629 shares of our common stock at the special meeting.
(18)	Based on a Schedule 13G filed on January 8, 2018 by Mr. Radoff, he beneficially owns 104,800 shares, of which he has sole voting and dispositive power over 101,800 shares and shared voting and dispositive power with his family foundation over 3,000 shares. Based on the Schedule 13G, the address for Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027. Mr. Radoff will have the power to vote 104,800 shares of our common stock at the special meeting.

MARKET PRICES AND DIVIDEND DATA

THE MARKET FOR OUR COMMON STOCK

Currently, our common stock is listed on the OTCQX Market under the symbol “BDMS.” As of the close of business on the record date there were 1,880,761 shares of our common stock outstanding, held by approximately 162 shareholders of record.

Following the merger, there will be no further market for our common stock. In particular, if the merger is completed:

•	Our stock will be delisted from the OTCQX Market and deregistered under the Exchange Act.
•	We will no longer file periodic reports with the SEC.
•	Our stock transfer books will be closed when the merger closes, and there will be no further registration of share transfers on our stock transfer books.
•	Subject to dissenters’ rights (described above under “The Merger—Dissenters’ Rights” on page 44), all shares of our common stock outstanding prior to the effective time of the merger will be automatically cancelled and converted into the right to receive the merger consideration.

HISTORICAL MARKET PRICES

The following table sets forth on a per share basis the high and low closing sales prices for consolidated trading in our common stock as reported on the OTCQX Market during each the quarters indicated.

	Price Range of Common Stock
	High	Low
Fiscal Year Ended December 31, 2016
Quarter Ended March 31, 2016	$11.45	8.98
Quarter Ended June 30, 2016	15.95	9.04
Quarter Ended September 30, 2016	18.00	13.01
Quarter Ended December 31, 2016	18.61	12.50
Fiscal Year Ended December 31, 2017
Quarter Ended March 31, 2017	$17.30	9.50
Quarter Ended June 30, 2017	14.50	11.60
Quarter Ended September 30, 2017	13.49	4.10
Quarter Ended December 31, 2017	6.75	4.00
Fiscal Year Ended December 31, 2018
Quarter Ended March 31, 2018	$9.50	5.50
Quarter Ended June 30, 2018	7.20	5.20
Quarter Ended September 30, 2018	7.05	5.25
Quarter Ending December 31, 2018 (through November 16, 2018)	10.36	5.25

The closing price of our common stock on the OTCQX Market on October 3, 2018, the last trading day before the public announcement of the merger agreement, was $5.25 per share. On November 16, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the OTCQX Market was $10.20 per share. You are encouraged to obtain current market quotations for our common stock.

DIVIDEND POLICY

We paid quarterly cash dividends on our common stock from 2004 through the first quarter of 2016. Since we entered into our credit facility with the bank in March 2016, we have not been permitted to pay dividends on our common stock.

Our credit facility contains customary covenants that, among other things, limit or prohibit the payment of dividends under certain circumstances. The merger agreement prohibits the payment of dividends pending the consummation of the merger without the prior written consent of Mid-Atlantic Dental.

MISCELLANEOUS

RECEIVING THE MERGER CONSIDERATION

If the merger is completed, the paying agent will send information to our common stock shareholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your Birner Dental stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank, or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.

HOUSEHOLDING

We may deliver just one proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a-3(e)(1) under the Exchange Act. It helps to reduce costs, clutter and paper waste for the company and our shareholders.

However, we will promptly deliver a separate copy if requested by any shareholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed to us by telephone at (303) 691-0680, by email at dgenty@perfectteeth.com or by mail to Birner Dental Management Services, Inc., Attention: Secretary, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210.

In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting us by telephone at (303) 691-0680, by email at dgenty@perfectteeth.com or by mail at Birner Dental Management Services, Inc., Attention: Secretary, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210 (if your shares are registered in your own name) or your bank, broker or other nominee (if your shares are registered in their name).

SHAREHOLDER PROPOSALS FOR OUR 2019 ANNUAL MEETING

If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings.

We will hold our 2019 Annual Meeting of Shareholders only if the merger has not already been completed. Under the applicable rules of the SEC, a shareholder who wishes to submit a shareholder proposal for inclusion in the proxy statement of the Board of Directors for the annual shareholders’ meeting to be held in 2019 must submit such proposal in writing to our Secretary at our principal executive offices no later than December 31, 2018. In addition, all shareholder proposals for inclusion in our proxy statement for the annual shareholders’ meeting to be held in 2019 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. Our bylaws also provide that shareholders desiring to nominate a director or bring any other business before the shareholders at an annual meeting (but that would not be included in our proxy statement) must notify our Secretary thereof in writing no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s meeting date, or February 20, 2019 and March 22, 2019, respectively. Such notice must include certain information specified in our bylaws.

LEGAL AND CAUTIONARY DISCLOSURES

No Determination by Securities Regulators

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

No Solicitation Where Prohibited

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.

Sources of Information

We have supplied all information relating to the company. Mid-Atlantic Dental has supplied, and we have not independently verified, all of the information relating to Mid-Atlantic Dental, Merger Sub, and the financing sources.

Other Information Not Authorized by Birner Dental

We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this proxy statement, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof.

For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement (except for any specifically incorporated by reference into this proxy statement, as set forth under “Where You Can Find More Information—Incorporation by Reference” on page 78).

Subsequent Developments

This proxy statement is dated November 19, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC for incorporation by reference into this proxy statement without delivering them to our shareholders. Therefore, you should monitor and review our SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to do so except as otherwise expressly required by law.

Context for Assertions Embodied in Agreements

The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our shareholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (1) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our shareholders), (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to confidential disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.

Forward-Looking Statements

This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Preface—Forward-Looking Statements” on page iv.

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. These documents contain important information about the company and our financial condition.

We incorporate by reference (1) the documents listed below and (2) any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the special meeting (including any adjournment or postponement thereof):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
•	Our Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018, and September 30, 2018;
•	Portions of our Definitive Proxy Statement for the 2018 Annual Meeting, filed on April 30, 2018 that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and
•	Our Current Reports on Form 8-K and Form 8-K/A, to the extent filed and not furnished with the SEC, filed on January 2, 2018, June 25, 2018, July 16, 2018, August 16, 2018, October 3, 2018, and October 25, 2018.

The documents incorporated by reference into this proxy statement are available to you as described below under “Obtaining Copies.”

OBTAINING COPIES

Obtaining Copies from the SEC

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1 (800) SEC-0330 for further information about its public reference facilities and their copy charges.

Obtaining Copies from Birner Dental

We also make available a copy of our SEC reports, without charge, on our investor website at www.perfectteeth.com/about/investor-relations as soon as reasonably practicable after we file the reports electronically with the SEC. The information included on our website is not incorporated by reference into this proxy statement.

In addition, you may obtain a copy of the reports, without charge, by writing us at Birner Dental Management Services, Inc., Attention: Investor Relations, 1777 South Harrison Street, Suite 1400, Denver, Colorado 80210, or by calling us at (303) 691-0680. To ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us. We undertake to send any information so requested (other than exhibits to incorporated documents that are not themselves specifically incorporated by reference into such document) by first class mail or another equally prompt means within one business day of receiving your request.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

Birner Dental Management Services, Inc.,

Mid-Atlantic Dental Services Holdings, LLC,

ands

Bronco Acquisition, Inc.

Dated as of October 3, 2018

A-i

A-ii

EXHIBITS

Exhibit A - Form of Contingent Value Rights Agreement	A-A-1
Exhibit B - Form of Certificate of Incorporation of the Surviving Corporation	A-B-1
Exhibit C - Form of Bylaws of the Surviving Corporation	A-C-1

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 3, 2018, is by and among Birner Dental Management Services, Inc., a Colorado corporation (the “Company”), Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company (“Parent”), and Bronco Acquisition, Inc., a Delaware corporation and a Wholly Owned Subsidiary (as defined below) of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties,” and each, a “Party”).

WITNESSETH:

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition of the Company by Parent, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (i) declared this Agreement advisable, (ii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are in the best interests of the Company and the Company’s shareholders, (iii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, (iv) directed that the adoption of this Agreement be submitted for consideration by the Company’s shareholders at a special meeting thereof, and (v) resolved to recommend that the Company’s shareholders approve this Agreement;

WHEREAS, the board of directors of Parent has unanimously (i) declared this Agreement advisable, (ii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Parent and Parent’s members, and (iii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of Merger Sub has unanimously (i) declared this Agreement advisable, (ii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to and in the best interests of Merger Sub and Parent (as Merger Sub’s sole stockholder), (iii) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, and (iv) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement;

WHEREAS concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain holders of Company Common Stock (as defined below) are entering into agreements (collectively, the “Support Agreements”), pursuant to which, among other things, each such shareholders has agreed, subject to the terms and conditions set forth in the Support Agreements, to vote or cause to be voted certain shares of Company Common Stock beneficially owned by it in favor of approving this Agreement and any other actions contemplated hereby in respect of which approval of shareholders of the Company is sought;

WHEREAS, on or prior to the Closing Date, Parent and the Paying Agent (as defined below) shall enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Exhibit A (such agreement, as may be amended in accordance with Section 6.15, the “CVR Agreement”); and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1   Definitions. As used in this Agreement:

“2017 Notes” mean the senior subordinated secured notes issued by the Company to Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP on December 28, 2017, in the aggregate principal amount of $4,990,000.

“2018 Notes” mean the senior subordinated secured notes issued by the Company to Palm Active Dental II, LP on August 15, 2018, in the aggregate principal amount of $467,000.

“Affiliated Group” shall mean any affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law).

“Affiliated Providers” means any dentists, orthodontists, periodontists, endodontists, oral surgeons, pediatric dentists, or dental hygienists who are currently providing professional services on behalf of the Company, any of its Subsidiaries or any of the Professional Corporations, including each of the shareholders, members or other equityholders of each of the Professional Corporations.

“Affiliates” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“CHIP” has the meaning given to that term in the definition of Government Reimbursement Programs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Associate” means any current employee and any other individual who is an officer or a director of any of the Company, its Subsidiaries or the Professional Corporations.

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by the Company, any of its Subsidiaries or any of the Professional Corporations, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (“ERISA Plans”), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit-sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Equity Awards” means the Company Options and Company Restricted Shares.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company, any of its Subsidiaries or any of the Professional Corporations.

“Company Superior Proposal” means a bona fide written Company Takeover Proposal (with all of the references to twenty percent (20%) included in the definition of Company Takeover Proposal increased to seventy-five percent (75%)) received after the date hereof which did not result from any breach of Section 6.3, that the Company Board of Directors (or a committee thereof) determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Company Takeover Proposal and this Agreement that the Company Board of Directors (or a committee thereof) deems relevant (in each case taking into account any revisions changes proposed by Parent to the terms of this Agreement pursuant to Section 6.3(e)), including financing, regulatory approvals, identity of the Person or group making the Company Takeover Proposal, breakup fee provisions, that would, if consummated, result in a transaction that (i) is more favorable to the holders of Company Common Stock from a financial point of view than the transactions provided for in this Agreement, and (ii) is reasonably likely to be consummated in accordance with its terms.

“Company Takeover Proposal” means any proposal or offer relating to (i) the acquisition by any Third Party of any equity interest, and/or any convertible security or other instrument, which equity interest, and/or convertible security or other instrument assuming the full conversion thereof, represents an aggregate of twenty percent (20%) or more of the Company (by vote or by value), (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary, any Professional Corporation or any Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the Net Revenues, Net Income or assets of the Company and its Subsidiaries, on a consolidated basis, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the Net Revenues, Net Income or assets of the Company and its Subsidiaries, on a consolidated basis, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in the acquisition by any Third Party of any equity interest, and/or any convertible security or other instrument, which equity interest, and/or convertible security or other instrument assuming the full conversion thereof, represents an aggregate of twenty percent (20%) or more of the Company (by vote or by value), (v) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction, or (vi) any combination of the foregoing.

“Company Termination Fee” means a cash amount equal to $2,000,000.

“Confidentiality Agreement” means the letter agreement, dated July 20, 2018, by and between Parent and the Company.

“Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

“DTC” means The Depositary Trust Company.

“Effect” means any effect, change, event, occurrence, circumstance, condition, state of facts or development.

“Encumbrance” means any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest.

“Environmental Law” means any Law (A) relating to pollution or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or Release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Substance), or (B) that regulates, imposes liability (including for enforcement, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage relating to Hazardous Substance) or establishes standards of care with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company, any of its Subsidiaries or any of the Professional Corporations as a “single employer” within the meaning of Section 414 of the Code.

“Excluded Party” means any Person or group of Persons (including any such Person’s Representatives and Affiliates), from whom the Company has received during the Go-Shop Period a bona fide written Company Takeover Proposal that (A) the Company Board of Directors determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) at any time prior to the Window-Shop Period Start Time, constitutes or is reasonably likely to result in a Company Superior Proposal, and (B) remains pending as of, and shall not have been withdrawn or otherwise abandoned prior to, the Window-Shop Period Start Time; provided, however, that any such Person or group of Persons shall cease to be an “Excluded Party” upon the earliest to occur of such time as: (i) the Company Takeover Proposal submitted by such Person or group of Persons is irrevocably withdrawn, (ii) the Company Board of Directors determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the Company Takeover Proposal theretofore submitted by such Person or group of Persons no longer constitutes or is no longer reasonably likely to lead to a Company Superior Proposal and (iii) the tenth (10th) business day following the Window-Shop Period Start Time if the Company Board of Directors shall not have either made a Company Recommendation Change or given

Parent written notice of its intention to take such action, in each case as a result of such Person’s Company Takeover Proposal. Notwithstanding the foregoing, none of Parent, any of Parent’s Subsidiaries, any of the Professional Corporations, Frederic W.J. Birner, Palm Active Dental, LLC, Palm Global Small Cap Master Fund LP, Palm Management (US) LLC, Palm Active Partners Management, LLC, Palm Active Dental II, LP, Bradley C. Palmer, Bradley C. Palmer or Bradley M. Tirpak or any of their respective Representatives or Affiliates shall be considered an “Excluded Party” for purposes of this Agreement.

“ERISA Plans” has the meaning given to that term in the definition of Company Benefit Plan.

“Governmental Entity” means any federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Government Reimbursement Programs” mean the Medicare program, any Medicaid or Medicaid waiver program, the federal TRICARE program, Children’s Health Insurance Program (“CHIP”), and any other healthcare program funded in whole or in part, or sponsored by, any Governmental Entity.

“Hazardous Substance” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, mold, any hazardous or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. 1320d-1329d-8) and its implementing regulations, as amended.

“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. 3000 et seq.; Pub. Law 111-5, Division A Title XIII and Division B, Title IV) and its implementing regulations, as amended.

“Indebtedness” means, with respect to any Person, without duplication, as of the date of determination: (A) all obligations of such Person for borrowed money, including accrued and unpaid interest, premiums, any prepayment fees or penalties, commitment and other fees payable in connection therewith, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person to pay the deferred purchase price for any property or services (including obligations related to earn-out arrangements) other than trade payables incurred in the ordinary course of business, consistent with past practice, (D) all lease obligations of such Person capitalized (or that should under GAAP be capitalized) on the books and records of such Person, (E) all unfunded employee benefit obligations for pensions and other post-retirement employee benefits, (F) any contractual severance obligations or commitments to former employees that have become due and payable in accordance with their terms, (G) all liabilities pursuant to recourse or non-recourse factoring or similar arrangements, (H) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and any reimbursement obligations in respect thereof, (I) all net cash payment obligations of such Person under swaps, options, derivatives and other hedging Contracts that would be payable upon termination thereof (calculated assuming termination on the date of determination), (J) all guarantees of such Person of any Indebtedness of any other Person, and (K) all Indebtedness of any other Person secured by an Encumbrance on any property or asset of such Person.

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, professional liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements.

“Intellectual Property” means all intellectual property and proprietary rights in any jurisdiction worldwide, including: (A) patents and patent applications, including continuations, divisionals, continuations-in-part, extensions, substitutions, reissues, renewals, or reexaminations and patents issuing thereon, (B) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the common law rights and goodwill associated with any of the foregoing, and all applications and registrations therefor, (C) copyrights (including such rights in Software), works of authorship, together with the moral rights therein and common law rights thereto, and all registrations and applications therefor, (D) designs, databases and data compilations, (E) trade secrets, know-how, inventions (whether or not patentable), confidential or proprietary information, processes, formulations, technical data and designs, and other rights in information protected under applicable Law (collectively, “Trade Secrets”), and (F) all other similar intellectual property or proprietary rights anywhere in the world.

“IT Assets” means the computers, Software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment used by the Company, any of its Subsidiaries and any of the Professional Corporations in connection with the operation of the its business.

“knowledge” means (i) with respect to Parent and its Subsidiaries, the actual, and not constructive, knowledge of the individuals listed in Section 1.1 of the Parent Disclosure Schedule and any individuals that, following the date of this Agreement, replace or share the employment responsibilities of any such individuals, in each case after reasonable inquiry of such individuals’ direct reports, and (ii) with respect to the Company, any of its Subsidiaries, any of the Professional Corporations and any of the Affiliated Providers, the actual, and not constructive, knowledge of the individuals listed on Section 1.1 of the Company Disclosure Schedule, and any individuals that, following the date of this Agreement, replace or share the employment responsibilities of any such individuals, in each case after reasonable inquiry of such individuals’ direct reports.

“Liability” means any and all debts, liabilities, claims, losses, duties and obligations of any kind, whether known or unknown, asserted or unasserted, fixed, contingent or absolute, matured or unmatured, disclosed or undisclosed, due or to become due, accrued or not accrued, liquidated or unliquidated, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

“Management Agreements” means any Contract pursuant to which the Company or any of its Subsidiaries provides management, administrative, business, marketing or other support services to any of the Professional Corporations.

“Material Adverse Effect” means (1) any Effect that, individually or in the aggregate with all other Effects, had, or would reasonably be expected to have, a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (2) any Effect that, individually or in the aggregate with all other Effects, would reasonably be expected to prevent or materially delay or impair the performance of the transactions contemplated by this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents, (3) any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered after the date of this Agreement any injunction or Law that enjoins, prohibits, makes illegal, materially restrains or materially impairs the ability of the Company, any of its Subsidiaries or any of the Professional Corporations to conduct its operations in the States of Arizona, Colorado or New Mexico, (4) any termination of the employment or engagement of Affiliated Providers or Support Service Providers whose aggregate annualized production represented ten percent (10%) or more of the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis, (5) one (1) or more of the Professional Corporations or one (1) or more dentists that are Affiliated Providers whose aggregate annualized production represented ten percent (10%) or more of the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis, shall become ineligible or unable to obtain professional liability insurance at market rate or any licenses required under applicable Law in connection with the practice of dentistry or the provision of dental hygiene services, (6) the Company, any of its Subsidiaries or any of the Professional Corporations is excluded, debarred, terminated or suspended from participation in any Government Reimbursement Program, or any other change in or termination of any Third Party Payor Programs with any of the Professional Corporations which accounts, or would reasonably be expected to account, for $6,000,000 or more of the Net Revenues of the Company and its Subsidiaries, on a consolidated basis, (7) one (1) or more of the Management Agreements, which individually or in the aggregate, accounted for ten percent (10%) or more of the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis, terminates, expires or is invalidated or the breach or illegality thereof is alleged by any Professional Corporation or owner thereof, and (8) any Effect that, individually or in the aggregate with all other Effects, results, or would reasonably be expected to result, in a decrease in the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis, in an amount equal to or greater than ten percent (10%) of the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis, or loss or other Liability to the Company, any of its Subsidia ries or any of the Professional Corporations equal to or greater than ten percent (10%) or more of the TTM Net Revenues of the Company and its Subsidiaries, on a consolidated basis; provided, that in no event shall any of the following, alone or in combination, be taken into account in determining whether there shall have occurred a Material Adverse Effect under clauses (1) or (2) of this definition: (i) changes in the Company’s stock price or trading volume, in and of itself, (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Material Adverse Effect under clauses (1) or (2) of this definition), (iii) changes in general business, economic or political conditions in the United States or any other country or region in the world, (iv) changes in conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world in and of itself, (v) changes in general conditions in an industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world, (vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or acts of God or weather conditions in the United States or any other country or region in the world in which a facility or any substantial group of employees of the Company and its Subsidiaries is located, or any escalation of the foregoing, (vii) the execution or announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, (viii) (A) any action taken, or failure to take action, in each case to which Parent expressly has in writing approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, this Agreement, or (C) the failure to take any action prohibited by this Agreement, (ix) changes or proposed changes in GAAP or other accounting standards (or the enforcement or interpretation thereof), in and of themselves, (x) any litigation or Proceedings brought or threatened relating to this Agreement, the Merger and/or the other transactions contemplated by this Agreement or any demand for appraisal or the fair value of any shares of Company Common Stock pursuant to the CBCA in connection herewith, and (xi) any matters expressly set forth in the Company Disclosure Schedule, excluding any material worsening with respect to any matter disclosed therein; provided, that, for purposes of this clause (xi), the mere inclusion of a list of items such as Contracts, option grants, customers, vendors or Intellectual Property shall not be deemed to be disclosure of any issues under or Liabilities with respect to the items on such list; provided, further, that, in each of clauses (iii), (iv), (v), (vi) and (ix) above, such Effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other similarly situated companies in the industry in which the Company and its Subsidiaries operate, in which case only the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect under clauses (1) or (2) of this definition.

“Net Income” means, with respect to any Person, the net income of such Person calculated in accordance with GAAP, consistent with past practices.

“Net Revenue” means, with respect to any Person, the net revenue of such Person calculated in accordance with GAAP, consistent with past practices.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

“Organizational Documents” means (A) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws, or comparable documents, (B) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (C) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (D) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents, and (E) with respect to any other Person that is not an individual, its comparable organizational documents.

“Parent Material Adverse Effect” means, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or Parent’s consummation of the transactions contemplated by the Transaction Documents.

“Permitted Encumbrances” means (i) Encumbrances disclosed on the most recent consolidated balance sheet of the Company and its Subsidiaries, (ii) mechanics, carriers, workmen, warehouseman, repairmen and materialmen liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not due and payable, or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP in the financial statements of the Company and its Subsidiaries, (iii) Liens for Encumbrances for Taxes not yet due and payable (iv) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon, and (v) non-exclusive licenses to Company Intellectual Property granted in the ordinary course of business.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as defined in Section 13(d)(3) of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.

“Personal Information” means any information that, alone or together with other information held by the Company, its Subsidiaries or the Professional Corporations, identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Laws or the Company’s, its Subsidiaries’ or the Professional Corporations’ privacy policies, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser- or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing from which the identity of an individual can be determined.

“Professional Corporations” means the professional corporations listed on Section 1.1 of the Company Disclosure Schedule and any other professional or practice entity for which the Company and any of its Subsidiaries provide management, administrative, business, marketing or other support services.

“Registered” means issued by, filed with, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Release” means any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substance through or in the air, soil, surface water, groundwater or property.

“Representatives” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorneys-in-fact, accountant or other authorized advisor, agent or other authorized representative of such person, in each case acting in its capacity as such.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, having no par value per share.

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock, having no par value per share.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

“Subsidiaries” of any Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Support Service Provider” means, other than any Affiliated Provider, any dental assistants, hygiene assistants, and other dental healthcare providers who are currently providing professional services on behalf of the Company, any of its Subsidiaries or any of the Professional Corporations.

“Tax” or “Taxes” means (a) any and all federal, state, local or foreign taxes, imposts, levies or other similar assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, escheat, unclaimed property, withholding, payroll, employment, social security, unemployment, excise, severance, environmental, stamp, occupation, premium, property (real or personal) and estimated taxes, customs duties and other taxes of any kind whatsoever, including any and all interest, penalties, and additional amounts imposed with respect thereto, (b) any liability for the payment of any amounts of the type described in the foregoing clause (a) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto), and (c) any liability for the payment of any amounts of the type described in the foregoing clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person, or as a transferee or successor, by Contract, or otherwise.

“Tax Law” means Laws in respect of Taxes.

“Tax Return” means any return, declaration, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes, and including any amendments thereof.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection or administration of such Tax for such Governmental Entity.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub, the Company Associates or any Affiliates thereof.

“Trade Secrets” has the meaning given to that term in the definition of Intellectual Property.

“Transaction Documents” means this Agreement, the Support Agreements, the CVR Agreement and all other agreements, instruments and documents to be executed by Parent, Merger Sub or the Company in connection with the transactions contemplated by such agreements.

“TTM Net Revenue” means, with respect to any Person, the Net Revenue of such Person for the twelve (12)-month period ending immediately prior to the applicable date of determination.

“Wholly Owned Subsidiary” means, with respect to any Person, any other Person of which all of the equity or ownership interests of such other Person are directly or indirectly owned or controlled by such first Person.

“Willful and Material Breach” means, with respect to any representation, warranty, agreement or covenant, a material breach that is a consequence of an action undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Agreement, with actual knowledge that the taking of or failure to take such action would, or would reasonably be expected to, cause a breach of such representation, warranty, agreement or covenant.

Section 1.2   Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Term	Section
Acceptable Confidentiality Agreement	Section 6.3(a)
Agreement	Preamble
Applicable Date	Section 4.4(a)
Audit Committee	Section 4.5(d)
Book-Entry Shares	Section 3.1(a)
Bylaws	Section 2.5(b)
Cancelled Shares	Section 3.1(a)(iii)
Capitalization Date	Section 4.2(a)
Cash Consideration	Section 3.1(a)(i)
CBCA	Section 2.1
Certificate	Section 3.1(a)
Certificate of Merger	Section 2.3
Charter	Section 2.5(a)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company 401(k) Plan	Section 6.5(a)
Company Acquisition Agreement	Section 6.3(c)
Company Board of Directors	preamble
Company Common Stock	Section 3.1(a)(i)
Company Disclosure Schedule	Article IV
Company Lease	Section 4.18(a)
Company Leased Real Property	Section 4.8
Company Material Contract	Section 4.16(a)(xix)
Company Option	Section 3.3(a)
Company Permits	Section 4.7(d)
Company Recommendation	Section 4.3(a)
Company Recommendation Change	Section 6.3(c)
Company Related Parties	Section 8.4(f)
Company Restricted Share	Section 3.3(b)
Company SEC Documents	Section 4.4(a)
Company Shareholder Approval	Section 4.3(a)
Company Shareholders’ Meeting	Section 6.4(d)
Company Stock Plan	Section 3.3(a)
Company Top Supplier	Section 4.19(a)
Continuing Employees	Section 6.5(a)
Current Premium	Section 6.10(a)
CVR	Section 3.1(a)(i)
CVR Agreement	Preamble
Data Privacy Policies	Section 4.21
Delisting Period	Section 6.17
DGCL	Section 2.1
Dissenting Shares	Section 3.1(b)
Dissenting Shareholder	Section 3.1(b)
DMO Contract	Section 4.16(a)(ix)
Effective Time	Section 2.3
Eligible Shares	Section 3.1(a)(i)
End Date	Section 8.1(b)

Term	Section
Enforceability Exceptions	Section 4.3(a)
Exchange Act	Section 4.3(b)
FCPA	Section 4.7(g)
Financing	Section 6.12(a)
GAAP	Section 4.4(c)
Go-Shop Period	Section 6.3(a)
In the Money Option	Section 3.3(a)
Indemnified Party	Section 6.10(b)
Indemnified Party Proceeding	Section 6.10(b)
Investors	Section 6.12(d)
IRS	Section 4.9(c)
Law	Section 4.7(a)
Letter of Transmittal	Section 3.2(c)
Loan Agreement	Section 2.8
Merger	Preamble
Merger Consideration	Section 3.1(a)(i)
Merger Sub	Preamble
Opinion	Section 4.15
Original Date	Section 6.4(e)
Other Anti-Bribery Laws	Section 4.7(g)
Parent	Preamble
Parent Disclosure Schedule	Article V
Parent Expense Reimbursement	Section 8.4(b)
Parent Funding	Section 5.4(a)
Parent Related Parties	Section 8.4(f)
Parent Termination Fee	Section 8.4(c)
Party	Preamble
Paying Agent	Section 3.2(a)
Paying Agent Agreement	Section 3.2(a)
Payment Fund	Section 3.2(b)
PC Equity Transfers	Section 7.3(d)
Privacy and Security Policies	Section 4.14(b)(x)
Proceeding	Section 4.7(d)
Proxy Statement	Section 6.4(a)
Retained Liabilities	Section 8.4(f)
Sarbanes-Oxley Act	Section 4.4(a)
SEC	Section 4.3(b)
Securities Act	Section 4.4(a)
Statement of Merger	Section 2.3
Subscription Agreement	Section 5.4(a)
Superior Proposal Notice Period	Section 6.3(e)
Surviving Corporation	Section 2.1
Takeover Statute	Section 6.8
Third Party Consents	Section 6.7
Third Party Payor Programs	Section 4.20(h)
Top Payor	Section 4.19(b)
Third Party Payors	Section 4.20(b)
Transaction Approvals	Section 4.3(b)
WARN Act	Section 4.13(c)
Window-Shop Period Start Time	Section 6.3(b)

ARTICLE II
THE MERGER

Section 2.1   The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Colorado Business Corporation Act, as amended (the “CBCA”), and the Delaware General Corporation Law, as amended (the “DGCL”), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under Colorado law as the surviving company in the Merger (the “Surviving Corporation”) and a Wholly Owned Subsidiary of Parent.

Section 2.2   Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Duane Morris LLP, 30 South 17th Street Philadelphia, Pennsylvania 19103, at 10:00 a.m., local time, on the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by Law) of such conditions), or at such other place (or by means of remote communication), date and time as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.3   Effective Time. On the Closing Date, the Company and Parent (on behalf of Merger Sub) shall file or caused to be filed a (i) statement of merger containing such information as is required by the relevant provisions of the CBCA in order to effect the Merger with the Secretary of State of the State of Colorado (the “Statement of Merger”); and (ii) certificate of merger containing such information as is required by the relevant provisions of the DGCL in order to effect the Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Merger shall become effective at such time as is specified in the Statement of Merger and the Certificate of Merger (such time, the “Effective Time”).

Section 2.4   Effects of the Merger. The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges and powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5   Organizational Documents of the Surviving Corporation.

(a)   At the Effective Time, the Amended and Restated Articles of Incorporation of the Company as amended and as in effect immediately prior to the Effective Time shall be amended and restated to be in the form set forth in Exhibit B to this Agreement and, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Charter”), until thereafter amended as provided therein or in accordance with applicable Law.

(b)   At the Effective Time, the Second Amended and Restated Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to be in the form set forth in Exhibit C to this Agreement and, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or in accordance with applicable Law.

Section 2.6   Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.7   Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Section 2.8   Indebtedness. Promptly following the Effective Time, Parent shall pay such amounts necessary to pay off, discharge, and terminate any outstanding Indebtedness or obligations of the Company under the Loan and Security Agreement, dated as of March 29, 2016, as amended, between the Company and Guaranty Bank and Trust Company (the “Loan Agreement”) and any other Indebtedness or other obligations required to be paid off, discharged or terminated in accordance with and within the time periods required by the Loan Agreement or other Contracts governing such Indebtedness.

ARTICLE III
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 3.1   Effect on Capital Stock.

(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or any holder of any shares of Company Common Stock or common stock of Merger Sub:

(i)   Conversion of Company Common Stock. Each share of common stock, having no par value per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (A) any Cancelled Shares or any Dissenting Shares, or (B) for the avoidance of doubt, any Company Restricted Shares, which shall be treated in accordance with Section 3.3(b)) (such shares of Company Common Stock, other than those contemplated by the foregoing clauses (A) and (B), the “Eligible Shares”), shall be automatically converted into the right to receive (i) $10.62 in cash per share of Company Common Stock (such amount in cash per share of Company Common Stock, without interest and subject to reduction of any Tax required to be withheld under applicable Tax Law, the “Cash Consideration”), payable pursuant to Section 3.2(d); plus (ii) one (1) contractual contingent value right (each, a “CVR”), which shall represent the right to receive a contingent payment in cash without interest and subject to reduction of any Tax required to be withheld under applicable Tax Law at the time and subject to the terms and conditions of the CVR Agreement (the CVR, together with the Cash Consideration, “Merger Consideration”).

(ii)   Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and non-assessable share of common stock, having no par value per share, of the Surviving Corporation. From and after the Effective Time, all certificates or book-entry accounts representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(iii)   Cancellation of Certain Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or any of its Wholly Owned Subsidiaries, other than, in each case, shares of Company Common Stock held on behalf of third parties, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.

All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”), shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 3.1.

(b)   Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares (the “Dissenting Shares”) of the Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a Company shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Article 113 of the CBCA (the “Dissenting Shareholders”), shall not be converted into the right to receive the Merger Consideration as described in Section 3.1(a)(i), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 113 of the CBCA (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the provisions of Article 113 of the CBCA and this Section 3.1(b)), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such rights, or if a court of competent jurisdiction determines that such holder is not entitled, to demand or receive the fair value of such shares of the Company Common Stock under the applicable provisions of the CBCA. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such rights, , or if a court of competent jurisdiction determines that such holder is not entitled, to demand or receive the fair value of such shares of the Company Common Stock under the applicable provisions of the CBCA, such holder’s shares of the Company Common Stock cease to be Dissenting Shares and shall thereupon be treated as if they are Eligible Shares converted into the right to receive, as of the Effective Time, the Merger Consideration pursuant to Section 3.1(a)(i). The Company shall give Parent prompt notice and true and complete copies of any notices of intent to demand payment and any demands for appraisal of shares of Company Common Stock received by the Company, withdrawals of such notices and demands and any other instruments served pursuant to Article 113 of the CBCA and received by the Company with respect to dissenters’ rights and shall give Parent the opportunity to participate in and direct, at Parent’s expense, all negotiations and Proceedings with respect thereto. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or approve any withdrawal of any such demands or approve, authorize or commit to do any of the foregoing.

(c)   Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock shall have been changed into a different number of shares or securities or a different class by reason of any stock dividend or distribution, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 3.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.2   Exchange of Certificates.

(a)   Appointment of Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the aggregate Merger Consideration, (ii) enter into the CVR Agreement with the Paying Agent, and (iii) execute with the Paying Agent a paying agent agreement reasonably acceptable to the Company (with such acceptance not to be unreasonably conditioned, withheld or delayed) relating to Paying Agent’s responsibilities contemplated by this Agreement with respect to the payment of the Cash Consideration (such agreement, the “Paying Agent Agreement”).

(b)   Deposit of Cash Consideration. As promptly as practicable after the Closing Date, but on or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Company Common Stock, cash in immediately available funds sufficient to pay the aggregate Cash Consideration (such cash amount, the “Payment Fund”). Parent shall not be required to deposit any funds related to any CVR with the Paying Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. Any amounts payable in respect of Company Equity Awards shall not be deposited with the Paying Agent but instead be paid through payroll in accordance with Section 3.3(c).

(c)   Exchange Procedures. As promptly as practicable (and no later than the third Business Day) after the Effective Time, Parent shall cause the Paying Agent to mail or otherwise provide notice to each holder of record of Eligible Shares that are (i) Certificates or (ii) Book-Entry Shares not held through DTC, advising such holders of the effectiveness of the Merger, which notice shall include (A) appropriate transmittal materials (including a letter of transmittal (the “Letter of Transmittal”)), which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(j)) or transfer of the Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement) and shall be in such form and have such other provisions as Parent shall reasonably designate, and (B) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(j)) or Book-Entry Shares in exchange for the Merger Consideration. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries, the Merger Consideration to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.

(d)   Surrender of Certificates or Book-Entry Shares. Upon surrender to the Paying Agent of Eligible Shares that (i) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(j)) together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, (ii) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each of the foregoing clauses (i) and (ii) of this Section 3.2(d), pursuant to such materials and instructions as contemplated by Section 3.2(c), and (iii) are Book-Entry Shares held through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries pursuant to Section 3.2(c), the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement (after giving effect to any required Tax withholdings as provided in Section 3.2(j)). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon due surrender of the Certificate formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company. For the avoidance of doubt, no interest shall be paid or shall accrue on the Merger Consideration payable upon surrender of any Certificate or Book-Entry Share.

(e)   No Further Ownership Rights in Company Common Stock. From and after the Effective Time, all holders of Certificates and Book-Entry Shares shall cease to have any rights as shareholders of the Company other than, subject to applicable Law in the case of Dissenting Shares, the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement at the Effective Time upon the surrender of such Certificate or Book-Entry Share in accordance with Section 3.2(c), without interest. At the Effective Time, the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Paying Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(f)   Investment of Payment Fund. If directed by Parent or as contemplated by the Paying Agent Agreement, the Paying Agent shall invest any cash included in the Payment Fund, if at all, solely in cash or in liquid money market funds that invest solely in short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States of America with maturities of no more than thirty days; provided that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article III, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Payment Fund. Any interest or other income resulting from such investments shall be paid to Parent, upon demand.

(g)   Termination of Payment Fund. Any portion of the Payment Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Certificates or Book-Entry Shares that has not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Corporation (subject to any applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for the Merger Consideration that such holder has the right to receive pursuant to this Article III (after giving effect to any required Tax withholdings as provided in Section 3.2(i)), without any interest thereon.

(h)   No Liability. Subject to applicable Law, none of Parent, the Company, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund or the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Subject to applicable Law, notwithstanding any other provision of this Agreement, any portion of the Merger Consideration or the cash to be paid in accordance with this Article III that remains undistributed to the holders of Certificates and Book-Entry Shares as of immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(i)   Withholding Rights. Each of the Company, the Surviving Corporation, Parent, Merger Sub and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amounts required to be deducted or withheld with respect to the making of such payment under applicable Tax Law. To the extent that any amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(j)   Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(g), Parent), the posting by such Person of a bond in a customary form and amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 3.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.2(i)) in accordance with the terms of this Agreement.

Section 3.3   Treatment of Company Equity Awards.

(a)   At the Effective Time, each award of options to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding under the Company’s 2015 Equity Incentive Plan, as amended, and the Company’s 2005 Equity Incentive Plan (together, the “Company Stock Plans”), whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and be cancelled and converted into the right to receive (A) without interest, a cash payment in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of the Effective Time, and (ii) the excess, if any, of the Cash Consideration over the exercise price per share of Company Common Stock subject to such Company Option as of the Effective Time, less applicable withholding Taxes required to be withheld with respect to such payment; and (B) provided that such Company Option’s exercise price is less than the Cash Consideration (an “In the Money Option”), a number of CVRs equal to the total number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time

(without regard to vesting). For the avoidance of doubt, any Company Option which has an exercise price per share of Company Common Stock subject to such Company Option that is greater than or equal to the Cash Consideration shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

(b)   At the Effective Time, each share of Company Common Stock subject to vesting, repurchase or other lapse of restrictions (each, a “Company Restricted Share”) that is outstanding under the Company Stock Plans as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest and accelerate in full and become free of restrictions and shall be cancelled and converted into the right to receive, without interest, (i) an amount in cash equal to the Cash Consideration and (ii) one (1) CVR, in each case, less applicable withholding Taxes required to be withheld with respect to such payment.

(c)   The Surviving Corporation shall, through the payroll system of the Surviving Corporation, pay or cause to be paid to the holders of the Company Equity Awards the amounts (other than any amounts payable with respect to CVRs, which shall be payable in accordance with the CVR Agreement) set forth in this Section 3.3 as promptly as practicable following the Closing Date (but no later than the first regularly schedule payroll date following the Closing Date that is not less than five (5) Business Days after the Closing Date); provided, however, that to the extent the holder of a Company Equity Award is not and was not at any time during the applicable vesting period an employee of the Company or its Subsidiaries, such amounts shall not be paid through the payroll system, but shall be paid by the Paying Agent at the direction of Parent (and Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of such holders of Company Equity Award, cash in immediately available funds sufficient to pay the aggregate Cash Consideration payable with respect to such Company Equity Awards.

(d)   At or prior to the Effective Time, the Company, the Company Board of Directors or the compensation committee of the Company Board of Directors, as applicable, shall approve any resolutions that are necessary to effectuate the provisions of this Section 3.3. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

Section 3.4   Further Assurances. If at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, Merger Sub and the Company and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) disclosed in any form, document or report publicly filed with or publicly furnished to the SEC by the Company or any of its Subsidiaries on or after the date of the Company’s filing with the SEC of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and prior to the date hereof (excluding any exhibits thereto and risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company)); and provided that any matters disclosed in such forms, documents or reports shall not be deemed disclosed for purposes of this Article IV with respect to Section 4.2, Section 4.3, Section 4.6, Section 4.10(b), Section 4.25 and Section 4.26 and (ii) as disclosed in the confidential disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”) (provided that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1   Organization.

(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company’s Subsidiaries and each of the Professional Corporations is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company, each of its Subsidiaries and each of the Professional Corporations is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except, solely with respect to the Company’s Subsidiaries and the Professional Corporations, where the failure to be so duly approved, qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)   The Company has made available to Parent prior to the date of this Agreement true and complete copies of the Company’s Organizational Documents, and true and complete copies of each of its Subsidiaries’ and each of the Professional Corporations’ Organizational Documents, in each case, as amended, restated or amended and restated through the date hereof. The Organizational Documents of each of the Company, each of its Subsidiaries and each of the Professional Corporations as made available to Parent is in full force and effect, and the Company is not in material violation of any of their provisions.

Section 4.2   Capital Stock and Indebtedness.

(a)   The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, 7,999,900 shares of Preferred Stock, having no par value per share, 100 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock. As of September 30, 2018 (the “Capitalization Date”), (i) 1,900,761 shares of Company Common Stock were issued and outstanding, of which 19,000 shares were Company Restricted Shares, (ii) 11 shares of Series A Preferred Stock were issued and outstanding, (iii) 542,500 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (iv) no shares of capital stock or other voting securities of the Company were held in treasury, and (iv) no other shares of capital stock or other equity interests of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth in this Section 4.2(a), as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company is a party (A) obligating the Company to (x) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests, (y) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of the Company, or (z) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (B) granting any preemptive or antidilutive rights with respect to any security issued by the Company. As of the Closing Date, the only class of capital stock of the Company outstanding shall be Company Common Stock and no shares of Series A Preferred Stock, Series B Preferred Stock or any other class of Preferred Stock shall be outstanding. As of the Effective Time, there shall be a number of shares of Company Common Stock outstanding equal to (A) 3,073,379 (which number of shares of Company Common Stock represents (i) the 1,900,761 shares of Company Common Stock outstanding as of the date of this Agreement; plus (ii) the 1,036,614 shares of Company Common Stock issuable upon the full conversion of the 2017 Notes into shares of Series A Preferred Stock, followed by the conversion of all such shares of Series A Preferred Stock into Series B Preferred Stock, followed by the conversion of all such shares of Series B Preferred Stock into shares of Company Common Stock, in each case, in accordance with the applicable terms and conditions of the 2017 Notes and the Amended and Restated Articles of Incorporation of the Company, as amended; plus (iii) the 94,023 shares of Company Common Stock issuable upon the full conversion of the 2018 Notes into shares of Company Common Stock in accordance with the applicable terms and conditions of the 2018 Notes; plus (iv) the 2,279 shares of Company Common Stock issuable upon the conversion of all shares of Series A Preferred Stock outstanding as of the date of this Agreement; plus (v) the 39,702 shares of Company Common Stock issuable upon the exercise of all Company Options outstanding as of the date of this Agreement); less (B) any shares of Company Common Stock underlying any Company Options outstanding as of the date of this Agreement which remain unexercised immediately prior to the Effective Time; less (C) any shares of Company Common Stock into which the 2017 Notes and the 2018 Notes become convertible following the date of this Agreement as a result of the accrual of PIK Interest (as defined in the 2017 Notes and the 2018 Notes) following the date of this Agreement.

(b)   As of the date of this Agreement, none of the Company’s Subsidiaries or the Professional Corporations own any shares of capital stock of the Company. None of the Company, its Subsidiaries or the Professional Corporations has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. As of the date of this Agreement, there are no voting trusts or other agreements or understandings to which the Company, any of its Subsidiaries or any of the Professional Corporations is a party with respect to the voting or registration of the capital stock or other equity interest of the Company, any of its Subsidiaries or any of the Professional Corporations. Since the Capitalization Date through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, vesting or settlement of Company Equity Awards in accordance with their respective terms) or granted any Company Equity Awards.

(c)   Section 4.2(c) of the Company Disclosure Schedule sets forth a true and complete listing of all outstanding Company Equity Awards as of the close of business on the Capitalization Date, setting forth the number of shares of Company Common Stock subject to each Company Equity Award and the holder, grant date, vesting schedule (including whether the vesting will be accelerated by the execution and delivery of this Agreement or consummation of the Merger, by termination of employment following consummation of the Merger) and exercise or reference price with respect to each Company Equity Award, as applicable. Upon any issuance of any shares of Company Common Stock in accordance with the terms of the Company Stock Plans, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. Each Company Option (i) was granted and properly approved by the Company Board of Directors or the compensation committee of the Company Board of Directors in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of such grant, (iii) has a grant date identical to the date on which the Company Board of Directors or the compensation committee of the Company Board of Directors actually awarded such Company Option, (iv) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and the Company SEC Documents, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

(d)   Section 4.2(d) of the Company Disclosure Schedule sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, (ii) each of the Professional Corporations, each of the shareholders, members or other equityholders thereof and the ownership interests of each such shareholder, member or equityholder, (iii) the ownership interest of the Company and any other Person in each of the Professional Corporations, and (iv) the Company’s or its Subsidiaries’ or any Professional Corporation’s capital stock, equity interest or other direct or indirect ownership interest in any other Person, other than equity securities in a publicly traded company or other entity held for investment by the Company or any of its Subsidiaries and consisting of less than one percent (1%) of the outstanding capital stock of such company or other entity. The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights in favor of any Person other than the Company or a Subsidiary of the Company. There are no outstanding subscriptions, options, warrants, calls, puts, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company, any of its Subsidiaries or any of the Professional Corporations is a party (A) obligating the Company or any of its Subsidiaries or any of the Professional Corporations or other Person to (x) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of any Subsidiaries of the Company or any of the Professional Corporations or securities convertible into or exchangeable for such shares or equity interests, (y) grant, extend or enter into any such subscription, option, warrant, call, put, convertible securities, exchangeable securities or other similar right, agreement or commitment relating to the capital stock or other equity interest of any Subsidiaries of the Company or any of the Professional Corporations, or (z) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (B) granting any preemptive or antidilutive rights with respect to any security issued by any Subsidiaries of the Company or any of the Professional Corporations. The Company does not own, directly or indirectly, any voting interest in any Person that requires any filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Section 4.3   Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)   Subject to the shareholders of the Company’s approval of this Agreement by a majority of all votes entitled to be cast at the Company Shareholders’ Meeting (the “Company Shareholder Approval”), the Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions to be consummated by it as contemplated hereby, including the Merger. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board of Directors and, except for the Company Shareholder Approval, the filing of the Statement of Merger with the Secretary of State of the State of Colorado and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company or vote of the Company’s shareholders are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board of Directors has unanimously (i) resolved to recommend that the Company’s shareholders adopt this Agreement at the Company Shareholders’ Meeting (the “Company Recommendation”), (ii) declared this Agreement advisable under Article 111-101 of the CBCA and Section 252 of the DGCL, (iii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement, are in the best interests of the Company and the Company’s shareholders, (iv) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, and (v) directed that the approval of this Agreement be submitted for consideration by the Company’s shareholders at the Company Shareholders’ Meeting. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor’s rights and remedies and the availability of equitable relief (the “Enforceability Exceptions”).

(b)   Other than in connection with or in compliance with (i) the filing of the Statement of Merger with the Secretary of State of the State of Colorado, (ii) the filing of the Certificate of Merger with the Secretary of State of the Delaware, (iii) the filing of the Proxy Statement with the U.S. Securities and Exchange Commission (the “SEC”) and any amendments or supplements thereto, and (iv) the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “Transaction Approvals”), and subject to the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 5.2(b), no authorization, consent, order, or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the completion by the Company of the transactions contemplated by this Agreement, including the Merger, except for such authorizations, consents, orders, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the completion of such transactions or that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

(c)   The execution and delivery by the Company of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of, any loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, Contract, instrument, permit or license binding upon the Company, any of its Subsidiaries or any of the Professional Corporations or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Encumbrances other than Permitted Encumbrances, in each case, upon any of the properties or assets of the Company, any of its Subsidiaries or any or the Professional Corporations, except for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, or accelerations or Encumbrances as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (ii) conflict with or result in any violation of any provision of the Organizational Documents of the Company, any of its Subsidiaries or any of the Professional Corporations, or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

Section 4.4   Reports and Financial Statements.

(a)   The Company has timely filed or furnished all forms, documents, certifications, statements and reports required to be filed or furnished by it with the SEC since January 1, 2015, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto and the forms, documents, certifications, statements and reports filed with or furnished to the SEC by the Company subsequent to the date of this Agreement, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto (collectively, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied, or if not yet filed or furnished, will comply with, the applicable requirements of the U.S. Securities Act of 1933 (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the Company SEC Documents did not, and any Company SEC Documents filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries or any of the Professional Corporations is, or at any time since the January 1, 2015 (the “Applicable Date”) has been, required to file any forms, reports or other documents with the SEC.

(b)   None of the Company SEC Documents is subject to a pending Proceeding by or before the SEC, and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

(c)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents (i) fairly present, or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, retained earnings (loss) and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto, that will not be material in amount or effect) and (ii) in each case, were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.5   Internal Controls and Procedures.

(a)   The Company has established and maintains disclosure controls and procedures (as such term is defined in paragraph (e) of Rule 13a-15 and 15d-15 under the Exchange Act), as required by Rule 13a-15 and 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(b)   The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 and 15d-15 under the Exchange Act), as required by Rule 13a-15 and 15d-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board of Directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(c)   The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017, and such assessment concluded that such system was effective. The Company’s independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2017. Since the Applicable Date, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or would be reasonably likely to materially affect, the Company’s internal control over financial reporting.

(d)   Based on its most recent internal evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the “Audit Committee”) (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and each such significant deficiency, material weakness and fraud so disclosed to auditors or the Audit Committee, if any, has been disclosed to Parent prior to the date hereof.

(e)   From December 31, 2017 to the date of this Agreement, the Company’s auditors and the Company Board of Directors have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (ii) any fraud or allegations of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(f)   The Company has made available to Parent any material communication since the Applicable Date made by management or the Company’s auditors to the Audit Committee required or contemplated by listing standards of the OTCQX Market, the Audit Committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no material concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of Law.

Section 4.6   No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever or any other facts or circumstances, whether or not required by GAAP to be disclosed that would reasonably be expected to result in any claims against, or Liabilities of, the Company or any of its

Subsidiaries, except for (i) Liabilities that are reflected or reserved against on the most recent consolidated balance sheet of the Company and its Subsidiaries (including any notes thereto) included in or incorporated by reference into the Company SEC Documents filed prior to the date of this Agreement, (ii) Liabilities incurred in the ordinary course of business, consistent with past practice, since the date of such consolidated balance sheet, (iii) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act).

Section 4.7   Compliance with Law; Permits.

(a)   Since the Applicable Date, (a) each of the Company, each of its Subsidiaries and, to the knowledge of the Company, each of the Professional Corporations is and has been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entities (collectively, “Laws” and each, a “Law”) in all material respects, and (b) none of the Company, any of its Subsidiaries or any of the Professional Corporations has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding any actual or alleged failure to comply with Law.

(b)   The Company is in compliance in all material respects with the applicable rules and regulations of the OTCQX Market.

(c)   Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Company or any of its Subsidiaries has made or permitted to remain outstanding any “extension of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loan to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(d)   Each of the Company, each of its Subsidiaries and each of the Professional Corporations (x) holds all franchises, grants, authorizations, licenses, permits, qualifications and registrations and orders of all applicable Governmental Entities, and (y) has filed all tariffs, reports, notices and other documents with all Governmental Entities, in the case of each of the foregoing clauses (x) and (y) necessary for it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted (the foregoing clauses (x) and (y), collectively, the “Company Permits”), and (z) has paid all fees and assessments due and payable in connection therewith. All Company Permits are valid and in full force and effect and are, to the knowledge of the Company, not subject to any action, cause of action, charge, claim, controversy, complaint, demand, litigation, suit, investigation, review, mediation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application or legal proceeding of any nature, whether civil, criminal, regulatory, administrative or otherwise, and whether in equity or at law, in contract, in tort or otherwise (“Proceedings”), that is brought, asserted, instituted, commenced, tried, heard or reviewed by a Governmental Entity that could result in any modification, termination or revocation thereof. Each of the Company, each of its Subsidiaries and each of the Professional Corporations are in compliance with the terms and requirements of all such Company Permits and to the knowledge of the Company, no suspension, nonrenewal or cancellation of any such Company Permit is threatened or pending.

(e)   Section 4.7(e) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of (A) each Affiliated Provider and each Support Service Provider, (B) the facility or facilities at which such individual provides any services, (C) the Professional Corporations for or on behalf of which such individual provides any services, (D) whether such individual is employed or engaged on a part-time or full-time basis, (E) whether such individual is an employee or independent contractor, (F) such individual’s profession and specialty (if applicable) and (G) whether such individual is party to a written contract with the Company or any of its Subsidiaries or any of the Professional Corporations. Each Affiliated Provider has in good standing all licenses, permits, registrations and certificates required under applicable Law in connection with the practice of dentistry or the provision of dental hygiene or other healthcare services, as applicable, including all licenses, permits, registrations and certificates required to practice such Affiliated Provider’s respective profession in the state in which such Affiliated Provider practices dentistry or provides dental hygienist or other healthcare services, as applicable, or for the applicable Professional Corporations to obtain payment or reimbursement from patients, Third Party Payors or fiscal intermediaries for such services, and, to the knowledge of the Company, none of such licenses, permits, registrations and certificates are subject to any Proceeding that could result in any modification, termination or revocation thereof, the Affiliated Providers are in compliance with the terms and requirements of all such licenses, permits, registrations and certificates, and no suspension, nonrenewal or cancellation of any such license, permit, registration or certificate is threatened or pending.

(f)   No Affiliated Provider or Support Service Provider has since the commencement of such Affiliated Provider’s or Support Service Provider’s employment with the Company or, to the knowledge of the Company, prior to the commencement of such employment, been sued, convicted or investigated by any Governmental Entity or other Person for fraud, malpractice or otherwise or been subject to a disciplinary Proceeding, corrective action plan, monitoring or investigation by or involving any dental board or other professional board, agency or Governmental Entity charged with regulating the professional activities of such Affiliated Provider or such Support Service Provider.

(g)   None of the Company, any of its Subsidiaries or any of the Professional Corporations or, to the Company’s knowledge, any director, officer, other employee or agent of the Company, any of its Subsidiaries or any of the Professional Corporations, in each case, acting on behalf of the Company, any of its Subsidiaries or any of the Professional Corporations, has, directly or indirectly, (i) used any funds of the Company, any of its Subsidiaries or any of the Professional Corporations for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company, any of its Subsidiaries or any of the Professional Corporations, (iii) violated or is in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), or any other applicable anti-bribery, anti-corruption and anti-money laundering Laws of any jurisdiction in which the Company, its Subsidiaries or the Professional Corporations operate and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries (collectively, the “Other Anti-Bribery Laws”), (iv) established or maintained any unlawful fund of monies or other assets of the Company, any of its Subsidiaries or any of the Professional Corporations, (v) made, promised or authorized any fraudulent entry on the books or records of the Company, any of its Subsidiaries or any of the Professional Corporations, or (vi) made any unlawful bribe, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, or to obtain special concessions for the Company, any of its Subsidiaries or any of the Professional Corporations. Each of the Company, each of its Subsidiaries and each of the Professional Corporations has instituted policies and procedures designed to ensure compliance with the FCPA and the Other Anti-Bribery Laws and have maintained such policies and procedures in full force and effect.

Section 4.8   Environmental Laws and Regulations. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Company, each of its Subsidiaries and each of the Professional Corporations has complied at all times with all applicable Environmental Laws, (b) there has been no Release at any real property that the Company, any of its Subsidiaries or any of the Professional Corporations uses or occupies or has the right to use or occupy pursuant to a lease, ground lease, sublease, license or similar agreement (such property subject to a lease, ground lease, sublease, license or similar agreement, collectively, the “Company Leased Real Property”), of Hazardous Substances by the Company, any of its Subsidiaries or any of the Professional Corporations, (c) there has been no Release of Hazardous Substances by the Company, any of its Subsidiaries or any of the Professional Corporations as a result of any operations or activities of the Company, any of its Subsidiaries or any of the Professional Corporations that would reasonably be expected to give rise to any Liability to the Company, any of its Subsidiaries or any of the Professional Corporations, (d) to the Company’s knowledge, no Hazardous Substances are present at, on, in or under any property owned or leased by the Company, any of its Subsidiaries or any of the Professional Corporations that would reasonably be expected to result in Liabilities under applicable Environmental Laws for which the Company, any of its Subsidiaries or the Professional Corporations would be responsible, (e) none of the Company, its Subsidiaries or the Professional Corporations is subject to any Order or any indemnity obligation or other Contract with any Person that would reasonably be expected to result in Liabilities to the Company, any of its Subsidiaries or any of the Professional Corporations under applicable Environmental Laws or concerning Hazardous Substances or Releases, and (f) in the past five (5) years, none of the Company, any of its Subsidiaries or any of the Professional Corporations has received any written notice from any Governmental Entity or private party alleging Liability or non-compliance by the Company, any of its Subsidiaries or any of the Professional Corporations with respect to any Environmental Law or Company Permit required by applicable Environmental Law in connection with the ownership or operation of their respective businesses. The Company has no knowledge of any environmental reports, studies and assessments in the possession of the Company relating to the Company, its Subsidiaries or the Professional Corporations or their respective current or former properties or operations.

Section 4.9   Employee Benefit Plans.

(a)   Section 4.9(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance Contracts or other funding vehicles, (ii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report, and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.

(b)   (i) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including, without limitation, ERISA and the Code, (ii) all material contributions or other material amounts payable by the Company, any of its Subsidiaries and any of the Professional Corporations with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, and (iii) there are no pending or, to the knowledge of the Company, claims (other than routine claims for benefits) or proceedings threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto.

(c)   With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, accurate and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications thereto, (ii) the most recent Internal Revenue Service (“IRS”) determination or opinion letter, and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

(d)   Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code and, to the knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such ERISA Plan. With respect to any ERISA Plan, none of the Company, any of its Subsidiaries or any of the Professional Corporations has engaged in a transaction in connection with which the Company, any of its Subsidiaries or any of the Professional Corporations reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(e)   Neither the Company nor any ERISA Affiliate, has contributed (or had any obligation of any sort) in the last six (6) years to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

(f)   Neither the Company nor any ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) under, any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA in the last six years.

(g)   No Company Benefit Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(h)   Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the

Company, its Subsidiaries or any of the Professional Corporations has any obligation to provide such benefits. To the extent that the Company, its Subsidiaries or any of the Professional Corporations sponsors such plans, the Company or the applicable Subsidiary or Professional Corporation has reserved the right to amend, terminate or modify at any time each Company Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.

(i)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(j)   Neither the execution and delivery of this Agreement, the Company Shareholder Approval or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement, including the Merger, could, either alone or in combination with another event, (A) entitle any current or former employee or director of the Company, any of its Subsidiaries or any of the Professional Corporations to severance pay or any material increase in severance pay, (B) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee or director, (C) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (D) otherwise give rise to any material liability under any Company Benefit Plan, or (E) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time.

(k)   Neither the execution and delivery of this Agreement, the Company Shareholder Approval or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement, including the Merger, could, either alone or in combination with another event, result in any payment that would, individually or in combination with another event, constitute an “excess parachute payment” (within the meaning of Section 280G of the Code). No Company Benefit Plan or other agreement provides for the gross-up or reimbursement of Taxes pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(l)   No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company, any of its Subsidiaries or any of the Professional Corporations who reside or work outside of the United States.

Section 4.10   Absence of Certain Changes or Events.

(a)   Since December 31, 2017, (i) each of the Company, each of its Subsidiaries and each of the Professional Corporations has conducted its business only in the ordinary course of business, consistent with past practice, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, any of its Subsidiaries or any of the Professional Corporations, including any Company Leased Real Property, whether or not covered by insurance, and (iii) none of the Company, any of its Subsidiaries or any of the Professional Corporations has taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken on or after the date of this Agreement, would (without Parent’s prior written consent) have constituted a breach of any of the covenants set forth in clauses (ii) (Capital Stock Restructuring), (iii) (Distribution), (v) (Additional Shares), (vii) (Reorganization), (viii) (Indebtedness), (x) (Debt Prepayment or Cancellation), (xiii) (Lien), (xvii) (Labor Costs), (xviii) (Labor Agreement), (xx) (Insurance Policy), (xxii) (Settlement), (xxiii) (Accounting Changes), (xxiv) (Tax Changes) and (xxvi) (Privacy and IT) of Section 6.1(b) or clause (xxxiii) (Commitments In Respect Of The Foregoing) of Section 6.1(b) with respect to the foregoing.

(b)   Since December 31, 2017, there has not been any event, change, occurrence, circumstance, fact, effect or development that, individually or in the aggregate with such other events, changes, occurrences, circumstances, facts, effects or developments, has resulted in or would reasonably be expected to result in a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

Section 4.11   Investigations; Litigation. Except as would not be reasonably expected to result in a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (a) there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of the Professional Corporations, and (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company, any of its Subsidiaries or any of the Professional Corporations.

Section 4.12   Tax Matters.

(a)   Each of the Company, each of its Subsidiaries and each of the Professional Corporations has timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it and all such Tax Returns are true and complete in all material respects, and each of the Company, each of its Subsidiaries and each of the Professional Corporations has timely paid all Taxes due or owing (whether or not shown on any Tax Returns) and has withheld all Taxes required to be withheld by it or any of them (including in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other third party).

(b)   There is no deficiency for any Taxes which has been proposed, asserted or assessed against the Company, any of its Subsidiaries or any of the Professional Corporations that has not been paid in full, withdrawn or fully settled, or for which adequate reserves have not been established, in accordance with GAAP, by the Company, any of its Subsidiaries or any of the Professional Corporations. There are no Proceedings, audit or examination ongoing, pending or, to the knowledge of the Company, threatened in respect of Taxes or Tax matters of the Company, any of its Subsidiaries or any of the Professional Corporations.

(c)   There are no Encumbrances for Taxes on any of the assets of the Company, any of its Subsidiaries or any of the Professional Corporations other than Permitted Encumbrances.

(d)   No claim has been made by any Governmental Entity or Taxing Authority in a jurisdiction where the Company, any of its Subsidiaries or any of the Professional Corporations does not file Returns that they are or may be subject to taxation by that jurisdiction.

(e)   The Company has not been a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to be governed by Section 355 of the Code occurring during the prior two (2) years.

(f)   None of the Company, any of its Subsidiaries or any of the Professional Corporations (i) is a party to any agreements or arrangements relating to the apportionment, sharing or allocation of any Taxes (other than any agreements or arrangements entered into in the ordinary course of business not primarily relating to Taxes), (ii) has any Liability for Taxes of any Person (other than the Company, any of its Subsidiaries or any of the Professional Corporations) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as transferee or successor, or otherwise (iii) is subject to any private letter ruling or comparable rulings of, or entered into any advance pricing or similar agreements with any Taxing Authority, (iv) has, or for any tax year with respect to which the statute of limitations has not expired has had, a branch or permanent establishment in any country other than the country of its organization, or is subject to Tax in a jurisdiction outside the country of its organization, (v) has been granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid or extension has not yet expired (other than extensions of time to file Tax Returns obtained in the ordinary course of business), or (vi) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(g)   None of the Company, any of its Subsidiaries, any of the Professional Corporations or the Surviving Corporation will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, (ii) use of an improper accounting method, (iii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law), (iv) any installment sale or open transaction disposition made on or prior to the Closing Date, (v) any election under Section 108(i) of the Code (or any similar provision of Closing Date) or (vi) the application of Treasury Regulation Section 1.1502-13 (or any similar provision of state, local or foreign Tax Law), to include any material item of income in or exclude any material item of deduction from taxable income for any Tax period ending after the Closing Date.

(h)   None of the Company, any of its Subsidiaries or any of the Professional Corporations has participated in any “reportable transaction” within the meaning of Treasury Regulation 1.6011-4(b).

(i)   Section 4.12(i) of the Company Disclosure Schedule lists all Tax Returns with respect to the Company, any of its Subsidiaries and any of the Professional Corporations for taxable periods ended on or after December 31, 2013 that have been audited, and indicates those Tax Returns, if any, that currently are the subject of audit.

(j)   None of the Company, any of its Subsidiaries, any of the Professional Corporations or the Surviving Corporation was or will be required to take income into account as a result of the application of Section 965 of the Code.

(k)   As of (i) January 1, 2018, which is the first day of the taxable year of the Company that includes the date of this Agreement, the consolidated group (as defined in Treasury Regulation Section 1.1502-1(h)) of which the Company is the common parent (and, as relevant, its Subsidiaries) had available carryovers of CNOLs (as defined in Treasury Regulation Section 1.1502-21(e)) and of consolidated net capital losses (as defined in Treasury Regulation Section 1.1502-22(e)), and of net operating and net capital losses for applicable state Tax Law (such carryovers, the “Tax Attributes”) of no less than the amount set forth in Section 4.12(k)(i) of the Company Disclosure Schedule, and (ii) the first day of the current fiscal quarter of the Company, the Company estimates in good faith that the consolidated group (as defined in Treasury Regulation Section 1.1502-1(h)) of which the Company is the common parent (and, as relevant, its Subsidiaries) had available Tax Attributes of no less than the amount set forth in Section 4.12(k)(ii) of the Company Disclosure Schedule.

(l)   No amount of the Tax Attributes set forth in Section 4.12(k)(i) and Section 4.12(k)(ii) of the Company Disclosure Schedule will expire earlier than the last day of the current taxable year of the consolidated group (as defined in Treasury Regulations Section 1.1502-1(h)) of which the Company is the common parent.

(m)   The Tax Attributes are not subject to any limitations under Section 382, 383, or 384 of the Code or the Treasury Regulations promulgated thereunder (or promulgated under Section 1502 of the Code to address the application of such Sections of the Code in the consolidated group context) or any similar provisions of applicable state Tax Law. No portion of the Tax Attributes arose or is treated as arising in SRLYs (as defined in Treasury Regulation Section 1.1502-1(f)).

Section 4.13    Employment and Labor Matters.

(a)   None of the Company, any of its Subsidiaries or any of the Professional Corporations is party to any collective bargaining agreement or other similar labor agreement with a labor union or like organization and there are no collective bargaining agreements or other similar labor agreements or arrangements that pertain to any of the employees of the Company, any of its Subsidiaries or any of the Professional Corporations, nor is any such agreement being negotiated by the Company, any of its Subsidiaries or any of the Professional Corporations as of the date hereof; and no employee of the Company, any of its Subsidiaries or any of the Professional Corporations is represented by any labor union or labor organization with respect to his or her employment with the Company, any of its Subsidiaries or any of the Professional Corporations, as applicable. To the knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor organizations or trade unions, to organize any employees of the Company, any of its Subsidiaries or any of the Professional Corporations.

(b)   There is no, and there has not been any, actual or, to the knowledge of the Company, threatened, strike, lockout, slowdown, work stoppage, unfair labor practice, arbitration, material grievance or other material labor dispute against or involving the Company, any of its Subsidiaries or any of the Professional Corporations.

(c)   Except as would not reasonably be expected, since the Applicable Date, to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, each of the Company, each of its Subsidiaries and each of the Professional Corporations is in compliance with all applicable Laws respecting labor and employment practices, including all Laws relating to the terms and conditions of employment, wages and hours (including with respect to tip credits and tip pooling), worker classification

(both with respect to exempt vs. non-exempt status and employee vs. independent contractor status), immigration, occupational safety and health, labor relations and plant closures and layoffs. Each of the Company, each of its Subsidiaries and each of the Professional Corporations has been in and is in compliance in all material respects with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law (the “WARN Act”), and none of the Company, any of its Subsidiaries or any of the Professional Corporations has incurred any Liability under the WARN Act that remains unsatisfied.

(d)   Each of the Company, each of its Subsidiaries and each of the Professional Corporations (i) maintains completed copies of I-9 Employee Eligibility Verification Forms for all current and former employees to the extent required by Law, and (ii) to the Company’s knowledge is in compliance with the Immigration Reform and Control Act of 1986 respecting such current and former employees.

(e)   No employee of the Company, any of its Subsidiaries or any of the Professional Corporations above the level of regional director is in any respect in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Company, any of its Subsidiaries or any of the Professional Corporations, as applicable, or (ii) to the Company’s knowledge, to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company, any of its Subsidiaries or any of the Professional Corporations, as applicable, or (B) to the knowledge or use of trade secrets or proprietary information.

(f)   To the knowledge of the Company, no Affiliate Provider or any current employee of the Company, any of its Subsidiaries or any of the Professional Corporations, who is above the level of regional director, has notified the Company, any of its Subsidiaries or any of the Professional Corporations of such employee’s intent to terminate his or her employment.

(g)   None of the Company, any of its Subsidiaries or any of the Professional Corporations is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company, any of its Subsidiaries or any of the Professional Corporations involving allegations of sexual harassment by an officer or employee of the Company, any of its Subsidiaries or any of the Professional Corporations. There are no, and for the past five (5) years there have not been any, Proceedings pending or, to the knowledge of the Company, threatened, against the Company, any of its Subsidiaries or any of the Professional Corporations, in each case, involving allegations of sexual harassment by an officer or employee of the Company, any of its Subsidiaries or any of the Professional Corporations.

Section 4.14   Intellectual Property.

(a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Registered Intellectual Property included in the Company Intellectual Property, indicating for each such item the record owner, registration or application number, registration or application date, and filing jurisdiction (or solely with respect to Internet domain names, the domain name registrar).

(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)   all of the Company Intellectual Property is subsisting, and the Registered Intellectual Property included therein is valid and enforceable;

(ii)   none of the Company Intellectual Property is subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company’s, its Subsidiaries’ or the Professional Corporations ownership or use of, or rights in or to, any such Company Intellectual Property;

(iii)   the Company, its Subsidiaries or the Professional Corporations exclusively own all Company Intellectual Property, free and clear of all Encumbrances, except Permitted Encumbrances;

(iv)   the Company, its Subsidiaries and the Professional Corporations each own or have sufficient and valid rights pursuant to written and enforceable agreements to use all Intellectual Property used in, or necessary for, the conduct of their respective businesses as currently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement, including the Merger, without change, including any modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property;

(v)   the conduct of each of the Company’s, each of its Subsidiaries’ and each of the Professional Corporations’ business does not infringe, constitute misappropriation of, or otherwise violate, and has not in the past four (4) years infringed, constituted misappropriation, or otherwise violated, any Intellectual Property of any third Person;

(vi)   to the Company’s knowledge, no third Person is infringing, misappropriating, or otherwise violating, or has infringed, misappropriated, or otherwise violated in the past four years any Company Intellectual Property;

(vii)   there is no Proceeding or asserted claim in writing (including any “cease and desist” letters or invitations to license) asserting that the Company, any of its Subsidiaries or any of the Professional Corporations has infringed, misappropriated, or otherwise violated in the past four (4) years or is infringing, misappropriating, or otherwise violating any Intellectual Property rights of any third Person;

(viii)   there is no Proceeding or asserted claim in writing (including any “cease and desist” letters or invitations to license) asserting that a third Person is infringing, misappropriating, or otherwise violating or has infringed, misappropriated, or otherwise violated any Company Intellectual Property in the past four (4) years;

(ix)   each of the Company, each of its Subsidiaries and each of the Professional Corporations takes commercially reasonable measures to maintain, preserve, police and protect the Company Intellectual Property, including the confidentiality of all Trade Secrets included therein, and to the Company’s knowledge, no Trade Secrets included therein have been used, disclosed or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements;

(x)   each of the Company, each of its Subsidiaries and each of the Professional Corporations has implemented: (A) commercially reasonable measures regarding privacy, cybersecurity and data security that are consistent with HIPAA, and the HITECH Act (such policies and measures, collectively, the “Privacy and Security Policies”) to protect the confidentiality, integrity and security of its Trade Secrets and IT Assets (and the information and transactions stored or contained therein or transmitted thereby), and (B) commercially reasonable continuity plan, data backup, data storage, system redundancy and disaster avoidance and recovery procedures; and

(xi)   the IT Assets owned, used or held for use (including through cloud-based or other third-party service providers) by the Company, any of its Subsidiaries or any of the Professional Corporations are sufficient for the current and currently anticipated needs of the businesses of each of the Company, each of its Subsidiaries and each of the Professional Corporations, and to the Company’s knowledge, in the prior four (4)-year period, there has been no unauthorized access to or unauthorized use of (A) any such IT Assets, (B) any information stored on or processed by such IT Assets, or (C) any information that is in the Company’s, any of its Subsidiaries’ or any of the Professional Corporations’ possession or control.

Section 4.15   Opinion of Financial Advisor. The Company Board of Directors has received the opinion of Cain Brothers, a division of KeyBanc Capital Markets, dated the date of this Agreement (the “Opinion”), to the effect that, as of the date of the Opinion and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof as set forth in the Opinion, the Merger Consideration to be received by the shareholders of the Company the Merger pursuant to this Agreement is fair from a financial point of view, to such holders. A true and complete copy of the Opinion shall be delivered to Parent solely for informational purposes promptly following its receipt by the Company (it being agreed that the Opinion is exclusively addressed to and for the benefit of the Company Board of Directors and may not be relied upon by Parent or Merger Sub).

Section 4.16   Material Contracts.

(a)   Except for this Agreement, as of the date of this Agreement, none of the Company, any of its Subsidiaries or any of the Professional Corporations is a party to or bound by any of the following:

(i)   any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)   any Contract that (A) purports to impose any material restriction on the right or ability of the Company, any of the Professional Corporations or any of its or their Affiliates to compete with any other Person or that, following the Closing, would purport to materially restrict the ability of Parent, any of the Professional Corporations or any of its or their Affiliates to so compete, (B) purports to limit in any material respect either the type of business in which the Company, any of the Professional Corporations or any of its or their Affiliates (or following the Closing, Parent, any of the Professional Corporations or any of its or their Affiliates) may engage or the manner or locations in which any of them may so engage in any business, (C) could require the disposition of any material assets or line of business of the Company, any of the Professional Corporations or any of its or their Affiliates (or, following the Closing, Parent, any of the Professional Corporations or any of its or their Affiliates), (D) prohibits or limits in any material respects the right of the Company, any of the Professional Corporations or any of its or their Affiliates to make, sell or distribute any products or services, (E) includes “take or pay” requirements or similar provisions obligating a Person to obtain a minimum quantity of goods or services from another Person, (F) pursuant to which the Company, any of the Professional Corporations or any of its or their Affiliates has granted pricing discounts in connection with bundling of products or services, sales volume or services levels, in each case, as it relates to a counterparty to any such Contract, or (G) purports to obligate the Company, any of the Professional Corporations or any of its or their Affiliates (or following the Closing, Parent, any of the Professional Corporations or any of its or their Affiliates) in any material respect to conduct business with any third party on a preferential or exclusive basis or that contains “most favored nation” or similar covenants;

(iii)   any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company, its Subsidiaries or any of the Professional Corporations or that limits or purports to limit the ability of the Company, any of its Subsidiaries or any of the Professional Corporations to sell, transfer, pledge or otherwise dispose of any material assets, rights, businesses or properties;

(iv)   any Contract that contains any standstill or similar agreement pursuant to which the Company, any of the Professional Corporations or any of its or their Affiliates has agreed not to acquire assets or securities of another Person;

(v)   any Contract relating to (A) Indebtedness of the Company, any of its Subsidiaries or any of the Professional Corporations having an outstanding principal amount in excess of $25,000, and (B) any other swap, option, derivative or other hedging arrangement;

(vi)   any Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of inventory or equipment in the ordinary course of business, consistent with past practice) or business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any Person, that was entered into after the Applicable Date and with any outstanding obligations (including any potential earn-out, deferred or contingent payment obligations, but excluding indemnification obligations in respect of representations and warranties) as of the date of this Agreement;

(vii)   any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management, governance or control of any joint venture, partnership, long-term alliance, limited liability company or similar agreement or arrangement material to the Company, any of its Subsidiaries or any of the Professional Corporations or in which the Company, any of its Subsidiaries or any of the Professional Corporations owns more than ten percent (10%) voting, economic or other member or partnership interest, or any interest valued at more than $25,000 without regard to percentage voting or economic interest, other than any such Contract solely between the Company and its Wholly Owned Subsidiaries or among the Company’s Wholly Owned Subsidiaries;

(viii)   any written Contract with any of the top ten suppliers of the Company, its Subsidiaries and the Professional Corporations determined on the consolidated cost of goods and services paid to such Persons by the Company, its Subsidiaries and the Professional Corporations, taken as a whole, during the twelve (12) months ended December 31, 2017;

(ix)   any Contract with any dental maintenance organization (each a “DMO Contract”) that is not identical (other than differences relating solely to the identities of the parties) to any of the form of DMO Contracts that have been made available to the Parent;

(x)   any Third Party Payor Program that is not identical (other than differences relating solely to the identities of the parties) to any of the form Contracts relating to Third Party Payor Programs that have been made available to the Parent;

(xi)   any Contract relating to any Insurance Policies maintained by the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers;

(xii)   any Management Agreement or other Contract relating to the provision of any management, administrative, business, marketing or other support services for or on behalf of any of the Professional Corporations;

(xiii)   any Contract pursuant to which the Company, any of its Subsidiaries or any of the Professional Corporations has potentially material indemnification obligations to any Person, except for any Contract entered into in the ordinary course of business, consistent with past practice;

(xiv)   any Contract containing a put, call or similar right pursuant to which the Company, any of its Subsidiaries or any of the Professional Corporations could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $25,000;

(xv)   any Contract pursuant to which (i) the Company, any of its Subsidiaries or any of the Professional Corporations grants any license or other right under any material Company Intellectual Property to a third Person, or (ii) any third Person has granted any license or other right under its Intellectual Property to the Company, any of its Subsidiaries or any of the Professional Corporations that is material to their businesses, other than non-exclusive licenses for off-the-shelf Software or information technology services that have been granted on standardized, generally available terms;

(xvi)   any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company, any of its Subsidiaries or any of the Professional Corporations, the pledging of the capital stock of the Company, any of its Subsidiaries or any of the Professional Corporations or the incurrence of Indebtedness for borrowed money or guarantees by the Company, any of its Subsidiaries or any of the Professional Corporations;

(xvii)   any Contract under which the ultimate contracting party is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract) that is not identical (other than differences relating solely to the identities of the parties) to any of the form Contracts relating to the Contracts with Government Entities that have been made available to the Parent;

(xviii)   any Contract relating to the employment or engagement of any employee or independent contractor of the Company, any of its Subsidiaries or any of the Professional Corporations that is not identical (other than differences relating solely to the identities of the parties) to any of the form Contracts relating to the employment or engagement of employees or independent contractors that have been made available to the Parent; and

(xix)   any Contract with any Affiliated Provider, Support Service Provider or Affiliate thereof, or any Affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act (together with each Contract constituting any of the foregoing types of Contract described in clauses (i) through (xiii) of this Section 4.16(a), a “Company Material Contract”).

(b)      A true and complete copy of each Company Material Contract or form thereof has been made available to Parent.

(c)   None of the Company, any of its Subsidiaries or any of the Professional Corporations is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, as of the date hereof, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred prior to the date hereof that with notice or the lapse of time or both would constitute a breach or default of or result in the termination of or a right of termination or cancellation under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. Subject to the Enforceability Exceptions, each Company Material Contract (i) is a valid and binding obligation of the Company, the Subsidiary of the Company any the Professional Corporation that is party thereto and, to the knowledge of the Company, of each other party thereto, and (ii) is in full force and effect, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger. None of the Company, any of its Subsidiaries or any of the Professional Corporations has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger.

Section 4.17   Supplies; Fixed Assets. Each of the Company, each of its Subsidiaries and each of the Professional Corporations has and has maintained general office and professional supplies in such quantities as it has normally maintained in the ordinary course of the practice of dentistry and the provision of dental hygiene services, and no Professional Corporation has obsolete, damaged or defective supplies in excess of historical percentage levels. All machinery, equipment, tools, instruments, parts and spare parts, computer hardware and Software, furniture, fixtures and furnishings of each of the Company, each of its Subsidiaries and each of the Professional Corporations is in good working order, ordinary wear and tear excepted.

Section 4.18   Real Property.

(a)   Section 4.18(a) of the Company Disclosure Schedule contains a true and complete list of all Company Leased Real Property, including (i) a correct street address of each parcel of Company Leased Real Property, and (ii) to the extent a Company Leased Real Property does not principally function as a dental office, a description of the functions conducted at such Company Leased Real Property. The Company has delivered or made available to Parent true and complete copies of each lease, sublease, ground lease, license or similar agreement, under which the Company, any of its Subsidiaries or any of the Professional Corporations uses or occupies or has the right to use or occupy any of the Company Leased Real Property.

(b)   None of the Company, any of its Subsidiaries of or any of the Professional Corporations own any real property.

(c)   None of the Company, any of its Subsidiaries or any of the Professional Corporations is, in any material respect, in breach of or default under any Company Lease, and, to the knowledge of the Company, as of the date hereof, no other party to any Company Lease is, in any material respect, in breach of or default under the terms of any Company Lease, and, to the knowledge of the Company, no event has occurred prior to the date hereof that, with notice or the lapse of time or both, would constitute a material breach or default of or result in the termination of or a right of termination or cancellation under the terms of any Company Lease. Each Company Lease (i) is a valid and binding obligation of the Company, each of the Subsidiaries of the Company and each of the Professional Corporations that is party thereto and, to the knowledge of the Company, of each other party thereto, (ii) is in full force and effect in accordance with its terms, and (iii) is free and clear of any Encumbrance except for Permitted Encumbrances. None of the Company, its Subsidiaries or any of the Professional Corporations has granted any material written or oral subleases, concessions, licenses or is party to any other material Contracts or arrangements, with any Person that gives such Person the right to use or occupy any Company Leased Real Property, and none of the Company, any of its Subsidiaries or any of the Professional Corporations has collaterally assigned or granted any other security interest in any Company Lease or any interest therein.

(d)   As of the date of this Agreement, (i) all improvements located on the Company Leased Real Property (the “Improvements”) are in good condition and repair, except for ordinary wear and tear and subject to regularly scheduled maintenance requirements, in all material respects and are sufficient for the operation of the business of each of the Company, each of its Subsidiaries and each of the Professional Corporations as currently used, and (ii) there are no facts or conditions affecting any of the Improvements which would interfere in any material respect with the current use, occupancy or operation thereof, in each case other than relating to ordinary course wear and tear or the effects of the passage of time. Except for regular maintenance done in the ordinary course of business, consistent with past practice, there are no current construction or alteration projects with respect to any of the Improvements as of the date of this Agreement.

(e)   Except as would be shown by a current survey of the Company Leased Real Property or in the public records, each parcel of Company Leased Real Property has direct access to a public street adjoining the Company Leased Real Property, and such access is not dependent in any material respect on any land or other real property interest which is not included in the Company Leased Real Property. None of the Improvements or any portion thereof is dependent in any material respect for its access, use, or operation on any land, building, improvement or other real property interest which is not included in the Company Leased Real Property.

(f)   With respect to the Company Leased Real Property:

(i)   no consent by the landlord under any Company Lease is required in connection with the consummation of the Merger or the other transactions contemplated in this Agreement; and

(ii)   the current use of the Company Leased Real Property is permitted under the Company Leases.

Section 4.19   Suppliers and Payors.

(a)   Section 4.19(a) of the Company Disclosure Schedule sets forth (i) a true and complete list of the top ten (10) suppliers of the Company, its Subsidiaries and the Professional Corporations determined on the consolidated cost of goods and services paid to such Persons by the Company, its Subsidiaries and the Professional Corporations, taken as a whole, during the twelve (12) months ended December 31, 2017 (each, a “Company Top Supplier”), and (ii) with respect to each Company Top Supplier, the aggregate amounts paid to, or received from, as applicable, each such Company Top Supplier for the fiscal year.

(b)   Section 4.19(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of the top twenty-five (25) Third Party Payors of the Company, its Subsidiaries and the Professional Corporations determined on the consolidated amount paid by such Persons to the Company, its Subsidiaries and the Professional Corporations, taken as a whole, during the twelve (12) months ended December 31, 2017 (each, a “Top Payor”), and (ii) with respect to each Top Payor, the aggregate amounts paid by, or received from, as applicable, each such Top Payor for the fiscal year.

(c)   Since the Applicable Date, (i) there has been no (A) suspension or termination of or materially adverse change to the business relationship of the Company, any of its Subsidiaries or any of the Professional Corporations with any Company Top Supplier or Top Payor, (B) material reduction in supply of products or services to the Company, any of its Subsidiaries or any of the Professional Corporations except in the ordinary course of business, consistent with past practice, or material adverse changes to the terms and conditions on which any Company Top Suppliers supply products or services to the Company, any of its Subsidiaries or any of the Professional Corporations, or (C) indication of any intent by any Company Top Supplier or Top Payor to initiate or effect any of the foregoing; and (ii) none of the Company, any of its Subsidiaries or any of the Professional Corporations have engaged or are currently engaging in a material dispute with any Company Top Supplier or Top Payor.

Section 4.20   Healthcare Regulatory Matters.

(a)   Each of the Company, each of its Subsidiaries, each of the Professional Corporations, each of the Affiliated Providers and each of the Support Service Providers (A) is, and since January 1, 2012 has been, in compliance with all Laws and Orders that govern, regulate, restrict or relate to the provision, administration, marketing or advertising of, or the billing, coding or payment for, dental, dental specialty, dental hygiene or other dental or healthcare procedures, goods, services, diagnoses or treatment, including all Laws relating to (i) licensure, permitting, certification or registration of dentists, hygienists or other healthcare providers, personnel, facilities, services or equipment, (ii) the corporate practice of dentistry or dental hygiene, (iii) fee-splitting, (iv) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of health benefits or health insurance, including Laws that regulate managed care, Third Party Payors and Persons bearing the financial risk for the provision or arrangement of health care services and, without limiting the generality of the foregoing, Laws relating to the Company’s, any of its Subsidiaries’, any of the Professional Corporations’, any of the Affiliated Providers’ or any of the Support Service Providers’ participation in or application for reimbursement or payment from any Government Reimbursement Programs or commercial healthcare programs, (v) the solicitation, offer, payment, provision or acceptance of improper incentives or remuneration involving persons operating in the health care industry, including Laws prohibiting or regulating fraud and abuse, patient referrals or incentives for healthcare providers generally or under the following statues: the federal anti-kickback Law (42 U.S.C. § 1320a-7b) and the regulations promulgated thereunder, the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.) and the Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. §3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347), (vi) the administration of health care claims or benefits or processing or payment for health care services, treatment or supplies furnished by healthcare providers, including third party administrators, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits, (vii) billings to patients, insurance companies, health maintenance organizations and other managed care plans, claims for reimbursement or otherwise related to insurance fraud and abuse, (viii) the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (ix) the privacy, security, integrity, accuracy, collection, use, transmission, storage, confidentiality or other protection of information about or belonging to actual or prospective participants in the Company’s programs, including HIPAA, the HITECH Act and any comparable state Laws and other Laws that govern, regulate, restrict or relate to patient privacy and the security, use or disclosure of protected health, personally identifiable or personal health care information and records, (x) dental, medical or other patient records and documentation and retention thereof, (xi) informed consent, (xii) pharmacology and the securing, administering and dispensing of drugs, devices, medicines and controlled substances, (xiii) medical waste, (xiv) any state health maintenance organization Laws (including Laws relating to Medicaid, TRICARE, CHIP and Medicare programs) pursuant to which it is required to be licensed or authorized to transact business, and (xv) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) and the regulations promulgated thereunder, collectively referred to as the Affordable Care Act or the “ACA,” including Laws relating to the state and federal exchanges as authorized by Section 1311 of the ACA (collectively, “Healthcare Laws”), (B) has not engaged in any activities or conduct for which debarment, exclusion, termination or suspension from participation in any Third Party Payor Program has been threatened or imposed, and (C) has not received any notice from any Governmental Entity alleging any material noncompliance with such Healthcare Laws, nor any related search warrant, subpoena or civil investigative demand.

(b)   All billing practices of each of the Company, each of its Subsidiaries, each of the Professional Corporations, each of the Affiliated Providers and each of the Support Service Providers with respect to all Third Party Payors, including the Government Reimbursement Programs, managed care programs, capitation plans and private insurance companies or any fiscal intermediary or contractor thereof (collectively “Third Party Payors”), are and have been in material compliance with all applicable Healthcare Laws and any Contracts, manuals, guidelines or policies of such Third Party Payors. All claims, returns, invoices and other forms made by each of the Company, each of its Subsidiaries, each of the Professional Corporations, each of the Affiliated Providers and each of the Support Service Providers to Third Party Payors are true, complete, correct and accurate in all material respects. No deficiency in any such claims, returns or other filings, including claims for overpayments, setoff or recoupments, or deficiencies for late filings, has been asserted or threatened by any Governmental Entity or any other Third Party Payor and there is no basis for any such claims or deficiencies. None of the Company, any of its Subsidiaries or any of the Professional Corporations has made any false or misleading statement, claim or representation of a fact in any application for any benefit or payment from any patient or Third Party Payor, or to enroll or credential any Affiliated Provider, Support Service Provider or Professional Corporation with any Third Party Payor. None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers has, within the past six (6) years, been subject to (i) any audit, inspection or investigation relating to actual or alleged false, improper or fraudulent billing, coding, procedures or practices with respect to any Third Party Payor, or such Person’s participation in any Third Party Payor Program, or (ii) any focused reviews, ZPIC or RAC audits or other audits with respect to any Government Reimbursement Program. None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers has billed or received any payment or reimbursement in excess of amounts allowed by Law or applicable Third Party Payor Program. The Company has provided to Parent, under cover of correspondence specifically identifying the contents as such, copies of all written reports, surveys, deficiency notices, complaints, plans of correction, inquiries or notices of investigation received by the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers within the past four (4) years from any intermediary or other Third Party Payor, Governmental Entity or accrediting body. None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers is or has been under review or the subject of any audit or investigation by or with respect to a Third Party Payor and no such actions have been threatened by any Third Party Payor.

(c)   Each of the Company, each of its Subsidiaries and each of the Professional Corporations has implemented compliance programs, including policies and procedures, reasonably designed to cause it and its respective Affiliated Providers, Support Service Providers, directors, officers, agents and employees to be in compliance with, to the extent applicable, all Healthcare Laws.

(d)   None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers has made any notification to, or received any complaint or notice from, the Department of Health and Human Services’ Office of Civil Rights or similar state agency regarding any breach of or alleged breach of HIPAA’s Privacy and Security Regulations or similar Law. None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers has any knowledge of any ransomware incident, breach of HIPAA’s Privacy and Security Regulations or similar state Law requiring notification to any Governmental Entity. To the knowledge of the Company, no patient has filed a HIPAA related complaint with the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers, any of the Support Service Providers or any Governmental Entity. Each of the Company, each of its Subsidiaries and each of the Professional Corporations has a written and signed business associate agreement with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) of such Person and has a written and signed business associate agreement with each “covered entity” (as defined in 45 C.F.R. § 160.103) and business associate of which such Person is a business associate, in compliance in all material respects with HIPAA.

(e)   Since January 1, 2012, none of the Company, any of its Subsidiaries, any of the Professional Corporations, any directors, any officers, any Affiliated Provider or Support Service Provider of any of the foregoing (i) is or has been a party to a Corporate Integrity Agreement or other mandatory compliance agreement with any Governmental Entity or otherwise has or has had any continuing reporting obligations pursuant to any deferred prosecution, settlement or other integrity agreement with any Government Entity, (ii) is or has been a defendant in any qui tam or similar action, suit, proceeding or investigation under the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.) or any other federal or state whistleblower statute, or (iii) has made any self-disclosure or similar filings with any Governmental Entities.

(f)   Since January 1, 2012, no Third Party Payor or Governmental Entity has imposed any fine, penalty or other sanction on the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers. No Third Party Payor or Governmental Entity has provided any notice of recoupment or overpayment that has not been paid as of the date of Closing.

(g)   Each of the Professional Corporations and its respective Affiliated Providers and Support Service Providers meets all requirements for participation, claims submission and payment of all Third Party Payor or fiscal intermediary or contractor thereof dental or health insurance, managed care or benefit plans or programs (“Third Party Payor Programs”) in which they participate. Each of the Affiliated Providers and each of the Support Service Providers is employed by a specific dental practice and is credentialed and participates in all of the Third Party Payor Programs in which the specific dental practice participates. None of the Company, any of its Subsidiaries, any of the Professional Corporations, any of the Affiliated Providers or any of the Support Service Providers or, their respective officers, directors, employees, agents and contractors is currently or has been excluded, debarred, terminated or suspended from participation in any Government Reimbursement Program, other Third Party Payor Program or federal procurement program or non-procurement program, or has failed to file (excluding where a Professional Corporation or an Affiliated Provider or Support Service Provider has made such filing following receipt of notice of failure to timely file) any material report, statement, document, registration or other filing required to be filed under applicable Healthcare Laws.

(h)   None of the Company or any of its Subsidiaries is participating, or has participated, in any Government Reimbursement Program or other Third Party Payor Program. Section 4.20(h) of the Company Disclosure Schedule sets forth a true and complete list of all National Provider Identifiers and provider numbers for each Professional Corporation that participates in any Government Reimbursement Program. Each of the Professional Corporations and each of their Affiliated Providers and Support Service Providers that participates in any Government Reimbursement Program is qualified to participate in such Government Reimbursement Program and is duly enrolled and certified in such Government Reimbursement Program. Each of the Professional Corporations is operating, and since January 1, 2012, has operated in material compliance with all Government Reimbursement Program Laws and all provisions of each related participation or similar Contract to which it is a party or by which it is bound. There is no Proceeding or, to the Company’s knowledge, inquiry or investigation pending or, to the Company’s knowledge, threatened with respect to, the termination or suspension of the participation by any of the Professional Corporations or any of the Affiliated Providers or any of the Support Service Providers in any Government Reimbursement Program because of alleged violations of, or noncompliance with, applicable Laws or other participation requirements.

(i)   None of the Company or any of its Subsidiaries employs or otherwise engages, or has employed or otherwise engaged, any dentists, dental specialists, dental hygienists or other dental or healthcare professionals for purposes of providing clinical services. The Management Agreements do not violate applicable Laws and Orders regarding the organization or ownership of Persons that employ or otherwise engage licensed professionals to provide professional services, the manner in which licensed professionals may split or share with non-professionals fees generated from the provision of professional services and the unauthorized or unlicensed practice of a profession by Persons not wholly owned by permitted licensed professionals, and there is no pending, or to the Company’s knowledge, threatened Proceeding, inquiry or investigation alleging that any of the Management Agreements or the conduct of the businesses of the Company, any of its Subsidiaries or any of the Professional Corporations violates any of such Laws.

(j)   None of the Company, any of its Subsidiaries or any of the Professional Corporations engages or has engaged in mobile dentistry, on-site dentistry or teledentistry, owned or operated any dental or other laboratory, or sponsored or made available to patients any discount dental plan, or engaged in the business of insurance.

Section 4.21   Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any Personal Information, each of the Company, each of its Subsidiaries and each of the Professional Corporations is and has been in compliance with all applicable Laws in all relevant jurisdictions, its privacy policies and fiduciary duties, and the requirements of any Contract or codes of conduct to which it is a party. Each of the Company, each of its Subsidiaries and each of the Professional

Corporations has commercially reasonable physical, technical, organizational and administrative security measures and policies in place, consistent with best practices in the industry HIPAA and the HITECH Act and other Laws that govern, regulate, restrict or relate to the security, use or disclosure of Personal Information, to ensure the confidentiality, privacy and security of all Personal Information (such measures and policies, the “Data Privacy Policies”), and no Person has gained unauthorized access to or misused any Personal Information. Each of the Company, each of its Subsidiaries and each of the Professional Corporations is and has been in compliance in all respects with all Laws relating to data loss, theft and breach of security notification obligations.

Section 4.22   Insurance. All Insurance Policies maintained by each of the Company, each of its Subsidiaries and each of the Professional Corporations are, to the extent applicable, with reputable insurance carriers, provide adequate coverage for all normal risks incident to its business and its properties and assets, and, to the Company’s knowledge, are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks. Each such Insurance Policy is in full force and effect and, to the extent applicable, all premiums due with respect to all such Insurance Policies have been paid or adequately accrued for, and, to the extent applicable, none of the Company, any of its Subsidiaries or any of the Professional Corporations has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement, including the Merger), with notice or lapse of time or both, would constitute a breach or event of default, or permit a termination of any of such Insurance Policies. The Company has made available to Parent true and complete copies or summary descriptions of such Insurance Policies (as the case may be). None of the premiums paid by the Company, any of its Subsidiaries or any of the Professional Corporations in connection with such Insurance Policies include any surcharges in connection with or arising out of any past claims under such Insurance Policies.

Section 4.23   Dental Maintenance Organizations; DMO Contracts. Within the past three (3) years, (i) there has been no suspension or termination of, change of control under, or material adverse change to any DMO Contract, and (ii) there has been no suspension or termination of or materially adverse change to any business relationship of the Company, any of its Subsidiaries or any of the Professional Corporations with any dental maintenance organization. None of the Company, any of its Subsidiaries or any of the Professional Corporations have engaged within the past three (3) years, or are currently engaging, in a material dispute with any dental maintenance organization.

Section 4.24   Fees and Expenses. The Company has entered into Contracts set forth on Section 4.24 of the Company Disclosure Schedule with its financial advisor and outside legal counsel regarding their respective fees which may be charged to the Company and its Subsidiaries in connection with this Agreement, the Opinion and any of the transactions contemplated by this Agreement, including the Merger.

Section 4.25   Finders or Brokers. Except for Cain Brothers, a division of KeyBanc Capital Markets Inc., whose fees and/or commissions will be paid and expenses reimbursed by the Company, neither the Company, any of its Subsidiaries nor any other Person has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, including the Merger, who would be entitled to any fee or any commission or reimbursement of expenses in connection with or upon consummation of the Merger from the Company or any Affiliate thereof. The Company has made available to Parent true and complete copies of all Contracts pursuant to which Cain Brothers, a division of KeyBanc Capital Markets Inc., is entitled to any fees and/or commissions and expenses in connection with any of the transactions contemplated by this Agreement, including the Merger.

Section 4.26   State Takeover Statutes. Assuming the accuracy of the representation in last sentence of Section 5.1(a), no Takeover Statute is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement. The Company Board of Directors has taken all actions necessary to render all potentially applicable Takeover Statutes and provisions of the Company’s Organizational Documents inapplicable to this Agreement and the transactions contemplated by this Agreement, including the Merger.

Section 4.27   Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR IN THE OTHER TRANSACTION DOCUMENTS, NONE OF COMPANY OR THEIR RESPECTIVE REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY OR THE TRANSACTIONS CONTEMPLATED HEREIN. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV OR IN THE OTHER TRANSACTION DOCUMENTS, THE COMPANY AND ITS REPRESENTATIVES HAVE NOT

MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), (II) THE OPERATION OF THE COMPANY AFTER THE CLOSING OR (III) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THE COMPANY AFTER THE CLOSING AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the confidential disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (provided that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1   Organization.

(a)   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Neither Parent nor Merger Sub owns, beneficially or of record, any shares of Company Common Stock or Series A Preferred Stock.

(b)   Each of Parent and Merger Sub has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so qualified or licensed or to have received such approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.2   Corporate Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)   Each of Parent and Merger Sub has the requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate or other action on the part of Parent and Merger Sub, and no other corporate or other action or proceedings on the part of either Parent or Merger Sub, or other vote of Parent’s members or Merger Sub’s sole stockholder, is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. The board of directors of Parent has (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent’s members, and (ii) approved this Agreement and the Merger. The board of directors of Merger Sub has unanimously (i) determined that this Agreement and the Merger are fair to and in the best interests of Parent, as Merger Sub’s sole stockholder, and (ii) approved this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

(b)   Other than in connection with or in compliance with the Transaction Approvals, no authorization, consent, order, or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, approvals, registrations, declarations, notices and filings that the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby, and compliance with the provisions hereof will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of, any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, Contract, instrument, permit or license binding upon Parent or Merger Sub or by which or to which any of their respective properties, rights or assets are bound or subject or result in the creation of any Encumbrances other than Permitted Encumbrances, in each case, upon any of the properties or assets of the Parent or Merger Sub, except for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, or accelerations or Encumbrances as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, (ii) conflict with or result in any violation of any provision of the respective Organizational Documents of Parent or Merger Sub or (iii) conflict with or violate any applicable Laws except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.3   Finders or Brokers. Except for Houlihan Lokey, whose fees and/or commission will be paid and expenses reimbursed by Parent, none of Parent, its Subsidiaries or any other Person has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, including the Merger, who would be entitled to any fee or any commission or reimbursement of expenses in connection with or upon consummation of the Merger from Parent or any Affiliate thereof.

Section 5.4   Sufficiency of Funds.

(a)   Parent has delivered to the Company true and complete copies, as in effect on the date of this Agreement, of the purchase agreement, dated as of the date of this Agreement (together with all exhibits, schedules and annexes thereto, “Subscription Agreement”), by and among Parent and the Investors, providing for the purchase of an aggregate amount of equity interests in Parent by the Investors for cash in an aggregate amount set forth in the Subscription Agreement, subject to the terms and conditions set forth therein (the “Parent Funding”), pursuant to which, on the terms and subject only to the conditions set forth therein, the Investors have agreed to provide the amounts set forth therein.

(b)   The aggregate net cash proceeds from the Parent Funding will be sufficient to consummate the transactions contemplated by this Agreement, including the Merger, including payment of all the amounts required to be paid hereunder and otherwise to consummate the transactions contemplated hereby (including the payment of all fees and expenses payable by Parent and Merger Sub in respect thereof). As of the date of this Agreement, (i) each of the Subscription Agreement is in full force and effect and constitutes the valid, binding and enforceable obligations of Parent and the Investors, enforceable in accordance with its terms (subject to the Enforceability Exceptions), (ii) there are no conditions precedent related to the funding of the full amount of the Parent Funding contemplated by the Subscription Agreement, other than the conditions precedent expressly set forth in the Subscription Agreement, (iii) there are no side letters, understandings or other agreements or arrangements relating to the Subscription Agreement or any portion of the Parent Funding to which Parent or any of its Affiliates is a party that could adversely affect the availability or amount of the Parent Funding contemplated by the Subscription Agreement in any respect, other than those set forth in the Subscription Agreement, and (iv) assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.3 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (x) Parent is not aware of any fact, event, or any other occurrence that makes any of the representations or warranties of Investors in the Subscription Agreement inaccurate in any material respect, and Parent has no reason to believe that any of the conditions to the Parent Funding that are required to be satisfied by Investors in the Subscription Agreement will not be satisfied on a timely basis or that the Parent Funding contemplated by the Subscription Agreement will not be available in full to Parent on the Closing Date, and (y) the aggregate proceeds contemplated by the Subscription Agreement will be sufficient for Parent and Merger Sub to pay in full all payments required to be made under this Agreement at the Closing and otherwise to consummate the transactions contemplated hereby (including the payment of all fees and expenses payable by Parent and Merger Sub in respect thereof). Parent has fully paid any and all commitment fees in connection with the Subscription Agreement that are payable on or prior to the date hereof.

Section 5.5   Merger Sub. Merger Sub is a Wholly Owned Subsidiary of Parent. As at the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value of $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a Wholly Owned Subsidiary of Parent. There is no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Since its date of incorporation, Merger Sub has not, and prior to the Effective Time will not, have carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has and prior to the Effective Time will have no assets or Liabilities other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.6   No Vote of Parent Members. No vote of the members of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the Organizational Documents of Parent in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger.

Section 5.7   Investigations; Litigation. (a) There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent, Merger Sub or any of their respective Affiliates, and (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or, to the knowledge of Parent, investigation by any Governmental Entity involving, Parent, Merger Sub or any of their respective Affiliates, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

ARTICLE VI
COVENANTS AND AGREEMENTS

Section 6.1   Conduct of Business.

(a)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable Law, (ii) with the prior written consent of Parent, or (iii) as required by this Agreement, the Company shall, and shall cause each of its Subsidiaries and each of the Professional Corporations to, subject to compliance with the other restrictions in this Section 6.1, conduct its business in the ordinary course, consistent with past practice, and use its reasonable best efforts to (A) preserve intact the Company Intellectual Property, Third Party Payor Programs, licensure, certifications, accreditations (including those of Affiliated Providers and Support Service Providers) and its business organization, equipment and assets (other than finished goods inventory sold in a manner and on terms consistent with past practice), (B) keep available the services of its directors, managers, officers, employees and the Affiliated Providers, and (C) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors, Third Party Payors and others having business relationships with the Company, any of its Subsidiaries, any of the Professional Corporations or any of the Affiliated Providers.

(b)   During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except (i) as required by applicable Law, (ii) with the prior written consent of Parent, or (iii) as required or permitted by this Agreement, the Company shall not, and shall cause each of its Subsidiaries and each of Professional Corporations not to:

(i)   amend its Organizational Documents or otherwise take any action to exempt any Person from any provision of its Organizational Documents;

(ii)   split, combine or reclassify any of its capital stock, voting securities or other equity interests;

(iii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of any Professional Corporation’s capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of any Professional Corporation’s capital stock (except dividends paid or any other distribution by any Professional Corporation to the Company or to any of its Subsidiaries);

(iv)   subject to Section 6.1(b)(iii), make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (1) dividends paid or any other distribution by any of the Subsidiaries of the Company solely to the Company or any of their Wholly Owned Subsidiaries, respectively, (2) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Options in accordance with their terms and, as applicable, the Company Stock Plans, or (3) the acceptance of shares of Company Common Stock, or withholding of shares of Company Common Stock otherwise deliverable, to satisfy withholding Taxes incurred in connection with the exercise, vesting and/or settlement of Company Equity Awards in accordance with their terms and, as applicable, the Company Stock Plans);

(v)   grant, amend or otherwise modify the terms of, any Company Equity Awards or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(vi)   issue or sell, transfer, mortgage, encumber or otherwise dispose of any equity interests in the Company, any of its Subsidiaries or any of the Professional Corporations, or securities convertible or exchangeable into, or exercisable for, any such equity interests, or any options, warrants, or other rights of any kind to acquire any such equity interests, except pursuant to the due exercise, vesting and/or settlement of Company Equity Awards in accordance with their terms) or in transactions solely among the Company and its Subsidiaries or solely among the Company’s Subsidiaries, or enter into any agreement, understanding or arrangement with respect to the sale or voting of Company capital stock or equity interests;

(vii)   adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, restructuring, recapitalization or other reorganization or consolidation, other than the Merger;

(viii)   incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any Indebtedness for borrowed money or issue or sell any debt securities or any rights to acquire any debt securities or make any loans, capital contributions to, or investments in, any other Person other than amounts of revolving loan Indebtedness borrowed in the ordinary course of business consistent with past practice under the Loan Agreement, not to exceed $500,000, to be used solely in connection with operational expenses incurred in the ordinary course of business consistent with past practice;

(ix)   (A) enter into any Contract which (i) would be considered, if entered into prior to the date hereof, a Company Material Contract or (ii) contains a change in control provision in favor of the other party thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Merger and the transactions contemplated hereby, or (B) except (i) with respect to expiration of applicable Contracts in accordance with their terms or renewals on materially the same terms or (ii) Contracts relating to the employment of Affiliated Providers, in each case, in the ordinary course of business, consistent with past practice, amend, modify, terminate or renew any Company Material Contract or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

(x)   (A) enter into any Company Lease that (i) involves annual payments or consideration in excess of $25,000, or (ii) contains a change in control provision in favor of the other party thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Merger and the transactions contemplated hereby, or (B) except with respect to expiration of the applicable Company Lease in accordance with its terms or renewals on materially the same terms in the ordinary course of business, consistent with past practice, amend, modify, terminate or renew any Company Lease or cancel, modify or waive any material debts or claims held by it or waive any material rights thereunder;

(xi)   except as otherwise permitted or required by this Agreement or for transactions solely between or among the Company and its Subsidiaries or solely among the Company’s Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise terminate any Indebtedness for borrowed money of the Company, any of its Subsidiaries or any of the Professional Corporations;

(xii)   sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets having a value in excess of $25,000 individually or $250,000 in the aggregate to any Person (other than (1) to the Company or a Wholly Owned Subsidiary of the Company, (2) pursuant to Contracts in effect on the date of this Agreement (correct and complete copies of which have been made available to Parent), or (3) sales of equipment, supplies, merchandise, products, inventory and similar materials in the ordinary course of business, consistent with past practice);

(xiii)   create or incur any Encumbrance on any assets of the Company, any of its Subsidiaries or any of the Professional Corporations having a value in excess of $25,000 individually or $250,000 in the aggregate;

(xiv)   except as set forth in the Company’s capital budgets set forth in Section 6.1(b)(xiv) of the Company Disclosure Schedule and consistent therewith, make or authorize any capital expenditure in excess of $100,000 in the aggregate;

(xv)   terminate, amend or modify any Support Agreement or waive any rights or obligations of the Company or any shareholder thereof under any Support Agreement;

(xvi)   acquire any assets or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, in each case other than a Wholly Owned Subsidiary of the Company (or any assets thereof), either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any Person other than a Wholly Owned Subsidiary of the Company;

(xvii)   except as required by the terms of any Company Benefit Plan in effect as of the date hereof and set forth on Section 6.1(b)(xvii) of the Company Disclosure Schedule, (1) become a party to, establish, adopt, amend or terminate any Company Benefit Plan (or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement), (2) grant or increase in any manner the compensation, consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any current or former employee, officer, director or consultant of the Company, its Subsidiaries or the Professional Corporations, (3) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (4) take any action to accelerate any rights, benefits, vesting or lapsing restrictions or payments of compensation or benefits under any Company Benefit Plan, (5) accelerate the time of funding or payment of, or increase the amount required to fund, any Company Benefit Plan, or fund any rabbi trust or similar arrangement associated with or intended to satisfy liabilities under any Company Benefit Plan, (6) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (7) forgive any loans or issue any loans (other than routine travel advances issued in the ordinary course of business, consistent with past practice), to any employee of the Company, its Subsidiaries or the Professional Corporations, (8) hire any employee at the level of director or above or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees in excess of $100,000, or (9) terminate the employment of (A) any employee at the level of director or above, other than for cause, or (B) more than ten (10) employees at any “single site of employment” (as defined under the WARN Act);

(xviii)   become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xix)   recognize or certify any union or labor organization, works council or other employee representative body as the bargaining representative for any employees of the Company, its Subsidiaries or the Professional Corporations;

(xx)   except as expressly provided for by Section 6.10, amend, modify, terminate, cancel or let lapse a material insurance policy (or reinsurance policy), professional liability or self-insurance program of the Company, its Subsidiaries or the Professional Corporations in effect as of the date hereof, unless simultaneous with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing or self-insurance programs, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed policies for substantially similar premiums, as applicable, are in full force and effect;

(xxi)   fail to order, maintain and manage levels of inventory consistent with the levels ordered, maintained and managed by the Company in the ordinary course of business, consistent with past practice, including failure to maintain sufficient inventory for satisfaction of customer orders on hand;

(xxii)   other than with respect to transaction litigation, which shall be governed by Section 6.14, or any negotiations and Proceedings in connection with, arising out of or otherwise related to a demand for appraisal under Article 113 of the CBCA, which shall be governed by Section 3.1(b), settle, release, waive or compromise any Proceeding in excess of an amount of (A) in the case of any Proceeding that is handled by the Company’s general liability insurance carrier, the amount covered by such insurance, or (B) in the case of any other Proceeding and the amount not covered by insurance in clause (A), $100,000 individually or $250,000 in the aggregate, or which would reasonably be expected to (1) prevent or impair the consummation of the transactions contemplated by this Agreement, including the Merger, (2) have a material negative impact on the operations of the Company, any of its Subsidiaries or any of the Professional Corporations, or (3) involve any criminal liability, any admission of material wrongdoing or any material wrongful conduct by the Company, any of its Subsidiaries or any of the Professional Corporations or their respective Representatives;

(xxiii)   implement or adopt any change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law or any interpretation or enforcement thereof;

(xxiv)   (1) make, change, amend or revoke any Tax election, (2) change any method of Tax accounting or Tax accounting period, (3) file any amended Tax Return with respect to any Tax, (4) settle or compromise any material Tax Proceeding or enter into any closing agreement relating to any Tax, (5) surrender any right to claim a Tax refund, (6) change the entity classification of the Company, any of its Subsidiaries or any of the Professional Corporations, (7) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, (8) fail to pay any Tax as such Tax becomes due and payable (including any estimated Tax), (9) prepare and file any Tax Return in a manner inconsistent with past practice, (10) incur any liability for Taxes outside the ordinary course of business or (11) take any action that would reasonably be expected to have a materially adverse impact on the Tax position of the Company, any of its Subsidiaries or any of the Professional Corporations;

(xxv)   adopt or implement any shareholder rights plan or similar arrangement;

(xxvi)   amend or fail to comply with the Privacy and Security Policies, or alter the operation or security of any IT Assets owned, used or held for use in the operation of the Company’s, its Subsidiaries’ or the Professional Corporations’ businesses, in each case, in a manner that would be less protective of any Personal Information or any other information that is in the Company’s, any of its Subsidiaries’ or any of the Professional Corporations’ possession or control, including any information stored on or processed by such IT Assets;

(xxvii)   grant, extend, waive or modify any material rights in or to, or sell, assign, lease, transfer, let lapse, abandon or otherwise dispose of, any Company Intellectual Property, other than entry into non-exclusive licenses in the ordinary course of business, consistent with past practice;

(xxviii)   fail to maintain policies and procedures designed to ensure compliance with Healthcare Laws, Third Party Payor Programs, the FCPA and Other Anti-Bribery Laws or fail to observe and abide by such policies;

(xxix)   amend or modify any Company Permit in any material respect, or cancel, surrender, terminate or allow any Company Permit to lapse or expire or otherwise fail to maintain and preserve its relationship with any Governmental Entity or Third Party Payor;

(xxx)   Waive, release, assign, settle or compromise any claims (including claims for overpayments) or litigation with any Third Party Payor or amend or revise in any way any Third Party Payor Programs;

(xxxi)   take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article V not being satisfied or that would reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement, including the Merger;

(xxxii)   enter into any new line of business in any geographic area not related to the practice of dentistry or the provision of dental hygiene services or the provision of management, administrative, business, marketing or other support therefor; or

(xxxiii)   authorize, commit or agree to take any of the foregoing actions that are prohibited pursuant to this Section 6.1(b).

(c)   Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ or the Professional Corporations’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct the Parent’s or its Subsidiaries’ operations prior to the Effective Time.

Section 6.2    Access. Throughout the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, upon reasonable advance written notice, the Company shall, and shall cause each of its Subsidiaries and each of the Professional Corporations to, afford Parent’s Representatives reasonable access, during normal business hours, to the Company’s, each of its Subsidiaries’ and each of the Professional Corporations’ books and records and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business as Parent may reasonably request; provided, however, that none of the Company, any of its Subsidiaries or any of the Professional Corporations shall be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company would: (a) result in the disclosure of any Trade Secrets of Third Parties; (b) violate any obligation of the Company, its Subsidiaries or the Professional Corporations with respect to confidentiality, non-disclosure or privacy; (c) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine; (d) violate any applicable Law; or (e) materially interfere with the conduct of the business of the Company or the Professional Corporations. No investigation pursuant to this Section 6.2 or otherwise shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All requests for access pursuant to this Section 6.2 must be directed to the Chief Financial Officer of the Company or another person designated in writing by the Company. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives to not, contact any customer or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged by and with a representative of the Company participating. All information obtained by Parent and its representatives pursuant to this Section 6.2 shall be treated as “Information” of the Company and its Subsidiaries for purposes of the Confidentiality Agreement.

Section 6.3    Company Takeover Proposals; Change of Recommendation.

(a)   Notwithstanding anything in this Agreement to the contrary (but subject to Section 6.3(c) and Section 6.3(g)), during the period beginning on the date hereof until and continuing until 11:59 p.m. Eastern time on the twenty-eighth (28th) day after the date hereof (the “Go-Shop Period”), the Company, its Subsidiaries and its and their respective Representatives shall have the right to, directly or indirectly: (i) solicit, initiate, encourage or facilitate, including by the making of a public announcement, the submission by any Person(s) to the Company of any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to any Company Takeover Proposal; (ii) initiate or participate or continue to participate in any discussion or negotiations with any Person(s) regarding any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to any Company Takeover Proposal; (iii) furnish to any Person(s) information (including non-public Company information), other than information furnished by Parent or any other party pursuant to the Confidentiality Agreement, in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal (provided that all such information has previously been provided to Parent or is provided to Parent not later than 24 hours after the time it is provided to such Person pursuant to a customary confidentiality agreement that, taken as a whole, is not less restrictive in the aggregate of such Person and any of its affiliates and Representatives than the Confidentiality Agreement and does not include any restrictions that would restrain, hinder or prohibit, or would be reasonably expected to restrain, hinder or prohibit, the Company from satisfying its obligations contemplated by Section 6.3(g) (an “Acceptable Confidentiality Agreement”)); and (iv) otherwise cooperate with, assist, participate in and facilitate any such inquiry, proposal, discussion or negotiation or any effort or attempt to make any Company Takeover Proposal.

(b)   Except (i) as expressly permitted pursuant to this Section 6.3(b) and (ii) with respect to any Excluded Party (with whom the Company may continue to engage in the activities described in Section 6.3(a) for so long as such Person is determined by the Company to be an Excluded Party), from and after 12:00 a.m. Eastern time on the twenty-ninth (29th) day after the date hereof (the “Window-Shop Period Start Time”) until the earlier of the Effective Time or the date of the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause each of its Subsidiaries, each of the Professional Corporations each of its Affiliates and its and their respective officers, directors, managers, and employees not to and shall direct and use reasonable best efforts to cause its and their other Representatives not to, (A) directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, (B) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the Company’s Representatives) regarding, or furnish to any Person information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Company Takeover Proposal (other than to inform any Person of the terms of this Section 6.3(b) and Section 8.4); provided, that, nothing contained in this Section 6.3(b) shall prohibit the Company, in response to any Company Takeover Proposal from any Person that is not made in violation of this Section 6.3(b), from contacting such Person solely to seek clarification of the terms and conditions thereof, (C) other than an Acceptable Confidentiality Agreement referred to in Section 6.3(g), enter into any agreement (or agreement in principle) or arrangement with respect to any Company Takeover Proposal, or (D) agree, authorize or commit to do any of the foregoing. Except as expressly permitted pursuant to this Section 6.3(b), from and after the Window-Shop Period Start Time (or, with respect to an Excluded Party, upon ceasing to be an Excluded Party), the Company shall, and shall cause each of its Subsidiaries, each of the Professional Corporations and each of Affiliates and its and their respective officers, directors, managers and employees and direct and use reasonable best efforts to cause its and their respective other Representatives to, immediately cease and cause to be terminated all discussions or negotiations with any Person theretofore conducted with respect to any Company Takeover Proposal or any inquiry or proposal that could reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives (subject to the document retention provisions, if any, contained in any confidentiality agreements then in effect with any such Person(s)) and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives.

(c)   Notwithstanding anything in this Agreement to the contrary, at any time from and after the date of this Agreement and prior to obtaining the Company Shareholder Approval, in response to a bona fide written Company Takeover Proposal that (i) did not result from a material breach of Section 6.3(b), and (ii) the Company Board of Directors (or a committee thereof) determines in good faith, after consultation with outside counsel and the Company’s financial advisor, would, if this Agreement were not amended or an alternative transaction with Parent were not entered into, constitute a Company Superior Proposal such that the failure by the Company to take the actions in the following clause (x) or (y) would be inconsistent with the Company Board of Directors’ fiduciary duties under applicable Law, the Company, its Subsidiaries and its and their respective Representatives may, subject to compliance with Section 6.3(g), (x) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided, that all such information has previously been provided to Parent or is provided to Parent not later than twenty-four (24)

hours after the time it is provided to such Person) pursuant to an Acceptable Confidentiality Agreement, and (y) conduct, engage or otherwise participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Company Takeover Proposal (and such Person’s Representatives).

(d)   Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.3 by any Subsidiary of the Company, any Affiliate of the Company, any Professional Corporation or any of their respective Representatives shall constitute a breach of this Section 6.3 by the Company.

(e)   Except as set forth in Section 6.3(f), neither the Company Board of Directors nor any committee thereof shall (i)(A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) at any time following the public announcement of a Company Takeover Proposal (not constituting a tender or exchange offer as contemplated by clause (D) below), fail to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three (3) Business Days) after receipt of any written request to do so from Parent, (D) fail to recommend, within five (5) Business Days after the commencement (pursuant to Rule 14d-2 under the Exchange Act) of a tender or exchange offer for outstanding shares of Company Common Stock (other than by Parent or an Affiliate of Parent), rejection of such tender offer or exchange offer by the Company’s shareholders (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC), or (E) agree, authorize or commit to do any of the foregoing (any action in this clause (i) being referred to as a “Company Recommendation Change”), or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than Acceptable Confidentiality Agreements) relating to a Company Takeover Proposal (each, a “Company Acquisition Agreement”).

(f)   Notwithstanding anything in Section 6.3(e) to the contrary or anything to the contrary contained elsewhere in this Agreement, at any time prior to obtaining the Company Shareholder Approval, the Company Board of Directors may make a Company Recommendation Change, terminate this Agreement in accordance with Section 8.2(b) and concurrently pay (or cause to be paid) to Parent the Company Termination Fee as provided in Section 8.4(a)(i), if: (A) the Company receives a bona fide written Company Takeover Proposal that did not result from a breach of Section 6.3 that has not been withdrawn, and (B) the Company Board of Directors (or a committee thereof) has determined in good faith, after consultation with outside counsel and the Company’s financial advisor, that such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that (1) a Company Recommendation Change may not be so made and termination of this Agreement pursuant to Section 8.2(b) may not so occur unless and until the Company shall have given Parent written notice that the Company Board of Directors intends to convene a meeting to consider making, and to vote in respect of making, a Company Recommendation Change, together with a reasonably detailed description of the Company Superior Proposal (including, without limitation to Section 6.3(g), the terms and conditions of the Company Superior Proposal and true and complete copies of all relevant proposed documentation providing for such Company Superior Proposal (including any Company Acquisition Agreements)), at least four (4) Business Days in advance of convening such meeting of the Company Board of Directors and formally voting thereat (the “Superior Proposal Notice Period”); (2) during the pendency of the Superior Proposal Notice Period, if requested by Parent, the Company Board of Directors shall authorize and instruct its Representatives to negotiate in good faith with Parent and its Representatives to revise this Agreement (in the form of a proposed binding amendment of this Agreement) so as to enable the Company Board of Directors (or a committee thereof) to determine in good faith, after consultation with outside counsel and the Company’s financial advisor, that after giving effect to the modifications to this Agreement contemplated by such proposed binding amendment, such Company Takeover Proposal would no longer constitute a Company Superior Proposal; and (3) at the expiration of the Superior Proposal Notice Period, and at such meeting of the Company Board of Directors (or a committee thereof), the Company Board of Directors (or a committee thereof), after having taken into account the revisions to this Agreement proposed by and negotiated with Parent in the manner and form referred to in clause (2) above, shall have determined in good faith, after consultation with outside counsel and the Company’s financial advisor, that a failure to make a Company Recommendation Change and to terminate this Agreement pursuant to Section 8.2(b) would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law (it being agreed that any revisions to the financial terms of, or any amendments to any of the other substantive terms of, any Company Takeover Proposal or Company Acquisition Agreement shall be deemed to constitute a new Company Takeover Proposal for purposes of this Section 6.3(f), including for purposes of commencing a new Superior Proposal Notice Period(s), except that subsequent to the initial Superior Proposal Notice Period, the subsequent Superior Proposal Notice Period shall be reduced to three (3) Business Days). After compliance with clauses (1) through (3) of this Section 6.3(f) with respect to any two (2) Company Superior Proposals, (A) the Company shall have no further obligations under clauses (1) through (3) of this Section 6.3(f), and (B) the Company Board of Directors and the committees thereof shall not be required to comply with clauses (1) through (3) of this Section 6.3(f) with respect to any other Company Superior Proposal.

(g)   The Company shall:

(i)   promptly and (A) in any event within twenty-four (24) hours after the expiration of the Go-Shop Period, advise Parent in writing of the existence and identity of any Excluded Party, and (B) not later than within twenty-four (24) hours after receipt thereof by the Company or any of its Representatives, including during the Go-Shop Period, give Parent notice in writing of (1) any Company Takeover Proposal or any request for information in connection with any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, setting forth in such notice (to the extent not theretofore publicly disclosed or previously disclosed to Parent) (x) the material terms and conditions of any such Company Takeover Proposal or request for information, inquiry or proposal (including any changes thereto), and (y) the identity of the Person making any such Company Takeover Proposal or request for information, inquiry or proposal, or (2) any new substantive developments, discussions or negotiations relating to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal being conducted on behalf of the Company by the Company Board of Directors (or its Representatives);

(ii)   keep Parent informed in all material respects on a prompt basis (and in any event within twenty-four (24) hours of any substantive developments or changes in status) of the status and details of any Company Takeover Proposal (including any material changes to the terms thereof); and

(iii)   provide to Parent as soon as practicable after receipt or delivery thereof (but in any event within twenty-four (24) hours) copies of any Company Takeover Proposal or request for information, inquiry or proposal received in writing (including drafts of any Company Acquisition Agreements) exchanged between the Company or any of its Affiliates or any of its or their Representatives and any Person that describes any of the terms or conditions of any Company Takeover Proposal or request for information, inquiry or proposal.

(h)   Nothing contained in this Section 6.3 or elsewhere in this Agreement shall prohibit the Company from (i) making any public announcement or disclosure to the Company’s shareholders if such disclosure is required under applicable Law, (ii) disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012 (a) of Regulation M-A under the Exchange Act, or (iii) making any “stop-look-and-listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act. For the avoidance of any doubt, notwithstanding any provision of this Agreement, a factually accurate public or other statement or disclosure made by the Company, including in response to any unsolicited, or during the Go-Shop Period, solicited, inquiry, proposal or offer made by any Person to the Company or its Representatives that is not in violation of Section 6.3 shall not, in itself, constitute a Company Recommendation Change for any purpose of this Agreement; provided, however, that if any disclosures, statements or other communications of the type described in clauses (i) and (ii) of this Section 6.3(h) fail to expressly reaffirm therein the Company Recommendation, or has the effect of withdrawing, modifying or qualifying the Company Recommendation in any manner adverse to Parent, such disclosure, statement or other communication shall constitute a Company Recommendation Change for all purposes of this Agreement.

(i)   From the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, the Company shall not take any action to exempt any Person (other than Parent and Merger Sub) from the restrictions, prohibitions and provisions of any Takeover Statute or terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party as of the date of this Agreement and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; provided that the Company shall be permitted to exempt any Person from the provisions of any Takeover Statute and to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, “standstill” or similar agreement if the Company Board of Directors (or a committee thereof) determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company Board of Directors under applicable Law.

Section 6.4   Filings; Other Actions.

(a)   As promptly as reasonably practicable following the date of this Agreement, but in any event within twenty-one (21) days after the date of this Agreement, the Company shall prepare and file with the SEC the preliminary proxy statement relating to the Company Shareholders’ Meeting (together with any amendments or supplements thereto, in each case, in the form or forms mailed to the Company’s shareholders, the “Proxy Statement”). Parent shall cooperate with the Company in the preparation of the Proxy Statement and use its reasonable best efforts to furnish all information concerning Parent, Merger Sub and their Representatives that is reasonably requested by the Company or required by applicable Law in connection with the preparation of the Proxy Statement. The information supplied by the Company and Parent, as applicable, for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to the shareholders of the Company and at the time of any meeting of Company Shareholders to be held in connection with the Merger (including the Company Shareholders’ Meeting), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein, and no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation therein.

(b)   The Company shall (i) provide Parent, its outside legal counsel and its other Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Shareholders Meeting prior to filing, furnishing or delivering such documents with the applicable Governmental Entity and dissemination of such documents to the Company’s shareholders and (ii) consider in good faith including in the Proxy Statement and such other documents and communications related to the Company Shareholders Meeting all comments reasonably proposed by Parent, its outside legal counsel and its other Representatives, and the Company agrees that all information relating to Parent, its Affiliates and their respective Representatives included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably; provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Company Recommendation Change made in accordance with Section 6.3.

(c)   The Company shall notify Parent promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with true and complete copies or, if oral, summary descriptions, of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement, including the Merger, and provide Parent, its outside legal counsel and its other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement); provided that the Company shall not have such obligations with respect to any Proxy Statement and other documents and communications relating to a Company Recommendation Change made in accordance with Section 6.3. The Company shall, subject to the requirements of

Section 6.4(b), respond promptly to any comments from the SEC or the staff of the SEC to the Proxy Statement. If at any time prior to the Company Shareholders’ Meeting (or any adjournment or postponement thereof) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. The Company shall cause the Proxy Statement to be mailed to the Company’s shareholders, in definitive form, as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement.

(d)   Subject to Section 6.3 and Section 6.4(e), the Company shall take all action necessary in accordance with applicable Law and the Company’s Organizational Documents to set a record date for, duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders’ Meeting”) as soon as reasonably practicable following the mailing of the Proxy Statement to the Company’s shareholders (but in any event within thirty-five (35) days after the date the SEC staff advises that it has no further comments thereon or that the Company may file and commence mailing of the definitive Proxy Statement (and if such day is not a Business Day, on the first Business Day subsequent to such day)). Subject to Section 6.3 or this Section 6.4, unless the Company shall have made a Company Recommendation Change, the Company shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Shareholder Approval at the Company Shareholders’ Meeting (including by soliciting proxies in favor of the approval of the Merger and this Agreement).

(e)   The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to its shareholders. The Company may adjourn or postpone the Company Shareholders’ Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board of Directors has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) (the “Original Date”) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, (iii) if the Company reasonably determines in good faith that the Company Shareholder Approval is unlikely to be obtained if the Company Shareholders’ Meeting is held on the Original Date, as long as, in the cases of the foregoing clauses (ii) and (iii), the date of the Company Shareholders’ Meeting is not postponed or adjourned more than ten (10) days in connection with any one postponement or adjournment or more than an aggregate of thirty (30) days from the Original Date (unless the Company shall have received prior written consent of Parent), or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). During any such period of adjournment or postponement, the Company shall continue in all respects to comply with its obligations under this Section 6.4.

(f)   Once the Company has established a record date for the Company Shareholders’ Meeting the Company may not change such record date or establish a different record date for the Company Shareholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(g)   Without the prior written consent of Parent, the approval of the Merger and this Agreement shall be the only matter (other than related procedural matters) that the Company may propose to be acted on by the Company’s shareholders at the Company Shareholders’ Meeting.

(h)   The Company shall take all actions to comply with Article 113 of the CBCA, including, without limitation, providing the notices required by Sections 7-113-201 and 7-113-203 of the CBCA, and shall require that Dissenting Shareholders comply in all respects with the provisions of Article 113 of the CBCA, including, without limitation, providing the certification required by Section 7-113-103(3) of the CBCA.

Section 6.5    Employee Matters.

(a)   During the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, to the employees of the Company or its Subsidiaries who continue to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries following the Effective Time (collectively, the “Continuing Employees”), (i) an annual base salary or wage rate and target short term annual cash bonus opportunity which are no less favorable in the aggregate than those that were provided to each such Continuing Employee by the Company or its Subsidiaries immediately prior to the Effective Time and (ii) employee benefits (excluding equity-based compensation) that are at least as favorable to those provided to the Continuing Employees by the Company or its Subsidiaries immediately prior to the Effective Time. In addition, and without limiting the generality of the foregoing, in the event that the employment of any Continuing Employee is terminated during the twelve (12)-month period following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation and its Subsidiaries to provide, to such Continuing Employee severance benefits that are no less favorable than the severance benefits to which such Continuing Employee would have been entitled under the applicable Company Benefit Plan disclosed in Section 4.9(a) of the Company Disclosure Schedule as in effect immediately prior to the date of this Agreement.

(b)   Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall (i) cause to be amended the employee benefit plans and arrangements of the Company and its Subsidiaries to the extent necessary to provide that no employees of Parent and its Subsidiaries shall commence participation therein following the Effective Time unless the Surviving Corporation or such Subsidiary explicitly authorizes such participation, and (ii) cause the Company’s Profit Sharing 401(k)/Stock Bonus Plan (the “Company 401(k) Plan”) to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

(c)   On or prior to the Closing Date, the Company shall, and shall cause each of its Subsidiaries and each of the Professional Corporations to, comply in all material respects with each of their respective obligations under applicable Law and/or any collective bargaining agreement or similar labor agreement to inform and consult (or otherwise) with any unions or other similar labor organizations regarding the transactions contemplated by this Agreement, and comply with the notice requirements and other requirements under the WARN Act in connection with any “plant closing” or “mass layoff” (each as defined therein), or any similar triggering events affecting any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries.

(d)   Notwithstanding any permitted disclosures under the Confidentiality Agreement, but subject to clause (iii) of Section 6.9, prior to making any broadly disseminated written or oral communications to the directors, officers or other employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, including the Merger, the Company shall provide Parent with a true and complete copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

Section 6.6    Regulatory Approvals; Efforts.

(a)   Cooperation. Subject to the terms and conditions set forth in this Agreement, the Parties shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and other transactions contemplated by this Agreement, including, subject to the other provisions of this Section 6.6, preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party (including any Governmental Entity) in order to consummate and make effective the Merger and other transactions contemplated by this Agreement, including the Transaction Approvals. Subject to applicable Laws relating to the exchange of information, the Parties and their Representatives will consult with the others on and consider in good faith the views of the others in connection with any proposed filing made with, or communication to, any third party (including any Governmental Entity) in connection with the Merger and other transactions contemplated by this Agreement and act in good faith and cooperate with the other Party in connection with resolving any investigation or other inquiry of any Governmental Entity with respect to the Merger and other transactions contemplated by this Agreement.

(b)   Information. Subject to applicable Law, the Parties shall, upon request by the other, furnish as promptly as reasonably practicable the others with all information and documents concerning itself, its Subsidiaries, directors, officers and equityholders and such other matters in connection with any statement, substantive submission, filing, notice or application made by or on behalf of any of the Parties or any of their respective Subsidiaries to any third party (including any Governmental Entity) in connection with the Merger and the other transactions; provided that such materials (or any other information or materials provided to or received by any Party pursuant to this Section 6.6) may be redacted (i) to remove references concerning the valuation of the Company or Parent’s consideration of the Merger and the other transactions contemplated by this Agreement, and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality or Trade Secrets concerns.

(c)   Status. Subject to applicable Laws or as required by any Governmental Entity, the Parties shall keep the others reasonably apprised of the status of matters relating to consummation of the Merger and the other transactions contemplated by this Agreement, including promptly furnishing the other with true and complete copies of written notices or other communications between the Company or Parent, as the case may be, or any of their respective Affiliates, and any third party (including any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement and any substantive notices or other substantive communications with any third party (including any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement and promptly notifying the other of any substantive communication with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Each Party shall use its reasonable best efforts to consult with the other Parties in advance of any meeting or teleconference with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Merger and the other transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, to give the other Parties or such other Parties’ Representatives the opportunity to attend and participate thereat.

Section 6.7    Third Party Consents. Separate and apart from the obligations set forth in Section 6.6, the Company shall use its, and shall cause each of its Subsidiaries, each of the Professional Corporations and each of their respective Affiliates to use their, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary and proper or advisable on its part under this Agreement and applicable Law to give and obtain (as the case may be) as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments or other modification required under any Contract to which the Company or any of its Subsidiaries is bound (the “Third Party Consents”) and that are necessary or advisable to be obtained in order to consummate the transactions contemplated by this Agreement, including the Merger, and in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (b) amend, supplement or otherwise modify any such Contract, or (c) agree or commit to do any of the foregoing, in each case for the purposes of obtaining any Third Party Consents, without the prior consent of Parent. Parent shall reasonably cooperate with the Company to obtain Third Party Consents (provided such reasonable cooperation shall not include an obligation of Parent to grant any consent pursuant to the immediately preceding sentence).

Section 6.8    Takeover Statutes and Similar Matters. No Party shall take any action that would cause the transactions contemplated by this Agreement, including the Merger, to be subject to requirements imposed by any Takeover Statute. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations (each, a “Takeover Statute”) may become, or may purport to be, applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

Section 6.9    Public Announcements. The Company and Parent agree that the initial press release to be issued with respect to the execution and delivery of this Agreement shall be in a form agreed to by the Parties and that the Parties shall consult with each other before issuing any press release or making any public announcement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior consent of the other Party (which shall not be unreasonably withheld, delayed or conditioned); provided, however, that (i) a Party may, without the prior consent of the other Party (but after prior consultation, to the extent practicable in the circumstances) issue such press release or make such public statement to the extent such Party may reasonably conclude that such press release or public statement may be required by applicable Law, the applicable rules of any stock exchange or court process, (ii) in the case of press releases or public announcements by a Party with respect to a public announcement of a Company Takeover Proposal by any Person or a Company Recommendation Change made in accordance with this Agreement or Parent’s response thereto, the Party shall not be required to consult with the other Party but shall give the other Party a true and complete copy of any such press release or public announcement prior to the issuance thereof, and (iii) in the case of press releases or other public announcements that are consistent with other communications made after the date of this Agreement in compliance with this Section 6.9, neither Party shall be required to consult with or obtain the consent of the other Party prior to the issuance thereof. Without limiting the generality of the foregoing, prior to making any written broad-based communications to the employees or independent contractors of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company or Parent (as applicable) shall provide the other Party with a copy of the intended communication, such other Party shall have a reasonable period of time to review and comment on the communication, and the Party seeking to distribute any such communication shall give reasonable and good faith consideration to any comments made by the other Party that are timely provided.

Section 6.10    Indemnification and Insurance.

(a)   For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.10(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company paid in for the policies currently in effect on the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by Parent or, with the prior consent of Parent by the Company, prior to the Effective Time, which policies provide such persons currently covered by such policies with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the extent that the Company would have been obligated under applicable Law and the Organizational Documents of the Company and its Subsidiaries as in effect on the date hereof: (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred; provided, that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 6.10(b)), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or other Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer or an employee or agent of the Company or any Subsidiary of the Company or otherwise in connection with any action taken or not taken at the request of the Company or any Subsidiary of the Company, or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of clauses (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party); and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (x) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the Company’s Organizational Documents as in effect on the date hereof. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

(d)   The provisions of this Section 6.10 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (x) such termination or modification is required by applicable Law, or (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be Third Party beneficiaries of this Section 6.10).

Section 6.11    Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement, including the Merger, by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.12    Financing Matters.

(a)   From the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its term, the Company shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to, provide, at Parent’s sole expense, such customary cooperation and customary and readily available financial information and data, in each case, that is reasonably requested by Parent in connection with any financing (explicitly excluding, for the avoidance of doubt, the Parent Funding) obtained by Parent or any of its Subsidiaries for the purpose of financing the transactions contemplated hereby (any such financing, a “Financing”) (it being understood that the receipt of any such

Financing is not a condition to the Merger or any of the other transactions contemplated hereby); provided, however, that no such cooperation shall be required to the extent it would (i) unreasonably disrupt or interfere with the conduct of the Company’s business, (ii) require the Company or any of its Subsidiaries to incur any fees, expenses or other liability prior to the Effective Time for which it is not promptly reimbursed, (iii) require any director, officer or employee of the Company or any of its Subsidiaries to deliver, or be required to deliver, any certificate or take any action that would reasonably be expected to result in any personal liability, (iv) require the Company to waive or amend any terms of this Agreement, (v) require the Company or any of its Subsidiaries to provide any information that is prohibited or restricted by applicable Law or is privileged and disclosure of which would result in a loss of such privilege, (vi) require the Company or any of its Subsidiaries to prepare or deliver any financial statements other than any such financial statements that are required to be prepared and delivered by the Company pursuant to Section 6.2, (vii) require the Company or any of its Subsidiaries to enter into, amend or modify any agreement or commitment that would not be conditioned on the occurrence of, or would be effective prior to, the Effective Time (other than customary authorization and representation letters) or (viii) require the Company or any of its Subsidiaries, or any of their respective directors, managers or officers, to take any action to authorize any formal corporate or similar action with respect to the Financing that is not subject to the occurrence of the Effective Time; provided, further, however, that (A) Parent covenants and agrees that any offering documents, lender and investor presentations, rating agency presentations, bank information memoranda or other marketing materials in connection with any Financing contemplated by this Section 6.12(a) shall contain disclosures and disclaimers exculpating the Company and its Subsidiaries and their respective directors and officers with respect to any liability related to the contents or use thereof by the recipients thereof, and (B) notwithstanding any other provision set forth herein, nothing herein shall require any director, manager or officer of the Company or any of its Subsidiaries who will not continue to hold such position following the Effective Time to execute any resolution(s) or written consent(s), or any certification, instrument or agreement, in connection with the any financing contemplated by this Section 6.12(a). Notwithstanding anything to the contrary set forth herein, neither any breach or violation by the Company of, or any failure by the Company to comply with, this Section 6.12(a), nor any failure of Parent to obtain any Financing contemplated by this Section 6.12(a) (regardless of whether or not the Company shall have complied with its obligations under this Section 6.12(a)), shall (i) be deemed a breach or violation by the Company of, or a failure by the Company to comply with, this Agreement for any purpose, (ii) be deemed a failure by the Company to perform and comply in all material respects with its covenants under this Agreement for the purposes of Section 7.3(b), or (iii) permit Parent to terminate this Agreement pursuant to Section 8.1(f) or otherwise, unless in each case such breach, violation or failure by the Company is a Willful and Material Breach and directly causes the Financing not to be obtained. Parent shall, and shall cause its Affiliates to, indemnify and hold harmless the Company and its Affiliates and Representatives from and against any and all liability suffered or incurred by them in connection with cooperation provided for in this Section 6.12(a) and any information utilized in connection therewith except in the case of fraud, gross negligence or willful misconduct of the Company, its Affiliates or Representatives.

(b)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Parent Funding at or prior to the Effective Time on the terms and conditions set forth in the Subscription Agreement, including (i) complying with and performing all of its obligations under the Subscription Agreement that arise prior to the Effective Time, (ii) maintaining the Subscription Agreement in full force and effect in accordance with its terms until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, (iii) satisfying on a timely basis all conditions to the Parent Funding set forth in the Subscription Agreement, (iv) prior to the Effective Time, enforcing its rights under the Subscription Agreement, and (v) consummating the Parent Funding at or prior to the Effective Time, including by enforcing its rights under the Subscription Agreement to cause the funding of the Parent Funding at or prior to the Effective Time.

(c)   Except to the extent specifically provided in the Subscription Agreement, Parent shall not replace, amend, supplement, modify, terminate or waive the Subscription Agreement or any provision thereof without the Company’s prior written consent that, as applicable: (i) adds any new conditions (or modifies in a manner adverse to Parent any existing condition) to the consummation of the Parent Funding, (ii) reduces the amount of the Parent Funding, (iii) adversely affects the ability of Parent to enforce its rights against the Investors or the Subscription Agreement, (iv) adversely affects the rights of the Company as a third party beneficiary of the Subscription Agreement, (v) adversely affects the rights or ability of the Company to specifically enforce the obligations of the Investors under the Subscription Agreement to the extent provided in the Subscription Agreement, or (vi) would reasonably be expected to prevent or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary set forth in the Subscription Agreement, in no event shall Parent consent to or permit (including by amendment, waiver or otherwise) any assignment, reduction or novation of any commitment of any Investor under the Subscription Agreement.

(d)   Upon any amendment, supplement, modification or replacement of the Subscription Agreement that is consented to by the Company in accordance with the foregoing, the term “Subscription Agreement” shall mean the Subscription Agreement as so amended, supplemented, modified or replaced, the term “Investors” shall mean the Persons that have committed to provide financing pursuant to the Subscription Agreement as so amended, supplemented, modified or replaced, and references to “Parent Funding” shall include the financing contemplated by the Subscription Agreement as so amended, supplemented, modified or replaced. Parent shall provide the Company with prompt notice (i) upon receiving written notice or a written communication in respect of, or otherwise obtaining knowledge of, any breach, default, repudiation, cancellation or termination (or any event or circumstance that, with or without the lapse of time, the giving of notice or both, would reasonably be expected to give rise to any breach, default, repudiation, cancellation or termination) by any party (including the Investors) of the Subscription Agreement or any other agreement or document relating to the Parent Funding, and (ii) of any written notice from any party to the Subscription Agreement or upon otherwise obtaining knowledge, that it no longer intends to provide any portion of the Parent Funding to the Parent on the terms set forth therein.

Section 6.13    Treatment of Certain Indebtedness. Prior to the Effective Time, the Company shall (i) deliver (or cause to be delivered) notices of the payoff, discharge and termination of any outstanding Indebtedness or obligations of the Company under the Loan Agreement and any other Indebtedness or other obligations required to be paid off, discharged or terminated in accordance with and within the time periods required by the Loan Agreement or other Contracts governing such Indebtedness (which notices may be conditioned upon the Closing to the extent permitted under the Loan Agreement and applicable Contracts), (ii) take all other actions required or advisable to facilitate the repayment by Parent of the obligations with respect to the termination of the commitments under such Indebtedness and the release of any Encumbrances and termination of all guarantees granted in connection therewith, and (iii) obtain customary payoff letters or other similar evidence in form and substance reasonably acceptable to Parent at least two (2) Business Days prior to Closing.

Section 6.14    Transaction Litigation. The Company shall (a) promptly notify Parent in writing of any shareholder litigation or other litigation or Proceedings brought, or, to the knowledge of the Company, threatened against it and/or its directors or executive officers or Representatives in connection with or relating to this Agreement, the Merger and/or the other transactions contemplated by this Agreement (other than any negotiations and Proceedings in connection with, arising out of or otherwise related to a demand for appraisal under Article 113 of the CBCA, which shall be governed by Section 3.1(b)), (b) keep Parent informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such litigation or Proceedings as may be reasonably requested), (c) subject to the preservation of privilege and confidential information (provided that the Company and Parent shall cooperate to minimize any applicable restrictions related thereto), give Parent the opportunity to participate, at Parent’s sole expense, in the defense or settlement of any such litigation, (d) give due consideration to Parent’s advice with respect to such litigation or Proceedings, and (e) not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such litigation or Proceedings without the prior written consent of Parent.

Section 6.15    CVR Agreement. At or prior to the Effective Time, Parent shall execute and deliver, and shall ensure that the Paying Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by the Paying Agent (provided, that such revisions are not, individually or in the aggregate, materially detrimental to any CVR holder). On or prior to the Closing Date, Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement attached hereto as Exhibit A (provided, that such revisions do not adversely affect any rights to payment under the CVR

Agreement), as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws. Prior to the Effective Time, the Parties shall provide each other with information regarding the calculation of Permitted Expenses as defined in the CVR Agreement.

Section 6.16    Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement.

Section 6.17    Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation, shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the OTCQX Market, to cause the delisting of the Company and of the shares of Company Common Stock from the OTCQX Market and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time. Parent (taking into account the degree to which the Company satisfies its obligations set forth in the foregoing sentence of this Section 6.17) shall use reasonable best efforts to cause the Company to be in a position to promptly file and file with the SEC (a) a Form 25 on the Closing Date and (b) a Form 15 on the first Business Day that is at least ten (10) days after the date the Form 25 is filed (such period between the date of the Form 25 filing and the date of the Form 15 filing, the “Delisting Period”). Upon Parent’s determination that the Company may be required to file any quarterly or annual reports pursuant to the Exchange Act during the Delisting Period, the Company shall deliver to Parent at least five (5) Business Days prior to Closing a draft, which is sufficiently developed such that it can be timely filed within the time available, of any such reports required to be filed during the Delisting Period and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and comply in all material respects with the provisions of applicable Law.

ARTICLE VII
CONDITIONS TO THE MERGER

Section 7.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by the Company, Parent and Merger Sub, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving Party) at or prior to the Effective Time of the following conditions:

(a)   the Company Shareholder Approval shall have been obtained; and

(b)   no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered after the date of this Agreement any injunction or Law that remains in effect that enjoins, prohibits, makes illegal, materially restrains or materially impairs the consummation of the Merger.

Section 7.2    Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law; however, the condition in subsection (d) below is not waivable) at or prior to the Effective Time of the following conditions:

(a)   each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a Parent Material Adverse Effect or any similar standard or qualification), shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made at and as of the Closing Date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date), except where the failure of any such representation or warranty to be so true and correct would not reasonably be expected to have a Parent Material Adverse Effect;

(b)   Parent and Merger Sub shall have performed and complied in all material respects with each covenant required by this Agreement to be performed or complied with by them prior to the Effective Time;

(c)   Parent and Merger Sub each shall have delivered to the Company a certificate, dated the Closing Date and signed by a duly authorized executive officer of each of Parent and Merger Sub, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) for each of Parent and Merger Sub, respectively, have been duly satisfied; and

(d)   The date shall be no earlier than December 29, 2018.

Section 7.3    Conditions to Obligation of Parent to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment (or the waiver by Parent and Merger Sub, to the extent permissible under applicable Law) at or prior to the Effective Time of the following conditions:

(a)   (i) except as provided in clauses (ii) and (iii) below, (A) the representations and warranties of the Company set forth in this Agreement that are qualified by reference to Material Adverse Effect (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or Material Adverse Effect or similar standard or qualification) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall not have been true and correct as of such earlier date), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; and (B) the representations and warranties of the Company set forth in this Agreement that are not qualified by reference to Material Adverse Effect (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall not have been true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in Section 4.1(a) (Organization), Section 4.2(b) (Indebtedness), Section 4.3(a) (Corporate Authority Relative to this Agreement), Section 4.10(b) (Absence of Material Adverse Effect), Section 4.15 (Opinion of Financial Advisor), Section 4.25 (Finders or Brokers), Section 4.23 (Dental Maintenance Organizations; DMO Contracts), Section 4.24 (Fees and Expenses) and Section 4.26 (State Takeover Statutes) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall not have been true and correct as of such earlier date); and (iii) the representations and warranties of the Company set forth in Section 4.2(a) (Capital Stock) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time, except for (other than with respect to the last sentence of Section 4.2(a)) de minimis inaccuracies;

(b)   the Company shall have performed and complied in all material respects with each covenant required by this Agreement to be performed or complied with by it prior to the Effective Time;

(c)   the Company shall have delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized executive officer of the Company, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been duly satisfied;

(d)   all of the capital stock or other equity interests of each of the Professional Corporations shall have been transferred to those Persons designated in writing by Parent to the Company prior to the Closing, with such transfers to be effective as of the Closing (collectively, the “PC Equity Transfers”), and the Company shall have delivered to Parent stock powers (each executed in blank) and all such other transfer, assignment and release documentation which Parent may reasonably request of the Company or the shareholders or other equityholders of the Professional Corporations in order to effectuate the PC Equity Transfers;

(e)   all consents and approvals necessary to consummate the PC Equity Transfers shall have been received, and all necessary change of ownership or other notices, reports and filings shall have been duly given, filed or made, and the Company shall have delivered written evidence of the receipt of such consents, approvals and filings in a form satisfactory to Parent;

(f)   the 2017 Notes shall have (1) been repaid in full and cancelled in accordance with the applicable terms and conditions of the 2017 Notes, or (2) converted in full into shares of Series A Preferred Stock, all of which shares of Series A Preferred Stock shall have been converted to Series B Preferred Stock, all of which shares of Series B Preferred Stock shall have been converted into Company Common Stock, in each case, in accordance with the applicable terms and conditions of the 2017 Notes and the Amended and Restated Articles of Incorporation of the Company, as amended, and the upon terms satisfactory to Parent, and the Company shall have delivered written evidence of such cancellation or conversions, as applicable, each in a form reasonably satisfactory to Parent;

(g)   the 2018 Notes shall have (1) been repaid in full and cancelled in accordance with the applicable terms and conditions of the 2018 Notes, or (2) converted in full into shares of Company Common Stock in accordance with the applicable terms and conditions of the 2018 Notes and the upon terms satisfactory to Parent, and the Company shall have delivered written evidence of such cancellation or conversion, as applicable, each in a form reasonably satisfactory to Parent;

(h)   all outstanding shares of Series A Preferred Stock shall have been converted into Series B Preferred Stock, all of which shall have been converted into Company Common Stock, and there shall be no redeemed and cancelled or outstanding shares of Series A Preferred Stock, Series B Preferred Stock or any other class of Preferred Stock outstanding as of the Closing and the Company shall have delivered written evidence of such conversions in a form reasonably satisfactory to Parent;

(i)   the amount of revolving loan Indebtedness outstanding under the Loan Agreement shall not exceed $25,000;

(j)   the Company shall have delivered to Parent a properly executed certificate, dated as of the Closing Date, in a form reasonably satisfactory to Parent, which states that the shares of Company Common Stock do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3); and

(k)   from the date of this Agreement, there shall not have occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have a Material Adverse Effect.

Section 7.4    Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VII (as applicable such Party) to be satisfied if such failure was caused by such Party’s failure to comply with any provision of this Agreement.

ARTICLE VIII
TERMINATION

Section 8.1    Termination or Abandonment Prior to the Effective Time. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time:

(a)   by the mutual written consent of the Company and Parent;

(b)   by the Company or Parent, if the Merger shall not have been consummated on or prior to 5:00 p.m. Eastern Time, on February 28, 2019 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to have occurred on or before the End Date;

(c)   by either the Company or Parent, if an Order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, such Order;

(d)   by either the Company or Parent, if the Company Shareholders’ Meeting (as it may be adjourned or postponed) at which a vote on the Company Shareholder Approval was taken shall have concluded and the Company Shareholder Approval shall not have been obtained;

(e)   by the Company, if there is any inaccuracy in any of the representations or warranties of Parent or Merger Sub made in Article V, or Parent or Merger Sub shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, or breach or failure to perform, respectively, (i) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b), respectively, and (ii) is either not curable or is not cured by the earlier of (A) the End Date, and (B) the date that is thirty (30) days following written notice from the Company to Parent; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) at any time that it is in material breach of any of its covenants or other agreements contained in this Agreement;

(f)   by Parent, if there is any inaccuracy in any of the representations or warranties of the Company made in Article IV, or the Company shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, or breach or failure to perform, respectively, (i) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), respectively, and (ii) is either not curable or is not cured by the earlier of (A) the End Date, and (B) the date that is thirty (30) days following written notice from the Company to Parent; provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) at any time that it is in material breach of any of its covenants or other agreements contained in this Agreement; and

(g)   by the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing; provided, that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (iii) of this Section 8.1(g) if the Closing were to occur on the date of such notice); (ii) Parent and Merger Sub fail to consummate the Closing on the date that the Closing should have occurred pursuant to Section 2.2; (iii) the Company has provided irrevocable written notice to Parent that (A) all conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing; provided, that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in this clause (iii) of this Section 8.1(g) if the Closing were to occur on the date of such notice), and (B) it is ready, willing and able to consummate the Closing; (iv) at all times during the three (3) Business Day period following the delivery of such irrevocable written notice, the Company stood ready, willing and able to consummate the Closing; and (v) Parent and Merger Sub shall have failed to consummate the Closing within three (3) Business Days following the delivery of such irrevocable written notice by the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 8.2    Termination or Abandonment Prior to the Company Shareholder Approval. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the receipt of the Company Shareholder Approval:

(a)   by Parent, if (i) the Company Board of Directors shall have made a Company Recommendation Change, (ii) the Company shall have entered into a Company Acquisition Agreement relating to a Company Superior Proposal, (iii) the Company or any of its Subsidiaries shall have committed a material breach of Section 6.3, or (iv) the Company shall have committed a Willful and Material Breach of Section 6.4 resulting in the failure of the Company to convene the Company Shareholders’ Meeting prior to the third Business Day next preceding the End Date, provided that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.2(a)(iv), if it is then in material breach of any representation, warranty or covenant made by it in this Agreement which has caused the Company’s failure to hold the Company Shareholders’ Meeting prior to the third Business Day next preceding the End Date; and

(b)   by the Company, if the Company has not committed a material breach of Section 6.3, and the Company Board of Directors authorizes the Company to enter into a definitive Company Acquisition Agreement relating to a Company Superior Proposal in accordance with the provisions set forth in Section 6.3(e), the Company enters into such Company Acquisition Agreement, and the Company pays (or causes to be paid) to Parent the Company Termination Fee concurrently with such termination in accordance with Section 8.4(a).

Section 8.3    Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1 or Section 8.2, this Agreement shall terminate (except that the Confidentiality Agreement, the representations and warranties and agreements of the Company, Parent and Merger Sub set forth in Section 6.12(d) (Financing Matters), this Section 8.3 (Effect of Termination), Section 8.4 (Termination Fees), Article IX (Miscellaneous), and the provisions that substantively define any related defined terms not substantively defined in the foregoing Sections and Article shall survive any termination), and there shall be no Liability on the part of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to the other except as provided in Section 8.4; provided, however, that, subject to Section 8.4(e), nothing herein shall relieve (x) the Company from any Liability for any failure to consummate the transactions contemplated by this Agreement, including the Merger, if required to pursuant to this Agreement, or (y) the Company from Liability for a Willful and Material Breach of its covenants or agreements set forth in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity subject to the terms and conditions of this Agreement.

Section 8.4    Termination Fees.

(a)   In the event that this Agreement is terminated:

(i)   by the Company pursuant to Section 8.2(b) (Company Recommendation Change);

(ii)   by Parent pursuant to Section 8.2(a) (Company Recommendation Change; Fiduciary Out for Superior Proposal; Material Breach of No-Solicitation Covenant; Willful and Material Breach of Covenant to Hold Shareholder Meeting); or

(iii)   (A) by Parent or the Company pursuant to Section 8.1(b) (End Date) or Section 8.1(d) (Company Shareholder Approval Not Obtained) or by Parent pursuant to Section 8.1(f) (Company Breach), and (B) prior to such termination but after the date of this Agreement, a Company Takeover Proposal (with all references to 20% in the definition of “Company Takeover Proposal” being treated as 50% for purposes of this clause (B)) shall have been made to the Company or any of its Subsidiaries or publicly announced and, in each case, not publicly withdrawn on a bona fide basis (and with respect to any termination pursuant to Section 8.1(d), at least ten (10) Business Days prior to the Company Shareholders’ Meeting (or any adjournment or postponement thereof)), and (C) at any time on or prior to the twelve (12)-month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Company Takeover Proposal (whether or not the same Company Takeover Proposal described in clause (B) and such Company Takeover Proposal is subsequently consummated;

then in any such event the Company shall pay (or cause to be paid) to Parent the Company Termination Fee in immediately available funds (x) in the case of Section 8.4(a)(i), concurrently with such termination, (y) in the case of Section 8.4(a)(ii), within two (2) Business Days after such termination and (z) in the case of Section 8.4(a)(iii), upon the consummation of such Company Takeover Proposal; provided, that if this Agreement is terminated by either Parent under Section 8.2(a)(i) (Company Recommendation Change) or Section 8.2(a)(ii) (Fiduciary Out for Superior Proposal) or by the Company under Section 8.2(b), in each case, prior to the end of the Go-Shop Period or in connection with entering into a Company Acquisition Agreement with an Excluded Party, then the “Company Termination Fee” payable by the Company to Parent pursuant to this Section 8.4(a) shall instead be an amount equal to $1,250,000, with such amount payable by the Company to Parent or its designee by wire transfer of immediately available funds concurrently with such termination.

(b)   If this Agreement is terminated by the Company pursuant to Section 8.1(d) (Company Shareholder Approval Not Obtained), the Company shall concurrently pay to Parent all reasonable and documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, including the Merger up to $1,250,000 (the “Parent Expense Reimbursement”), in immediately available funds.

(c)   If this Agreement is terminated by the Company pursuant to Section 8.1(g), then Parent shall pay, or cause to be paid, to the Company an amount equal to $2,000,000 (such payment, the “Parent Termination Fee”), in immediately available funds within two (2) Business Days following such termination.

(d)   Each of the Parties acknowledges that the Company Termination Fee or the Parent Termination Fee and the Parent Expense Reimbursement payable pursuant to Section 8.4(a), Section 8.4(c) and Section 8.4(b), respectively, are not intended to be a penalty but rather are liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, in the circumstances in which such Company Termination Fee or Parent Termination Fee and the Parent Expense Reimbursement, as applicable, is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to payment of the Company Termination Fee and the Parent Expense Reimbursement, or the Company to payment of the Parent Termination Fee, on more than one occasion.

(e)   The Parties acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company fails to pay in a timely manner the Company Termination Fee or the Parent Expense Reimbursement, or Parent fails to pay in a timely manner the Parent Termination Fee, then the Company shall pay to Parent or Parent shall pay to the Company, as applicable, its reasonable and documented costs and expenses (including reasonable attorneys’ fees) in connection with any Proceeding commenced by Parent or Merger Sub or the Company, as applicable, that results in a judgment against the Company for the Company Termination Fee or the Parent Expense Reimbursement or against Parent for the Parent Termination Fee (as applicable), together with interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made plus two percent (2%) per annum.

(f)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to any liabilities or obligations arising under any of the provisions of this Agreement that explicitly survive the termination of this Agreement pursuant to Section 8.3 (collectively, the “Retained Liabilities”), each of the Parties expressly acknowledges and agrees that:

(i)    (x) the Company’s right to terminate this Agreement and the payment of the Parent Termination Fee in full pursuant to Section 8.4(c), as applicable, shall constitute the sole and exclusive remedy of the Company and its Subsidiaries and their respective Affiliates and any of its or their respective former, current or future general or limited partners, shareholders, equityholders, members, managers, directors, officers, other employees, agents or Affiliates (collectively, the “Company Related Parties”) against Parent, the Investors, Merger Sub, any other potential financing source and any of their respective former, current or future general or limited partners, shareholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates or any former, current or future general or limited partner, shareholder, equityholder, member, manager, director, officer, other employee, agent or Affiliate of any of the foregoing (collectively, the “Parent Related Parties”), for all losses or other Liabilities in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful, intentional, unilateral or otherwise, including, for the avoidance of doubt, any Willful and Material Breach) of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and (y) upon the payment of the Parent Termination Fee to the Company pursuant to Section 8.4(c) following a termination of this Agreement by the Company pursuant to Section 8.1(g), (A) except for the Retained Liabilities, none of the Parent Related Parties shall have any further Liability to any of the Company Related Parties relating to or arising out of this Agreement or the transactions contemplated hereby, and (B) except for the Retained Liabilities, none of the none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. Except for the Retained Liabilities, in no event shall Parent or Merger Sub be subject to (nor shall any Company Related Party seek to recover) monetary damages in excess of an amount equal to the Parent Termination Fee, in the aggregate, for any losses or other Liabilities arising out of or in connection with breaches by Parent or Merger Sub of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have, including for a failure of the Closing to occur in breach of Section 2.2 or in respect of any oral representation made or alleged to be made in connection herewith or therewith; and

(ii)   (x) except in connection with fraud or willful misconduct committed by any of the Company Related Parties, a Willful and Material Breach by the Company or a breach of Section 6.6 by the Company, its Affiliates or their respective Representatives, Parent’s right to terminate this Agreement and the payment of the Company Termination Fee in full pursuant to Section 8.4(a) and the Parent Expense Reimbursement in full pursuant to Section 8.4(b), as applicable, shall constitute the sole and exclusive remedy of the Parent Related Parties against the Company Related Parties for all losses or other Liabilities in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and (y) upon the payment of the Company Termination Fee in full pursuant to Section 8.4(a) and the Parent Expense Reimbursement in full pursuant to Section 8.4(b) (A) except for the Retained Liabilities, none of the Company Related Parties shall have any further Liability to any of the Parent Related Parties relating to or arising out of this Agreement or the transactions contemplated hereby, and (B) except for the Retained Liabilities and in connection with fraud or willful misconduct committed by any of the Company Related Parties, a Willful and Material Breach by the Company or a breach of Section 6.6 by the Company, its Affiliates or their respective Representatives, none of the Parent Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. Except for the Retained Liabilities, the Parent Expense Reimbursement and in connection with fraud or willful misconduct committed by any of the Company Related Parties, a Willful and Material Breach by the Company or a breach of Section 6.6 by the Company, its Affiliates or their respective Representatives, in no event shall the Company Related Parties be subject to (nor shall any Parent Related Party seek to recover) monetary damages in excess of an amount equal to the Company Termination Fee, in the aggregate, for any losses or other Liabilities arising out of or in connection with breaches by Parent or Merger Sub of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have, including for a failure of the Closing to occur in breach of Section 2.2 or in respect of any oral representation made or alleged to be made in connection herewith or therewith.

ARTICLE IX
MISCELLANEOUS

Section 9.1    No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for this Article IX, the covenants and agreements of the Company, Parent and Merger Sub that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time and the provisions that substantially define any related defined term not substantially defined this Article IX.

Section 9.2    Expenses; Transfer Taxes.

(a)   Except as otherwise provided in this Agreement (including in Section 8.4), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.

(b)   Except as otherwise provided in Section 3.2(d), all transfer, documentary, sales, use, stamp, registration and other similar Taxes imposed on the Company or its Subsidiaries with respect to the transactions contemplated under this Agreement shall be borne by Parent or the Surviving Corporation and, prior to the Effective Time, the Company shall cooperate with Parent in preparing, executing and filing any applicable Tax Returns with respect to such Taxes.

Section 9.3    Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.4    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the internal procedural and substantive Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b)   Each of the Parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement, including the Merger, exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware; provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.4(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER, IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THE MERGER, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS Section 9.4(c).

Section 9.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the Party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 9.5, or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 9.5, or (c) delivered by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

If to Parent or Merger Sub:

Mid-Atlantic Dental Services Holdings, LLC
630 West Germantown Pike, Suite 120
Plymouth Meeting, Pennsylvania 19642
Email:	cmgoldman@mid-atlanticdental.com
Attention:	C. Mitchell Goldman, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103
Attention:Richard A. Silfen
Facsimile:	(215) 827-5548
Email:	rasilfen@duanemorris.com
Attention:	Barry Steinman
Email:	bsteinman@duanemorris.com
Facsimile:	(215) 754-4840

If to the Company:

Birner Dental Management Services, Inc.
1777 S. Harrison St., Suite 1400
Denver, Colorado 80210
Attention:	Frederic Birner
Email:	fbirner@birnerdental.com
Facsimile:	(303) 691-1874

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
Attention:	Douglas R. Wright
Email:	douglas.wright@faegrebd.com
Facsimile:	(303) 607-3600
Attention:	Jeffrey A. Sherman
Email:	jeff.sherman@faegrebd.com
Facsimile:	(303) 607-3600

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this Section 9.5. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 9.6    Assignment; Binding Effect.

(a)   Except as contemplated by Section 9.13, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties; provided, however, that each of Parent and Merger Sub may assign any of their rights hereunder to a Wholly Owned Subsidiary of Parent without the prior written consent of the Company, if such assignment would not reasonably be expected to (a) affect the obligations of the Investors under the Subscription Agreement, or (b) prevent or materially impede the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. In the event of any such assignment, all references to Merger Sub in this Agreement shall be deemed references to such other Wholly Owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Wholly Owned Subsidiary as of the date of such designation, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder.

(b)   Subject to the first sentence of Section 9.6(a), this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 9.6 shall be null and void.

Section 9.7    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.8    Entire Agreement. This Agreement, together with the exhibits hereto, schedules hereto, the Subscription Agreement and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.

Section 9.9    Amendments; Waivers. Subject to applicable Law, at any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, and in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.10    Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11    No Third-Party Beneficiaries. Each of Parent, Merger Sub and the Company agrees that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, each Indemnified Party shall be an express third-party beneficiary of and shall be entitled to rely upon Section 6.10(b) and this Section 9.11.

Section 9.12    Interpretation. (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” All references in this Agreement to “$” are intended to refer to U.S. dollars. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. References in this Agreement to specific agreements or Laws or specific provisions of laws are to such agreements, Laws or provisions as amended, restated, supplemented, re-enacted, consolidated, replaced or modified from time to time, in each case as of the applicable date or period of time. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. To the extent this Agreement refers to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties hereto to another Party or Parties, such obligation shall be deemed satisfied (a) if such one or more Parties or Representatives thereof made such information or document available (or delivered or provided such information or document) in any virtual data rooms established by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including the Merger, or otherwise to such other Party or Parties or its or their Representatives, or (b) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC and not subject to any redactions or omissions, in each case, at least two (2) Business Days prior to the date of this Agreement. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

Section 9.13    Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company or any Professional Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary or such Professional Corporation to take such action.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:
Birner Dental Management Services, Inc.

By:	/s/ Frederic Birner
Name:	Frederic Birner
Title:	Chief Executive Officer

PARENT:
Mid-Atlantic Dental Services Holdings, LLC

By:	/s/ C. Mitchell Goldman
Name:	C. Mitchell Goldman
Title:	Chief Executive Officer

MERGER SUB:
Bronco Acquisition, Inc.

By:	/s/ C. Mitchell Goldman
Name:	C. Mitchell Goldman
Title:	Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]

EXHIBIT A

FORM OF CVR AGREEMENT

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [·] (this “Agreement”), is entered into by and between Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company (“Parent”), and [·], as rights agent (“Rights Agent”). Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Birner Dental Management Services, Inc., a Colorado corporation (the “Company”), Parent and Bronco Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of October 3, 2018, pursuant to which Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the Company’s shareholders and holders of In the Money Options (as defined in the Merger Agreement) the right to receive a contingent cash payment as hereinafter described.

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Acting Holders” means, at the time of determination, Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Audit” has the meaning set forth in Section 4.6(a).

“Board Resolution” means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Parent Board and to be in full force and effect on the date of such certification, and delivered to Rights Agent.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the Recitals.

“CVR Payment” means an amount per CVR, rounded to the nearest one, one hundredth of one cent, equal to (i) $0.1300, less (ii) the Per CVR Permitted Expenses Amount.

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“CVR Payment Amount” means, with respect to a Holder, an amount, rounded to the nearest one cent, equal to (i) the CVR Payment multiplied by (ii) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the CVR Payment Date.

“CVR Payment Date” means the date that is eighteen (18) months following the Effective Time.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVRs” means the rights of Holders (granted to initial Holders pursuant to the Merger Agreement) to receive a contingent cash payment pursuant to this Agreement.

“DTC” means The Depository Trust Company or any successor thereto.

“Governmental Entity” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, university, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, in each case whether federal, state, county, provincial and whether local or foreign.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Independent Accountant” has the meaning set forth in Section 4.6(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Negative CVR Notice” has the meaning set forth in Section 2.4(b).

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to Rights Agent.

“Parent” has the meaning set forth in the Preamble.

“Parent Board” means the Board of Directors or similar governing body of Parent.

“Per CVR Permitted Expenses Amount” means an amount, as calculated in good faith by Parent in its sole discretion as of the CVR Payment Date, rounded to the nearest one, one hundredth of one cent, equal to (A) the aggregate of all Permitted Expenses incurred or reasonably expected to be incurred after the date of the Merger Agreement by Parent or its Affiliates (including the Surviving Corporation) and the Company or its Affiliates; divided by (B) the total number of CVRs outstanding as of the CVR Payment Date.

“Permitted Expenses” means any direct, out-of-pocket costs and expenses, net of any recoveries under insurance policies, arising out of, relating to or concerning the matters set forth in Section 6.14 of the Merger Agreement.

“Permitted Transfer” means: a transfer of CVRs (i) upon death of a Holder, by will or intestacy; (ii) pursuant to a court order; (iii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iv) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (v) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (vi) as provided in Section 2.6.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as defined in Section 13(d)(3) of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.

“Positive CVR Notice” has the meaning set forth in Section 2.4(a).

“Rights Agent” means the Rights Agent named in the Preamble of this Agreement, until a successor Rights Agent shall have become such pursuant Section 3.3 and Section 3.4 of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

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“Termination Date” means the earlier of the following dates: (i) if the CVR Payment is a positive amount as of the CVR Payment Date, the date on which the CVR Payment Amounts have been paid in full to all Holders in accordance with the terms of this Agreement; and (ii) the date that is the second anniversary of the Effective Time.

Section 1.2    Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to “$” refer to United States dollars. References to days mean calendar days unless otherwise specified.

ARTICLE II
CONTINGENT VALUE RIGHTS

Section 2.1    CVRs. As provided in the Merger Agreement, each Holder shall be entitled to receive at the Effective Time one (1) CVR for (i) each Eligible Share issued and outstanding as of immediately prior to the Effective Time that is converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(i) of the Merger Agreement, (ii) each share of Common Stock underlying an In the Money Option (without regard to vesting) that is outstanding and unexercised under the Company Stock Plans as of immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 3.3(a) of the Merger Agreement; and (iii) each Company Restricted Share outstanding under the Company Stock Plans as of immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 3.3(b) of the Merger Agreement.

Section 2.2    Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

(a)   The CVRs shall not be evidenced by a certificate or other instrument.

(b)   Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers thereof.

(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration of transfer. Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until Rights Agent is reasonably satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

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(d)   A Holder may make a written request to Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4    Payment Procedures; Notices.

(a)   If the CVR Payment is a positive amount as of the CVR Payment Date, then within ten (10) Business Days following the CVR Payment Date, Parent shall deliver to Rights Agent (i) written notice (the “Positive CVR Notice”) indicating that the Holders are entitled to receive the CVR Payment, setting forth the amount of the payment required by Section 4.2 and setting forth in reasonable detail Parent’s calculations of the CVR Payment as of the CVR Payment Date and its calculation of the Per CVR Permitted Expenses Amount, and (ii) any letter of instruction reasonably required by Rights Agent. Upon receipt of a Positive CVR Notice, if any, Rights Agent shall promptly, and in any event within ten (10) Business Days of its receipt of the Positive CVR Notice, mail to each Holder at such Holder’s registered address as reflected in the CVR Register as of the close of business on the date of the Positive CVR Notice: (i) a copy of the Positive CVR Notice; and (ii) a check in the amount of such Holder’s applicable CVR Payment Amount (subject to any Tax required to be withheld in accordance with Section 2.4(c)).

(b)   If the CVR Payment is zero or a negative amount as of the CVR Payment Date, then within ten (10) Business Days after the CVR Payment Date, Parent shall deliver to Rights Agent written notice indicating that the CVR Payment is a negative amount (the “Negative CVR Notice”). The Negative CVR Notice shall set forth in reasonable detail Parent’s calculations of the CVR Payment as of the CVR Payment Date, including its calculation of the Per CVR Permitted Expenses Amount. Upon receipt of a Negative CVR Notice, if any, Rights Agent shall promptly, and in any event within ten (10) Business Days of its receipt of the Negative CVR Notice, mail to each Holder at such Holder’s registered address as reflected in the CVR Register as of the close of business on the date of the Positive CVR Notice a copy of the Negative CVR Notice.

(c)   Parent or its Affiliate shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any amounts payable pursuant to this Agreement, such amounts as are required to be deducted and withheld therefrom under applicable Tax law (including, for the avoidance of doubt, the Code) as reasonably determined by Parent. Any such withholding may be made, or caused to be made, by Parent by making payments that are compensatory with respect to Holders who received CVRs in consideration for In the Money Options through the Company’s or its Affiliate’s payroll system or any successor payroll system. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder, other than ordinary course payroll withholding and reporting on any compensatory payments, Parent shall instruct the Rights Agent to solicit IRS Form W-9s or W-8s, or any other appropriate forms or information, from Holders in order to provide a reasonable opportunity for the Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and such payments may be reasonably delayed in order to gather such necessary Tax forms. Parent, its Affiliates and the Rights Agent may assume all such forms in its possession or provided by any Holder are valid under applicable law until subsequently notified by such Holder. Parent or its Affiliate shall, or shall cause the Rights Agent to, take all action that may be necessary to ensure that any amounts withheld in respect of Taxes are promptly remitted to the appropriate Governmental Entity. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made, and as required by applicable law, Parent shall, in a timely manner, deliver (or shall cause the Rights Agent to deliver) to the person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable documents evidencing of such withholding.

(d)   Except to the extent any portion of a CVR Payment is required to be treated as imputed interest pursuant to applicable tax Law, the parties hereto intend to treat CVR Payments for all Tax purposes as additional consideration for the Eligible Shares, In the Money Company Options and Restricted Shares, as applicable, pursuant to the Merger Agreement. Parent and the Company shall report imputed interest on the CVRs as required by applicable Law.

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(e)   Any portion of any CVR Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the Positive CVR Notice shall be delivered by Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such CVR Payment Amount, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(f)   Neither Parent nor Rights Agent shall be liable to any Person in respect of any CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s and/or Rights Agent’s commercially reasonable efforts to deliver a CVR Payment Amount to the applicable Holder, such CVR Payment Amount has not been paid prior to two (2) years after the applicable CVR Payment Date (or immediately prior to such earlier date on which such CVR Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such CVR Payment Amount shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent.

Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)   The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)   The CVRs shall not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates.

Section 2.6    Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its and their sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V.

ARTICLE III
RIGHTS AGENT

Section 3.1    Certain Duties and Responsibilities. Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

Section 3.2    Certain Rights of Rights Agent. Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Rights Agent. In addition:

(a)   Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   whenever Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to Rights Agent, and Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)   Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection to Rights Agent and Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

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(d)   the permissive rights of Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)   Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)   Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)   Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by Rights Agent and the enforceability of this Agreement against Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h)   Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss (i) has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; or (ii) is a result of Rights Agent (or anyone acting on its behalf) not adhering to the Tax withholding requirements under applicable Law.

(i)   Parent agrees (i) to pay the fees and expenses of Rights Agent in connection with this Agreement as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which Rights Agent is liable pursuant to Section 3.2(h). Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by Rights Agent of its duties hereunder;

(j)   no provision of this Agreement shall require Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(k)   Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(l)   Rights Agent and any shareholder, affiliate, director, officer or employee of Rights Agent may buy, sell or deal in any securities of Parent, the Company or the Surviving Corporation or become peculiarly interested in any transaction in which Parent, the Company or the Surviving Corporation may be interested, or contract with or lend money to Parent or the Surviving Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude Rights Agent from acting in any other capacity for Parent, the Surviving Corporation or for any other Person;

(m)   Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(n)   except instructions to Rights Agent as contemplated by this Agreement, (i) Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including, without limitation, the Merger Agreement, nor shall Rights Agent be required to determine if any Person has complied with any such agreements, instruments or documents, nor (ii) shall any additional obligations of Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

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Section 3.3    Resignation and Removal; Appointment of Successor.

(a)   Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.

(b)   If Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent shall as soon as is reasonably possible appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

Section 3.4    Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE IV
COVENANTS

Section 4.1    List of Holders. Parent shall furnish or cause to be furnished to Rights Agent in such form as Parent receives from its transfer agent (or other agent performing similar services for Parent), the names, addresses and shareholdings of the Holders, within ten (10) Business Days after the Effective Time.

Section 4.2    Payment of CVR Payment Amounts. In the event that the CVR Payment is a positive amount as of the CVR Payment Date, Parent shall, within the period set forth in Section 2.4(a), deposit with Rights Agent, the aggregate amount necessary to pay the CVR Payment Amount to each Holder in accordance with Section 2.4(a). For the avoidance of doubt but subject to Parent’s obligation to pay such additional amounts as may be determined by the Independent Accountant (as defined below) to be payable hereunder in accordance with Section 4.6, the CVR Payment Amounts shall be paid only one (1) time and solely if the CVR Payment as of the CVR Payment Date is a positive amount.

Section 4.3    Compliance with Laws. Rights Agent shall comply with all applicable Laws, including those relating to Tax reporting and withholding with respect to the CVR Payments made pursuant to this Agreement.

Section 4.4    Further Assurances. Parent agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by Rights Agent for the carrying out or performing by Rights Agent of the provisions of this Agreement.

Section 4.5    Books and Records. Parent shall, and shall cause its controlled Affiliates to, keep true, complete and accurate records in sufficient detail to enable the Holders and their representatives to determine the amounts payable hereunder.

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Section 4.6    Audits.

(a)   Within thirty (30) days following the receipt by the Holders of a Positive CVR Notice in accordance with Section 2.4(a) or a Negative CVR Notice in accordance with Section 2.4(b), upon the written request of the Acting Holders provided to Parent not less than thirty (30) days in advance, Parent shall permit, and shall cause its controlled Affiliates to permit, an independent certified public accounting firm of nationally recognized standing designated in writing either (i) jointly by the Acting Holders and Parent, or (ii) if such parties fail to agree upon a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Acting Holders (the “Independent Accountant”), to have access during normal business hours to such of the books and records of Parent, the Surviving Corporation or such other Affiliates of Parent as may be reasonably necessary to verify the accuracy of the statements set forth in the Positive CVR Notice or the Negative CVR Notice and to determine the amount, if any, of the CVR Payment (an “Audit”). Parent shall, and shall cause its controlled Affiliates to, furnish to the Independent Accountant such access, work papers and other documents and information reasonably necessary for the Independent Accountant’s evaluation of the accuracy of the statements set forth in the Positive CVR Notice or the Negative CVR Notice, as applicable, and to determine the amount, if any, of the CVR Payment as of the CVR Payment Date; provided, that Parent may, and may cause its controlled Affiliates to, redact documents and information not relevant for such evaluation. The Independent Accountant shall disclose to Parent and the Acting Holders any matters directly related to its findings and shall disclose whether it has determined that any statements set forth in the Positive CVR Notice or Negative CVR Notice are incorrect.

(b)   If the Independent Accountant concludes that a Negative CVR Notice was incorrect and the CVR Payment was a positive amount as of the CVR Payment Date, Parent shall pay to Rights Agent (for further distribution to the Holders), the applicable CVR Payment Amount, plus interest on such CVR Payment Amount at the “prime rate” as published in the Wall Street Journal, Eastern Edition, or similar reputable data source from time to time calculated from when the CVR Payment Amount should have been paid (if Parent had given a Positive CVR Notice to Rights Agent, as determined by the Independent Accountant, at the time required pursuant to Section 2.4(a)), to the date of actual payment. If the Independent Accountant concludes that the CVR Payment set forth in a Positive CVR Notice was a greater amount as of the CVR Payment Date than set forth in such notice, Parent shall pay to Rights Agent (for further distribution to the Holders), the applicable additional CVR Payment Amount, plus interest on such additional CVR Payment Amount at the “prime rate” as published in the Wall Street Journal, Eastern Edition, or similar reputable data source from time to time calculated from when such additional CVR Payment Amount should have been paid to the date of actual payment. The decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review. The fees charged by the Independent Accountant shall be paid by the Acting Holders; provided, however, that if the Independent Accountant concludes that a Negative CVR Notice was incorrect and the CVR Payment determined by the Independent Accountant was a positive amount as of the CVR Payment Date or that the CVR Payment determined by the Independent Accountant exceeded the CVR Payment set forth in the Positive CVR Notice by twenty percent (20%) or more of the amount of the CVR Payment set forth in the Positive CVR Notice, Parent shall reimburse the Acting Holders for the fees of such Independent Accountant previously paid by the Acting Holders.

(c)   Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.6 shall enter into a confidentiality agreement with Parent and/or its applicable controlled Affiliate satisfactory to Parent obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

ARTICLE V
AMENDMENTS

Section 5.1    Amendments without Consent of Holders.

(a)   Without the consent of any Holders or Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one (1) or more amendments hereto, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv) of this Section 5.1(a), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of Rights Agent:

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(i)   to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;

(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall determine to be for the protection of the Holders;

(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, or any applicable state securities or “blue sky” laws;

(v)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of Rights Agent herein in accordance with Section 3.3 and Section 3.4; or

(vi)   any other amendment hereto that does not adversely affect the legal rights under this Agreement of any Holder.

(b)   Without the consent of any Holders, Parent, when authorized by a Board Resolution, and Rights Agent, in Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4.

(c)   Promptly after the execution by Parent and Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment (it being understood that any failure so to notify the Holders shall not excuse Rights Agent from its obligations under this Section 5.1(c)).

Section 5.2    Amendments with Consent of Holders.

(a)   In addition to any amendment pursuant to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of Holders of not less than a majority of the outstanding CVRs, Parent, when authorized by a Board Resolution, and Rights Agent may enter into one (1) or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b)   Promptly after the execution by Parent and Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment (it being understood that any failure so to notify the Holders shall not excuse Rights Agent from its obligations under this Section 5.2(b)).

Section 5.3    Execution of Amendments. In executing any amendment permitted by this Article V, Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Rights Agent may, but is not obligated to, enter into any such amendment that affects Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4    Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

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ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1    Notices to Rights Agent and Parent. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 6.1, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 6.1, or (c) delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

If to Parent:

Mid-Atlantic Dental Services Holdings, LLC
630 West Germantown Pike, Suite 120
Plymouth Meeting, Pennsylvania 19642
Attention:	C. Mitchell Goldman, Chief Executive Officer
Email:	cmgoldman@mid-atlanticdental.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103
Attention:	Richard A. Silfen
Facsimile:	(215) 827-5548
Email:	rasilfen@duanemorris.com
Attention:	Barry Steinman
Email:	bsteinman@duanemorris.com
Facsimile:	(215) 754-4840

If to Rights Agent, to:

Attention:
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
E-mail:

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

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Section 6.2    Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to mail notice to the Holders of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to Rights Agent shall be deemed to be a sufficient giving of such notice.

Section 6.3    Successors and Assigns.

(a)   This Agreement shall be binding upon, inure to the benefit of and be enforceable by Parent’s successors and assigns, and this Agreement shall not restrict Parent’s, any assignee’s or any of their respective successors’ ability to merge or consolidate, transfer or convey all or substantially all of its assets to any Person. Either (i) each of Parent’s successors, assigns or transferees of all or substantially all of Parent’s assets shall expressly assume by an instrument, supplemental hereto, executed and delivered to Rights Agent, the due and punctual payment of the CVR Payment and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent or (ii) Parent shall agree to remain subject to its obligations hereunder, including payment of the CVR Payment.

(b)   Any Parent successor or assignee permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to this Section 6.3.

(c)   Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

Section 6.4    Benefits of Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer are intended third-party beneficiaries of this Agreement. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to Rights Agent and Parent, which notice, if given, shall be irrevocable.

Section 6.5    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the internal procedural and substantive Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b)   Each of the parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement, exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware; provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts,

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(B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS.

Section 6.6    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

Section 6.7    Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each party and delivered (by telecopy, electronic delivery or otherwise) to the other party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.8    Termination. This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability or obligations hereunder, at 5:00 p.m., New York City time, on the Termination Date, provided, that if the CVR Payment is a positive amount as of the CVR Payment Date, but the CVR Payment Amounts have not been paid on or prior to the Termination Date, this Agreement shall not terminate until such CVR Payment Amounts have been paid in full in accordance with the terms of this Agreement; provided further, that no termination of this Agreement shall be deemed to affect the rights of the parties to bring suit in the case of a material breach occurring prior to such Termination Date.

Section 6.9    Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

MID-ATLANTIC DENTAL SERVICES HOLDINGS, LLC

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

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EXHIBIT B

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

Pursuant to Section 7-110-103, 7-110-106 and 7-110-107 and part 3 of article 90 of title 7, Colorado Revised Statutes (“C.R.S.”), these Amended and Restated Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1.   The name of the Corporation is Birner Dental Management Services, Inc. (the “Corporation”).

2.   The second amendment and restatement of the Corporation’s Articles of Incorporation was duly approved and adopted by unanimous written consent of the shareholders of the Corporation on [_]. The number of votes cast for the amendment and restatement of the Articles of Incorporation by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

3.   These Second Amended and Restated Articles of Incorporation supersede in its entirety the existing Amended and Restated Articles of Incorporation of the Corporation.

*******

ARTICLE I

The name of the corporation is Birner Dental Management Services, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The Corporation is to have perpetual existence.

ARTICLE III

The purpose for which the Corporation is organized is to transact all lawful business for which a corporation may be incorporated pursuant to the Colorado Business Corporation Act, as amended.

ARTICLE IV

In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the Corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

ARTICLE V

5.1    Authorized Shares. The total number of shares of capital stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, having a par value of $0.01 per share.

ARTICLE VI

The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided by law or by these Articles of Incorporation. The Directors shall have power to make Bylaws and to amend or alter the Bylaws from time to time as they deem proper from and for the administration and regulation of the affairs of the Corporation.

ARTICLE VII

7.1    Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is

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or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the Colorado Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in 7.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and, subject to Sections 7.2 and 7.5 of this Article VII, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

7.2    Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 7.1 of this Article VII or advance of expenses under Section 7.5 of this Article VII shall be made promptly, and in any event within 15 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VII is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Colorado Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Colorado Business Corporation Act, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.3    Nonexclusivity of Article VII. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles, the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

7.4    Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VII.

7.5    Expenses. Expenses incurred by any person described in Section 7.1 of this Article VII in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the

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director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

7.6    Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

7.7    Contract Rights. The provisions of this Article VII shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VII and the relevant provisions of the Colorado Business Corporation Act or other applicable law are in effect, and any repeal or modification of this Article VII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

7.8    Merger or Consolidation. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VIII

The address of the place of business of the Corporation is 1777 S. Harrison St., Ste. 1400, Denver, Colorado 80210-3937.

ARTICLE IX

The street address of the registered office of the Corporation is Corporation Service Company. The name of the registered agent of the Corporation at such address is 1900 W. Littleton Boulevard, Littleton, Colorado 80120.

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EXHIBIT C

THIRD AMENDED AND RESTATED

BYLAWS

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

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Page
ARTICLE V INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1	NATURE OF INDEMNITY	A-C-10
Section 5.2	PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS	A-C-10
Section 5.3	NONEXCLUSIVITY OF ARTICLE V	A-C-10
Section 5.4	INSURANCE	A-C-11
Section 5.5	EXPENSES	A-C-11
Section 5.6	EMPLOYEES AND AGENTS	A-C-11
Section 5.7	CONTRACT RIGHTS	A-C-11
Section 5.8	MERGER OR CONSOLIDATION	A-C-11

ARTICLE VI SHARE CERTIFICATES AND TRANSFER

Section 6.1	CERTIFICATES REPRESENTING SHARES	A-C-11
Section 6.2	TRANSFERS OF SHARES	A-C-11
Section 6.3	REGISTERED SHAREHOLDERS	A-C-12
Section 6.4	LOST OR REPLACEMENT CERTIFICATES	A-C-12

ARTICLE VII DISTRIBUTIONS

Section 7.1	DECLARATION	A-C-12
Section 7.2	RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS	A-C-12

ARTICLE VIII MISCELLANEOUS

Section 8.1	SEAL	A-C-13
Section 8.2	CHECKS, DRAFTS, ETC	A-C-13
Section 8.3	FISCAL YEAR	A-C-13
Section 8.4	CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION	A-C-13
Section 8.5	INVALID PROVISIONS	A-C-13
Section 8.6	EMERGENCY BYLAWS	A-C-13

ARTICLE IX AMENDMENT OF BYLAWS

Section 9.1	SHAREHOLDERS	A-C-14
Section 9.2	BOARD OF DIRECTORS	A-C-14

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BYLAWS

OF

BIRNER DENTAL MANAGEMENT SERVICES, INC.

ARTICLE I
PRINCIPAL OFFICE AND REGISTERED AGENT

Section 1.1    PRINCIPAL OFFICE. The principal office of the Corporation may be located within or outside the State of Colorado as set forth in the Articles of Incorporation, provided that the Board of Directors of the Corporation (the “Board of Directors”) may at any time change the location of the principal office by making the appropriate filing with the Colorado Secretary of State. The Corporation may have other offices, both within and outside the State of Colorado, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

Section 1.2    REGISTERED AGENT. The registered agent’s name and address of the Corporation shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may at any time change the registered agent and office by making the appropriate filing with the Secretary of State.

Section 1.3    BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into readable form within a reasonable time. The Corporation shall so convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
SHAREHOLDERS

Section 2.1    PLACE OF MEETING. Meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Colorado, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of telecommunication as set out in Section 2.2 below.

Section 2.2    MEETINGS OF SHAREHOLDERS BY TELECOMMUNICATION. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by means of telecommunication, and shall be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law.

Section 2.3    ANNUAL MEETING. The annual meetings of shareholders for the election of directors to succeed those directors whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year at such date, time and place, either within or without the State of Colorado, as may be designated by resolution of the Board of Directors from time to time; provided, however, that an annual meeting shareholders shall be held each year on a date that is within the earlier of six months after the close of the last fiscal year or fifteen months after the last annual meeting. If the day so fixed for such annual meeting shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation nor result in the dissolution of the Corporation. If the Board of Directors fails to call the annual meeting, any shareholder may make a demand in writing to any officer of the Corporation that an annual meeting be held.

Section 2.4    SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by the President, Chair of the Board of Directors, the Board of Directors, or by the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders.

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Section 2.5    RECORD DATE FOR SHAREHOLDER ACTION. For the purpose of determining shareholders entitled to notice of or to vote at any regular or special meeting of shareholders or any adjournment thereof, the record date shall be:

(a)   the date specified by the Board of Directors in the notice of the meeting;

(b)   the close of business on the day before the notice of the meeting is mailed to shareholders, if no date is specified by the Board of Directors; or

(c)   the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.

Any record date fixed hereunder may not be more than seventy (70) days before the meeting or action requiring a determination of the shareholders.

In the case of action by written consent of the shareholders without a meeting, the record date shall be the date that the Corporation first receives a writing upon which action is taken.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date that is more than one hundred and twenty (120) days after the date fixed for the original meeting.

Section 2.6    NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice must be given. Such notice shall state:

(a)   the time and date of the meeting;

(b)   the place of the meeting (if any);

(c)   the means of any telecommunication authorized by the Board of Directors by which shareholders may be considered present and may vote at the meeting; and

(d)   the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the Colorado Business Corporation Act (the “BCA”).

Notice shall be given to a shareholder (a) in person or by mail or private carrier, and (b) by facsimile transmission or email if consented to by the shareholder.

Any person entitled to notice of a shareholders’ meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a shareholders’ meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting on the ground that the meeting is not lawfully called or convened.

Section 2.7    VOTING LISTS. The officer or agent having charge of the stock transfer records for shares of the Corporation shall prepare before each shareholders’ meeting, a complete record of the shareholders entitled to vote at the meeting or any adjournment of the meeting, an alphabetical list of all shareholders entitled to notice of the meeting, arranged by voting group and by class and series of share, with the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after the notice of the meeting is given and continuing through the meeting, and any adjournment of the meeting during regular corporate hours at the principal office of the Corporation or a place in the city in which the meeting will be held as identified in the meeting notice. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting, and any adjournment thereafter.

If any shareholders are participating in the meeting by means of telecommunication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting.

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Section 2.8    QUORUM OF SHAREHOLDERS. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter by a voting group are represented in person, by the use of telecommunication or by proxy.

Unless otherwise required by law, the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. In no event shall quorum consist of less than one-third (1/3) of the votes entitled to be cast on the matter by a voting group.

The shareholders represented in person, by the use of telecommunication or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.9    CONDUCT OF MEETINGS. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the shareholders. At every meeting of the shareholders, the Chair of the Board, or in his or her absence or inability to act, a director or officer designated by the Board of Directors, shall serve as the presiding officer of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the presiding officer of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

The presiding officer shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The presiding officer shall announce the close of the polls for each matter voted upon at the meeting, after which not ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10    VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

The Articles of Incorporation prohibit shareholders from cumulating their votes in the election of directors of the Corporation.

Shares of the Corporation’s stock owned by the Corporation itself or by another corporation or entity, the majority of the voting stock or interest of which is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this section shall be construed as limiting the right of the Corporation or any domestic or foreign corporation or other entity to vote shares held or controlled by it in a fiduciary capacity.

Shares owned by another corporation, domestic or foreign, may be voted by any officer, agent, or proxy, or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate court order in which the receiver was appointed.

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A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

Section 2.11    VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy or proxies appointed in writing signed by the shareholder or his or her attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including, but not limited to, a telegram, teletype, electronic mail, or other electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest include the appointment as proxy of a pledgee; a person who purchased or agreed to purchase the shares; a creditor of the Corporation who extended it credit under terms requiring the appointment; an employee of the Corporation whose employment contract requires the appointment, or a party to a voting agreement created under the BCA.

Such an irrevocable proxy is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy’s authority unless the Secretary (or other officer or agent authorized by the Corporation to tabulate votes), before the proxy exercises the proxy’s authority under the appointment, received notice (a) that the appointment was coupled with that interest and that the interest is extinguished, or (b) of the revocation of the appointment.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, if the Corporation requests, evidence of this status acceptable to the Corporation must be presented to the Corporation.

Section 2.12    ACTION BY SHAREHOLDERS WITHOUT A MEETING. Except as prohibited by the BCA or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of all of the shareholders entitled to vote on such action. The consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of the Corporation.

ARTICLE III
DIRECTORS

Section 3.1    BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except for such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these Bylaws.

Directors need not be residents of the State of Colorado or shareholders of the Corporation.

Section 3.2    NUMBER OF DIRECTORS. The number of directors shall be one (1), provided that, subject to any provisions in these Bylaws, the number may be increased or decreased from time to time by an amendment to these Bylaws adopted by the Board of Directors or shareholders. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent director.

Section 3.3    TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation or removal.

Section 3.4    REMOVAL. Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s).

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Section 3.5    RESIGNATION. A director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.6 of these Bylaws before the effective date, but the successor shall not take office until the effective date.

Section 3.6    VACANCIES. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.7    MEETINGS OF DIRECTORS. An annual meeting of directors shall be held immediately and without notice after and at the place of the annual meeting of shareholders. Other regular meetings of the directors may be held at such times and places within or outside Colorado as the directors may fix by resolution.

Special meetings of the Board of Directors may be called by the President, by the Chairman of the Board, if any, by the Secretary, by any two directors, or by one director if there is only one director.

Section 3.8    MEETINGS BY TELECOMMUNICATION. The Board of Directors may permit any or all directors to participate in all or any part of a meeting by means of telecommunication or any means of communication by which all directors participating in the meeting are able to hear each other during the meeting.

Section 3.9    NOTICE OF DIRECTORS’ MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place (if any), or purpose of the meeting. All special meetings of the Board of Directors shall be held upon not less than one (1) days’ notice. Such notice shall state:

(a)   the time and date of the meeting;

(b)   the place of the meeting (if any); and

(c)   the means of any telecommunication by which directors may participate at the meeting; and

(d)   the business to be transacted at the meeting or the purpose or purposes for which the meeting is called if the meeting is a special meeting.

Notice shall be given to a director (a) in person or by mail or private carrier, and (b) by facsimile transmission or email if consented to by the director.

Section 3.10    WAIVER OF NOTICE. Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except when the director objects:

(a)   at the beginning of the meeting (or promptly on late arrival) to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

(b)   to transacting business with respect to the purpose for which special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

An electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.

Section 3.11    QUORUM OF DIRECTORS. A majority of the directors as fixed in these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors, unless the vote of a greater number is required by the BCA, the Articles of Incorporation, or these Bylaws.

The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

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Section 3.12    COMPENSATION. Directors, as such, shall not receive any stated salary for their services. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.13    ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise provided in these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all of the committee members then appointed, consent to such action in writing.

Section 3.14    COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to:

(a)   authorize distributions;

(b)   approve or propose to shareholders any action that the BCA requires to be approved by shareholders;

(c)   fill vacancies on the Board of Directors or on any of its committees;

(d)   amend the Articles of Incorporation;

(e)   adopt, amend, or repeal bylaws;

(f)   approve a plan of conversion or merger not requiring shareholder approval;

(g)   authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)   authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors authorizes a committee or an officer to do so within specifically prescribed limits.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV
OFFICERS

Section 4.1    POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Treasurer, and a Secretary and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Each officer shall serve until a successor is elected and qualified or until the death, resignation or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2    REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed with or without cause by an affirmative vote of the majority of the Board of Directors at any regular or special meeting. Removal shall be without prejudice to the contract rights, if any, of the officer so removed. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer of assistant officer.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3    POWERS AND DUTIES OF OFFICERS. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually

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held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.1    NATURE OF INDEMNITY. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the BCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors. The right to indemnification conferred in this ARTICLE V shall be a contract right and, subject to Section 5.2 and Section 5.5 of these Bylaws, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 5.2    PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director or officer of the Corporation under Section 5.1 of these Bylaws or advance of expenses under Section 5.5 of these Bylaws shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE V is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the BCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.3    NONEXCLUSIVITY OF ARTICLE V. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

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Section 5.4    INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this ARTICLE V.

Section 5.5    EXPENSES. Expenses incurred by any person described in Section 5.1 of these Bylaws in defending a proceeding shall be paid by the Corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 5.6    EMPLOYEES AND AGENTS. Persons who are not covered by the foregoing provisions of this ARTICLE V and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5.7    CONTRACT RIGHTS. The provisions of this ARTICLE V shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE V and the relevant provisions of the BCA or other applicable law are in effect, and any repeal or modification of this ARTICLE V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

Section 5.8    MERGER OR CONSOLIDATION. For purposes of this ARTICLE V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFER

Section 6.1    CERTIFICATES REPRESENTING SHARES. Certificates representing shares of the Corporation shall state:

(a)   the name of the Corporation and that it is organized under the laws of the State of Colorado;

(b)   the name of the person to whom issued;

(c)   the number and class of shares and the designation of the series, if any, which the certificate represents; and

(d)   a conspicuous statement setting forth any restrictions on the transfer of the shares.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.2    TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of

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certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.3    REGISTERED SHAREHOLDERS. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Colorado, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4    LOST OR REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate for its shares in place of any certificate theretofore issued and alleged by its owner of record or such owner’s authorized representative to have been lost, stolen, or destroyed if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser. A replacement certificate may be issued upon such owner’s or representative’s compliance with all of the following conditions:

(a)   the owner shall file with the Secretary of the Corporation and the transfer agent or the registrar, if any, a request for the issuance of a new certificate, together with an affidavit in form satisfactory to the Secretary and transfer agent or registrar, if any, setting forth the time, place, and circumstances of the loss;

(b)   the owner also shall file with the Secretary and the transfer agent or the registrar, if any, a bond with good and sufficient security acceptable to the Secretary and the transfer agent or the registrar, if any, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar, if any, from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation, the transfer agent, or the registrar issuing a new certificate in place of the one alleged to have been lost, stolen, or destroyed; and

(c)   the owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, the Secretary, or the Board of Directors and the transfer agent or the registrar, if any, shall deem appropriate under the circumstances.

A new certificate may be issued in lieu of any certificate previously issued that has become defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient, in the opinion of the Secretary and the transfer agent or the registrar, if any, to identify the owner of the defaced or mutilated certificate, the number of shares represented thereby, and the number of the certificate and its authenticity and to protect the Corporation and the transfer agent or the registrar against loss or liability. When sufficient identification for such defaced or mutilated certificate is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in this Section 6.4 in connection with the replacement of lost, stolen, or destroyed certificates.

ARTICLE VII
DISTRIBUTIONS

Section 7.1    DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation, and the BCA.

Section 7.2    RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

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ARTICLE VIII
MISCELLANEOUS

Section 8.1    SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect the validity of any instrument or action.

Section 8.2    CHECKS, DRAFTS, ETC. All checks, drafts or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.3    FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.4    CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.5    INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.6    EMERGENCY BYLAWS. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the Corporation. For the purposes of this Section 8.6, an emergency arises when a quorum of the Board of Directors cannot readily be obtained because of some catastrophic event.

Emergency bylaws may contain any provisions necessary for managing the Corporation during the emergency, including provisions that:

(a)   (a) a meeting of the Board of Directors may be called by any officer or director in such manner and under such conditions as shall be prescribed in the emergency bylaws.

(b)   The director(s) in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum.

(c)   The officers or other persons designated in a list approved by the Board of Directors before the emergency shall, to the extent required to provide a quorum at any meeting of the board, be deemed directors for such meeting.

Before or during any such emergency, the Board of Directors may:

(a)   Designate lines of succession in the event that, during such an emergency, any or all officers or agents of the Corporation shall be rendered incapable of discharging their duties.

(b)   Change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do, said change or designation to be effective during the emergency.

Unless otherwise provided in the emergency bylaws, during any such emergency:

(a)   Notice of a meeting of the Board of Directors need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time.

(b)   To the extent required to constitute a quorum at a meeting of the Board of Directors, the officers of the corporation who are present shall be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

To the extent not inconsistent with the emergency bylaws so adopted, the Bylaws of the corporation shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

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No officer, director, or employee acting in accordance with the emergency bylaws shall be liable except for willful misconduct. No officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

ARTICLE IX
AMENDMENT OF BYLAWS

Section 9.1    SHAREHOLDERS. These Bylaws may be amended, repealed, or otherwise altered by the shareholders.

Section 9.2    BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to alter, amend, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.

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Appendix B

AMENDED AND RESTATED

VOTING AND SUPPORT AGREEMENT

This AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 24, 2018, is entered into by and among Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company (“Parent”), Bronco Acquisition, Inc., a Delaware corporation, and Frederic Birner (“Shareholder”), a shareholder of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), and (ii) all outstanding shares of Company Common Stock will be cancelled and converted into the right to receive the Merger Consideration described in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Securities (as defined below); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Shareholder enter into this Agreement, and Shareholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
COVENANTS OF SHAREHOLDER REGARDING THE VOTING SECURITIES

1.1   Agreement to Vote. Shareholder hereby irrevocably and unconditionally covenants and agrees that, until the termination of this Agreement, at any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, Shareholder shall, in each case to the fullest extent that the Voting Securities (as defined below) are entitled to vote thereon, be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of the Voting Securities (i) in favor of (A) authorization and approval of the Merger Agreement and the approval of the transactions contemplated thereby and (B) each of the actions contemplated by the Merger Agreement in respect of which the Company’s shareholders is requested, including the authorization and approval of the Merger; (ii) against any action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Shareholder contained in this Agreement or (B) result in any of the conditions set forth in Article VII of the Merger Agreement not being satisfied on or before the End Date; (iii) against any change in the Company Board of Directors; and (iv) against any Company Takeover Proposal and against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, any of its Subsidiaries or any of the Professional Corporations (other than the Merger); (y) a sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, management or intellectual property rights) of the Company, any of its Subsidiaries or any of the Professional Corporations, or any reorganization, recapitalization or liquidation of the Company, any of its Subsidiaries or any of the Professional Corporations, or (z) any change not required by the Merger Agreement in the present capitalization of the Company, any of its Subsidiaries or any of the Professional Corporations or any amendment or other change not required by the Merger Agreement to the Organizational Documents of the Company, any of its Subsidiaries or any of the Professional Corporations. Shareholder shall retain at all times the right to vote the Voting Securities in Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s shareholders generally. Shareholder agrees that the obligations specified in this Section 1.1 shall not be affected by any Company Adverse Recommendation Change except to the extent the Merger Agreement is terminated as a result thereof. For purposes of this Agreement, the term “Voting Securities” shall mean, collectively, those of the Subject Securities set forth on Exhibit A attached hereto that are eligible to vote on the applicable matter, and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired by Shareholder prior to the termination of this Agreement upon the conversion of any of the securities set forth on Exhibit A attached hereto that are eligible to vote on the applicable matter.

ARTICLE II
COVENANTS OF SHAREHOLDER REGARDING SUBJECT SECURITIES

Shareholder hereby covenants and agrees that until the termination of this Agreement:

2.1   Meetings and Written Consents. At any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, Shareholder shall appear at each such meeting or otherwise cause all of the Subject Securities eligible to be counted as present thereat for purposes of determining a quorum to be so counted as present thereat for purposes of determining a quorum. Shareholder agrees that the obligations specified in this Section 2.1 shall not be affected by any Company Adverse Recommendation Change except to the extent the Merger Agreement is terminated as a result thereof. For purposes of this Agreement, the term “Subject Securities” shall mean, collectively, the shares of Company Common Stock, the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the shares of Company Common Stock underlying Company Options and the convertible instruments of the Company set forth on Exhibit B attached hereto, and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired (including upon the conversion of any of the securities set forth on Exhibit B attached hereto) by Shareholder prior to the termination of this Agreement.

2.2   No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or pursuant to the Merger Agreement, from and after the date hereof and until this Agreement is terminated in accordance with Section 6.2, Shareholder shall not, directly or indirectly, (i) grant or create any Encumbrance, other than Permitted Encumbrances (as defined below), on any or all of the Subject Securities, (ii) transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities, or any right, title or interest therein (including any right or power to vote to which Shareholder may be entitled) or agree to do or consent to any of the foregoing, (iii) enter into (or caused to be entered into) any Contract with respect to any Transfer of any of the Subject Securities, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Securities (other than, if desirable to Shareholder, to cause the Subject Securities that are not Voting Securities to be voted and to consent in the manner Voting Securities are required to be voted or to consent in accordance with Section 1.1), (v) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or similar arrangement, commitment or understanding with respect to any of the Subject Securities, or (vi) take or permit any other action that would reasonably be expected to prevent or materially restrict, disable or delay the consummation by Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact Shareholder’s ability to perform its obligations hereunder in any material respect. Notwithstanding the foregoing, Shareholder may make Transfers of any of the Subject Securities as Parent may, in its sole discretion, agree in writing. If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until is terminated in accordance with Section 6.2.

2.3   No Exercise of Appraisal Rights; No Participation in Proceedings.

(a)   No Appraisal Rights. To the extent Shareholder is found to have a right to demand appraisal of any of the Subject Securities or a right to dissent from the transactions contemplated by the Merger Agreement (collectively, “Appraisal Rights”), Shareholder (i) waives and agrees not to exercise any such Appraisal Rights (including, without limitation, under Article 113 of the Colorado Business Corporation Act, as amended); and (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the transactions contemplated by the Merger Agreement.

(b)   No Participation in Proceedings. Shareholder (A) agrees not to directly or indirectly participate in, commence or join, as a plaintiff or as a member of a class, whether on Shareholder’s own behalf or derivatively on behalf of the Company, in any Proceeding (including any class action), with respect to any claim, derivative or otherwise and whether relating to Appraisal Rights or otherwise, against Parent, Merger Sub, the Company, any of the Company’s Subsidiaries, any of the Professional Corporations or any of the successors, Affiliates or Representatives of any of the foregoing, (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary or other duty by any Person or violation of any Law in connection with the Merger Agreement or the transactions contemplated thereby; (B) agrees to take all actions necessary to opt out of any Proceeding (including any class action) described in subclause (A) of this Section 2.3(b); and (C) agrees to promptly pay to Parent via wire transfer of immediately available funds any amounts received by Shareholder, in its capacity as a member of a class or otherwise, with respect to any such claim described in subclause (A) of this Section 2.3(b). Notwithstanding the foregoing, nothing in this Section 2.3(b) shall constitute, or be deemed to constitute, a waiver or release by Shareholder of any claim or cause of action against Parent or Merger Sub or their respective Representatives to the extent arising out of a breach of the Merger Agreement by Parent or Merger Sub subject to Section 8.4(f)(i) of the Merger Agreement.

2.4   Adjustments. In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Securities, including, without limitation, the Voting Securities, the terms of this Agreement shall apply to all additional or resulting securities such that such additional and resulting securities shall constitute Subject Securities and, to the extent that such additional or resulting securities are in respect of Voting Securities, also shall constitute Voting Securities for purposes of this Agreement.

ARTICLE III
ADDITIONAL COVENANTS

3.1   Documentation and Information. Except as required by applicable Law, Shareholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion); provided that Shareholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC. Shareholder consents to and hereby authorizes Parent, the Company and the Surviving Corporation to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent, the Company or the Surviving Corporation reasonably determines to be necessary in connection with the Merger Agreement and any transactions contemplated by the Merger Agreement, Shareholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of Shareholder’s commitments and obligations under this Agreement, and Shareholder acknowledges that Parent, the Company and the Surviving Corporation may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Shareholder agrees to promptly give Parent, the Company and the Surviving Corporation any information that is in its possession that Parent, the Company or the Surviving Corporation may reasonably request for the preparation of any such disclosure documents, and Shareholder agrees to promptly notify Parent, the Company and the Surviving Corporation of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

3.2   No Solicitation. Subject to Section 6.17, Shareholder shall not, and shall cause its directors and officers in their capacities as such not to, and shall direct its other Representatives not to directly or indirectly,

(i) solicit, initiate, encourage or facilitate, including by the making of a public announcement, the submission by any Person(s) to the Company of any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposal; (ii) initiate or participate or continue to participate in any discussions and negotiations with any Person(s) regarding any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposal; (iii) furnish to any Person(s) information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposal; (iv) approve, recommend, declare advisable or enter into a Company Acquisition Agreement; (v) otherwise cooperate with, assist, participate in and facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal; or (vi) agree to or propose publicly to do any of the foregoing. Shareholder shall, and shall cause each of its Subsidiaries to, and shall direct the Representatives of Shareholder and its Subsidiaries to (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Parent, Merger Sub or any of their respective Representatives) conducted heretofore with respect to any Company Takeover Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party. Shareholder makes no agreement or understanding in this Agreement with respect to any action or omission by himself in his role as a director of the Company in the discharge of his fiduciary duties to the Company or its shareholders, and nothing in this Agreement: (a) will limit or affect any action or omission taken by Shareholder in his role as a director of the Company in such discharge, including in exercising rights of the Company under the Merger Agreement, and no such action or omission shall be deemed a breach of this Agreement so long as such action or omission occurred strictly in the discharge by him of his director’s fiduciary duties to the Company or its shareholders; or (b) will be construed to prohibit, limit or restrict Shareholder in his role as a director of the Company from exercising his fiduciary duties as a director of the Company.

3.3   Ownership of Subject Securities. Shareholder hereby agrees that as of the date hereof the number of Subject Securities owned of record and beneficially (as defined in Rule 13d-3 under the Exchange Act) by Shareholder is as set forth on Exhibit B hereto.

3.4   No Conversion of Company Options. Shareholder shall not exercise any Company Options held directly or indirectly by Shareholder prior to the Effective Time.

3.5   Further Assurances.

(a)   Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)   Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Securities acquired by Shareholder after the date hereof which are not set forth on Exhibit B hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Parent and Merger Sub that:

4.1   Organization, Authority; Execution and Delivery; Enforceability. Shareholder is a natural person and is not married. Shareholder has all requisite power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of Shareholder has full power, authority and capacity to execute and deliver this Agreement on behalf of Shareholder and to thereby bind Shareholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

4.2   Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) if Shareholder is not a natural person, any provision of any of the Organizational Documents of Shareholder, (ii) any Contract to or by which Shareholder is a party or bound or to or by which any of the properties or assets of Shareholder (including the Subject Securities) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the last sentence of this Section 4.2, any Law, in each case, applicable to Shareholder or to Shareholder’s properties or assets (including the Subject Securities). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement or the compliance by Shareholder with the terms of this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

4.3   Ownership of Subject Securities; Total Shares. Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Subject Securities and has good and marketable title to all of the Subject Securities free and clear of any Encumbrances, except for any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities Law (collectively, “Permitted Encumbrances”). The Subject Securities set forth on Exhibit B attached hereto constitute all of the securities of the Company owned of record and beneficially owned (as defined in Rule 13d-3 under the Exchange Act) or owned of record by Shareholder as of the date hereof.

4.4   Voting and Dispositive Power. Shareholder has full voting power with respect to all of the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to of the Subject Securities. None of the Subject Securities are subject to any shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting or disposing of the Subject Securities, except as provided hereunder.

4.5   Reliance. Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

4.6   Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the actual knowledge of Shareholder, threatened in writing against Shareholder or any of Shareholder’s properties or assets (including any shares of the Subject Securities) before or by any Governmental Entity that could reasonably be expected to prevent or materially delay or impair the consummation by Shareholder of the transactions contemplated by this Agreement or otherwise materially impair Shareholder’s ability to perform its obligations hereunder.

4.7   Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to Shareholder that:

5.1   Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

5.2   Authority for this Agreement. Each of Parent and Merger Sub has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by Shareholder, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

ARTICLE VI
MISCELLANEOUS

6.1   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 6.1, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 6.1, or (c) delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

If to Parent:

Mid-Atlantic Dental Services Holdings, LLC
630 West Germantown Pike, Suite 120
Plymouth Meeting, Pennsylvania 19642
Email:	cmgoldman@mid-atlanticdental.com
Attention:	C. Mitchell Goldman, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103
Attention:	Richard A. Silfen
Facsimile:	(215) 827-5548
Email:	rasilfen@duanemorris.com
Attention:	Barry Steinman
Email:	bsteinman@duanemorris.com
Facsimile:	(215) 754-4840

If to Shareholder:

Fred Birner
1777 South Harrison Street, Suite 1400
Denver, Colorado 80210
Email:	fbirner@birnerdental.com
Facsimile:	(303) 691-1874

with a copy (which shall not constitute notice) to:

Sherman & Howard, LLC
633 17th Street, Suite 3000
Denver, CO 80202
Attention:	Garth B. Jensen
Email:	gjensen@shermanhoward.com
Facsimile:	303.298.0940

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

6.2   Termination. Subject to Section 6.3, this Agreement shall terminate automatically without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the mutual written consent of Parent and Shareholder, and (iv) the date on which the parties to the Merger Agreement enter into a material amendment thereto without the prior written consent of Shareholder.

6.3   Survival. The provisions of Section 2.3, Article IV, Article V and this Article VI shall survive any termination of this Agreement, and the termination of this Agreement shall not relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof.

6.4   Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.5   Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.

6.6   Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

6.7   Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 2.2; provided, however, that Parent may assign its rights, interests or obligations hereunder to a Subsidiary or Affiliate of Parent without the prior written consent of the other party hereto.

6.8   Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware.

6.9   Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

6.10   Counterparts. This Agreement may be executed in two (2) or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

6.11   Entire Agreement. This Agreement and the Merger Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Merger Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Merger Agreement fully and completely express the agreement of the parties hereto.

6.12   Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law

6.13   Specific Performance. The parties agree that irreparable damage may occur to Parent and Merger Sub if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that Parent and Merger Sub shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity. In any proceeding for specific performance, Shareholder shall waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 6.13.

6.14   Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

6.15   Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

6.16   Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

6.17   No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Shareholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Shareholder or exercise any power or authority to direct Shareholder in the voting of any of the Subject Securities, except as otherwise provided herein.

6.18   Amendment and Restatement of Voting and Support Agreement. This Agreement amends and restates in its entirety the Voting and Support Agreement, by and between Parent and Shareholder, dated October 3, 2018.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

Mid-Atlantic Dental Services Holdings, LLC

By:	/s/ C. Mitchell Goldman
Name:	C. Mitchell Goldman
Title:	Chief Executive Officer

SHAREHOLDER:

/s/ Frederic Birner
Frederic Birner

[Signature Page to Voting and Support Agreement]

EXHIBIT A
VOTING SECURITIES

Voting Security Owned of Record and Beneficially:

•	240,987 shares of Company Common Stock

EXHIBIT B
SUBJECT SECURITIES

Subject Security Owned of Record and Beneficially:

•	264,155 shares of Company Common Stock
•	Options to acquire 137,500 shares of Company Common Stock

Appendix B

AMENDED AND RESTATED

VOTING AND SUPPORT AGREEMENT

This AMENDED AND RESTATED VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 24, 2018, is entered into by and among Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company (“Parent”), Bronco Acquisition, Inc., a Delaware corporation, and each of the shareholders of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”) set forth on Schedule A attached hereto (each, a “Shareholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will merge with and into the Company (the “Merger”), and (ii) all outstanding shares of Company Common Stock will be cancelled and converted into the right to receive the Merger Consideration described in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Securities (as defined below); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Shareholder enter into this Agreement, and Shareholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
COVENANTS OF SHAREHOLDER REGARDING THE VOTING SECURITIES

1.1   Agreement to Vote. Shareholder hereby irrevocably and unconditionally covenants and agrees that, until the termination of this Agreement, at any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, Shareholder shall, in each case to the fullest extent that the Voting Securities (as defined below) are entitled to vote thereon, be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of the Voting Securities (i) in favor of the approval of the Merger and the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Shareholder contained in this Agreement or (B) result in any of the conditions set forth in Article VII of the Merger Agreement not being satisfied on or before the End Date; (iii) against any change in the Company Board of Directors; and (iv) against any Company Takeover Proposal and against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, any of its Subsidiaries or any of the Professional Corporations (other than the Merger); (y) a sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, management or intellectual property rights) of the Company, any of its Subsidiaries or any of the Professional Corporations, or any reorganization, recapitalization or liquidation of the Company, any of its Subsidiaries or any of the Professional Corporations, or (z) any change not required by the Merger Agreement in the present capitalization of the Company, any of its Subsidiaries or any of the Professional Corporations or any amendment or other change not required by the Merger Agreement to the Organizational Documents of the Company, any of its Subsidiaries or any of the Professional Corporations.

Shareholder shall retain at all times the right to vote the Voting Securities in Shareholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s shareholders generally. Shareholder agrees that the obligations specified in this Section 1.1 shall not be affected by any Company Adverse Recommendation Change except to the extent the Merger Agreement is terminated as a result thereof. For purposes of this Agreement, the term “Voting Securities” shall mean, collectively, those of the Subject Securities set forth on Exhibit A attached hereto that are eligible to vote on the applicable matter, and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired by Shareholder prior to the termination of this Agreement upon the conversion of any of the securities set forth on Exhibit A attached hereto (to the extent not prohibited hereby) that are eligible to vote on the applicable matter. Shareholder shall not take any action with respect to the conversion of any of the Subject Securities that may adversely affect or otherwise impair Shareholder’s ability to perform its obligations hereunder, including under this Section 1.1.

ARTICLE II
COVENANTS OF SHAREHOLDER REGARDING SUBJECT SECURITIES

Shareholder hereby covenants and agrees that until the termination of this Agreement:

2.1   Meetings and Written Consents. At any annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the shareholders of the Company, Shareholder shall appear at each such meeting or otherwise cause all of the Subject Securities eligible to be counted as present thereat for purposes of determining a quorum to be so counted as present thereat for purposes of determining a quorum. Shareholder agrees that the obligations specified in this Section 2.1 shall not be affected by any Company Adverse Recommendation Change except to the extent the Merger Agreement is terminated as a result thereof. For purposes of this Agreement, the term “Subject Securities” shall mean, collectively, the shares of Company Common Stock, the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, the shares of Company Common Stock underlying Company Options and the convertible instruments of the Company set forth on Exhibit B attached hereto, and any other securities of the Company that hereafter are issued to or otherwise directly or indirectly acquired (including upon the conversion of any of the securities set forth on Exhibit B attached hereto) by Shareholder prior to the termination of this Agreement.

2.2   No Transfer; No Inconsistent Arrangements. Except as expressly provided hereunder or pursuant to the Merger Agreement, from and after the date hereof and until this Agreement is terminated in accordance with Section 6.3, Shareholder shall not, directly or indirectly, (i) grant or create any Encumbrance, other than Permitted Encumbrances (as defined below), on any or all of the Subject Securities, (ii) transfer, sell, assign, tender, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities, or any right, title or interest therein (including any right or power to vote to which Shareholder may be entitled) or agree to do or consent to any of the foregoing, (iii) enter into (or caused to be entered into) any Contract with respect to any Transfer of any of the Subject Securities, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Securities (other than, if desirable to Shareholder, to cause the Subject Securities that are not Voting Securities to be voted and to consent in the manner Voting Securities are required to be voted or to consent in accordance with Section 1.1), (v) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or similar arrangement, commitment or understanding with respect to any of the Subject Securities, or (vi) take or permit any other action that would reasonably be expected to prevent or materially restrict, disable or delay the consummation by Shareholder of the transactions contemplated by this Agreement or otherwise adversely impact Shareholder’s ability to perform its obligations hereunder in any material respect. Notwithstanding the foregoing, Shareholder may make Transfers of any of the Subject Securities as Parent may, in its sole discretion, agree in writing. If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until is terminated in accordance with Section 6.3.

2.3   No Exercise of Appraisal Rights; No Participation in Proceedings.

(a)   No Appraisal Rights. To the extent Shareholder is found to have a right to demand appraisal of any of the Subject Securities or a right to dissent from the transactions contemplated by the Merger Agreement (collectively, “Appraisal Rights”), Shareholder (i) waives and agrees not to exercise any such Appraisal Rights (including, without limitation, under Article 113 of the Colorado Business Corporation Act, as amended); and (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the transactions contemplated by the Merger Agreement.

(b)   No Participation in Proceedings. Shareholder (A) agrees not to directly or indirectly participate in, commence or join, as a plaintiff or as a member of a class, whether on Shareholder’s own behalf or derivatively on behalf of the Company, in any Proceeding (including any class action), with respect to any claim, derivative or otherwise and whether relating to Appraisal Rights or otherwise, against Parent, Merger Sub, the Company, any of the Company’s Subsidiaries, any of the Professional Corporations or any of the successors, Affiliates or Representatives of any of the foregoing, (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging breach of any fiduciary or other duty by any Person or violation of any Law in connection with the Merger Agreement or the transactions contemplated thereby; (B) agrees to take all actions necessary to opt out of any Proceeding (including any class action) described in subclause (A) of this Section 2.3(b); and (C) agrees to promptly pay to Parent via wire transfer of immediately available funds any amounts received by Shareholder, in its capacity as a member of a class or otherwise, with respect to any such claim described in subclause (A) of this Section 2.3(b). Notwithstanding the foregoing, nothing in this Section 2.3(b) shall constitute, or be deemed to constitute, a waiver or release by Shareholder of any claim or cause of action against Parent or Merger Sub or their respective Representatives to the extent arising out of a breach of the Merger Agreement by Parent or Merger Sub subject to Section 8.4(f)(i) of the Merger Agreement.

2.4   Adjustments. In the event of any stock split (including a reverse stock split), stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Securities, including, without limitation, the Voting Securities, the terms of this Agreement shall apply to all additional or resulting securities such that such additional and resulting securities shall constitute Subject Securities and, to the extent that such additional or resulting securities are in respect of Voting Securities, also shall constitute Voting Securities for purposes of this Agreement.

ARTICLE III
ADDITIONAL COVENANTS

3.1   Documentation and Information. Except as required by applicable Law, Shareholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (which consent may be withheld in Parent’s sole discretion); provided that Shareholder may disclose the terms of this Agreement and file a copy hereof in a Schedule 13D filed with the SEC. Shareholder consents to and hereby authorizes Parent, the Company and the Surviving Corporation to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent, the Company or the Surviving Corporation reasonably determines to be necessary in connection with the Merger Agreement and any transactions contemplated by the Merger Agreement, Shareholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of Shareholder’s commitments and obligations under this Agreement, and Shareholder acknowledges that Parent, the Company and the Surviving Corporation may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Shareholder agrees to promptly give Parent, the Company and the Surviving Corporation any information that is in its possession that Parent, the Company or the Surviving Corporation may reasonably request for the preparation of any such disclosure documents, and Shareholder agrees to promptly notify Parent, the Company and the Surviving Corporation of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

3.2   No Solicitation. Subject to Section 6.18, Shareholder shall not, and shall cause its directors and officers in their capacities as such not to, and shall direct its other Representatives not to directly or indirectly,

(i) solicit, initiate, encourage or facilitate, including by the making of a public announcement, the submission by any Person(s) to the Company of any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposal; (ii) initiate or participate or continue to participate in any discussions and negotiations with any Person(s) regarding any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to any Company Takeover Proposal; (iii) furnish to any Person(s) information (including non-public Company information) in connection with any Company Takeover Proposal or any inquiries or proposals that would reasonably be expected to lead to a Company Takeover Proposal; (iv) approve, recommend, declare advisable or enter into a Company Acquisition Agreement; (v) otherwise cooperate with, assist, participate in and facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Company Takeover Proposal; or (vi) agree to or propose publicly to do any of the foregoing. Shareholder shall, and shall cause each of its Subsidiaries to, and shall direct the Representatives of Shareholder and its Subsidiaries to (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person and its Representatives (other than Parent, Merger Sub or any of their respective Representatives) conducted heretofore with respect to any Company Takeover Proposal, and (B) not terminate, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party. Shareholder makes no agreement or understanding in this Agreement with respect to any action or omission by any director of the Company, designated or appointed by Shareholder or that is an Affiliate of Shareholder, in the discharge of such director’s fiduciary duties to the Company or its shareholders, and nothing in this Agreement: (a) will limit or affect any action or omission taken by any such director in such discharge, including in exercising rights of the Company under the Merger Agreement, and no such action or omission shall be deemed a breach of this Agreement so long as such action or omission occurred strictly in the discharge by such director of such director’s fiduciary duties to the Company or its shareholders; or (b) will be construed to prohibit, limit or restrict any such director from exercising such director’s fiduciary duties as a director of the Company.

3.3   Ownership of Subject Securities. Shareholder hereby agrees that as of the date hereof the number of Subject Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Shareholder is as set forth on Exhibit B hereto.

3.4   Further Assurances.

(a)   Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, including with respect to any record owner of the Subject Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Shareholder, as may be reasonably necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)   Shareholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Securities acquired by Shareholder after the date hereof which are not set forth on Exhibit B hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Parent and Merger Sub that:

4.1   Organization, Authority; Execution and Delivery; Enforceability. If Shareholder is not a natural person, (i) Shareholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement and the compliance by Shareholder with the terms of this Agreement have been duly authorized by all necessary action on the part of Shareholder and its board of directors or applicable governing body, and (iii) no other proceedings on the part of Shareholder (or Shareholder’s board of directors or applicable governing body) are necessary to authorize this Agreement, to consummate the transactions contemplated by this Agreement or to comply with the terms of this Agreement. Shareholder has all requisite corporate, limited liability company, limited partnership or other applicable entity power and authority to execute and deliver this Agreement (and each Person executing this Agreement on behalf of Shareholder has full power, authority and capacity to execute and deliver this Agreement on behalf of Shareholder and to thereby bind Shareholder), to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. This Agreement has been duly executed and delivered by

Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

4.2   Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance by Shareholder with the terms of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, amendment, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of Shareholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, (i) if Shareholder is not a natural person, any provision of any of the Organizational Documents of Shareholder, (ii) any Contract to or by which Shareholder is a party or bound or to or by which any of the properties or assets of Shareholder (including the Subject Securities) is bound or subject or (iii) subject to the governmental filings and other matters referred to in the last sentence of this Section 4.2, any Law, in each case, applicable to Shareholder or to Shareholder’s properties or assets (including the Subject Securities). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person (including with respect to natural persons, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated by this Agreement or the compliance by Shareholder with the terms of this Agreement, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

4.3   Ownership of Subject Securities; Total Shares. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the Subject Securities and has good and marketable title to all of the Subject Securities free and clear of any Encumbrances, except for any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities Law (collectively, “Permitted Encumbrances”). The Subject Securities set forth on Exhibit B attached hereto constitute all of the securities of the Company beneficially owned (as defined in Rule 13d-3 under the Exchange Act) or owned of record by Shareholder as of the date hereof.

4.4   Voting and Dispositive Power. Shareholder has full voting power with respect to all of the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to of the Subject Securities. None of the Subject Securities are subject to any shareholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting or disposing of the Subject Securities, except as provided hereunder.

4.5   Reliance. Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

4.6   Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the actual knowledge of Shareholder, threatened in writing against Shareholder or any of Shareholder’s properties or assets (including any shares of the Subject Securities) before or by any Governmental Entity that could reasonably be expected to prevent or materially delay or impair the consummation by Shareholder of the transactions contemplated by this Agreement or otherwise materially impair Shareholder’s ability to perform its obligations hereunder.

4.7   Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to Shareholder that:

5.1   Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

5.2   Authority for this Agreement. Each of Parent and Merger Sub has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by Shareholder, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

ARTICLE VI
MISCELLANEOUS

6.1   Joint and Several Obligations and Representations and Warranties of Shareholders. Each Shareholder is jointly and severally liable for the obligations of each other Shareholder that is a party to this Agreement. The representations and warranties of Shareholder set forth in this Agreement are the joint and several representations and warranties of all Shareholders.

6.2   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 6.2, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 6.2, or (c) delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

If to Parent:

Mid-Atlantic Dental Services Holdings, LLC
630 West Germantown Pike, Suite 120
Plymouth Meeting, Pennsylvania 19642
Email:	cmgoldman@mid-atlanticdental.com
Attention:	C. Mitchell Goldman, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103
Attention:	Richard A. Silfen
Facsimile:	(215) 827-5548
Email:	rasilfen@duanemorris.com
Attention:	Barry Steinman
Email:	bsteinman@duanemorris.com
Facsimile:	(215) 754-4840

If to Shareholder (which shall constitute notice to all Shareholders):

Palm Management (US) LLC
19 West Elm Street
Greenwich, Connecticut 06830
Attention:	Joshua S. Horowitz

with a copy (which shall not constitute notice) to:

Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
Attention:	Derek D. Bork
Email:	Derek.Bork@thompsonhine.com
Facsimile:	(216) 566-5800

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.2. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

6.3   Termination. Subject to Section 6.4, this Agreement shall terminate automatically without any notice or other action by any Person, upon the first to occur of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the mutual written consent of Parent and Shareholder.

6.4   Survival. The provisions of Section 2.3, Article IV, Article V and this Article VI shall survive any termination of this Agreement, and the termination of this Agreement shall not relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof.

6.5   Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.6   Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by the Merger Agreement are consummated.

6.7   Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

6.8   Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 2.2; provided, however, that Parent may assign its rights, interests or obligations hereunder to a Subsidiary or Affiliate of Parent without the prior written consent of the other party hereto.

6.9   Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Delaware.

6.10   Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

6.11   Counterparts. This Agreement may be executed in two (2) or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile signature.

6.12   Entire Agreement. This Agreement and the Merger Agreement contain all of the terms agreed upon between the parties hereto with respect to the subject matter of this Agreement and the Merger Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. This Agreement and the Merger Agreement fully and completely express the agreement of the parties hereto.

6.13   Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law

6.14   Specific Performance. The parties agree that irreparable damage may occur to Parent and Merger Sub if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that Parent and Merger Sub shall each be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity. In any proceeding for specific performance, Shareholder shall waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 6.14.

6.15   Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

6.16   Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

6.17   Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “shall” shall be construed to have the same meaning as the word “will.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any law herein shall be construed as referring to such contract, instrument or other document or law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

6.18   No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Shareholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Shareholder or exercise any power or authority to direct Shareholder in the voting of any of the Subject Securities, except as otherwise provided herein.

6.19   Amendment and Restatement of Voting and Support Agreement. This Agreement amends and restates in its entirety the Voting and Support Agreement, by and among Parent and each Shareholder, dated October 3, 2018.

[Signature Page Follows]

The parties are executing this Agreement on the date set forth in the introductory clause.

PARENT:

MID-ATLANTIC DENTAL SERVICES HOLDINGS, LLC

By:	/s/ C. Mitchell Goldman
Name:	C. Mitchell Goldman
Title:	Chief Executive Officer

SHAREHOLDER:

PALM GLOBAL SMALL CAP MASTER FUND LP By Palm Global Small Cap Fund GP Ltd., its general partner

By:	/s/ Joshua S. Horowitz
Name:	Joshua S. Horowitz
Title:	Director

PALM ACTIVE DENTAL, LLC

By:	/s/ Jason Woody
Name:	Jason Woody
Title:	Secretary

PALM ACTIVE DENTAL II, LP By: Palm Active Partners, LLC, its general partner

By:	/s/ Joshua S. Horowitz
Name:	Joshua S. Horowitz
Title	Director

PALM MANAGEMENT (US) LLC

By:	/s/ Joshua S. Horowitz
By:	Joshua S. Horowitz
Title:	Managing Director

PALM ACTIVE PARTNERS MANAGEMENT, LLC

By:	/s/ Joshua S. Horowitz
Name:	Joshua S. Horowitz
Title:	Director

SCHEDULE A
SHAREHOLDERS

1.	Palm Global Small Cap Master Fund LP
2.	Palm Active Dental, LLC
3.	Palm Active Dental II, LP
4.	Palm Management (US) LLC
5.	Palm Active Partners Management, LLC

EXHIBIT A
VOTING SECURITIES

Voting Securities:

•	Such number of the Subject Securities entitled to cast 920,299 votes (or, for the avoidance of doubt, the number of votes that may be cast and the consent that may be delivered by a record holder of 920,299 shares of Company Common Stock) in connection with the matters set forth in Section 1.1 hereof.

EXHIBIT B
SUBJECT SECURITIES

Subject Security Beneficially Owned:

•	0 shares of Company Common Stock
•	11 shares of Series A Preferred Stock
•	0 shares of Series B Preferred Stock
•	2017 Notes
•	2018 Notes

Appendix C

Form of CVR Agreement

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [·] (this “Agreement”), is entered into by and between Mid-Atlantic Dental Services Holdings, LLC, a Delaware limited liability company (“Parent”), and [·], as rights agent (“Rights Agent”). Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Birner Dental Management Services, Inc., a Colorado corporation (the “Company”), Parent and Bronco Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of October 3, 2018, pursuant to which Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the Company’s shareholders and holders of In the Money Options (as defined in the Merger Agreement) the right to receive a contingent cash payment as hereinafter described.

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1   Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the Preamble.

“Acting Holders” means, at the time of determination, Holders of not less than a majority of the outstanding CVRs as set forth in the CVR Register.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Audit” has the meaning set forth in Section 4.6(a).

“Board Resolution” means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Parent Board and to be in full force and effect on the date of such certification, and delivered to Rights Agent.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the Recitals.

“CVR Payment” means an amount per CVR, rounded to the nearest one, one hundredth of one cent, equal to (i) $0.1300, less (ii) the Per CVR Permitted Expenses Amount.

“CVR Payment Amount” means, with respect to a Holder, an amount, rounded to the nearest one cent, equal to (i) the CVR Payment multiplied by (ii) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the CVR Payment Date.

“CVR Payment Date” means the date that is eighteen (18) months following the Effective Time.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVRs” means the rights of Holders (granted to initial Holders pursuant to the Merger Agreement) to receive a contingent cash payment pursuant to this Agreement.

“DTC” means The Depository Trust Company or any successor thereto.

“Governmental Entity” shall mean any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, university, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, in each case whether federal, state, county, provincial and whether local or foreign.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Independent Accountant” has the meaning set forth in Section 4.6(a).

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Negative CVR Notice” has the meaning set forth in Section 2.4(b).

“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to Rights Agent.

“Parent” has the meaning set forth in the Preamble.

“Parent Board” means the Board of Directors or similar governing body of Parent.

“Per CVR Permitted Expenses Amount” means an amount, as calculated in good faith by Parent in its sole discretion as of the CVR Payment Date, rounded to the nearest one, one hundredth of one cent, equal to (A) the aggregate of all Permitted Expenses incurred or reasonably expected to be incurred after the date of the Merger Agreement by Parent or its Affiliates (including the Surviving Corporation) and the Company or its Affiliates; divided by (B) the total number of CVRs outstanding as of the CVR Payment Date.

“Permitted Expenses” means any direct, out-of-pocket costs and expenses, net of any recoveries under insurance policies, arising out of, relating to or concerning the matters set forth in Section 6.14 of the Merger Agreement.

“Permitted Transfer” means: a transfer of CVRs (i) upon death of a Holder, by will or intestacy; (ii) pursuant to a court order; (iii) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (iv) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (v) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (vi) as provided in Section 2.6.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as defined in Section 13(d)(3) of the Exchange Act) or organization, including a Governmental Entity and any permitted successors and assigns of such person.

“Positive CVR Notice” has the meaning set forth in Section 2.4(a).

“Rights Agent” means the Rights Agent named in the Preamble of this Agreement, until a successor Rights Agent shall have become such pursuant Section 3.3 and Section 3.4 of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Termination Date” means the earlier of the following dates: (i) if the CVR Payment is a positive amount as of the CVR Payment Date, the date on which the CVR Payment Amounts have been paid in full to all Holders in accordance with the terms of this Agreement; and (ii) the date that is the second anniversary of the Effective Time.

Section 1.2   Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to “$” refer to United States dollars. References to days mean calendar days unless otherwise specified.

ARTICLE II
CONTINGENT VALUE RIGHTS

Section 2.1   CVRs. As provided in the Merger Agreement, each Holder shall be entitled to receive at the Effective Time one (1) CVR for (i) each Eligible Share issued and outstanding as of immediately prior to the Effective Time that is converted into the right to receive the Merger Consideration pursuant to Section 3.1(a)(i) of the Merger Agreement, (ii) each share of Common Stock underlying an In the Money Option (without regard to vesting) that is outstanding and unexercised under the Company Stock Plans as of immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 3.3(a) of the Merger Agreement; and (iii) each Company Restricted Share outstanding under the Company Stock Plans as of immediately prior to the Effective Time that is converted into the right to receive a cash payment pursuant to Section 3.3(b) of the Merger Agreement.

Section 2.2   Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.

(a)   The CVRs shall not be evidenced by a certificate or other instrument.

(b)   Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers thereof.

(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration of transfer. Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until Rights Agent is reasonably satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(d)   A Holder may make a written request to Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4   Payment Procedures; Notices.

(a)   If the CVR Payment is a positive amount as of the CVR Payment Date, then within ten (10) Business Days following the CVR Payment Date, Parent shall deliver to Rights Agent (i) written notice (the

“Positive CVR Notice”) indicating that the Holders are entitled to receive the CVR Payment, setting forth the amount of the payment required by Section 4.2 and setting forth in reasonable detail Parent’s calculations of the CVR Payment as of the CVR Payment Date and its calculation of the Per CVR Permitted Expenses Amount, and (ii) any letter of instruction reasonably required by Rights Agent. Upon receipt of a Positive CVR Notice, if any, Rights Agent shall promptly, and in any event within ten (10) Business Days of its receipt of the Positive CVR Notice, mail to each Holder at such Holder’s registered address as reflected in the CVR Register as of the close of business on the date of the Positive CVR Notice: (i) a copy of the Positive CVR Notice; and (ii) a check in the amount of such Holder’s applicable CVR Payment Amount (subject to any Tax required to be withheld in accordance with Section 2.4(c)).

(b)   If the CVR Payment is zero or a negative amount as of the CVR Payment Date, then within ten (10) Business Days after the CVR Payment Date, Parent shall deliver to Rights Agent written notice indicating that the CVR Payment is a negative amount (the “Negative CVR Notice”). The Negative CVR Notice shall set forth in reasonable detail Parent’s calculations of the CVR Payment as of the CVR Payment Date, including its calculation of the Per CVR Permitted Expenses Amount. Upon receipt of a Negative CVR Notice, if any, Rights Agent shall promptly, and in any event within ten (10) Business Days of its receipt of the Negative CVR Notice, mail to each Holder at such Holder’s registered address as reflected in the CVR Register as of the close of business on the date of the Positive CVR Notice a copy of the Negative CVR Notice.

(c)   Parent or its Affiliate shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any amounts payable pursuant to this Agreement, such amounts as are required to be deducted and withheld therefrom under applicable Tax law (including, for the avoidance of doubt, the Code) as reasonably determined by Parent. Any such withholding may be made, or caused to be made, by Parent by making payments that are compensatory with respect to Holders who received CVRs in consideration for In the Money Options through the Company’s or its Affiliate’s payroll system or any successor payroll system. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder, other than ordinary course payroll withholding and reporting on any compensatory payments, Parent shall instruct the Rights Agent to solicit IRS Form W-9s or W-8s, or any other appropriate forms or information, from Holders in order to provide a reasonable opportunity for the Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and such payments may be reasonably delayed in order to gather such necessary Tax forms. Parent, its Affiliates and the Rights Agent may assume all such forms in its possession or provided by any Holder are valid under applicable law until subsequently notified by such Holder. Parent or its Affiliate shall, or shall cause the Rights Agent to, take all action that may be necessary to ensure that any amounts withheld in respect of Taxes are promptly remitted to the appropriate Governmental Entity. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made, and as required by applicable law, Parent shall, in a timely manner, deliver (or shall cause the Rights Agent to deliver) to the person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable documents evidencing of such withholding.

(d)   Except to the extent any portion of a CVR Payment is required to be treated as imputed interest pursuant to applicable tax Law, the parties hereto intend to treat CVR Payments for all Tax purposes as additional consideration for the Eligible Shares, In the Money Company Options and Restricted Shares, as applicable, pursuant to the Merger Agreement. Parent and the Company shall report imputed interest on the CVRs as required by applicable Law.

(e)   Any portion of any CVR Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the Positive CVR Notice shall be delivered by Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such CVR Payment Amount, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(f)   Neither Parent nor Rights Agent shall be liable to any Person in respect of any CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s and/or Rights Agent’s commercially reasonable efforts to deliver a CVR Payment

Amount to the applicable Holder, such CVR Payment Amount has not been paid prior to two (2) years after the applicable CVR Payment Date (or immediately prior to such earlier date on which such CVR Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such CVR Payment Amount shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent.

Section 2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)   The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)   The CVRs shall not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates.

Section 2.6   Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of its Affiliates without consideration therefor. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its and their sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V.

ARTICLE III
RIGHTS AGENT

Section 3.1   Certain Duties and Responsibilities. Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

Section 3.2   Certain Rights of Rights Agent. Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Rights Agent. In addition:

(a)   Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   whenever Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to Rights Agent, and Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c)   Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection to Rights Agent and Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)   the permissive rights of Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e)   Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)   Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g)   Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by Rights Agent and the enforceability of this Agreement against Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h)   Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss (i) has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; or (ii) is a result of Rights Agent (or anyone acting on its behalf) not adhering to the Tax withholding requirements under applicable Law.

(i)   Parent agrees (i) to pay the fees and expenses of Rights Agent in connection with this Agreement as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which Rights Agent is liable pursuant to Section 3.2(h). Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by Rights Agent of its duties hereunder;

(j)   no provision of this Agreement shall require Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(k)   Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(l)   Rights Agent and any shareholder, affiliate, director, officer or employee of Rights Agent may buy, sell or deal in any securities of Parent, the Company or the Surviving Corporation or become peculiarly interested in any transaction in which Parent, the Company or the Surviving Corporation may be interested, or contract with or lend money to Parent or the Surviving Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude Rights Agent from acting in any other capacity for Parent, the Surviving Corporation or for any other Person;

(m)   Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(n)   except instructions to Rights Agent as contemplated by this Agreement, (i) Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including, without limitation, the Merger Agreement, nor shall Rights Agent be required to determine if any Person has complied with any such agreements, instruments or documents, nor (ii) shall any additional obligations of Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

Section 3.3   Resignation and Removal; Appointment of Successor.

(a)   Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to Rights Agent, which notice shall be sent at least sixty (60) days prior to the date so specified.

(b)   If Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent shall as soon as is reasonably possible appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

Section 3.4   Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE IV
COVENANTS

Section 4.1   List of Holders. Parent shall furnish or cause to be furnished to Rights Agent in such form as Parent receives from its transfer agent (or other agent performing similar services for Parent), the names, addresses and shareholdings of the Holders, within ten (10) Business Days after the Effective Time.

Section 4.2   Payment of CVR Payment Amounts. In the event that the CVR Payment is a positive amount as of the CVR Payment Date, Parent shall, within the period set forth in Section 2.4(a), deposit with Rights Agent, the aggregate amount necessary to pay the CVR Payment Amount to each Holder in accordance with Section 2.4(a). For the avoidance of doubt but subject to Parent’s obligation to pay such additional amounts as may be determined by the Independent Accountant (as defined below) to be payable hereunder in accordance with Section 4.6, the CVR Payment Amounts shall be paid only one (1) time and solely if the CVR Payment as of the CVR Payment Date is a positive amount.

Section 4.3   Compliance with Laws. Rights Agent shall comply with all applicable Laws, including those relating to Tax reporting and withholding with respect to the CVR Payments made pursuant to this Agreement.

Section 4.4   Further Assurances. Parent agrees that it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by Rights Agent for the carrying out or performing by Rights Agent of the provisions of this Agreement.

Section 4.5   Books and Records. Parent shall, and shall cause its controlled Affiliates to, keep true, complete and accurate records in sufficient detail to enable the Holders and their representatives to determine the amounts payable hereunder.

Section 4.6   Audits.

(a)   Within thirty (30) days following the receipt by the Holders of a Positive CVR Notice in accordance with Section 2.4(a) or a Negative CVR Notice in accordance with Section 2.4(b), upon the written request of the Acting Holders provided to Parent not less than thirty (30) days in advance, Parent shall permit, and shall cause its controlled Affiliates to permit, an independent certified public accounting firm of nationally recognized standing designated in writing either (i) jointly by the Acting Holders and Parent, or (ii) if such parties fail to agree upon a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Acting Holders (the “Independent Accountant”), to have access during normal business hours to such of the books and records of Parent, the Surviving Corporation or such other Affiliates of Parent as may be reasonably necessary to verify the accuracy of the statements set forth in the Positive CVR Notice or the Negative CVR Notice and to determine the amount, if any, of the CVR Payment (an “Audit”). Parent shall, and shall cause its controlled Affiliates to, furnish to the Independent Accountant such access, work papers and other documents and information reasonably necessary for the Independent Accountant’s evaluation of the accuracy of the statements set forth in the Positive CVR Notice or the Negative CVR Notice, as applicable, and to determine the amount, if any, of the CVR Payment as of the CVR Payment Date; provided, that Parent may, and may cause its controlled Affiliates to, redact documents and information not relevant for such evaluation. The Independent Accountant shall disclose to Parent and the Acting Holders any matters directly related to its findings and shall disclose whether it has determined that any statements set forth in the Positive CVR Notice or Negative CVR Notice are incorrect.

(b)   If the Independent Accountant concludes that a Negative CVR Notice was incorrect and the CVR Payment was a positive amount as of the CVR Payment Date, Parent shall pay to Rights Agent (for further distribution to the Holders), the applicable CVR Payment Amount, plus interest on such CVR Payment Amount at the “prime rate” as published in the Wall Street Journal, Eastern Edition, or similar reputable data source from time to time calculated from when the CVR Payment Amount should have been paid (if Parent had given a Positive CVR Notice to Rights Agent, as determined by the Independent Accountant, at the time required pursuant to Section 2.4(a)), to the date of actual payment. If the Independent Accountant concludes that the CVR Payment set forth in a Positive CVR Notice was a greater amount as of the CVR Payment Date than set forth in such notice, Parent shall pay to Rights Agent (for further distribution to the Holders), the applicable additional CVR Payment Amount, plus interest on such additional CVR Payment Amount at the “prime rate” as published in the Wall Street Journal, Eastern Edition, or similar reputable data source from time to time calculated from when such additional CVR Payment Amount should have been paid to the date of actual payment. The decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review. The fees charged by the Independent Accountant shall be paid by the Acting Holders; provided, however, that if the Independent Accountant concludes that a Negative CVR Notice was incorrect and the CVR Payment determined by the Independent Accountant was a positive amount as of the CVR Payment Date or that the CVR Payment determined by the Independent Accountant exceeded the CVR Payment set forth in the Positive CVR Notice by twenty percent (20%) or more of the amount of the CVR Payment set forth in the Positive CVR Notice, Parent shall reimburse the Acting Holders for the fees of such Independent Accountant previously paid by the Acting Holders.

(c)   Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.6 shall enter into a confidentiality agreement with Parent and/or its applicable controlled Affiliate satisfactory to Parent obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

ARTICLE V
AMENDMENTS

Section 5.1   Amendments without Consent of Holders.

(a)   Without the consent of any Holders or Rights Agent, Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one (1) or more amendments hereto, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv) of this Section 5.1(a), such amendments do not, individually or in the aggregate, adversely affect the interests of the Holders, or adversely affect the rights, duties, responsibilities or protections of Rights Agent:

(i)   to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;

(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall determine to be for the protection of the Holders;

(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, or any applicable state securities or “blue sky” laws;

(v)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of Rights Agent herein in accordance with Section 3.3 and Section 3.4; or

(vi)   any other amendment hereto that does not adversely affect the legal rights under this Agreement of any Holder.

(b)   Without the consent of any Holders, Parent, when authorized by a Board Resolution, and Rights Agent, in Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of CVRs in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4.

(c)   Promptly after the execution by Parent and Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment (it being understood that any failure so to notify the Holders shall not excuse Rights Agent from its obligations under this Section 5.1(c)).

Section 5.2   Amendments with Consent of Holders.

(a)   In addition to any amendment pursuant to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of Holders of not less than a majority of the outstanding CVRs, Parent, when authorized by a Board Resolution, and Rights Agent may enter into one (1) or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the Holders.

(b)   Promptly after the execution by Parent and Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth in general terms the substance of such amendment; provided, that any failure so to notify the Holders shall not affect the validity of such amendment (it being understood that any failure so to notify the Holders shall not excuse Rights Agent from its obligations under this Section 5.2(b)).

Section 5.3   Execution of Amendments. In executing any amendment permitted by this Article V, Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Rights Agent may, but is not obligated to, enter into any such amendment that affects Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.

Section 5.4   Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VI
OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1   Notices to Rights Agent and Parent. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery to the party to be notified, (b) delivered by email or facsimile; provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 6.1, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 6.1, or (c) delivered by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

If to Parent:

Mid-Atlantic Dental Services Holdings, LLC
630 West Germantown Pike, Suite 120
Plymouth Meeting, Pennsylvania 19642
Attention:C. Mitchell Goldman, Chief Executive Officer
Email:cmgoldman@mid-atlanticdental.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP
30 South 17th Street
Philadelphia, Pennsylvania 19103
Attention:Richard A. Silfen
Facsimile:(215) 827-5548
Email: rasilfen@duanemorris.com
Attention:Barry Steinman
Email:bsteinman@duanemorris.com
Facsimile:(215) 754-4840

If to Rights Agent, to:

Attention:
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Attention:
Facsimile:
E-mail:

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 6.1. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.2   Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case it shall be impracticable to mail notice to the Holders of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to Rights Agent shall be deemed to be a sufficient giving of such notice.

Section 6.3   Successors and Assigns.

(a)   This Agreement shall be binding upon, inure to the benefit of and be enforceable by Parent’s successors and assigns, and this Agreement shall not restrict Parent’s, any assignee’s or any of their respective successors’ ability to merge or consolidate, transfer or convey all or substantially all of its assets to any Person. Either (i) each of Parent’s successors, assigns or transferees of all or substantially all of Parent’s assets shall expressly assume by an instrument, supplemental hereto, executed and delivered to Rights Agent, the due and punctual payment of the CVR Payment and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent or (ii) Parent shall agree to remain subject to its obligations hereunder, including payment of the CVR Payment.

(b)   Any Parent successor or assignee permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to this Section 6.3.

(c)   Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

Section 6.4   Benefits of Agreement

. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. Notwithstanding the foregoing, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer are intended third-party beneficiaries of this Agreement. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to Rights Agent and Parent, which notice, if given, shall be irrevocable.

Section 6.5   Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the internal procedural and substantive Laws of the State of Delaware without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b)   Each of the parties agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement, exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware; provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof, and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND

UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS.

Section 6.6   Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

Section 6.7   Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each party and delivered (by telecopy, electronic delivery or otherwise) to the other party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.8   Termination. This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability or obligations hereunder, at 5:00 p.m., New York City time, on the Termination Date, provided, that if the CVR Payment is a positive amount as of the CVR Payment Date, but the CVR Payment Amounts have not been paid on or prior to the Termination Date, this Agreement shall not terminate until such CVR Payment Amounts have been paid in full in accordance with the terms of this Agreement; provided further, that no termination of this Agreement shall be deemed to affect the rights of the parties to bring suit in the case of a material breach occurring prior to such Termination Date.

Section 6.9   Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

MID-ATLANTIC DENTAL SERVICES HOLDINGS, LLC

By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

Appendix D

277 Park Ave, 40th Floor New York, NY 10172 Phone: (212) 869-5600 Fax: (212) 869-6418 cainbrothers.com

October 2, 2018

Board of Directors
of Birner Dental Management Services, Inc.
1777 S. Harrison Street, Suite 1400
Denver, Colorado 80210

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock, having no par value per share (the “Common Stock”) of Birner Dental Management Services, Inc. (the “Company”) of the consideration to be received by these holders pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into by and among the Company, Mid-Atlantic Dental Service Holdings LLC (“Mid-Atlantic”) and Bronco Acquisition, Inc. (“Merger Sub,” and such transaction, the “Transaction”).

You have advised us that under the terms of the Merger Agreement, each of the issued and outstanding shares of Common Stock will be converted into the right to receive, and become exchangeable for, $10.62 in cash plus the one contractual contingent value right which has the potential to result in a payment of up to $0.13 (without interest and subject to reduction for potential tax withholdings). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement and, with respect to the contingent value rights, the Contingent Value Rights Agreement between Mid-Atlantic and the rights agent (the “CVR Agreement'').

KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Merger Agreement and of the CVR Agreement, each circulated on or around September 28, 2018, which we understand to be in substantially final form; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2017, and the Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2018 and June 30, 2018; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Common Stock; (v) certain publicly available information concerning Mid-Atlantic and its financing sources; (vi) certain publicly available information with respect to certain other publicly traded companies that we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; and (viii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company to discuss the business and prospects of the Company, as well as other matters we believe relevant to our inquiry, and considered such other data and information we judged necessary to render our opinion.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with us or publicly available and have assumed and relied upon the representations and warranties of the Company, Mid-Atlantic and Merger Sub contained in the Merger Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the Company. We have not been engaged to assess the reasonableness or achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of the Company nor have we been furnished with any such evaluation or appraisal. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without material adverse effect on the Company or the Transaction.

We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that the conditions to the Transaction as set forth in the Merger Agreement would be satisfied and that the Transaction would be consummated on a timely basis in the manner contemplated by the Merger Agreement. Our solicitation of third party interest in a transaction involving the Company has been limited at your direction, including in connection with the exclusivity obligation to which we understand the Company has been bound.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be received by the holders of the Company's Common Stock pursuant to the Merger Agreement and does not address the Company's underlying business decision to effect the Transaction or any other terms of the Transaction. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.

We have acted as financial advisor to the Company in connection with the Merger and will receive from the Company a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction (the “Transaction Fee”). In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances. We also will receive a fee in connection with the delivery of this opinion. In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this opinion was prepared solely for the confidential use of the Board of Directors of the Company in its evaluation of the proposed Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any stockholders' meeting held in connection with the Transaction. In addition, we do not express any opinion as to the fairness of the amount or the nature of the compensation now paid or to be paid to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to public shareholders of the Company.

We were engaged by the Board to render this opinion in connection with the Board's discharge of its fiduciary obligations. We have advised the Board that we do not believe that any person (including a stockholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on our rights and responsibilities under the federal securities laws or on the rights and responsibilities of the Company's Board of Directors under applicable law.

Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the consideration to be received pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

/s/ Cain Brothers, a division of KeyBanc Capital Markets Inc.

CAIN BROTHERS, A DIVISION OF KEYBANC
CAPITAL MARKETS INC.

Appendix E

Dissenters’ Rights Provisions

Colorado Business Corporation Act

ARTICLE 113. DISSENTERS’ RIGHTS

PART 1. RIGHT OF DISSENT—PAYMENT FOR SHARES

§ 7-113-101. Definitions

For purposes of this article:

(1)	“Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
(2)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.
(3)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.
(4)	“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.
(5)	“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.
(6)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.
(7)	“Shareholder” means either a record shareholder or a beneficial shareholder.

§ 7-113-102. Right to Dissent

(1)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:
(a)	Consummation of a plan of merger to which the corporation is a party if:
(I)	Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or
(II)	The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;
(b)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
(c)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1);
(d)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2);
(e)	Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206(2);

(f)	An amendment, conversion, or merger described in section 7-101-504(3); and
(g)	Consummation of a plan by which a public benefit corporation terminates public benefit corporation status by merger or conversion into a corporation that has not elected public benefit corporation status as provided in section 7-101-504(4) or by amendment of its articles of incorporation.
(1.3)	A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:
(a)	The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;
(b)	The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or
(c)	The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
(1.8)	The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:
(a)	Shares of the corporation surviving the consummation of the plan of merger or share exchange;
(b)	Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;
(c)	Cash in lieu of fractional shares; or
(d)	Any combination of the foregoing described shares or cash in lieu of fractional shares.
(2)	Deleted by Laws 1996, H.B.96-1285, § 30, eff. June 1, 1996.
(2.5)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.
(3)	A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.
(4)	A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 7-113-103. Dissent by Nominees and Beneficial Owners

(1)	A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:
(a)	The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.
(3)	The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

§ 7-113-201. Notice of Dissenters’ Rights

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(1).
(2)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202(2).

§ 7-113-202. Notice of Intent to Demand Payment

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters’ rights shall:
(a)	Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and
(b)	Not vote the shares in favor of the proposed corporate action.
(2)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3)	A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

§ 7-113-203. Dissenters’ Notice

(1)	If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.
(2)	The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:
(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;
(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;
(c)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
(d)	Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;
(e)	Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;
(f)	State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and
(g)	Be accompanied by a copy of this article.

§ 7-113-204. Procedure to Demand Payment

(1)	A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:
(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and
(b)	Deposit the shareholder’s certificates for certificated shares.
(2)	A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.
(3)	Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.
(4)	A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

§ 7-113-205. Uncertificated Shares

(1)	Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)	In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

§ 7-113-206. Payment

(1)	Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.
(2)	The payment made pursuant to subsection (1) of this section shall be accompanied by:
(a)	The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;
(b)	A statement of the corporation’s estimate of the fair value of the shares;
(c)	An explanation of how the interest was calculated;
(d)	A statement of the dissenter’s right to demand payment under section 7-113-209; and
(e)	A copy of this article.

§ 7-113-207. Failure to Take Action

(1)	If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2)	If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

§ 7-113-208. Special Provisions Relating to Shares Acquired After Announcement of Proposed Corporate Action

(1)	The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.
(2)	An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

§ 7-113-209. Procedure if Dissenter is Dissatisfied with Payment or Offer

(1)	A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:
(a)	The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;
(b)	The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or
(c)	The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).
(2)	A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

PART 3. JUDICIAL APPRAISAL OF SHARES

§ 7-113-301. Court Action

(1)	If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.
(2)	The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).
(3)	The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.
(4)	The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.
(5)	Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

§ 7-113-302. Court Costs and Counsel Fees

(1)	The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.
(2)	The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a)	Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or
(b)	Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
(3)	If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

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The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000390979_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

BIRNER DENTAL MANAGEMENT SERVICES, INC.
Special Meeting of Shareholders
December 20, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned appoints Frederic W.J. Birner and Joshua S. Horowitz or either of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Birner Dental Management Services, Inc. held of record by the undersigned at the close of business on November 13th, 2018, at the Special Meeting of Shareholders of Birner Dental Management Services, Inc. to be held at the Offices of Faegre Baker Daniels LLP, located at 1700 Lincoln Street, Denver, CO 80203, on the 20th day of December 2018 at 09:00 am (Central Standard Time) , or at any adjournment

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000390979_2 R1.0.1.17